                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-08328

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED AUGUST 11, 2000)

                                  $808,143,000
                                  (APPROXIMATE)

                                  COMM 2000-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                       GERMAN AMERICAN CAPITAL CORPORATION

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                        LASALLE BANK NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS

                                 ---------------

     The COMM 2000-C1 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2000-C1 Mortgage Trust. The trust's assets will primarily be 112 fixed-rate mortgage loans secured by first liens on 126 commercial and multifamily properties. The COMM 2000-C1 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG or any of its affiliates or Deutsche Mortgage & Asset Receiving Corporation or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

         Certain characteristics of the offered certificates include:

               INITIAL CERTIFICATE          INITIAL              ASSUMED FINAL             FITCH/S&P
CLASS               BALANCE(1)         PASS-THROUGH RATE     DISTRIBUTION DATE(2)     ANTICIPATED RATINGS
-----               ----------         -----------------     --------------------     -------------------
Class A-1          $148,498,000              7.206%            September 2008               AAA/AAA
Class A-2          $542,915,000              7.416(3)            April 2010                 AAA/AAA
Class B            $ 38,162,000              7.494(3)            April 2010                  AA/AA
Class C            $ 39,284,000              7.706(3)             June 2010                   A/A
Class D            $ 13,469,000              7.804(3)             June 2010                  A-/A-
Class E            $ 25,815,000              8.132(3)             June 2010                 BBB/BBB

                                                         (footnotes on page S-3)
                                 ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

     Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are acting as co-lead managers and underwriters of the offering and Chase Securities Inc. is acting as co-manager of the offering. Deutsche Bank Securities Inc. is bookrunner of all the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are required to purchase the offered certificates (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Chase Securities Inc. is not required to purchase or sell any specific amount of the offered certificates but will use its best efforts to sell the offered certificates, to the extent not sold by the co-lead managers. Chase Securities Inc. will be paid a fee of 0.125% of the certificate balance of any Offered Certificates sold by it. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 100.37% of the initial aggregate certificate balance of the offered certificates, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the offered certificates to purchasers on or about September 20, 2000.

DEUTSCHE BANC ALEX. BROWN                                      J.P. MORGAN & CO.

                              CHASE SECURITIES INC.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 11, 2000

                                  COMM 2000-C1
             ------------------------------------------------------
                 Commercial Mortgage Pass-Through Certificates


CALIFORNIA               MISSOURI                 CONNECTICUT
24 properties            2 properties             1 property
$124,448,407             $2,873,337               $5,491,025
13.86% of total          0.32% of total           0.61% of total

NEVADA                   MINNESOTA                NEW YORK
2 properties             1 property               12 properties
$29,746,796              $4,264,651               $149,393,217
3.31% of total           0.47% of total           16.64% of total

NEW MEXICO               ILLINOIS                 NEW JERSEY
1 property               7 properties             3 properties
$1,077,264               $67,509,186              $8,890,643
0.12% of total           7.52% of total           0.99% of total

ARIZONA                  WISCONSIN                VIRGINIA
2 properties             1 property               2 properties
$7,138,790               $7,246,520               $46,348,775
0.80% of total           0.81% of total           5.16% of total

COLORADO                 MICHIGAN                 MARYLAND
1 property               23 properties            6 properties
$2,696,711               $182,477,010             $34,311,458
0.30% of total           20.32% of total          3.82% of total

OKLAHOMA                 INDIANA                  WEST VIRGINIA
2 properties             1 property               1 property
$2,279,375               $2,785,590               $8,038,842
0.25% of total           0.31% of total           0.90% of total

TEXAS                    OHIO                     NORTH CAROLINA
8 properties             4 properties             1 property
$20,007,717              $26,605,882              $5,292,532
2.23% of total           2.96% of total           0.59% of total

MISSISSIPPI              PENNSYLVANIA             SOUTH CAROLINA
1 property               1 property               1 property
$4,294,620               $21,636,722              $18,969,964
0.48% of total           2.41% of total           2.11% of total

KENTUCKY                 MAINE                    GEORGIA
1 properties             1 property               1 property
$7,494,864               $10,786,711              $1,249,185
0.83% of total           1.20% of total           0.14% of total

ALABAMA                  MASSACHUSETTS            FLORIDA
1 property               2 properties             12 properties
$1,107,506               $25,200,343              $68,276,570
0.12% of total           2.81% of total           7.60% of total

(less than or equal to) 1.00% - 9.99%
of Initial Pool Balance

10.00% - 14.99%
of Initial Pool Balance

(greater than or equal to) 15.00%
of Initial Pool Balance

                         Distribution of Property Types

Office 17.98%
Hotel 16.61%
Industrial 9.37%
Unanchored Retail 4.51%
Mixed Use 2.98%
Self-Storage 2.04%
Multifamily 28.33%
Anchored Retail 18.16%

CROWNE PLAZA MANHATTAN

[INSERT GRAPHIC]

Crowne Plaza Manhattan, New York, NY



WILTON OFFICE PLAZA

[INSERT GRAPHIC]

Wilton Office Plaza, Wilton, CT



ALLIANCE PORTFOLIO

[INSERT GRAPHIC]

Sugartree Apartments, Mount Morris, MI





[INSERT GRAPHIC]

Crowne Plaza Manhattan, New York, NY



CRYSTAL PARK ONE

[INSERT GRAPHIC]

Crystal Park One, Arlington, VA




[INSERT GRAPHIC]

Arrowtree Apartments, Okemos, MI

RADISSON MART PLAZA HOTEL

[INSERT GRAPHIC]

Radisson Mart Plaza Hotel, Miami, FL




PHILLIPS-VAN HEUSEN CORPORATION

[INSERT GRAPHIC]

Phillips-Van Heusen Corporation, South Portland, ME




HAMPTON VILLAGE CENTRE

[INSERT GRAPHIC]

Hampton Village Centre, Rochester Hills, MI




WHITEHALL APARTMENTS

[INSERT GRAPHIC]

Whitehall Apartments, Kalamazoo, MI





DETROIT MAC

[INSERT GRAPHIC]

Detroit MAC, Romulus, MI

(The footnotes to the table on the cover page are as follows)

----------
(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or its anticipated repayment date and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined in this prospectus supplement) for each class of offered certificates is the Distribution Date in August, 2033. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

(3) The rate shown is the initial pass-through rate. The pass-through rates on the Class A-2, Class B, Class C, Class D and Class E Certificates will equal the lesser of the related initial Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement).

                               ----------------

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page S-153 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page 109 in the prospectus.

                               ----------------

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.

                               ----------------

     UNTIL THE DATE THAT IS NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the offered certificates and the underlying mortgage loans.

                               THE CERTIFICATES

                                         INITIAL
                                       CERTIFICATE        APPROXIMATE
                     ANTICIPATED        BALANCE OR        PERCENT OF
                       RATINGS           NOTIONAL            TOTAL
CLASS                (FITCH/S&P)        BALANCE(1)       CERTIFICATES
-----                -----------        ----------       ------------
Offered Certificates
Class A-1 .........    AAA/AAA       $  148,498,000          16.54%
Class A-2 .........    AAA/AAA       $  542,915,000          60.46
Class B ...........     AA/AA        $   38,162,000           4.25
Class C ...........      A/A         $   39,284,000           4.37
Class D ...........     A-/A-        $   13,469,000           1.50
Class E ...........    BBB/BBB       $   25,815,000           2.87

Private Certificates(6)
Class X ...........    AAA/AAA       $  897,940,215(7)       N/A
Class F ...........   BBB-/BBB-      $   11,224,000           1.25%
Class G ...........    BB+/BB+       $   26,938,000           3.00
Class H ...........     BB/BB        $    6,734,000           0.75
Class J ...........    BB-/BB-       $    6,734,000           0.75
Class K ...........     B+/B+        $   10,101,000           1.12
Class L ...........      B/B         $    7,856,000           0.87
Class M ...........     B-/B-        $    6,734,000           0.75
Class N ...........    CCC/CCC       $    4,489,000           0.50
Class O ...........     NR/NR        $    8,987,215           1.00
                                                         INITIAL     WEIGHTED
                       APPROXIMATE     DESCRIPTION OF     PASS-      AVERAGE
                          CREDIT        PASS-THROUGH     THROUGH       LIFE       PRINCIPAL
CLASS                    SUPPORT            RATE           RATE     (YRS.)(2)     WINDOW(2)
-----                    -------            ----           ----     ---------     ---------
Offered
Certificates
Class A-1 .........       23.000%(3)                       7.206%       5.60   10/00 - 09/08
Class A-2 .........       23.000(3)            (4)         7.416        9.07   09/08 - 04/10
Class B ...........        18.750              (4)         7.494        9.57   04/10 - 04/10
Class C ...........        14.375              (4)         7.706        9.67   04/10 - 06/10
Class D ...........        12.875              (4)         7.804        9.74   06/10 - 06/10
Class E ...........        10.000              (4)         8.132        9.74   06/10 - 06/10
Private
Certificates(6)
Class X ...........      N/A                   (7)         0.776%
Class F ...........        8.750%              (5)         8.159
Class G ...........         5.750              (4)         6.850
Class H ...........         5.000              (4)         6.850
Class J ...........         4.250              (4)         6.850
Class K ...........         3.125              (4)         6.850
Class L ...........         2.250              (4)         6.850
Class M ...........         1.500              (4)         6.850
Class N ...........         1.000              (4)         6.850
Class O ...........           --               (4)         6.850

----------
(1)   Approximate; subject to a variance of plus or minus 5%.

(2) The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments (other than on each "anticipated repayment date", if any) or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates.

(3) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(4) Lesser of the initial Pass-Through Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement).

(5) The Pass-Through Rate will be equal to the Weighted Average Net Mortgage Pass-Through Rate.

(6)   Not offered hereby.

(7) The Class X Certificates will not have a certificate balance. Interest will accrue on such class of certificates at the applicable pass-through rate, determined as described in this prospectus supplement, on its notional balance.

      The Class Q-1, Class Q-2, Class R and Class LR Certificates are not represented in this table.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                                THE MORTGAGE POOL

Initial Outstanding Pool Balance (1) ........................    $897,940,215
Number of Mortgage Loans ....................................             112
Number of Mortgaged Properties ..............................             126
Average Mortgage Loan Balance ...............................    $  8,017,323
Weighted Average Mortgage Rate ..............................           8.203%
Weighted Average Remaining Term to the Earlier of Maturity or
 Anticipated Repayment Date (in months) .....................           112.0
Weighted Average DSCR (2) ...................................            1.49x
Weighted Average LTV(3) .....................................           65.68%

----------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) Debt Service Coverage Ratio ("DSCR") means, with respect to any mortgage loan, or with respect to a mortgage loan evidenced by one note but secured by multiple mortgaged properties, (a) the Underwritten Net Cash Flow for the mortgaged property or properties divided by (b) the Annual Debt Service for such mortgage loan (as such terms are defined under "Definitions" in Annex A to this prospectus supplement). For cross-collateralized mortgage loans, an aggregate DSCR is shown on Annex A to this prospectus supplement. In the case of a mortgage loan with a companion loan not included in the trust, DSCR has been calculated only with respect to the mortgage loan included in the trust. The Weighted Average DSCR does not include one credit tenant lease loan.

(3) "LTV" means, with respect to any mortgage loan, or with respect to a mortgage loan evidenced by one note but secured by multiple mortgaged properties (a) the principal balance of such mortgage loan as of the cut-off date divided by (b) the appraised value(s) of the mortgaged property or properties. For cross-collateralized mortgage loans, an aggregate Loan-to-Value Ratio is shown on Annex A to this prospectus supplement. In the case of a mortgage loan with a companion loan not included in the trust, LTV has been calculated only with respect to the mortgage loan included in the trust. The Weighted Average LTV does not include one credit tenant lease loan.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

EXECUTIVE SUMMARY ........................................................ S-4
SUMMARY OF THE PROSPECTUS SUPPLEMENT ..................................... S-8
RISK FACTORS ............................................................. S-25
 Risks Related to the Mortgage Loans ..................................... S-25
 Conflicts of Interest ................................................... S-42
 Risks Related to the Offered Certificates ............................... S-43
DESCRIPTION OF THE MORTGAGE POOL ......................................... S-48
 General ................................................................. S-48
 Security for the Mortgage Loans ......................................... S-50
 The Mortgage Loan Sellers ............................................... S-51
 Certain Underwriting Matters ............................................ S-52
 Description of the Six Largest Mortgage Loans ........................... S-54
 Certain Terms and Conditions of the Mortgage Loans ...................... S-78
 Changes in Mortgage Pool Characteristics ................................ S-82
DESCRIPTION OF THE OFFERED CERTIFICATES .................................. S-83
 General ................................................................. S-83
 Distributions ........................................................... S-84
 Realized Losses ......................................................... S-94
 Prepayment Interest Shortfall ........................................... S-94
 Subordination ........................................................... S-95
 Appraisal Reductions .................................................... S-96
 Delivery, Form and Denomination ......................................... S-97
 Book-Entry Registration ................................................. S-98
 Definitive Certificates ................................................. S-100
 Transfer Restrictions ................................................... S-101
YIELD AND MATURITY CONSIDERATIONS ........................................ S-102
 Yield Considerations .................................................... S-102
 Weighted Average Life ................................................... S-104
 Certain Price/Yield Tables .............................................. S-108
THE POOLING AND SERVICING AGREEMENT ...................................... S-112
 General ................................................................. S-112
 Assignment of the Mortgage Loans ........................................ S-112
 Representations and Warranties; Repurchase; Substitution ................ S-113
 Servicing of the Mortgage Loans; Collection of Payments ................. S-116
 Advances ................................................................ S-116
 Accounts ................................................................ S-118
 Withdrawals from the Collection Account ................................. S-120
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ........... S-120
 Defeasance .............................................................. S-122
 Inspections ............................................................. S-122
 Insurance Policies ...................................................... S-122
 Evidence as to Compliance ............................................... S-124
 Certain Matters Regarding the Depositor, the Servicer and the
   Special Servicer ...................................................... S-124
 Events of Default ....................................................... S-125
 Rights Upon Event of Default ............................................ S-126
 Amendment ............................................................... S-127
 Voting Rights ........................................................... S-128
 Realization Upon Defaulted Mortgage Loans ............................... S-128

                                                                           PAGE
                                                                           ----

 Modifications ........................................................... S-130
 Optional Termination .................................................... S-132
 The Trustee and the Bond Administrator .................................. S-132
 Duties of the Trustee ................................................... S-134
 The Servicer ............................................................ S-134
 Servicing Compensation and Payment of Expenses .......................... S-135
 Special Servicing ....................................................... S-135
 Servicer and Special Servicer Permitted to Buy Certificates ............. S-140
 Reports to Certificateholders; Available Information .................... S-140
   Bond Administrator Reports ............................................ S-140
   Servicer Reports ...................................................... S-140
 Other Information ....................................................... S-142
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS .............................. S-143
USE OF PROCEEDS .......................................................... S-144
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................. S-145
ERISA CONSIDERATIONS ..................................................... S-147
LEGAL INVESTMENT ......................................................... S-150
METHOD OF DISTRIBUTION ................................................... S-150
LEGAL MATTERS ............................................................ S-151
RATINGS .................................................................. S-152
INDEX OF PRINCIPAL TERMS ................................................. S-152
Annex A Certain Characteristics of the Mortgage Loans .................... A-1
Annex B Form of Bond Administrator Reports ............................... B-1
Annex C Structural and Collateral Term Sheet ............................. C-1
Annex D Global Clearance, Settlement and Tax Documentation Procedures .... D-1

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates.......   COMM 2000-C1 Commercial Mortgage Pass-Through
                               Certificates.

                           RELEVANT PARTIES AND DATES

Depositor...................   Deutsche Mortgage & Asset Receiving
                               Corporation.

Servicer....................   ORIX Real Estate Capital Markets, LLC. See "The
                               Pooling and Servicing Agreement -- The Servicer" in this prospectus supplement.

Special Servicer............   ORIX Real Estate Capital Markets, LLC. See "The
                               Pooling and Servicing Agreement -- Special
                               Servicing" in this prospectus supplement.

Trustee.....................   Wells Fargo Bank Minnesota, N.A. See "The
                               Pooling and Servicing Agreement -- The Trustee and the Bond Administrator" in this prospectus supplement.

Bond Administrator..........   LaSalle Bank National Association. See "The
                               Pooling and Servicing Agreement -- The Trustee and the Bond Administrator" in this prospectus supplement.

Mortgage Loan Sellers.......   German American Capital Corporation, an
                               affiliate of Deutsche Bank Securities Inc., an underwriter; Morgan Guaranty Trust Company of New
                               York, an affiliate of J.P. Morgan Securities
                               Inc., an underwriter; and LaSalle Bank National
                               Association. See "Description of the Mortgage
                               Pool -- The Mortgage Loan Sellers" in this prospectus supplement.

                               The mortgage loans were originated or purchased by the mortgage loan sellers as follows:

                                            % OF
                                          INITIAL        CUT-OFF
                            NUMBER OF   OUTSTANDING        DATE
                             MORTGAGE       POOL        PRINCIPAL
MORTGAGE LOAN SELLER          LOANS       BALANCE        BALANCE
--------------------          -----       -------        -------
  German American
  Capital Corporation.....      29          46.8%     $419,980,474
  Morgan Guaranty
  Trust Company of
  New York ...............      47          27.8%     $249,914,693
  LaSalle Bank National
  Association ............      36          25.4%     $228,045,048

                               Certain of the mortgage loans to be sold by Morgan Guaranty Trust Company of New York (representing 13.71% of the initial outstanding pool balance) were originated by

                               Finova Realty Capital Inc. and its affiliate, Belgravia Capital Corporation, and purchased by Morgan Guaranty Trust Company of New York from Finova Realty Capital Inc.

Underwriters................   Deutsche Bank Securities Inc., J.P. Morgan
                               Securities Inc. and Chase Securities Inc.
                               Deutsche Bank Securities Inc. and J.P. Morgan
                               Securities Inc. are required to purchase the offered certificates from the Depositor (in the amounts set forth in this prospectus supplement under "Method of Distribution"), subject to certain conditions. Chase Securities Inc. is not required to purchase or sell any specific amount of the offered certificates but will use its best efforts to sell the offered certificates, to the extent not sold by the co-lead managers. See
                               "Method of Distribution" in this prospectus supplement.

Cut-off Date................   September 1, 2000 (except in the case of the
                               mortgage loans known as "Embassy Suites -- Corpus
                               Christi" and "Embassy Suites -- Marlborough,"
                               September 10, 2000, and in the case of the Mortgage Loan known as "Arrowhead Self Storage,"
                               September 11, 2000).

Closing Date................   On or about September 20, 2000.

Distribution Date...........   The 15th day of each month, or if such 15th day
                               is not a business day, the business day
                               immediately following such 15th day, commencing in October 2000.

Record Date.................   With respect to any Distribution Date, the
                               close of business on the last business day of the preceding month.

Determination Date..........   The sixth business day preceding each
                               Distribution Date.

Collection Period...........   With respect to a Distribution Date, the period
                               that begins immediately following the
                               Determination Date in the calendar month preceding the month in which such Distribution
                               Date occurs (or, in the case of the initial
                               Distribution Date, immediately following the
                               Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution
                               Date occurs; provided, that with respect to any scheduled monthly payments on the mortgage loans known as "Arrowhead Self Storage," "Embassy
                               Suites -- Corpus Christi" and "Embassy Suites --
                               Marlborough," with Due Dates that occur after the Determination Date and with respect to any mortgage loan with a grace period expiring after the Determination Date but prior to the next
                               Distribution Date, the Collection Period will be deemed to end on those Due Dates or at the end of those grace periods, as applicable.

Interest Accrual Period.....   With respect to any Distribution Date, the
                               calendar month immediately preceding the month in which such Distribution Date occurs.

                              OFFERED CERTIFICATES

General.....................   The Depositor is offering the following six
                               classes of COMM 2000-C1 Commercial Mortgage
                               Pass-Through Certificates (collectively, the
                               "Offered Certificates") as part of the trust:

                                      o  Class A-1
                                      o  Class A-2
                                      o  Class B
                                      o  Class C
                                      o  Class D
                                      o  Class E

                               The trust created by the Depositor (the "Trust") will consist of a total of 20 classes, the following 14 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class Q-1, Class Q-2, Class R and Class LR (collectively, the "Private Certificates").

                               The Offered Certificates and the Private
                               Certificates will represent beneficial ownership interests in the Trust created by the Depositor. The Trust's assets will primarily consist of 112 mortgage loans secured by first liens on 126 commercial and multifamily properties.

Certificate Balances........   Your certificates have the approximate
                               aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5%.

                                      Class A-1     $148,498,000
                                      Class A-2     $542,915,000
                                      Class B       $ 38,162,000
                                      Class C       $ 39,284,000
                                      Class D       $ 13,469,000
                                      Class E       $ 25,815,000

                               The Private Certificates (other than the Class Q-1, Class Q-2, Class R and Class RL Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under "Executive Summary -- The Certificates" in this prospectus supplement.

                               See "Description of the Offered Certificates -- General" and "-- Distributions" in this prospectus supplement.

Pass-Through Rates..........   The certificates will accrue interest at an
                               annual rate called a "Pass-Through Rate" which is set forth below.

                               o The Pass-Through Rate applicable to the Class A-1 Certificates is fixed at 7.206% per annum.

                               o The Pass-Through Rates applicable to the Class A-2, Class B, Class C, Class D, and Class E Certificates will equal the lesser of the initial Pass-Through Rate for such Class (as described in "Executive Summary -- The Certificates" in this prospectus supplement) and the Weighted Average Net Mortgage Pass-Through Rate, each with the initial Pass-Through Rate described in "Executive Summary -- The Certificates" in this prospectus supplement.

                               o The Pass-Through Rates applicable to the Class F Certificates will, at all times, be equal to the Weighted Average Net Mortgage Pass-Through Rate, with the initial Pass-Through Rate described in "Executive Summary -- The Certificates" in this prospectus supplement.

                               o The Pass-Through Rates applicable to the Class G, Class H, Class J, Class K, Class L, Class M, Class N, and Class O Certificates will, at all times, be equal to the lesser of 6.85% per annum and the Weighted Average Net Mortgage Pass-Through Rate, each with the initial Pass-Through Rate described in "Executive Summary -- The Certificates" in this prospectus supplement. The Class Q-1, Class Q-2, Class R and Class LR Certificates will not have Pass-Through Rates. See "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount" and "-- Payment Priorities" in this prospectus supplement.

                               o The Pass-Through Rate applicable to the Class X Certificates for the initial distribution date will equal approximately 0.776% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial distribution date will be equal generally to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their certificate balances).

                               o  The notional balance of the Class X
                                  Certificates will generally be equal to 100% of the aggregate principal balance of the Principal Balance Certificates. The Class X Certificates will receive interest only; they will not be entitled to distributions of principal.

Distributions...............   On each distribution date, you will be entitled
                               to receive interest and principal distributions from available funds in an amount equal to your certificate's interest and principal entitlement, subject to:

                               (i)  payment of the respective interest
                                    entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class X, Class A-1 and Class A-2 Certificates, which will have the same senior priority), and

                               (ii) if applicable, payment of the respective
                                    principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation.

                               A description of the principal and interest entitlement of each class of Offered Certificates for each distribution date can be found in "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount," "-- Payment Priorities" and "-- Distribution of Available Funds" in this prospectus supplement. The Class X Certificates will not be entitled to any distributions of principal.

Prepayment Premiums.........   Prepayment premiums will be allocated, first,
                               between the related Offered Certificates then entitled to principal distributions and the Class
                               X Certificates, until the Certificate Balances of the Offered Certificates has been reduced to zero; second, between the Class F Certificates and the Class X Certificates until the Certificate Balance of the Class F Certificates has been reduced to zero; and third, 100% to the Class X Certificates, as described in "Description of the Offered Certificates --
                               Distributions -- Prepayment Premiums" in this prospectus supplement.

Prepayment and Yield
  Considerations............   The yield to investors, in particular investors
                               in subordinate classes, will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of the Offered
                               Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of such class. See "Risk Factors -- Risks
                               Related to the Offered Certificates -- Risks
                               Related to Prepayments and Repurchases" and " --
                               Yield Considerations" and "Yield and Maturity
                               Considerations" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

Subordination; Allocation
  of Losses and Certain
  Expenses..................   The chart below describes the manner in which the
                               rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class X Certificates, although loan losses will reduce the notional balance of the Class X Certificates and, therefore, the amount of interest they accrue).

                                           Class A-1, Class A-2,
                                                  Class X


                                                  Class B


                                                  Class C


                                                  Class D


                                                  Class E


                                                  Class F


                                                  Class G


                                                  Class H


                                                  Class J


                                                  Class K


                                                  Class L


                                                  Class M


                                                  Class N


                                                  Class O

                               NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                               AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                               Shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) the servicing fee payable to the Servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates, pro rata, based upon amounts distributable in respect of interest to each such class. See "Description of the Offered Certificates -- Prepayment Interest Shortfall" in this prospectus supplement.

Shortfalls in
  Available Funds............  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional servicing compensation (other than servicing fees) which the Servicer or Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on advances made by the Servicer, the Special Servicer or the Trustee (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from unanticipated expenses of the Trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and
                               (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the Trust.

                               THE MORTGAGE POOL


Characteristics of the
  Mortgage Pool


  A. General................   For a more complete description of the mortgage
                               loans, see the following sections in this prospectus supplement:

                               o  Description of the Mortgage Pool; and

                               o  Annex A (Certain Characteristics of the
                                  Mortgage Loans).

                               All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the Cut-off Date.

Number of Mortgage Loans ................   112
Number of Mortgaged Properties ..........   126
Aggregate Initial Principal Balance
(plus or minus 5%) ......................   $897,940,215
Range of Mortgage Loan Principal
Balances ................................   $988,841 to $91,611,396
Average Mortgage Loan Principal
Balance .................................   $ 8,017,323
Range of Mortgage Rates .................   6.970% to 9.310%
Weighted Average Mortgage Rate ..........   8.203%
Range of Remaining Terms to the
Earlier of Maturity or Anticipated
Repayment Date ..........................   73 months to 280 months
Weighted Average Remaining Term
to the Earlier of Maturity or
Anticipated Repayment Date ..............   112.0 months
Range of Remaining Amortization
Term ....................................   177 months to 359 months
Weighted Average Remaining
Amortization Term .......................   331.9 months
Weighted Average Loan-to-Value
Ratio (as described in this
prospectus supplement on Annex A)(1) ....   65.68%
Weighted Average Debt Service
Coverage Ratio (as described in
this prospectus supplement on
Annex A)(1) .............................   1.49x

                               ----------
                               (1)   In the case of a mortgage loan with a
                                     companion loan not included in the Trust, DSCR and LTV have been calculated only with respect to the mortgage loan included in the Trust. Calculations of the Weighted Average Loan-to-Value Ratio and Weighted Average Debt Service Coverage Ratio do not include the one credit tenant lease loan.

                               The three mortgage loans identified in the table below are secured by one or more mortgaged properties that also secure a companion mortgage loan that is not included in the Trust.

                                                      CUT-OFF DATE
                                                       PRINCIPAL        PERCENT
                                                       BALANCE OF      OF INITIAL
                                      CUT-OFF DATE     COMPANION      OUTSTANDING
     NAME OF                           PRINCIPAL          LOAN        POOL BALANCE
     MORTGAGE         MORTGAGED        BALANCE OF    (NOT INCLUDED   REPRESENTED BY
       LOAN            PROPERTY      MORTGAGE LOAN   IN THE TRUST)   MORTGAGE LOAN
       ----            --------      -------------   -------------   -------------
  Crowne          Crowne Plaza        $91,611,396     $27,959,949         10.20%
  Plaza Loan..... Hotel in New
                  York, New York

  Alliance        Eight               $59,954,121     $15,584,666          6.68%
  Loan .......... multifamily
                  properties
                  located in
                  Michigan,
                  Illinois and
                  Ohio

  Crystal Park    Office building     $41,970,321     $13,611,558          4.67%
  Loan .......... known as
                  Crystal Park
                  One in
                  Arlington,
                  Virginia

                               The companion loan with respect to each of the foregoing mortgage loans will be serviced and administered by the Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement. Each such companion loan is subordinate to the related mortgage loan in the event of a monetary default or special servicing event. The holder of each companion loan would experience losses of principal and interest before the related mortgage loan in the event of default and liquidation of such loans. The holder of each companion loan may appoint an operating advisor to direct the Special Servicer with respect to the related mortgage loan, which we describe under "The Pooling and Servicing Agreement -- Special Servicing." The holder of each companion loan will have the right to purchase the related mortgage loan from the trust under certain default circumstances. The current holder of the companion loan with respect to the Crystal Park Loan and the Alliance Loan is German American Capital Corporation, one of the mortgage loan sellers and an affiliate of one of the underwriters and the depositor. The current holder of the companion loan with respect to the Crowne Plaza Loan is L-O Broadway, Inc., as nominee for a state retirement fund.

  B. Non-Recourse...........   Substantially all of the mortgage loans are
                               non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

  C. Fee Simple/Leasehold
       Estate ..............   Each mortgage loan is secured by a first mortgage
                               lien on the borrower's fee simple estate (or in six cases, which represent 20.30% of the initial outstanding pool balance, a leasehold estate in a portion of the property and a fee estate in the remainder of the property) in an income-producing real property.

  D. Property Purpose.......   The number of mortgaged properties, and the
                               approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

                           PERCENTAGE OF        NUMBER OF
                        INITIAL OUTSTANDING     MORTGAGED
PROPERTY TYPE             POOL BALANCE(1)       PROPERTIES
-------------             ---------------       ----------
  Multifamily                   28.33%              53
  Conventional                  20.46%              37
  Mobile Home Park               5.99%              15
  Suites                         1.89%               1
  Retail                        22.68%              33
  Anchored                      18.16%              18
  Unanchored                     4.51%              15
  Office                        17.98%              18
  Hotel                         16.61%               4
  Industrial                     9.37%               9
  Mixed Use                      2.98%               2
  Self-Storage                   2.04%               7

                               ------------
                               (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

  E. Property Location......   The number of mortgaged properties, and the
                               approximate percentage of the initial outstanding pool balance of mortgage loans secured thereby, that are located in the five states with the highest concentrations of mortgaged properties are:

                PERCENTAGE OF
                 OUTSTANDING   NUMBER OF
                INITIAL POOL   MORTGAGED
STATE            BALANCE(1)    PROPERTIES
-----            ----------    ----------
  Michigan          20.32%        23
  New York          16.64%        12
  California        13.86%        24
  Florida            7.60%        12
  Illinois           7.52%         7

                               ------------
                               (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

                               The remaining mortgaged properties, representing approximately 34.06% of the initial outstanding pool balance, are located in 25 other states. No state other than those set forth above has a concentration of mortgaged properties that represents security for more than 5.16% of the initial outstanding pool balance. See Annex A to this prospectus supplement.

  F. Other Mortgage Loan
       Features.............   As of the Cut-off Date, the mortgage loans had
                               the following characteristics:

                               o No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no mortgage loan has been thirty days or more delinquent in the past year.

                               o Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.28%, 3.30% and 3.07%, respectively, of the initial outstanding pool balance.

                               o Eight additional mortgage loans are, either, secured by one or more mortgages encumbering multiple real properties or are cross-collateralized with each other, with each such mortgage loan representing between 0.13% and 6.68% of the initial outstanding pool balance. All such mortgage loans collectively represent 12.99% of the initial outstanding pool balance.

                               o All mortgage loans bear interest at fixed rates, except that anticipated repayment date loans accrue interest at a higher rate after the related anticipated repayment date.

                               o No mortgage loan permits negative amortization or the deferral of accrued interest (other than Excess Interest accruing on anticipated repayment date loans as described below under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest").

 G. Balloon Loans; Anticipated
      Repayment Date Loans...  The mortgage loans provide for one of the following:

                               o Anticipated repayment date loans (twenty-one of such mortgage loans, representing 40.20% of the initial outstanding pool balance) which
                                  (i) accrue interest at a higher rate (not to exceed the applicable mortgage rate plus 2% per annum) after the related anticipated repayment date, and (ii) provide that, commencing on a specified date prior to maturity, after deposits for escrows and expenses, excess cash flow is to be diverted to repay principal. The anticipated repayment date loans permit the related borrowers to prepay such loans without penalty for a period generally beginning on or prior to the anticipated repayment date and ending on the related maturity date. The anticipated repayment date for each such loan is set forth on Annex A to this prospectus supplement. If the related borrower elects to prepay a loan in full on the related anticipated repayment date, a substantial amount of principal will be due. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" in this prospectus supplement.

                               o Ninety mortgage loans, representing 59.54% of the initial outstanding pool balance, provide for regularly scheduled payments of interest and principal based on an amortization period longer than the term of the mortgage loan and therefore have an expected balloon balance at the maturity date.

                               o One mortgage loan, representing 0.25% of the initial outstanding pool balance, is fully amortizing.

 H. Prepayment Provisions;
      Defeasance Loans......   As of the Cut-off Date, all of the mortgage
                               loans impose some restriction on voluntary principal prepayments during certain periods of time. See "Description of the Mortgage Pool --
                               Certain Terms and Conditions of the Mortgage
                               Loans -- Prepayment Provisions" and "-- Property
                               Releases" and Annex A to this prospectus supplement.

                               The following table sets forth certain
                               information regarding prepayment restrictions contained in the mortgage loans.



                                                  % OF
                                                INITIAL
                                              OUTSTANDING
PREPAYMENT RESTRICTION                        POOL BALANCE
----------------------                        ------------
  Lock-Out Period followed by defeasance          89.84%
  Lock-Out Period with yield maintenance
  and defeasance                                   8.57%
  Lock-Out Period followed by greater of
  yield maintenance and 1%                         0.98%
  Yield Maintenance followed by
  defeasance                                       0.61%

                               The mortgage loans generally provide for a period prior to maturity (generally three to six months and, with respect to mortgage loans which have an anticipated repayment date, generally from and after such date) during which prepayments may be made without penalty.

Advances of Principal and Interest

 A. General.................   The Servicer is required to advance (each, a
                               "P&I Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. P&I Advance will generally equal the delinquent portion of the monthly mortgage loan payment. The Servicer will not be required to advance interest in excess of a loan's regular interest rate (i.e., not including any default rate or any rate increase after an anticipated repayment date). The Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. If an advance is made, the Servicer will defer rather than advance servicing fees, but will advance the Trustee's and the Bond Administrator's fees.

                               If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the Servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the loan's regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

                               If the Servicer fails to make a required P&I
                               Advance, the Trustee will be required to make the P&I Advance. The obligation of the Servicer and the Trustee to make a P&I Advance will also be subject to a determination of recoverability. The Trustee will be entitled to conclusively rely on the determination of recoverability made by the Servicer.

                               P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and this will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The Servicer, the Special Servicer (in the case of Property Advances) and the Trustee, as the case may be, will be entitled to interest on any advances made, such interest accruing at the rate and payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

                               See "The Pooling and Servicing Agreement --
                               Advances" in this prospectus supplement.

 B. Appraisal Reduction Event
      Advances..............   Certain adverse events affecting a mortgage
                               loan, called "Appraisal Reduction Events," will require the Special Servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the Special Servicer's option, an estimate of value prepared by the Special Servicer or with the consent of the Directing Certificateholder, an appraisal) on the related mortgaged property.
                               Based on the appraised value in such appraisal, it may be necessary to calculate an "Appraisal
                               Reduction Amount." The amount required to be advanced in respect of a mortgage loan that has been subject to an Appraisal Reduction Event will be reduced so that the Servicer will not be required to advance interest on the Appraisal
                               Reduction Amount (as described in this prospectus supplement). Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                               See "Description of the Offered Certificates -- Appraisal Reductions" in this prospectus supplement.

                            ADDITIONAL CONSIDERATIONS

Optional Termination........   On any distribution date on which the remaining
                               aggregate principal balance of the mortgage loans is less than 1% of the initial outstanding pool balance as of the Cut-off Date, the holder of Certificates representing greater than 50% of the then Controlling Class (as defined in this prospectus supplement) may purchase, and if the the holder of Certificates representing greater than 50% of the then Controlling Class does not exercise the option, the Servicer may purchase, all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then-outstanding certificates.

                               See "The Pooling and Servicing Agreement --
                               Optional Termination" in this prospectus supplement and "Description of the Certificates -- Termination" in the prospectus.

Certain Federal Income Tax
 Consequences...............   Elections will be made to treat the trust
                               (other than rights to specific payments on certain mortgage loans identified in the Pooling and Servicing Agreement) as four separate REMICs
                               -- two REMICs comprised of individual Mortgage
                               Loans and related assets ("Loan REMICs") and two
                               Trust REMICs (a "Lower-Tier REMIC" and an
                               "Upper-Tier REMIC") -- for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment pursuant to its election.

                               Federal income tax consequences of an investment in the Offered Certificates include:

                               o  Each class of Offered Certificates will
                                  constitute a class of "regular interests" in the Upper-Tier REMIC.

                               o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                               o Beneficial owners of the Offered Certificates will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

                               o One or more classes of Offered Certificates may be issued with original issue discount.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ERISA Considerations........   A fiduciary of a Plan should review with its
                               legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section
                               4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to each of the underwriters an administrative exemption (Deutsche Bank
                               Securities Inc., as Department Final
                               Authorization Number 97-03E (the "DBS
                               Exemption"), J.P. Morgan Securities Inc. as
                               Prohibited Transaction Exemption ("PTE") 90-23
                               (the "JPM Exemption") and Chase Securities Inc.
                               as PTE 90-33 (the "Chase Exemption" and
                               collectively with the DBS Exemption and the JPM
                               Exemption, the "Exemption"), each as amended by PTE 97-34), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

                               The Depositor expects that the Exemption will generally apply to the Class A-1 and Class A-2 Certificates but, under current law, will not apply to the other Classes of Offered Certificates. ACCORDINGLY, THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES CURRENTLY MAY NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF
                               SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF SECTION

                               4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus.

Ratings.....................   It is a condition to their issuance that the
                               Offered Certificates receive from Fitch, Inc. and
                               Standard & Poor's Ratings Services, a division of
                               The McGraw-Hill Companies, the credit ratings indicated below.

                                               FITCH   S&P
                                               -----   ---
                                  Class A-1     AAA    AAA
                                  Class A-2     AAA    AAA
                                  Class B        AA    AA
                                  Class C        A      A
                                  Class D        A-    A-
                                  Class E       BBB    BBB

                               A rating agency may downgrade, qualify or withdraw a security rating at any time.

                               See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment............   The appropriate characterization of the Offered
                               Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. None of the certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                               Investment" in this prospectus supplement and in the prospectus.

Denominations; Clearance
 and Settlement.............   The Offered Certificates will be issuable in
                               registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1 and Class A-2 Certificates and
                               (ii) $25,000 with respect to Classes B, C, D and
                               E Certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

                               You may hold your certificates through (i) The Depository Trust Company ("DTC") (in the United States) or (ii) Clearstream Banking, societe anonyme ("Clearstream") or The

                               Euroclear System ("Euroclear") (in Europe).
                               Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Offered Certificates -- Delivery, Form and Denomination," "-- Book-Entry Registration" and "-- Definitive Certificates" in this prospectus supplement and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the prospectus.

                                  RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                      RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the mortgage loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

     All of the mortgage loans were originated within thirty-one months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long-standing payment history.

COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans because commercial mortgage loans are typically larger and are made to a single borrower.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income producing property as an important measure of the risk of default of such mortgage loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

     o  the age, design and construction quality of the mortgaged property;

     o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

     o  the proximity and attractiveness of competing properties;

     o  the adequacy of the mortgaged property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o  a decline in the financial condition of a major tenant;

     o  an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

     o  demographic factors;

     o  decreases in consumer confidence;

     o  changes in consumer tastes and preferences;

     o  retroactive changes in building codes;

     o  changes or continued weakness in specific industry segments; and

     o  the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  tenant defaults;

     o  in the case of rental properties, the rate at which new rentals occur;
        and

     o the mortgaged property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o  changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o  the availability of refinancing; and

     o  changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of fourteen mortgage loans, representing 12.16% of the initial outstanding pool balance, one or more of the related mortgaged properties are secured by liens on mortgaged properties that are 100% leased to a single tenant. With respect to six Mortgage Loans, representing 3.54% of the Initial Outstanding Pool Balance, the primary lease term of such single tenant expires before the scheduled maturity date or the Anticipated Repayment Date of the related Mortgage Loan.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date (or anticipated repayment date, where applicable) of the related mortgage loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO LOAN CONCENTRATION

     Several of the mortgage loans have Cut-off Date balances that are substantially higher than the average Cut-off Date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool than would be the case if the aggregate balance of the pool were more evenly distributed. The six largest mortgage loans represent approximately 31.75% of the initial outstanding pool balance. Losses on any of these loans may have a particularly adverse effect on the Offered Certificates.

     These largest loans are described under "Description of the Mortgage Pool -- Description of the Six Largest Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 2.80% of the initial outstanding pool balance.

RISKS RELATED TO BORROWER CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.28%, 3.30% and 3.07%, respectively, of the initial outstanding pool balance. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

RISKS RELATING TO PROPERTY TYPE CONCENTRATION

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. As to property types:

     o multifamily properties represent 28.33% of the initial outstanding pool balance;

        o conventional multifamily properties represent 20.46% of the initial outstanding pool balance;

        o mobile home parks represent 5.99% of the initial outstanding pool balance;

        o  suites represent 1.89% of the initial outstanding pool balance;

     o retail properties represent 22.68% of the initial outstanding pool balance;

        o anchored retail properties represent 18.16% of the initial outstanding pool balance;

        o unanchored retail properties represent 4.51% of the initial outstanding pool balance;

     o office properties represent 17.98% of the initial outstanding pool balance;

     o hotel properties represent 16.61% of the initial outstanding pool balance;

     o industrial properties represent 9.37% of the initial outstanding pool balance;

     o mixed use properties represent 2.98% of the initial outstanding pool balance; and

     o self-storage properties represent 2.04% of the initial outstanding pool balance.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     As of the Cut-off Date, the mortgaged properties are located in thirty states. Mortgaged properties securing mortgage loans representing 20.32% of the initial outstanding pool balance are located in Michigan, mortgaged properties securing mortgage loans representing 16.64% of the initial outstanding pool balance are located in New York, and mortgaged properties securing mortgage loans representing 13.86% of the initial outstanding pool balance are located in California. See the table entitled "Geographic Concentration of Mortgage Loans" under "Description of the Mortgage Pool" in this prospectus supplement. Except as set forth above, no state contains more than 7.60% of the mortgaged properties (based on the principal balance as of the Cut-off Date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o  changes in governmental rules and fiscal policies;

     o  acts of nature (which may result in uninsured losses); and

     o  other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Fifty-three of the mortgaged properties, which represent security for 28.33% of the initial outstanding pool balance, are multifamily properties. Of these, thirty-seven mortgaged properties, representing 20.46% of the initial outstanding pool balance, are conventional multifamily properties, fifteen mortgaged properties, representing 5.99% of the initial outstanding pool balance, are mobile home parks, and one mortgaged property, representing 1.89% of the initial outstanding pool balance is a suites property.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o  the ability of management to provide adequate maintenance and insurance;

     o  the types of services the property provides;

     o  the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o  the presence of competing properties in the local market;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

     o  state and local regulations;

     o  government assistance/rent subsidy programs; and

     o  national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. Three of the mortgage loans, representing 2.14% of the initial outstanding pool balance and, in the case of mortgage loans secured by multiple properties, on that portion of the mortgage loan allocated to such property, secured by multifamily properties, are eligible under the Section 8 program administered by HUD. This low income rent subsidy program authorizes the payment by the federal governmental of rental subsidies to owners of qualified housing. There may be differing default and prepayment rate experience between loans receiving Section 8 rent subsidies and mortgage loans secured by multifamily properties but not receiving Section 8 rent subsidies. In addition, upon expiration of coverage under the Section 8 program, the related mortgaged properties are subject to market influences that may bear upon the abilities of such mortgaged properties to produce sufficient income to service the related mortgage loan and maintain the related mortgaged property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- HUD Section 8 Loans" in this prospectus supplement.

     Fifteen of the mortgaged properties, which represent security for 5.99% of the initial outstanding pool balance, are mobile home parks. Various factors may adversely affect the economic performance of manufactured housing communities, including:

     o the number of competing mobile home parks and other residential developments (such as apartment buildings and single family-homes) in the local market;

     o  the age, appearance and reputation of the community;

     o the ability of management to provide adequate maintenance and insurance; and

     o  the types of services and amenities it provides.

     The mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Some mobile home parks may lease sites to non-permanent recreational vehicles, the occupancy of which is often very seasonal in nature.

     One of the mortgaged properties, which represents security for 1.89% of the initial outstanding pool balance, is a suites property. Suites properties combine elements of multifamily and hotel properties. Generally, clients rent a furnished suite for a monthly or weekly period, rather than on an annual basis. Because the rental period for suites properties is shorter than conventional multifamily properties, such properties generally are considered to have greater volatility of cash flow and are more prone to changes in the economy and market than conventional multifamily properties.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Thirty-three of the mortgaged properties, which represent security for 22.68% of the initial outstanding pool balance, are retail properties. Of these, eighteen mortgaged properties, representing 18.16% of the initial outstanding pool balance, are considered anchored properties, and fifteen mortgaged properties, representing 4.51% of the initial outstanding pool balance, are considered unanchored properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of an anchored retail property will consequently be adversely affected by:

     o  an anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's lease, or if the anchor tenant owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant or self-owned anchor; or

     o the cessation of the business of an anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketers. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Eighteen of the mortgaged properties, which represent security for 17.98% of the initial outstanding pool balance, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o  the quality of an office building's tenants;

     o  an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o  the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Four of the mortgaged properties, which represent security for 16.61% of the initial outstanding pool balance, are hotel properties. Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel or an economic decline in a particular hotel chain; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cashflow.

     Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

RISKS RELATED TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Certain of the hotel properties are franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o  the public perception of the franchise or hotel chain service mark; and

     o  the duration of the franchise licensing or agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the Trustee may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Nine of the mortgaged properties, which represent security for 9.37% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of an industrial property, including:

     o quality of the tenants, especially if the property is occupied by a single tenant;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o  whether the building design is conducive to industrial use;

     o  a property becoming functionally obsolete;

     o  the unavailability of labor sources;

     o changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o  a change in the proximity of supply sources;

     o  the expense of converting a previously adapted space to general use; and

     o  environmental hazards.

SELF-STORAGE FACILITIES HAVE SPECIAL RISKS

     Seven of the mortgaged properties, which represent security for 2.04% of the initial outstanding pool balance, are self-storage facilities. Various factors may adversely affect the value and successful operation of a self-storage facility:

     o competition because both acquisition and development costs and break-even occupancy are relatively low;

     o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

     o  a change in the proximity of demand sources;

     o  security concerns; and

     o user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

     The environmental assessments discussed in this prospectus supplement did not include an inspection of the contents of the mortgaged properties which are self-storage units of the self-storage facilities. Accordingly, there is no assurance that all of the units included in the mortgaged properties which are self-storage facilities are free from hazardous substances or will remain so in the future.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o  space in the mortgaged properties could not be leased or re-leased;

     o  tenants were unable to meet their lease obligations;

     o  a significant tenant were to become a debtor in a bankruptcy case; or

     o  rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, in, or emanating from such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. Polychlorinated biphenyls ("PCBs") in hydraulic or electrical equipment may be regulated as hazardous or toxic substances. The Environmental Protection Agency has also identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with ACMs or other exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the prospectus.

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that substantially all of the mortgaged properties have been subject to environmental site assessments or an update of a previously conducted assessment or an update of an assessment based upon information in an established database or studies within the 26 months preceding the Cut-off Date. In the case of four mortgaged properties securing 0.84% of the initial outstanding pool balance, environmental insurance was obtained in lieu of subjecting such mortgaged properties to an environmental site assessment. Each environmental insurance policy insures the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. See "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Site Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that no assessment, study or review revealed any environmental condition or circumstance that such mortgage loan seller believes will have a material adverse impact on the value of the related mortgaged property or the borrower's ability to pay its debt. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable ACMs, lead-based paint, radon gas, leaking underground storage tanks, PCB contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified, the borrowers agreed to establish and maintain operations and maintenance or abatement programs, environmental reserves, or indemnification agreements. For more information regarding environmental considerations, see "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the prospectus.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the trust from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     Ninety mortgage loans, representing 59.54% of the initial outstanding pool balance, are "Balloon Loans" which provide for payments of interest and principal and then have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. Twenty-one mortgage loans, representing 40.20% of the initial outstanding pool balance, are "ARD Loans" with anticipated repayment dates, and have substantial scheduled principal balances as of such date.

     Loans that require Balloon Payments or substantial principal payments involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a Balloon Loan or an ARD Loan on its maturity date or an anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o  prevailing interest rates;

     o  the fair market value of the related properties;

     o  the borrower's equity in the related properties;

     o  the borrower's financial condition;

     o  the operating history and occupancy level of the property;

     o  tax laws; and

     o  prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the Pooling and Servicing Agreement enables the Special Servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement -- Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement. The Servicer and the Special Servicer may extend the maturity date of a mortgage loan under limited circumstances. See "The Pooling and Servicing Agreement -- Modifications" in this prospectus supplement. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a class of Offered Certificates, whether such delay is due to borrower default or to modification of the related mortgage loan by the Special Servicer, will likely extend the weighted average life of such class of Offered Certificates. See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.

RISKS RELATING TO BORROWERS

     Although the loan documents generally contain covenants customarily employed to ensure that a borrower is a special-purpose, single asset entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents), most of the borrowers do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.

RISKS RELATED TO ADDITIONAL DEBT

     The mortgage loans known as the Crowne Plaza Loan, the Crystal Park Loan and the Alliance Loan are secured by one or more mortgaged properties that also secure a related mortgage loan that is not included in the trust (the "Crowne Plaza Companion Loan," "Crystal Park Companion Loan" and "Alliance Companion Loan," respectively; collectively, the "Companion Loans" and each, a "Companion Loan"). Certain information with respect to the Mortgage Loans that have Companion Loans is set forth in the table below.

                                                                           CUT-OFF DATE
                                                                        PRINCIPAL BALANCE   PERCENT OF INITIAL
                                                                           OF COMPANION      OUTSTANDING POOL
                                                       CUT-OFF DATE         LOAN (NOT            BALANCE
      NAME OF                                       PRINCIPAL BALANCE    INCLUDED IN THE      REPRESENTED BY
   MORTGAGE LOAN          MORTGAGED PROPERTY         OF MORTGAGE LOAN         TRUST)          MORTGAGE LOAN
   -------------          ------------------         ----------------         ------          -------------
Crowne Plaza        Crowne Plaza Hotel in              $91,611,396         $27,959,949             10.20%
 Loan               New York, New York
Alliance Loan       Eight multifamily properties       $59,954,121         $15,584,666              6.68%
                    located in Michigan, Illinois
                    and Ohio
Crystal Park Loan   Office building known as           $41,970,321         $13,611,558              4.67%
                    Crystal Park One in
                    Arlington, Virginia

     In addition, the owner of the borrower under the Crowne Plaza Loan has pledged all its ownership interests in such borrower to secure a loan to such owner in the original principal amount of $25 million (the "Crowne Plaza Mezzanine Loan"), and the owner of the borrower under the Alliance Loan has pledged all of its ownership interests in such borrower to secure a loan to such owner in the maximum principal amount of $11.8 million (the "Alliance Mezzanine Loan"). The owner of the borrower under a mortgage loan known as the Village Hillcrest Loan has pledged all of its ownership interests in such borrower to secure a loan to such owner in the original principal amount of $1.9 million (the "Village Hillcrest Mezzanine Loan") and the owner of the borrower under the Radisson Hotel Loan has pledged all of its ownership interests in such borrower to secure a loan to such owner in the original principal amount of $4 million (the "Radisson Mezzanine Loan"). The Crowne Plaza Mezzanine Loan is currently owned by an affiliate of the entity that owns the Crowne Plaza Companion Loan; the Alliance Mezzanine Loan and the Village Hillcrest Mezzanine Loan are currently owned by German American Capital Corporation, one of the mortgage loan sellers; and the Radisson Mezzanine Loan is owned by Morgan Guaranty, one of the mortgage loan sellers. The holders of the Crowne Plaza Mezzanine Loan, the Alliance Mezzanine Loan, the Village Hillcrest Mezzanine Loan and the Radisson Mezzanine Loan have certain cure rights with respect to defaults under the related mortgage loan, the exercise of which could result in delays in foreclosure of such mortgage loans.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business. In addition, two of the mortgage loans, representing 1.28% of the initial outstanding pool balance, permit the borrower or an affiliate to incur additional unsecured indebtedness subject to certain conditions.

     Although, except as provided above, the terms of the mortgage loans generally prohibit additional indebtedness of the borrowers, and indebtedness secured by ownership interests in the borrowers, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness.

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     See "Description of the Mortgage Pool -- Description of the Six Largest Mortgage Loans -- Crowne Plaza Loan and Property -- The Crowne Plaza Loan -- Limited Recourse."

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills of any present or future managers. Additionally, there can be no assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.

ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ENTAILS RISKS

     The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in California and Texas and in coastal areas of Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There can be no assurance that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted in respect of the mortgaged properties in connection with the origination or acquisition of the related mortgage loan. The resulting estimates of value are the bases of the Cut-off Date Loan-to-Value Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Appendix A to this prospectus supplement for illustrative purposes only. See "Description of the Mortgage Pool" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan because imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit a Loan REMIC or the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and Servicing Agreement -- Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     Six mortgage loans (representing 20.30% of the initial outstanding pool balance), are secured by a mortgage on either (i) both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property or (ii) both the borrower's leasehold interest in the mortgaged property and the fee interest underlying such leasehold interest in the mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

RISKS RELATED TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     Two mortgage loans (representing 1.28% of the initial outstanding pool balance) are cross-collateralized with each other. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower entity could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

RISKS RELATED TO ZONING LAWS

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then-current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

RISKS RELATED TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

                              CONFLICTS OF INTEREST

CONFLICTS BETWEEN VARIOUS CLASSES OF CERTIFICATEHOLDERS

     The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Controlling Class will be empowered to replace the Special Servicer. In addition, the Directing Certificateholder of the Controlling Class has certain rights to advise and direct the Special Servicer. The Controlling Class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. The Directing Certificateholder has no duty to act in the interests of any class other than the Controlling Class.

     The Special Servicer or an affiliate may acquire certain of the most subordinated certificates. Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

CONFLICTS BETWEEN TRUST FUND AND HOLDERS OF THE COMPANION LOANS

     With respect to the Companion Loans and their related mortgage loans, the holders of the Companion Loans will have certain rights similar to the rights of the Directing Certificateholder to replace the Special Servicer and to advise and direct the Special Servicer. If the holder of a Companion Loan replaces the Special Servicer, the replacement Special Servicer will act as a Special Servicer only as to such Companion Loan and the related mortgage loan, and the replaced Special Servicer will continue to act as Special Servicer for the remainder of the mortgage loans. The holder of each Companion Loan may have conflicts of interest with the trust similar to the potential conflicts between the Controlling Class and the other classes of certificates and will not have a duty to act in the interests of the trust.

CONFLICTS BETWEEN TRUST AND EACH OF GERMAN AMERICAN CAPITAL CORPORATION, MORGAN GUARANTY TRUST COMPANY OF NEW YORK AND LASALLE BANK NATIONAL ASSOCIATION

     Conflicts of interest may arise between the trust and each of German American Capital Corporation, Morgan Guaranty Trust Company of New York and LaSalle Bank National Association, or their affiliates, that engage in the acquisition, development, operation, financing and disposition of real estate.

     Those conflicts may arise because each of German American Capital Corporation, Morgan Guaranty Trust Company of New York and LaSalle Bank National Association and their affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In addition, German American Capital Corporation, Morgan Guaranty Trust Company of New York and LaSalle Bank National Association or their affiliates may have financing or other arrangements with affiliates of the mortgagors, and may enter into additional arrangements in the future. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. German American Capital Corporation currently holds the Crystal Park Companion Loan, the Alliance Companion Loan, the Alliance Mezzanine Loan and the Village Hillcrest Mezzanine Loan, and Morgan Guaranty Trust Company of New York currently holds the Radisson Mezzanine Loan, and as holders of such loans, may experience conflicts of interest with the trust.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective mortgagors. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

CONFLICTS BETWEEN SELLERS OF MORTGAGE LOANS AND CLASSES OF CERTIFICATEHOLDERS

     German American Capital Corporation, Morgan Guaranty Trust Company of New York and LaSalle Bank National Association and their respective affiliates may acquire certain of the certificates. Under such circumstances, they may become the Directing Certificateholder, and as such have interests that may conflict with their interests as sellers of the mortgage loans.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans require payment of a yield maintenance premium unless the prepayment is made within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o  the terms of the mortgage loans;

     o  the length of any prepayment lockout period;

     o  the level of prevailing interest rates;

     o  the availability of mortgage credit;

     o  the applicable yield maintenance charges or prepayment premiums;

     o the Servicer's or Special Servicer's ability to enforce those charges or premiums;

     o  the occurrence of casualties or natural disasters; and

     o  economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to mortgage loans that are secured by one or more mortgaged properties that also secure a Companion Loan that is not included in the trust, yield maintenance charges will not be payable if the holder of the Companion Loan purchases the related mortgage loan due to an event of default under such mortgage loan.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS AND DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS

     The yield on any Offered Certificate will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o  the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o  the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the Offered Certificates may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

RISKS RELATED TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o  the aggregate amount of distributions on the Offered Certificates;

     o  their yield to maturity;

     o  the rate of principal payments; and

     o  their weighted average life.

     The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation and to such rights of the holders of the Class X Certificates. See "Description of the Offered Certificates -- Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates, pro rata.

     Each class of certificates (other than the Class Q-1, Class Q-2, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and to be allocated losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

     Also, if the related borrower does not repay a mortgage loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

RISKS RELATED TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. We cannot assure you that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your Offered Certificates are the Class A-1 or Class A-2 Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Offered Certificates with an earlier alphabetical designation. See "Description of the Offered Certificates --Distributions" and "-- Subordination" in this prospectus supplement.

RISK OF PASS-THROUGH RATE VARIABILITY CONSIDERATIONS

     The Pass-Through Rates on the Class A-2, Class B, Class C, Class D and Class E Certificates will equal the lesser of a specified fixed rate and the weighted average net mortgage pass-through rate. In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.

RISK OF LIMITED ASSETS

     The Offered Certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

     You generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The Pooling and Servicing Agreement gives the Servicer, the Bond Administrator, the Special Servicer, the REMIC Administrator or with respect to a Companion Loan, the holder of such Companion Loan (or an operating advisor), as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different than those that holders of any particular class of Offered Certificates would have made, and which may negatively affect those holders' interests.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

OTHER RISKS

     "Risk Factors" in the prospectus describes other risks and special considerations that may apply to your investment in certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     A trust (the "Trust") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") will consist primarily of a pool (the "Mortgage Pool") of 112 fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on 126 multifamily and commercial properties (each a "Mortgaged Property", and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of September 1, 2000 or, in the case of the Mortgage Loans known as the "Embassy Suites -- Corpus Christi" and "Embassy Suites -- Marlborough," September 10, 2000, and in the case of the Mortgage Loan known as "Arrowhead Self Storage," September 11, 2000 (as applicable, the "Cut-off Date") of approximately $897,940,215 (the "Initial Outstanding Pool Balance"), subject to a variance of plus or minus 5%. The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Principal Balance") will range from $988,841 to $91,611,396 and the average Cut-off Date Principal Balance will be $8,017,323. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                        SECURITY FOR THE MORTGAGE LOANS

                                                   % OF
                                                 INITIAL
                                               OUTSTANDING
INTEREST OF BORROWER ENCUMBERED              POOL BALANCE (1)
-------------------------------              ----------------
    Fee Simple Estate (2) .................        79.70%
    Combined Fee/Leasehold Estate .........        20.30
                                                  ------
       Total ..............................       100.00%
                                                  ======

----------
(1)   Based on the Allocated Loan Amount of the related Mortgaged Property.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate.

                        DISTRIBUTION OF PROPERTY TYPES

                                                          PERCENTAGE               WEIGHTED       WEIGHTED
                                                         OF AGGREGATE               AVERAGE       AVERAGE
                              NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   WEIGHTED   MORTGAGE      REMAINING       WEIGHTED
                              MORTGAGED     PRINCIPAL      PRINCIPAL     AVERAGE   INTEREST       TERM TO        AVERAGE
PROPERTY TYPE                PROPERTIES      BALANCE        BALANCE       DSCR       RATE     MATURITY (MOS.)      LTV
-------------                ----------      -------        -------       ----       ----     ---------------      ---
Multifamily ...............       53      $254,425,526       28.33%        1.36x     7.930%         105.1          70.48%
 Conventional .............       37       183,696,292       20.46%        1.36      7.856%         104.3          71.96%
 Mobile Home Park .........       15        53,746,678        5.99%        1.35      8.226%         112.9          68.43%
 Suites ...................        1        16,982,556        1.89%        1.35      7.790%          90.0          61.09%
Retail ....................       33       203,635,030       22.68%        1.41      8.327%         122.9          69.29%
 Anchored .................       18       163,107,590       18.16%        1.42      8.268%         126.2          70.23%
 Unanchored ...............       15        40,527,440        4.51%        1.37      8.565%         109.8          65.80%
Office ....................       18       161,478,524       17.98%        1.53      8.243%         110.0          64.16%
Hotel .....................        4       149,154,410       16.61%        1.95      8.548%         114.5          49.05%
Industrial ................        9        84,178,875        9.37%        1.24      8.226%         110.7          72.97%
Mixed Use .................        2        26,771,522        2.98%        1.47      7.433%          98.4          68.74%
Self Storage ..............        7        18,296,328        2.04%        1.31      8.453%         108.2          71.97%
                                  --      ------------      ------         ----      -----          -----          -----
 TOTAL/WTD. AVG. ..........      126      $897,940,215      100.00%        1.49x     8.203%         112.0          65.68%
                                 ===      ============      ======         ====      =====          =====          =====

                   GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS

     The number of Mortgaged Properties and the approximate percentage of the Initial Outstanding Pool Balance secured thereby that are located in the 5 states with the highest concentration of Mortgaged Properties are:

                                                         PERCENTAGE               WEIGHTED       WEIGHTED
                                                        OF AGGREGATE               AVERAGE       AVERAGE
                             NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   WEIGHTED   MORTGAGE      REMAINING       WEIGHTED
                             MORTGAGED     PRINCIPAL      PRINCIPAL     AVERAGE   INTEREST       TERM TO        AVERAGE
STATE                       PROPERTIES      BALANCE        BALANCE       DSCR       RATE     MATURITY (MOS.)      LTV
-----                       ----------      -------        -------       ----       ----     ---------------      ---
Michigan .................       23      $182,477,010       20.32%        1.37x     8.043%         109.9          70.27%
New York .................       12       149,393,217       16.64%        1.87      8.460%         113.1          53.14%
California ...............       24       124,448,407       13.86%        1.33      8.196%         107.7          70.45%
Florida ..................       12        68,276,570        7.60%        1.45      8.446%         111.2          62.29%
Illinois .................        7        67,509,186        7.52%        1.34      7.765%         132.6          71.81%
Other ....................       48       305,835,826       34.06%        1.48      8.217%         110.1          66.78%
                                 --      ------------      ------         ----      -----          -----          -----
 TOTAL/WTD. AVG. .........      126      $897,940,215      100.00%        1.49x     8.203%         112.0          65.68%
                                ===      ============      ======         ====      =====          =====          =====

     None of the mortgaged properties shown as "Other" in the table above represents security for more than 5.16% of the Initial Outstanding Pool Balance.

                     DISTRIBUTION OF LOAN-TO-VALUE RATIOS

                                                         PERCENTAGE               WEIGHTED       WEIGHTED
                                                        OF AGGREGATE               AVERAGE       AVERAGE
                             NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   WEIGHTED   MORTGAGE      REMAINING       WEIGHTED
   RANGE OF CUT-OFF DATE      MORTGAGE     PRINCIPAL      PRINCIPAL     AVERAGE   INTEREST       TERM TO        AVERAGE
    LOAN-TO-VALUE RATIO        LOANS        BALANCE        BALANCE       DSCR       RATE     MATURITY (MOS.)      LTV
    -------------------        -----        -------        -------       ----       ----     ---------------      ---
40.0 -- 44.9% .............       1      $ 91,611,396       10.20%        2.21x     8.473%         115.0          41.64%
45.0 -- 49.9% .............       5        54,520,856        6.07%        2.06      7.796%         110.8          49.73%
50.0 -- 54.9% .............       2        34,776,282        3.87%        1.63      8.656%         112.2          54.66%
55.0 -- 59.9% .............       3        27,781,471        3.09%        1.33      7.933%         101.7          55.77%
60.0 -- 64.9% .............      12        85,709,043        9.55%        1.43      8.303%         109.1          62.98%
65.0 -- 69.9% .............      24       189,710,078       21.13%        1.40      7.942%         105.7          67.17%
70.0 -- 74.9% .............      37       235,631,770       26.24%        1.34      8.390%         111.6          72.78%
75.0 -- 79.9% .............      26       163,916,987       18.25%        1.26      8.193%         108.6          77.73%
85.0 -- 89.9% .............       1         1,426,131        0.16%        1.22      8.730%         113.0          85.40%
Credit Tenant Loan ........       1        12,856,200        1.43%        1.00      7.160%         280.0          96.88%
                                 --      ------------      ------         ----      -----          -----          -----
 TOTAL/WTD. AVG. ..........     112      $897,940,215      100.00%        1.49x     8.203%         112.0          65.68%
                                ===      ============      ======         ====      =====          =====          =====

                 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                         PERCENTAGE               WEIGHTED       WEIGHTED
                                                        OF AGGREGATE               AVERAGE       AVERAGE
          RANGE OF           NUMBER OF   CUT-OFF-DATE   CUT-OFF DATE   WEIGHTED   MORTGAGE      REMAINING       WEIGHTED
        CUT-OFF DATE          MORTGAGE     PRINCIPAL      PRINCIPAL     AVERAGE   INTEREST       TERM TO        AVERAGE
            DSCR               LOANS        BALANCE        BALANCE       DSCR       RATE     MATURITY (MOS.)      LTV
            ----               -----        -------        -------       ----       ----     ---------------      ---
1.100 -- 1.199x ...........       1      $  1,599,510        0.18%        1.15x     8.260%         108.0          69.85%
1.200 -- 1.299 ............      53       310,926,171       34.63%        1.24      8.346%         110.6          74.05%
1.300 -- 1.399 ............      29       209,369,240       23.32%        1.35      8.245%         108.7          67.52%
1.400 -- 1.499 ............      15       137,448,660       15.31%        1.47      7.733%         102.2          68.60%
1.500 -- 1.599 ............       4        35,517,211        3.96%        1.55      8.478%         121.3          64.12%
1.600 -- 1.699 ............       2        33,619,490        3.74%        1.61      8.643%         110.9          55.22%
1.700 -- 1.799 ............       2         5,997,929        0.67%        1.77      8.015%         112.0          62.60%
1.900 -- 1.999 ............       2         8,985,245        1.00%        1.97      7.434%         102.9          48.85%
2.100 -- 2.399 ............       3       141,620,560       15.77%        2.20      8.257%         112.8          45.75%
Credit Tenant Loan ........       1        12,856,200        1.43%        1.00      7.160%         280.0          96.88%
                                 --      ------------      ------         ----      -----          -----          -----
 TOTAL/WTD. AVG. ..........     112      $897,940,215      100.00%        1.49x     8.203%         112.0          65.68%
                                ===      ============      ======         ====      =====          =====          =====

     Certain of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. See Annex A to this prospectus supplement for additional information.

SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of Deutsche Bank AG, German American Capital Corporation ("GACC"), Morgan Guaranty Trust Company of New York ("Morgan Guaranty") or LaSalle Bank National Association ("LaSalle", and together with GACC and Morgan Guaranty, the "Mortgage Loan Sellers"), the Servicer, the Special Servicer, the Trustee or the Bond Administrator or any of their respective affiliates. Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, Morgan Guaranty and LaSalle pursuant to three separate Mortgage Loan Purchase Agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

     GACC. Twenty-nine Mortgage Loans, which represent security for 46.77% of the Initial Outstanding Pool Balance, will be sold to the Depositor by GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019.

     Morgan Guaranty. Forty-seven Mortgage Loans, which represent security for 27.83% of the Initial Outstanding Pool Balance, will be sold to the Depositor by Morgan Guaranty. Certain of the Mortgage Loans sold to the Depositor by Morgan Guaranty (representing 13.71% of the Initial Outstanding Pool Balance) were originated by Finova Realty Capital Inc. and its affiliate Belgravia Capital Corporation (collectively, "Finova") and purchased by Morgan Guaranty from Finova. Morgan Guaranty is a wholly-owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York. Morgan Guaranty is also an affiliate of J. P. Morgan Securities Inc., one of the Underwriters. Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. J.P. Morgan & Co. Incorporated and Chase Manhattan Corporation have announced that they have agreed to merge. The merger is subject to approval by shareholders of both companies, as well as federal, state and foreign regulatory authorities.

     LaSalle. Thirty-six Mortgage Loans, which represent security for 25.40% of the Initial Outstanding Pool Balance, will be sold to the Depositor by LaSalle. Eleven Mortgage Loans, representing 5.95% of the Initial Outstanding Pool Balance, were originated pursuant to LaSalle's underwriting guidelines by another entity and were purchased by LaSalle immediately upon the funding of each Mortgage Loan. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities. LaSalle is also acting as Bond Administrator and as paying agent and certificate registrar with respect to the Certificates.

     Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it, and with respect to any breach of any representation or warranty that materially and adversely affects the value of such a Mortgage Loan or the interests of the holders of the Certificates therein will be required to cure such breach or repurchase or substitute for such Mortgage Loan. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Sellers make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

     Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or studies, were conducted on substantially all of the Mortgaged Properties. Such environmental site assessments, updates or reviews were conducted within the 26-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions (for more information regarding environmental conditions, see "Risk Factors -- Risks Related to the Mortgage Loans -- Potential Trust Liability Related to a Materially Adverse Environmental Condition" in this prospectus supplement). The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified, the borrowers agreed to establish and maintain operations and maintenance or abatement programs, environmental reserves, or indemnification agreements.

     In the case of four Mortgaged Properties securing 0.84% of the Initial Outstanding Pool Balance, environmental insurance for each Mortgage Loan was obtained from an affiliate of American International Group, Inc. where the underlying Mortgaged Property was not subject to an environmental site assessment. Each environmental insurance policy insures the Trust against losses resulting from certain known and unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the outstanding balance of the Mortgage Loan, if on-site environmental conditions are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place,
(ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or similar studies and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Servicer, the Special Servicer, the Trustee, the Bond Administrator or any of their respective affiliates. There can be no assurance that the environmental site assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within 26 months of the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

     Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for substantially all of the Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller within 26 months of the Cut-off Date. See Annex A to this prospectus supplement. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Pool Loans (as defined herein), the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors -- Risks Related to the Mortgage Loans -- Appraisals and Market Studies Have Certain Limitations" in this prospectus supplement.

     Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In addition, if any portion of the improvement to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.

DESCRIPTION OF THE SIX LARGEST MORTGAGE LOANS

     The following summaries describe the six largest Mortgage Loans in the Trust.

                             CROWNE PLAZA MANHATTAN









                                     [MAP]







                            DEUTSCHE BANC ALEX. BROWN

                         CROWNE PLAZA LOAN AND PROPERTY

THE CROWNE PLAZA LOAN

     General. The Crowne Plaza Loan (the "Crowne Plaza Loan") had a Cut-off Date Principal Balance of $91,611,396 and is the largest Mortgage Loan in the Trust.

     The Crowne Plaza Loan was originated by GACC on March 8, 2000, in the amount of $92,000,000 in connection with the refinancing of the Crowne Plaza Property (as defined below). The Crowne Plaza Loan and another loan originated by GACC in the amount of $28,000,000 (the "Crowne Plaza Companion Loan") are each secured by a first priority Mortgage on the fee simple interest in the premises known as 1601-1611 Broadway, New York, New York and a leasehold interest in the (i) ground floor, second floor and basement of the premises known as 1605 Broadway, New York, New York and (ii) the premises known as 1591-1597 Broadway, New York, New York (together, the "Crowne Plaza Property"). The Crowne Plaza Companion Loan is not included in the Trust. As of the Cut-off Date, the unpaid principal balance of the Crowne Plaza Companion Loan was $27,959,949. The Crowne Plaza Companion Loan is currently owned by L-O Broadway, Inc., as nominee for a state retirement fund, which is represented by Lowe Hospitality Group, Inc.'s capital markets division.

     The Borrower. The borrower under the Crowne Plaza Loan and the Crowne Plaza Companion Loan (the "Crowne Plaza Borrower") is Broadway 48th-49th Street LLC, a Delaware limited liability company. The Crowne Plaza Borrower is a single purpose entity formed for the purpose of owning, operating, developing, financing, leasing, managing, selling and otherwise dealing with the Crowne Plaza Property and, except as described herein, has no material assets other than its interest in the Crowne Plaza Property. The Crowne Plaza Borrower is required to have at least two independent directors as members of its board of directors.

     Limited Recourse. The Crowne Plaza Loan is a nonrecourse loan with certain customary carve-outs from the nonrecourse provisions for losses resulting from various matters, including, without limitation, fraud or intentional misrepresentation of the Crowne Plaza Borrower, the gross negligence or willful misconduct of the Crowne Plaza Borrower, the breach of any material representation of the Crowne Plaza Borrower and the misapplication of condemnation and insurance proceeds. In accordance with the terms of an environmental indemnity, the Crowne Plaza Borrower has agreed to indemnify the lender against certain losses from environmental claims, hazards or violations of laws relating to the Crowne Plaza Property.

     Kumagai Gumi Co., Ltd., a Japanese corporation (the "Sponsor") and an affiliate of the Crowne Plaza Borrower, has guaranteed the recourse obligations of the Crowne Plaza Borrower under the Crowne Plaza Loan.

     Recent news reports indicate that the Sponsor, a construction company, is asking creditors to forgive the equivalent of approximately $4.2 billion of its loans, which is approximately 40% of its total debt. Neither the Sponsor nor its lenders have yet released official statements other than confirming that they are discussing various business matters. If the Sponsor becomes insolvent or otherwise defaults on its obligations under its guaranty of the recourse obligations, such event would constitute a technical default under the Crowne Plaza Loan. However, such default would not, in and of itself, cause the Crowne Plaza Loan to become a Specially Serviced Mortgage Loan. See "Risk Factors -- Risks Related to the Mortgage Loans -- Risks Related to Additional Debt" in this prospectus supplement.

     Payment Terms. The Crowne Plaza Borrower is required to make a constant aggregate monthly debt service payment on the Crowne Plaza Loan and the Crowne Plaza Companion Loan in the amount of $1,044,464 on the first business day of each calendar month. Provided no monetary event of default or other default that causes the Crowne Plaza Loan to be a Specially Serviced Mortgage Loan exists under the Crowne Plaza Loan, such amount will be applied pro rata to amounts due on the Crowne Plaza Loan and the Crowne Plaza Companion Loan. If a monetary or other material event of default (including but not limited to any event of default that causes the Crowne Plaza Loan to be a Specially Serviced Mortgage Loan) exists, all amounts received in respect of the Crowne Plaza Loan and the Crowne Plaza Companion Loan will be applied first to pay principal, interest and all other amounts due on the Crowne Plaza Loan (other than default interest in excess of regular interest, which will be paid on the Crowne Plaza Loan after payment of regular interest, all principal and any prepayment premium on the Crowne Plaza Companion Loan, and excess amounts paid by the Crowne Plaza Borrower, which will be applied on a pro rata basis after payment of all other amounts under the Crowne Plaza Loan and the Crowne Plaza Companion Loan), and then to amounts due on the Crowne Plaza Companion Loan. The Crowne Plaza Loan and the Crowne Plaza Companion Loan are ARD loans with an Anticipated Repayment Date of April 1, 2010 and a final maturity date of April 1, 2025. The Crowne Plaza Loan and the Crowne Plaza Companion Loan each amortize on a 25-year schedule and accrue interest on the basis of a 360-day year and the actual number of days elapsed. The Crowne Plaza Loan and the Crowne Plaza Companion Loan have fixed mortgage interest rates of 8.47% and 12.50% per annum, respectively, until the Anticipated Repayment Date. If the Crowne Plaza Borrower does not pay both the Crowne Plaza Loan and the Crowne Plaza Companion Loan in full on the Anticipated Repayment Date, the Crowne Plaza Loan and the Crowne Plaza Companion Loan each will accrue interest at a revised rate equal to the initial mortgage interest rate plus two percentage points; provided, that interest accrued at the excess of the revised rate over the initial rate will not be due and payable until the earlier of the maturity date and the date the payment is made in full. After the Anticipated Repayment Date, any excess cash flow after debt service and expenses shall be applied to reduce the outstanding principal balance of the Crowne Plaza Loan until such loan is paid in full and then to the Crowne Plaza Companion Loan until such loan is paid in full.

     The Borrower may not voluntarily prepay the Crowne Plaza Loan or the Crowne Plaza Companion Loan until the related Anticipated Repayment Date. At any time following the second anniversary of the date of initial issuance of the Certificates, but prior to the related Anticipated Repayment Date, the Crowne Plaza Borrower may obtain a release of the Crowne Plaza Property from the lien of the Mortgage through a defeasance of the Crowne Plaza Loan and the Crowne Plaza Companion Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including:

     o confirmation from S&P and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates; and

     o  delivery of various legal opinions and documentation.

     Lockbox Accounts. The Crowne Plaza Manager (as hereinafter defined) is required to deposit on a daily basis directly into a cash management account established by the holder of the Crowne Plaza Loan all operating revenues from the Crowne Plaza Property. Further, all credit card companies and credit card clearing banks are required to deposit directly into the cash management account all receipts payable with respect to the Crowne Plaza Property. Amounts deposited in the cash management account are applied first to the escrow reserves established for taxes, insurance and ground rent. Provided that (i) there is no event of default under the Crowne Plaza Loan, Crowne Plaza Companion Loan or the Crowne Plaza Mezzanine Loan (as hereinafter defined),
(ii) a Crowne Plaza Cash Trap Period (as hereinafter defined) does not exist and (iii) the Anticipated Repayment Date has not occurred, all remaining funds in the cash management account after the payment of the escrow reserves shall be transferred to an operating account maintained by the Crowne Plaza Manager for the payment of operating expenses and debt service on the Crowne Plaza Loan and Crowne Plaza Companion Loan. If a Crowne Plaza Cash Trap Period exists, all remaining funds after the payment of the escrow reserves shall be disbursed first to an operating account maintained by the Crowne Plaza Manager in an amount equal to 110% of operating expenses as set forth on the approved annual budget and then to the payment of debt service on the Crowne Plaza Loan. A "Crowne Plaza Cash Trap Period" is any period (a) commencing on the business day after the date on which net cash flow of the Crowne Plaza Property, as determined on a trailing twelve (12) month basis (tested quarterly as of March 31, June 30, September 30 and December 31 of each calendar year), is less than $18,835,601 and (b) ending on the business day after the date on which calculation of net cash flow of the Crowne Plaza Property, as determined on a trailing twelve (12) month basis (tested quarterly as of March 31, June 30, September 30 and December 31 of each calendar year), equals or exceeds $19,654,541 for any subsequent quarter.

     Transfer of Ownership Interests. Transfers of direct or indirect ownership interests in the Crowne Plaza Borrower are permitted provided that (i) Kumagai Gumi Co., Ltd. and/or its affiliates continues to own, directly or indirectly, at least 51% of the ownership interests in the Crowne Plaza Borrower and (ii) no such transfer results in a change of control of the Crowne Plaza Borrower or the day-to-day operations of the Crowne Plaza Property. Transfers of ownership interests in the Crowne Plaza Borrower are not otherwise permitted, except pursuant to a permitted foreclosure of the Crowne Plaza Mezzanine Loan.

     Ground Leases. Portions of the Crowne Plaza Property consist of the Crowne Plaza Borrower's leasehold interest created under three separate ground leases. The basement and second floors of the premises known as 1609-1611 Broadway, New York, New York, are demised under a lease dated July 1, 1986 that expires on May 31, 2035. The ground floor of the premises known as 1609-1611 Broadway, New York, New York, is demised under a lease dated July 1, 1986 that expires June 30, 2085. The land known as 1591 through 1597 Broadway, New York, New York, is demised under a lease dated March 1, 1987 that expires on February 28, 2012 and has 17 renewal options consisting of 16 ten-year options (the first of which has been exercised) and 1 fifteen-year option. Each of the foregoing leases contains customary mortgagee protection provisions.

     The Co-Lender Agreement. The Crowne Plaza Loan and the Crowne Plaza Companion Loan are subject to an Agreement Among Noteholders. If a monetary event of default or other default that causes the Crowne Plaza Loan to be a Specially Serviced Mortgage Loan exists, such agreement requires that all amounts received in respect of the Crowne Plaza Loan and the Crowne Plaza Companion Loan will be applied first to pay principal, interest and all other amounts due on the Crowne Plaza Loan (other than default interest in excess of regular interest, which will be paid on the Crowne Plaza Loan after payment of regular interest, all principal and any prepayment premium on the Crowne Plaza Companion Loan, and excess amounts paid by the Crowne Plaza Borrower, which will be applied on a pro rata basis after payment of all other amounts under the Crowne Plaza Loan and the Crowne Plaza Companion Loan), and then to amounts due on the Crowne Plaza Companion Loan. In addition, such agreement provides that any losses or shortfalls on the Crowne Plaza Loan or Crowne Plaza Companion Loan due to a foreclosure, modification or workout will be allocated to the Crowne Plaza Companion Loan prior to allocation thereof to the Crowne Plaza Loan. In the event (i) that there exists a default under the Crowne Plaza Loan that continues for 90 days, (ii) the Crowne Plaza Loan is accelerated,
(iii) the Crowne Plaza Borrower files for bankruptcy or (iv) the Crowne Plaza Loan is not paid off at maturity, the holder of the Crowne Plaza Companion Loan will be entitled to purchase the Crowne Plaza Loan from the trust at a price generally equal to the unpaid principal balance of the Crowne Plaza Loan, together with all unpaid interest thereon. The holder of the Crowne Plaza Companion Loan is not required to pay any prepayment premium in connection with the purchase of the Crowne Plaza Loan unless the holder of the Crowne Plaza Companion Loan is then an affiliate of the Crowne Plaza Borrower.

     Mezzanine Indebtedness. Broadway Crowne Plaza LLC, the sole member of the Crowne Plaza Borrower, pledged its membership interest in the Crowne Plaza Borrower as security for a loan in the original principal amount of $25,000,000 (the "Crowne Plaza Mezzanine Loan"). The Crowne Plaza Mezzanine Loan is a balloon loan with a maturity date of April 1, 2007. An intercreditor agreement (the "Intercreditor Agreement") was entered into with the holder of the Crowne Plaza Mezzanine Loan pursuant to which the holder of the Crowne Plaza Mezzanine Loan waived certain of its rights under the Crowne Plaza Mezzanine Loan and the holder of the Crowne Plaza Mezzanine Loan was granted certain notice and cure rights under the Crowne Plaza Loan. The Crowne Plaza Mezzanine Loan is currently held by L-O Broadway, Inc. as nominee for a state retirement fund, which also currently holds the Crowne Plaza Companion Loan. Pursuant to the Intercreditor Agreement, the holder of the Crowne Plaza Mezzanine Loan is permitted to foreclose upon its interests in the Crowne Plaza Borrower without obtaining rating agency confirmation, provided that the transferee satisfies certain minimum capital and asset requirements set forth therein.

THE CROWNE PLAZA PROPERTY

     General. The Crowne Plaza Property is a 46 story full-service hotel containing 770 guest rooms. The Crowne Plaza Hotel had an average occupancy of 87.2% for the 12 months ended on May 31, 2000. The Crowne Plaza Property was constructed in 1989.

     The Crowne Plaza Property also includes 178,944 square feet of office space and 42,738 square feet of retail space. The recent operating history of the Crowne Plaza Property is described in the table below:

12-MONTH PERIOD ENDING        OCCUPANCY       ADR(1)        REVPAR(2)
----------------------        ---------       ------        ---------
  Dec. 31, 1998 ..........       86.5%      $  206.47      $  178.58
  Dec. 31, 1999 ..........       86.2          217.88         187.83
  May 31, 2000 ...........       87.2          221.51         193.26

----------
(1) "ADR" means average daily rate.
(2) "RevPar" means revenue per available room.

     Property Management. The Crowne Plaza Property is managed pursuant to the terms of a management agreement (the "Crowne Plaza Management Agreement") with Town Park Hotel Corporation (the "Crowne Plaza Manager"), a wholly-owned subsidiary of Bass Hotels and Resorts, Inc. The term of the Crowne Plaza Management Agreement expires on November 30, 2009, with two successive 10-year renewal terms. The Crowne Plaza Manager is obligated under the Crowne Plaza Management Agreement to operate the Crowne Plaza Property as a "Crowne Plaza" hotel and resort and to promote the Crowne Plaza Property within a corporate marketing program and worldwide reservations system. The Crowne Plaza Manager has entered into a subordination agreement with the holder of the Crowne Plaza Loan, in which the Crowne Plaza Manager has consented to the assignment of the Crowne Plaza Management Agreement to the lender, has agreed to give the lender notice and an opportunity to cure any default of the Crowne Plaza Borrower under the Crowne Plaza Management Agreement and has agreed to recognize the holder of the Crowne Plaza Loan as the "owner" under the Crowne Plaza Management Agreement in the event that the Crowne Plaza Borrower defaults under the Crowne Plaza Loan.

     Insurance. The Crowne Plaza Borrower is required to maintain the following insurance for the Crowne Plaza Property: (i) with respect to improvements and personal property, "all risk" insurance in an amount equal to the greater of
(a) the full replacement cost and (b) the amount that the insurer would deem the Crowne Plaza Borrower a co-insurer under the policy, (ii) commercial general liability insurance on the so-called "occurrence" form with a combined limit of not less than $1,000,000, (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers of not less than $10,000,000, (iv) business income insurance covering business income in amounts not less than 12 months loss of rental income on an actual loss sustained basis beginning on the date of loss and continuing until the Crowne Plaza Property is restored, (v) workers' compensation and employer's liability insurance, (vi) umbrella liability insurance in an amount not less than $100,000,000 and (vii) such other reasonable insurance and in such reasonable amounts as lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Crowne Plaza Property located in or around the region in which the Crowne Plaza Property is located.

     All of the required insurance must be issued by financially sound and responsible insurance companies authorized to do business in New York and, for property insurance, having a claims paying ability rating of "AA" or better by S&P and, for all other insurance, "A(X)" or better by Best's Insurance Reports. The lender must be named as an additional insured under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies and as the loss payee on all loss of rents or loss of business insurance policies.

                              ALLIANCE TP PORTFOLIO

Alliance TP Portfolio



[PICTURE]

APPLETREE APARTMENTS, Ypsilanti, MI




[PICTURE]

CLOVERTREE APARTMENTS, Flint, MI




[PICTURE]

SUGARTREE APARTMENTS, Mount Morris, IL




[PICTURE]

PEACHTREE APARTMENTS, Clinton Township, MI




                            DEUTSCHE BANC ALEX. BROWN

                        THE ALLIANCE LOAN AND PROPERTIES

THE ALLIANCE LOAN

     General. The Alliance Loan had a Cut-off Date Principal Balance of $59,954,121 and is the second largest Mortgage Loan in the Trust.

     The original Alliance Loan was originated by GACC on July 29, 1998 in the amount of $101,257,046 (the "Original Alliance Loan") in connection with the acquisition of the properties described under "-- The Alliance Properties" below as well as other properties. On August 17, 1999, the Original Alliance Loan was split into two loans secured by separate pools of properties. A portion of the Original Alliance Loan was evidenced by a Substitute Mortgage Note No. 1 dated as of August 17, 1999 ("Substitute Note 1") in the original principal amount of $76,351,586 and secured by the Alliance Properties. On July 27, 2000, the indebtedness evidenced by Substitute Note 1 was further split into a loan held by GACC in the principal amount of $60,045,591 (the "Alliance Loan") and another loan originated by GACC in the principal amount of $15,608,443 with a Cut-off date Principal Balance of $15,584,666 (the "Alliance Companion Loan"), each of which is secured by eight first priority mortgages encumbering the borrower's fee simple interest in eight multi-family rental properties (the "Alliance Properties") located in Michigan, Illinois and Ohio. The Alliance Companion Loan is currently owned by GACC. The Alliance Companion Loan is not included in the Trust.

     The Alliance Borrower. The borrower under the Alliance Loan and the Alliance Companion Loan is Alliance TP Portfolio Limited Partnership, an Illinois limited partnership (the "Alliance Borrower"). The Alliance Borrower is a special purpose entity formed for the sole purpose of owning, leasing, operating, managing and otherwise dealing with the Alliance Properties and, except as described herein, has no material assets other than its interest in the Alliance Properties. The Alliance Borrower's sole general partner is Alliance TP Portfolio I, L.L.C., an Illinois special purpose limited liability company (the "Alliance GP"), having, except as described herein, no material assets other than its interest in the Alliance Borrower. The Alliance GP has two members, one of which is Alliance TP Remote, Inc., a special purpose Illinois corporation, having, except as described herein, no assets other than its interest in the Alliance GP. Alliance TP Remote, Inc. is required to have one independent director.

     Limited Recourse. The Alliance Loan is a non-recourse loan with certain customary carve-outs from the non-recourse provisions for losses resulting from various matters, including, without limitation, fraud or intentional misrepresentation by the Alliance Borrower, gross negligence or willful misconduct of the Alliance Borrower, intentional physical waste of any Alliance Property, misapplication or conversion by the Alliance Borrower of insurance proceeds, condemnation awards, security deposits or trust funds, rents and other income of any Alliance Property, the failure of the Alliance Borrower to pay insurance premiums or the failure of the Alliance Borrower to comply with the environmental provisions of the Mortgage encumbering the Alliance Properties. There is no third party guarantee of the Alliance Loan or any portion thereof.

     Payment Terms. The Alliance Borrower is required to make a constant aggregate monthly debt service payment on the Alliance Loan and the Alliance Companion Loan on the first business day of each calendar month provided no monetary event of default or material event of default (including but not limited to any event of default that causes the Alliance Loan to be a Specially Serviced Mortgage Loan) exists, such amount will be applied pro rata to amounts due on the Alliance Loan and the Alliance Companion Loan. If a monetary event of default or other material event of default (including but not limited to any event of default that causes the Alliance Loan to be a Specially Serviced Mortgage Loan) exists, all amounts received in respect of the Alliance Loan and the Alliance Companion Loan will be applied first to pay principal, interest and other amounts due on the Alliance Loan (other than default interest in excess of regular interest, which will be paid on the Alliance Loan after payment of regular interest, all principal and any prepayment premium on the Alliance Companion Loan, and excess amounts paid by the Alliance Borrower, which will be applied on a pro rata basis after payment of all other amounts under the

Alliance Loan and the Alliance Companion Loan), and then to amounts due on the Alliance Companion Loan. The Alliance Loan and the Alliance Companion Loan are ARD Loans with an Anticipated Repayment Date of September 1, 2008 and a final maturity date of September 1, 2028. The Alliance Loan and the Alliance Companion Loan each amortize on a 29 year schedule and accrue interest on the basis of a 360 day year and the actual number of days elapsed. The Alliance Loan and the Alliance Companion Loan each has a fixed mortgage interest rate of 7.32% per annum until the Anticipated Repayment Date. If the Alliance Borrower does not pay the Alliance Loan and the Alliance Companion Loan in full on the Anticipated Repayment Date, the Alliance Loan and the Alliance Companion Loan each will accrue interest at a revised rate equal to the initial mortgage interest rate plus two percentage points; provided, that interest accrued at the excess of the revised rate over the initial rate will not be due and payable until the earlier of the final maturity date and the date the related loan is paid in full. After the Anticipated Repayment Date, any excess cash flow after debt service and expenses shall be applied to reduce the outstanding principal balance of the Alliance Loan until such loan is paid in full and then to the Alliance Companion Loan until such loan is paid in full.

     The Alliance Borrower is permitted to voluntarily prepay the Alliance Loan and the Alliance Companion Loan in whole or in part (provided that a partial prepayment must be equal to a portion of the Alliance Loan and the Alliance Companion Loan applicable to one or more Alliance Properties) during the period commencing on November 1, 2001 and ending on the date which is two years after the start-up date of the Lower-Tier REMIC, provided that the Alliance Borrower pays to the related lender an amount equal to (A) the outstanding principal amount of the Alliance Loan and the Alliance Companion Loan in the event of a prepayment of the entire Alliance Loan and the Alliance Companion Loan or 125% of the portion of the Alliance Loan and the Alliance Companion Loan applicable to one or more (but less than all) of the Alliance Properties in the event of a partial prepayment plus (B) an amount equal to the positive excess of (i) the present value of the installments of principal and interest which the Alliance Borrower would have paid on the portion of the Alliance Loan and the Alliance Companion Loan prepaid through the Anticipated Repayment Date discounted at the "Treasury Constant Maturity Yield Index" (which is the yield on U. S. Treasury obligations with a maturity closest to the Anticipated Repayment Date) over
(ii) the amounts so prepaid. Upon such payment, all or, upon a partial prepayment, the applicable Alliance Properties are to be released from the lien of the mortgage encumbering the applicable Alliance Properties. Prepayments are to be applied pari passu to the Alliance Loan and the Alliance Companion Loan on a pro rata basis.

     On any payment date after the date that is two years after the start-up date of the Lower-Tier REMIC and prior to the sixth payment date prior to the Anticipated Repayment Date, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the related Mortgage through a defeasance of the Alliance Loan and Alliance Companion Loan (or, if fewer than all of the Alliance Properties are to be released, through a defeasance of that portion of the Alliance Loan as is equal to or greater than 125% of the allocated loan amount for each Alliance Property to be released). Defeasance is only permitted upon the satisfaction of certain terms and conditions, including:

     o confirmation from S&P and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates; and

     o  delivery of various legal opinions and documentation.

     Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into "property accounts" with local banks. Rents are then transferred on a daily basis by wire transfer to a centralized "mortgage loan deposit account" which is controlled by the holder of the Alliance Loan. Funds on deposit in the mortgage loan deposit account are used to fund certain sub-accounts controlled by the holder of the Alliance Loan (including an "operating expenses sub-account" which is disbursed to the Alliance Borrower each month to operate the Alliance Properties). Any excess funds remaining after the transfers to the sub-accounts are transferred to an account controlled by the mezzanine lender under the Alliance Mezzanine Loan (as defined below). If the debt service coverage ratio for the Alliance Properties falls below 1.10x to 1.0x for two consecutive calendar quarters, the funds deposited in the operating expenses sub-account will be disbursed only pursuant to written instructions from the holder of the Alliance Loan until such debt service coverage ratio exceeds 1.15x to 1.0x for three consecutive calendar quarters. Upon the occurrence of an event of default, any funds held in the Mortgage Loan Deposit Account or any of the related sub-accounts may be retained by the holder of the Alliance Loan.

     Transfer of Ownership Interests. The Mortgages encumbering the Alliance Properties prohibit the transfer of interests in the Alliance Properties or ownership interests in the Alliance Borrower without the consent of the holder of the Alliance Loan, except in limited circumstances, including without limitation a permitted foreclosure of the Alliance Mezzanine Loan. The holder of the Alliance Loan must consent to transfers of the Alliance Properties upon the satisfaction of certain criteria including the receipt by the holder of the Alliance Loan of written confirmation from S&P and Fitch that such transfers will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned to the Certificates.

     The Co-Lender Agreement. The Alliance Loan and the Alliance Companion Loan are subject to an Agreement Among Noteholders. If a monetary or material event of default (including but not limited to any event of default that causes the Alliance Loan to be a Specially Serviced Mortgage Loan) exists, such agreement requires that all amounts received in respect of the Alliance Loan and the Alliance Companion Loan will be applied first to pay principal, interest and all other amounts due on the Alliance Loan (other than default interest in excess of regular interest, which will be paid on the Alliance Loan after payment of regular interest, all principal and any prepayment premium on the Alliance Companion Loan, and excess amounts paid by the Alliance Borrower, which will be applied on a pro rata basis after payment of all other amounts under the Alliance Loan and the Alliance Companion Loan), and then to amounts due on the Alliance Companion Loan. In addition, such agreement provides that any losses or shortfalls on the Alliance Loan or Alliance Companion Loan due to a foreclosure, modification or workout will be allocated to the Alliance Companion Loan prior to allocation thereof to the Alliance Loan. In the event that (i) there exists a default in the payment of principal and interest under the Alliance Loan that continues for 90 days, (ii) the Alliance Loan is accelerated, (iii) the Alliance Borrower files for bankruptcy or, (iv) the Alliance Loan is not paid off at maturity, the holder of the Alliance Companion Loan will be entitled to purchase the Alliance Loan from the trust at a price generally equal to the unpaid principal balance of the Alliance Loan together with all unpaid interest thereon. The holder of the Alliance Companion Loan is not required to pay any prepayment premium on the Alliance Loan, unless the holder of the Alliance Companion Loan is an affiliate of the Alliance Borrower.

     Mezzanine Indebtedness. Alliance TP, L.L.C., an Illinois limited liability company, the limited partner of the Alliance Borrower, pledged its limited partnership interests in the Alliance Borrower, its regular membership interests in Alliance GP and its stock in Alliance TP Remote, Inc. as security for a loan in the maximum principal amount of $11,813,373 (the "Alliance Mezzanine Loan"). The Alliance Mezzanine Loan has a maturity date of July 29, 2003. An intercreditor agreement was entered into with the holder of the Alliance Mezzanine Loan pursuant to which the holder of the Alliance Mezzanine Loan waived certain of its rights under the Alliance Mezzanine Loan and was granted certain notice and cure rights under the Alliance Mezzanine Loan. The Alliance Mezzanine Loan is currently held by GACC which also currently holds the Alliance Companion Loan.

THE ALLIANCE PROPERTIES

     The Alliance Properties. The Alliance Properties consist of eight multifamily rental properties with the characteristics described in the table below:

                                                                             OCCUPANCY AS OF       CUT-OFF
                                                 NO. OF      YR. BUILT/     3/22/00, 3/24/00,   DATE ALLOCATED
PROPERTY NAME                   LOCATION          UNITS      RENOVATED         AND 6/22/00       LOAN AMOUNT
-------------                   --------          -----      ---------         -----------       -----------
Appletree Apartments ... Ypsilanti, MI          382      1968, 1972/1999           97.60%        $11,391,612
Arrowtree Apartments ... Okemos, MI             114         1974/1999              92.10%        $ 3,489,916
Clovertree Apartments .. Flint, MI              252         1973/1999              93.30%        $ 5,004,408
Goldentree Apartments .. Portage, MI            180         1974/1999              87.20%        $ 2,897,289
Peachtree Apartments ... Clinton Township, MI   306         1974/1999              94.80%        $ 9,514,960
Scenictree Apartments .. Palos Hills, IL        448         1972/1999              96.90%        $12,774,409
Sugartree Apartments ... Mt. Morris, MI         174         1975/1999              96.00%        $ 2,699,746
Woodsfield Apartments .. Fairfield, OH          392         1971/1999              94.10%        $12,181,781

     Property Management. The Alliance Properties are managed pursuant to a management agreement (the "Alliance Management Agreement") between the Alliance Borrower and Alliance Residential Management, L.L.C., an Illinois limited liability company (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The holder of the Alliance Loan may replace the Alliance Property Manager only upon (1) a determination by such holder that the debt service coverage ratio (as defined in the Mortgage) is (i) at any time prior to September 1, 2000, less than 1.0x to 1.0x for two consecutive calendar quarters, or (ii) from and after September 1, 2000, less than 1.10x to 1.00x for two consecutive calendar quarters, or (2) a default by the Alliance Borrower under the loan documents for the Alliance Loan or by the Alliance Property Manager under the Alliance Management Agreement.

     The Alliance Management Agreement has been assigned to the lender and is subordinate to all liens and security interests created or to be created for the benefit of the lender and the Alliance Borrower's obligations to the Alliance Property Manager under the Alliance Management Agreement are subordinated to the Alliance Borrower's obligations to the lender under the Alliance Loan and the Alliance Companion Loan.

     Zoning. Certain Alliance Properties are considered legal non-conforming uses pursuant to applicable local zoning ordinances. The Alliance Borrower is required to maintain ordinance or law coverage during the term of the Alliance Loan.

     Insurance. The Alliance Borrower is required to maintain the following insurance for the Alliance Properties: (i) with respect to improvements and personal property, "all risk" insurance in an amount at least equal to the greatest of the full replacement cost of all improvements and building equipment on the applicable Alliance Property, the principal balance of the Alliance Loan and the Alliance Companion Loan and such amount that the insurer would not deem the Alliance Borrower to be a co-insurer, (ii) comprehensive general liability insurance, on a per occurrence basis, with a limit of no less than $2,000,000 per occurrence ($5,000,000 in the aggregate) with excess and/or umbrella liability insurance of not less than $5,000,000, (iii) workers' compensation insurance, (iv) rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated gross revenues for eighteen
(18) months from the operations of the Alliance Property or (B) the projected operating expenses (including debt service) for eighteen (18) months for the maintenance and operation of the Alliance Property; (v) builder's "all risk" insurance; (vi) insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the improvements (without exclusion for explosions), (vii) if applicable, flood insurance, (viii) ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction and (ix) such other insurance as may from time to time be reasonably required by lender in order to protect its interests.

     All of the required insurance must be issued by companies approved by lender and licensed to do business in the state where the Alliance Property is located, with a claims paying ability rating of "AA" or better by S&P, and a financial size rating of VII or better by Best's Insurance Reports. The lender must be named as an additional named insured under all liability insurance policies as the first mortgagee and loss payee on all property insurance policies and as the loss payee on all loss of rents or loss of business insurance policies.

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

                                CRYSTAL PARK ONE

Crystal Park One



[PICTURE]

CRYSTAL PARK ONE, Arlington, VA




[PICTURE]

CRYSTAL PARK ONE, Arlington, VA



                           DEUTSCHE BANC ALEX. BROWN

                        CRYSTAL PARK LOAN AND PROPERTY

THE CRYSTAL PARK LOAN

     General. The Crystal Park Loan had a Cut-off Date Principal Balance of $41,970,321 and is the third largest Mortgage Loan in the Trust.

     The Crystal Park Loan was originated by GACC on October 1, 1999 in the amount of $56,000,000 (the "Original Crystal Park Loan") in connection with the refinancing of the property described under "-- The Crystal Park Property" below. On August 2, 2000, the Original Crystal Park Loan was split into a loan held by GACC in the principal amount of $42,000,000 (the "Crystal Park Loan") and another loan held by GACC in the principal amount of $13,621,183 (the "Crystal Park Companion Loan") each secured by a first priority Mortgage encumbering (i) the leasehold interest of the borrower under the Crystal Park Loan and the Crystal Park Companion Loan, as lessee, in the land and improvements containing an office building and related improvements known as Crystal Park One, 2011 Crystal Drive, Crystal City, Arlington, Virginia (the "Crystal Park Property"), pursuant to a ground lease (the "Crystal Park Ground Lease") and (ii) the fee simple interest of CESC Park One Land L.L.C. as additional trustor (the "Additional Crystal Park Trustor") in the Crystal Park Property. The Crystal Park Companion Loan is currently owned by GACC. The Crystal Park Companion Loan is not included in the Trust.

     The Borrower. The borrower under the Crystal Park Loan and the Crystal Park Companion Loan is First Crystal Park Associates Limited Partnership, a Virginia limited partnership (the "Crystal Park Borrower"). The Crystal Park Borrower is a special purpose entity formed for the sole purpose of owning, leasing, operating, managing and otherwise dealing with the Crystal Park Property and, except as described herein, has no material assets other than its interest in the Crystal Park Property. The Crystal Park Borrower's sole general partner is CESC Park One Manager L.L.C. (the "Crystal Park GP"), a special purpose Delaware limited liability company having, except as described herein, no material assets other than its interest in the Crystal Park Borrower. The Crystal Park GP has two members, one of which is Park One, Inc., a special purpose Delaware corporation, having, except as described herein, no assets other than its interest in the Crystal Park GP. Park One, Inc. is required to have two independent directors. Charles E. Smith Commercial Realty L.P., a Delaware limited partnership (the "Crystal Park Guarantor"), owns a 99% limited partnership interest in the Crystal Park Borrower and a 99.5% general partnership interest in the Crystal Park GP.

     Limited Recourse. The Crystal Park Loan is a non-recourse loan with certain customary carve-outs from the non-recourse provisions for losses resulting from various matters, including, without limitation, fraud or intentional misrepresentation by the Crystal Park Borrower or the Crystal Park Guarantor, gross negligence or willful misconduct of the Crystal Park Borrower, physical waste of the Crystal Park Property, misapplication or conversion by Crystal Park Borrower of insurance proceeds, condemnation awards, security deposits or trust funds, rents and other income of the Crystal Park Property, the failure of the Crystal Park Borrower to pay insurance premiums, the failure of the Crystal Park Borrower to maintain its status as a single purpose entity or the failure of the Crystal Park Borrower to comply with the environmental provisions of the Mortgage.

     The Crystal Park Guarantor executed and delivered a guaranty of the non-recourse carve-outs in connection with the Crystal Park Loan.

     The Additional Crystal Park Trustor. The Additional Crystal Park Trustor is CESC Park One Land L.L.C., a Delaware limited liability company, which owns and leases the Crystal Park Property to the Crystal Park Borrower pursuant to a ground lease (the "Crystal Park Ground Lease") as described below under "-- The Crystal Park Ground Lease". The Crystal Park Additional Trustor does not have, except as described herein, any assets other than its interest in the Crystal Park Property. The sole member of the Additional Crystal Park Trustor is the Crystal Park Borrower.

     Payment Terms. The Crystal Park Borrower is required to make a constant aggregate monthly debt service payment on the Crystal Park Loan and the Crystal Park Companion Loan in the amount of $415,210 on the first business day of each calendar month. Provided no monetary event of default or material event of default (including but not limited to any event of default that causes the Crystal Park Loan to be a Specially Serviced Mortgage Loan) exists under the Crystal Park Loan, such amount will be applied pro rata to amounts due on the Crystal Park Loan and the Crystal Park Companion Loan. If a monetary event of default or other material event of default (including any event of default that causes the Crystal Park Loan to be a Specially Serviced Mortgage Loan) exists, all amounts received in respect of the Crystal Park Loan and the Crystal Park Companion Loan will be applied first to pay principal, interest and other amounts due on the Crystal Park Loan (other than default interest in excess of regular interest, which will be paid on the Crystal Park Loan after payment of regular interest, all principal and any prepayment premium on the Crystal Park Companion Loan, and excess amounts paid by the Crystal Park Borrower which will be applied on a pro rata basis after payment of all other amounts under the Crystal Park Loan and the Crystal Park Companion Loan), and then to amounts due on the Crystal Park Companion Loan. The Crystal Park Loan and the Crystal Park Companion Loan are ARD Loans with an Anticipated Repayment Date of October 1, 2009 and a final maturity date of October 1, 2029. In aggregate, the Crystal Park Loan and the Crystal Park Companion Loan amortize on a 30-year schedule, commencing with the origination of the Original Crystal Park Loan, and accrue interest on the basis of a 360 day year composed of twelve 30-day months. Amortization is applied pro rata to the Crystal Park Loan and the Crystal Park Companion Loan based upon their principal balances. The Crystal Park Loan and the Crystal Park Companion Loan have fixed mortgage interest rates of 7.84% and 8.9425268% per annum, respectively, until the Anticipated Repayment Date. If the Crystal Park Borrower does not pay the Crystal Park Loan and the Crystal Park Companion Loan in full on the Anticipated Repayment Date, the Crystal Park Loan and the Crystal Park Companion Loan each will accrue interest at a revised rate equal to the initial mortgage interest rate plus two percentage points; provided, that interest accrued at the excess of the revised rate over the initial rate will not be due and payable until the earlier of the final maturity date and the date the related loan is paid in full. After the Anticipated Repayment Date, any excess cash flow after debt service and expenses shall be applied to reduce the outstanding principal balance of the Crystal Park Loan until such loan is paid in full and then to the Crystal Park Companion Loan until such loan is paid in full.

     The Crystal Park Borrower may not voluntarily prepay the Crystal Park Loan or the Crystal Park Companion Loan until four months prior to the Anticipated Repayment Date. At any time following the second anniversary after the date of issuance of the Certificates, but prior to the related Anticipated Repayment Date, the Crystal Park Borrower may obtain the release of the Crystal Park Property through a defeasance of the Crystal Park Loan and the Crystal Park Companion Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including:

     o confirmation from S&P and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates; and

     o  delivery of various legal opinions and documentation.

     Cash Management. All rents from the Crystal Park Property are required to be deposited directly by tenants into a lock-box account or, if received by the Crystal Park Borrower or the Crystal Park Property Manager, are required to be deposited in such account within three business days of such receipt. Until the occurrence of an event of default under the Crystal Park Loan, the Lock Box bank has been authorized by Lender to transfer the funds in the account to the Crystal Park Borrower on a daily basis.

     Transfer of Ownership Interests. With limited exceptions, the transfers of the Crystal Park Property and transfers of interests in the Crystal Park Borrower and the Additional Crystal Park Trustor are prohibited under the Crystal Park Loan without the prior written consent of the holder of the Crystal Park Loan. The Crystal Park Loan permits any holder of a limited partnership interest in Crystal Park Borrower to transfer its interest in Crystal Park Borrower provided certain conditions are satisfied and subject to the requirement that Charles E. Smith Commercial Realty L.P. must continue to own, directly or indirectly, 50% of the Crystal Park Borrower. In addition, the Crystal Park Loan does not restrict the right of Charles E. Smith Commercial Realty L.P. from merging with certain entities more specifically identified in the mortgage encumbering the Crystal Park Property.

     The Crystal Park Borrower is permitted to transfer the Crystal Park Property provided certain conditions are satisfied, including: (i) written confirmation from each of the applicable Rating Agencies that such action will not result in any downgrade, qualification or withdrawal of the then-current rating of the Certificates; and (ii) evidence reasonably satisfactory to the holder of the Crystal Park Loan, which is to include a legal opinion, that the single purpose nature and bankruptcy remoteness of the owner of the Crystal Park Property following such transfer will be in accordance with the standards of the Rating Agencies.

     The Co-Lender Agreement. The Crystal Park Loan and the Crystal Park Companion Loan are subject to an Agreement Among Noteholders. If a monetary or material event of default exists (including any event of default that causes the Crystal Park Loan to be a Specially Serviced Mortgage Loan), such agreement requires that all amounts received in respect of the Crystal Park Loan and the Crystal Park Companion Loan will be applied first to pay principal, interest and all other amounts due on the Crystal Park Loan (other than default interest in excess of regular interest, which will be paid on the Crystal Park Loan after payment of regular interest, all principal and any prepayment premium on the Crystal Park Companion Loan, and excess amounts paid by the Crystal Park Borrower, which will be applied on a pro rata basis after payment of all other amounts under the Crystal Park Loan and the Crystal Park Companion Loan), and then to amounts due on the Crystal Park Companion Loan. In addition, such agreement provides that any losses or shortfalls on the Crystal Park Loan or the Crystal Park Companion Loan due to a foreclosure, modification or workout will be allocated to the Crystal Park Companion Loan prior to allocation thereof to the Crystal Park Loan. In the event that (i) there exists a default in the payment of principal and interest under the Crystal Park Loan that continues for 90 days, (ii) the Crystal Park Loan is accelerated, (iii) the Crystal Park Borrower files for bankruptcy or, (iv) the Crystal Park Loan is not paid off at maturity, the holder of the Crystal Park Companion Loan will be entitled to purchase the Crystal Park Loan from the trust at a price generally equal to the unpaid principal balance of the Crystal Park Loan, together with all unpaid interest thereon. The holder of the Crystal Park Companion Loan is not required to pay any prepayment premium in connection with the purchase of the Crystal Park Loan unless the holder of the Crystal Park Companion Loan is then an affiliate of the Crystal Park Borrower.

THE CRYSTAL PARK PROPERTY

     General. The Crystal Park Property is developed with an 11-story office building containing approximately 416,524 net rentable square feet. The Crystal Park Property was constructed between 1984 and 1985.

     Largest Tenants. The four largest tenants of the Crystal Park Property are as follows:

                                 NET RENTABLE           LEASE              RENT PER NET
TENANT                          SQUARE FOOTAGE     EXPIRATION DATE     RENTABLE SQUARE FOOT
------                          --------------     ---------------     --------------------
GSA: Patent and Trade
 Office (U.S.
 Government) ...............       255,849             5/01-2/04         $  26.74-26.78
GSA: Other (U.S.
 Government) ...............        63,646           10/00-12/05             26.68-28.35
KPMG .......................        22,472            10/15/2003                  32.00
Syscon Corporation .........        19,812             5/31/2001                  32.54

     Lease Expiration Schedule. The following schedule sets forth the lease expiration schedule as of July 12, 2000:

                                                                CUMULATIVE      CUMULATIVE % OF
                             NET RENTABLE      % OF TOTAL        EXPIRING          TOTAL NET
                               EXPIRING       NET RENTABLE     NET RENTABLE        RENTABLE
YEAR ENDING DECEMBER 31       SQUARE FEET      SQUARE FEET      SQUARE FEET       SQUARE FEET
-----------------------       -----------      -----------      -----------       -----------
2000 ....................        39,541            9.49%           39,541             9.49%
2001 ....................       212,909           51.12%          252,450            60.61%
2002 ....................        36,983            8.88%          289,433            69.49%
2003 ....................        25,177            6.04%          314,610            75.53%
2004 ....................        82,710           19.86%          397,320            95.39%

     The United States Patent and Trademark Office (the "PTO") is the largest tenant at the Crystal Park Property. The PTO has publicly announced that it intends to consolidate its space needs into new, to be built space in a nearby office park. The PTO's leases expire in 2001 and 2004 and the PTO has recently exercised a three-year option on 82,063 square feet of space, extending one of their leases through 2004. The Crystal Park Borrower has established a reserve (the "PTO Rollover Reserve") to accommodate the specific tenant improvement and leasing costs associated with the potential rollover of the PTO leases. The PTO Rollover Reserve was initially funded with a $3 million letter of credit issued by Bank of America at the origination of the Crystal Park Loan and the Crystal Park Borrower is required to make monthly deposits of $150,000 for twenty months until the Crystal Park Borrower has deposited an additional $3 million.

     Property Management. The Crystal Park Property is subject to a management and leasing agreement (the "Crystal Park Management Agreement") between the Crystal Park Borrower and Charles E. Smith Management, Inc., a District of Columbia corporation ("Crystal Park Property Manager"). The Crystal Park Management Agreement has an initial term ending on May 31, 2007. Subject to a 30-day notice and cure period granted to the defaulting party, the Crystal Park Borrower or the Crystal Park Manager may terminate the agreement at any time for "just cause." Just cause includes, but is not limited to, the failure of the Crystal Park Property Manager or the Crystal Park Borrower to perform any of its obligations under the Crystal Park Management Agreement.

     The Crystal Park Management Agreement has been assigned to the lender and is subordinate to all liens and security interests created or to be created for the benefit of the lender and the Crystal Park Borrower's obligations to the Crystal Park Manager under the Crystal Park Management Agreement are subordinated to the Crystal Park Borrower's obligations to the lender under the Crystal Park Loan and the Crystal Park Companion Loan.

     Insurance. The Crystal Park Borrower is required to maintain the following insurance for the Crystal Park Property: (i) with respect to improvements and personal property, "all risk" insurance in an amount at least equal to the greatest of the full replacement cost of all improvements and building equipment on the Crystal Park Property, the principal balance of the Crystal Park Loan and the Crystal Park Companion Loan and such amount that the insurer would not deem the Crystal Park Borrower to be a co-insurer, (ii) comprehensive general liability insurance, on a per occurrence basis, with a limit of no less than $50,000,000 per occurrence with excess and/or umbrella liability insurance of not less than $5,000,000, (iii) workers' compensation insurance, (iv) rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated gross revenues for twenty-four (24) months from the operations of the Crystal Park Property or (B) the projected operating expenses (including debt service) for twenty-four (24) months for the maintenance and operation of the Crystal Park Property, (v) builder's "all risk" insurance, (vi) insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the improvements

(without exclusion for explosions), (vii) if applicable, flood insurance,
(viii) ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction and (ix) such other insurance as may from time to time be reasonably required by lender in order to protect its interests.

     All of the required insurance policies must be issued by companies approved by the lender and licensed to do business in the state of Virginia, and must have a claims paying ability rating of "AA" or better by S&P, and a rating of "A(X)" or better by Best's Insurance Reports. The lender must be named as an additional insured under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies and as the loss payee on all loss of rents or loss of business insurance policies.

     The Crystal Park Ground Lease. Pursuant to the Crystal Park Ground Lease, the Crystal Park Borrower leases the Crystal Park Property from the Additional Crystal Park Trustor. The Crystal Park Ground Lease has a term which expires on May 10, 2081. The rent payable under the Crystal Park Ground Lease is $1 per year and has been prepaid to May, 2081. The Mortgage on the Crystal Park Property encumbers the Crystal Park Borrower's leasehold interest in the Crystal Park Ground Lease and the Additional Crystal Park Trustor's fee simple interest in the Crystal Park Property. The Crystal Park Borrower and the Additional Crystal Park Trustor are affiliates and the Crystal Park Borrower is the sole member of the Additional Crystal Park Trustor.

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

                           RADISSON MART PLAZA HOTEL


Radisson Mart Plaza Hotel



[PICTURE]

RADISSON MART PLAZA HOTEL, Miami, FL


                           DEUTSCHE BANC ALEX. BROWN

                     THE RADISSON HOTEL LOAN AND PROPERTY

THE RADISSON HOTEL LOAN

     General. The Radisson Mart Plaza Hotel Loan (the "Radisson Hotel Loan") had a Cut-off Date Principal balance of $31,785,637 and is the fourth largest Mortgage Loan in the Trust.

     The Radisson Hotel Loan was originated by Morgan Guaranty on December 17, 1999, in the principal amount of $32,000,000 in connection with the refinancing of the Radisson Hotel Property (as defined below). The Radisson Hotel Loan is secured by a first priority mortgage on the fee interest in the land and improvements known as the Radisson Mart Plaza Hotel located in Miami, Florida (the "Radisson Hotel Property").

     The Borrower. The borrower under the Radisson Hotel Loan is South Florida Hotel, Inc., a Florida corporation (the "Radisson Hotel Borrower"). The Radisson Hotel Borrower is a single-purpose entity formed for the sole purpose of acquiring, owning, operating, and maintaining the Radisson Hotel Property, and, except as described herein, has no material assets other than its interests in the Radisson Hotel Property. The Radisson Hotel Borrower is required to have at least one independent director as a member of its board of directors.

     Limited Recourse. The Radisson Hotel Loan is a non-recourse loan with certain customary carve-outs from the non-recourse provisions for losses resulting from various matters, including, without limitation, the misapplication or misappropriation of rents, misapplication or misappropriation of insurance proceeds and condemnation awards, any act of actual waste or arson by the Radisson Hotel Borrower, any principal, affiliate, general partner, or member thereof or by any indemnitor or any guarantor or the failure of the Radisson Hotel Borrower to comply with the environmental provisions of the related mortgage.

     The principal of the Radisson Hotel Borrower has guaranteed the recourse obligations of the Radisson Hotel Borrower under the Radisson Hotel Loan.

     Payment Terms. The Radisson Hotel Borrower is required to pay monthly installments of principal and interest on the Radisson Hotel Loan on the first day of each calendar month. Interest accrues at a fixed rate of interest per annum equal to 8.71%. Upon the occurrence of an event of default under the Radisson Hotel Loan, interest will accrue on the outstanding principal balance of the Radisson Hotel Loan at a rate equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) the greater of (a) 13.71%, or (b) 5% above the Prime Rate in effect at the time of the occurrence of an event of default under the Radisson Hotel Loan. Interest on the Radisson Hotel Loan is calculated on the basis of a 360 day year and the actual number of days elapsed. Late payments are subject to a late fee in an amount equal to the lesser of (i) 5% of the installment amount or (ii) the maximum amount permitted by applicable law to compensate the holder of the Radisson Hotel Loan for damages incurred due to the lateness of payment. The entire principal balance of the Radisson Hotel Loan, together with all accrued but unpaid interest thereon and all other amounts due under the Radisson Hotel Loan, is required to be paid on the final maturity date of January 1, 2010.

     The Radisson Hotel Borrower may not voluntarily prepay the Radisson Hotel Loan until three months prior to its maturity date. At any time following the earlier to occur of (i) the second anniversary of the date of initial issuance of the Certificates and (ii) four years after the date of the first monthly payment date under the Radisson Hotel Loan, the Radisson Hotel Borrower may obtain the release of the Radisson Hotel Property from the lien of the related mortgage through a defeasance of the Radisson Hotel Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including:

     o confirmation from S&P and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates; and

     o  delivery of various legal opinions and documentation.

     Lockbox Accounts. The Radisson Hotel Borrower is required to maintain certain lockbox accounts (the "Radisson Hotel Lockbox Account"). The Radisson Hotel Borrower has established a segregated cash collateral account as an operating account for the Radisson Hotel Property with several subaccounts (collectively, the "Radisson Hotel Clearing Account" and, together with the Radisson Hotel Lockbox Account, the "Radisson Hotel Accounts").

     The Radisson Hotel Borrower has instructed Florida Hotel Management, a Florida corporation (the "Radisson Hotel Manager") and all persons that maintain open accounts with the Radisson Hotel Borrower or the Radisson Hotel Manager or with whom the Radisson Hotel Borrower or the Radisson Hotel Manager does business on an accounts receivable basis and all issuers of credit cards accepted at the Radisson Hotel Property to make all payments directly to the Radisson Hotel Clearing Account.

     Prior to an event of default under the Radisson Hotel Loan and provided the holder of the Radisson Hotel Loan has on deposit funds sufficient to constitute a monthly payment of principal and interest and to meet monthly reserve requirements, all deposits in the Radisson Hotel Lockbox Account are required to be transferred to the Radisson Hotel Borrower. Following an event of default under the Radisson Hotel Loan, the holder of the Radisson Hotel Loan may, without limitation, apply all or any part of the Radisson Hotel Accounts to the payment of any or all amounts due under the Radisson Hotel Loan.

     Transfer of the Radisson Hotel Property. The related mortgage permits the Radisson Hotel Borrower to transfer the Radisson Hotel Property provided that the Radisson Hotel Borrower has obtained the prior written consent of the holder of the Radisson Hotel Loan and further provided that, prior to any such transfer, the Radisson Hotel Borrower must (i) deliver evidence that the single purpose nature and bankruptcy remoteness of the Radisson Hotel Borrower following such transfer will be satisfactory to the holder of the Radisson Hotel Loan, in its sole discretion and (ii) pay a transfer fee not to exceed 1% of the outstanding principal balance of the Radisson Hotel Loan.

     Transfer of Ownership Interests. The merger, consolidation or voluntary or involuntary sale, conveyance or transfer of the Radisson Hotel Borrower's stock (or the stock of any entity controlling the Radisson Hotel Borrower by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of 10% or more of the Radisson Hotel Borrower's stock shall be vested in an entity which was not a stockholder as of the closing of the Radisson Hotel Loan is prohibited provided that this restriction does not apply to a guarantor of the Radisson Hotel Borrower whose stock, shares or partnership interests are traded on a nationally recognized stock exchange.

     Mezzanine Indebtedness. The sole stockholder of the Radisson Hotel Borrower is SFH I, LLC, a Florida limited liability company (the "Radisson Hotel Stockholder"). The Radisson Hotel Stockholder pledged its stock in the Radisson Hotel Borrower as security for a loan from Morgan Guaranty which was originated on December 17, 1999, in the original principal amount of $4,000,000 (the "Radisson Hotel Mezzanine Loan"). The Radisson Hotel Borrower and the Radisson Hotel Stockholder have entered into an intercreditor agreement with Morgan Guaranty dated December 17, 1999, which provides that the Radisson Hotel Mezzanine Loan is subordinated to the Radisson Hotel Loan.

THE RADISSON HOTEL PROPERTY

     The Radisson Hotel Property. The Mortgaged Property securing the Radisson Hotel Loan, situated at 711 N.W. 72nd Avenue in Miami, Florida, is a development comprised of a 12-story hotel containing 334 guest rooms and (i) 27,506 square feet of meeting space, (ii) a 291,587 square foot merchandise and apparel mart, known as the Miami International Merchandise Mart and (iii) a 106,272 square foot convention center. The Radisson Hotel Property had an average occupancy of 75.13% for the 12 months ended June 30, 2000. The Radisson Hotel Property was constructed in 1975 and renovated in 1999. The recent operating history of the Radisson Hotel Property is described in the following table:

12-MONTH ENDING                     OCCUPANCY       ADR(1)      REVPAR(2)
---------------                     ---------       ------      ---------
  Dec. 31, 1998 ................       76.3%      $  89.47      $  68.27
  Dec. 31, 1999 ................       70.6          91.63         64.69
  June 30, 2000 ................       75.1          89.35         67.13

----------
(1) "ADR" means average daily rate.
(2) "RevPar" means revenue per available room.

     Property Management. The Radisson Hotel Property is managed pursuant to the terms of a management agreement (the "Radisson Hotel Management Agreement") with the Radisson Hotel Manager. The term of the Radisson Hotel Management Agreement expires on December 31, 2012 and the Radisson Hotel Manager receives a fee of 3.5% of the annual gross revenues per calendar year. The holder of the Radisson Hotel Loan may terminate the Radisson Hotel Management Agreement without liability for any outstanding management fees upon an uncured event of default by the Radisson Hotel Borrower under the Radisson Hotel Loan.

     Pursuant to the Assignment of Management Agreement dated as of December 17, 1999, the Radisson Hotel Management Agreement is collaterally assigned to the holder of the Radisson Hotel Loan and is subordinated to all liens and security interests created or to be created for the benefit of the holder of the Radisson Hotel Loan.

     Insurance. The Radisson Hotel Borrower is required to maintain the following insurance for the Radisson Hotel Property: (i) with respect to improvements and personal property, coverage against "all risks of physical loss" equal to the lesser of the principal balance of the Radisson Hotel Loan or full insurable value of the improvements and personal property; (ii) comprehensive general liability insurance with a limit of $3,000,000, as well as liquor liability insurance in a minimum amount of $2,000,000; (iii) worker's compensation insurance; (iv) business income insurance in an amount equal to 100% of the projected gross income from the Radisson Hotel Property for a period of 18 months; (v) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the comprehensive general liability insurance policy; (vi) to the extent applicable, comprehensive boiler and machinery insurance (without exclusion for explosion); (vii) flood insurance; and (viii) at the request of the holder of the Radisson Hotel Loan, such other insurance against loss or damage of the kinds customarily insured against and in such other amounts as are generally required by institutional lenders for comparable properties.

     All of the required insurance must be maintained with insurers having (i) an S&P claims paying ability of not less than "AA" and (ii) an A.M. Best Company, Inc. rating of "A-" or better and a financial class of VIII or better.

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                             HAMPTON VILLAGE CENTER


Hampton Village Center



[PICTURE]

HAMPTON VILLAGE CENTER, Rochester Hills, MI




[PICTURE]

HAMPTON VILLAGE CENTER, Rochester Hills, MI



                           DEUTSCHE BANC ALEX. BROWN

                     THE HAMPTON VILLAGE LOAN AND PROPERTY

THE HAMPTON VILLAGE LOAN

     General. The Hampton Village Loan (the "Hampton Village Loan") had a Cut-off Date Principal Balance of $29,978,012 and is the fifth largest Mortgage Loan in the Trust.

     The Hampton Village Loan was originated by GACC on June 29, 2000, in the amount of $30,000,000 in connection with the refinancing of the property described under "-- The Hampton Village Property" below. The Hampton Village Loan is secured by a first priority mortgage on a fee simple interest in the land and improvements containing a shopping center and related improvements known as Hampton Village Shopping Center, 2627-2951 South Rochester Road, Rochester Hills, Michigan 48307 (the "Hampton Village Property").

     The Hampton Village Borrower. The borrower under the Hampton Village Loan is New Plan Hampton Village, L.L.C., a Delaware limited liability company (the "Hampton Village Borrower"). The Hampton Village Borrower is a single purpose entity formed for the sole purpose of owning, operating, managing and leasing the Hampton Village Property and except as described herein, has no material assets other than its interest in the Hampton Village Property. New Plan Excel Realty Trust, Inc., a Maryland corporation ("NPXL"), owns 100% of the equity interests in the Hampton Village Borrower. The independent manager of the Hampton Village Borrower is NPHV, Inc., a Delaware corporation ("NPHV"), which entity is also a non-equity member of the Hampton Village Borrower having no interest in profits and losses of the Hampton Village Borrower. NPHV is a wholly owned, direct subsidiary of NPXL. NPHV has appointed to its board of directors one individual as an independent director for the purpose of meeting single purpose entity requirements.

     Guaranty and Indemnification. The Hampton Village Loan is a nonrecourse loan with certain customary carve-outs from the nonrecourse provisions for losses arising from various matters including, without limitation, the misapplication of condemnation and insurance proceeds, rents or tenant security deposits, the failure of the Hampton Village Borrower to comply with the environmental provisions contained in the loan documents, fraud or material misrepresentation by the Hampton Village Borrower or its affiliates, and the occurrence of certain bankruptcy events within nine months of origination of the Hampton Village Loan.

     NPXL has guaranteed the recourse obligations of the Hampton Village Borrower under the Hampton Village Loan (other than the payment of impositions and insurance premiums) including the repayment of the full indebtedness if certain bankruptcy events occur within nine months of origination of the Hampton Village Loan.

     Payment Terms. The Hampton Village Borrower is required to make a constant aggregate monthly debt service payment on the Hampton Village Loan in the amount of $231,312 on the first day of each calendar month. The Hampton Village Loan is an ARD Loan and has an Anticipated Repayment Date of July 1, 2010 and a final maturity date of July 1, 2030. The Hampton Village Loan accrues interest on the basis of a 360-day year and the actual number of days elapsed. The Hampton Village Loan has a fixed mortgage interest rate of 8.53% per annum until the Anticipated Repayment Date. If the Hampton Village Borrower does not pay the Hampton Village Loan in full on the Anticipated Repayment Date, the Hampton Village Loan will accrue interest at a revised rate equal to the initial mortgage interest rate plus two percentage points; provided that interest accrued at the excess of the revised rate over the initial rate will not be due and payable until the earlier of the final maturity date and the date the related loan is paid in full. After the Anticipated Repayment Date, any excess cash flow after debt service and expenses shall be applied to reduce the outstanding principal balance of the Hampton Village Loan until such loan is paid in full.

     The Hampton Village Borrower may not voluntarily prepay the Hampton Village Loan until 3 months prior to the Anticipated Repayment Date. At any time following the second anniversary of the date of initial issuance of the Certificates, the Hampton Village Borrower may obtain a release of the Hampton Village Property from the lien of the Mortgage through a defeasance of the Hampton Village Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including:

     o confirmation from S&P and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates; and

     o  delivery of various legal opinions and documentation.

     Cash Management. Pursuant to a cash management agreement, the Hampton Village Borrower is required to deposit directly into a cash collateral account all operating revenue from the Hampton Village Property (including all rent and other amounts payable under the tenant leases and received by the Hampton Village Borrower) within five (5) business days of receipt. Provided that (i) there is no event of default under the Hampton Village Loan and (ii) the Anticipated Repayment Date has not occurred, all remaining funds in the cash management account after the payment of certain servicing fees and taxes will be transferred to an operating account maintained by the Hampton Village Borrower.

     If an event of default exists or if the Hampton Village Loan has not been paid in full on or before the Anticipated Repayment Date, the "cash sweep" to the Hampton Village Borrower's account will terminate and all remaining funds after the payment of the tax and insurance reserves will be applied to the payment of debt service on the Hampton Village Loan and then to payment of other escrow reserves and property operating expenses.

     Transfer of Ownership Interests; Transfer of Hampton Village Property. The Hampton Village Loan permits the following transfers without the consent of the holder of the Hampton Village Loan: (i) limited partnership interests in the Hampton Village Borrower or in any general partner or member of the Hampton Village Borrower and stock of any member of the Hampton Village Borrower is freely transferable, (ii) any involuntary transfer caused by the death of any general partner, shareholder, joint venturer, or member of the Hampton Village Borrower or any general partner or member of the Hampton Village Borrower or beneficial owner of a trust is transferable provided certain conditions are satisfied, (iii) gifts for estate planning purposes of any individual's interests in the Hampton Village Borrower or in any of the Hampton Village Borrower's general partners, members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant are permitted provided certain conditions are satisfied, and (iv) a merger and/or consolidation of NPXL in which NPXL is not the surviving entity may occur, provided certain conditions are satisfied including (A) such merger and/or consolidation does not materially affect the bankruptcy remote status of the Hampton Village Borrower, (B) the Hampton Village Borrower obtains a bankruptcy non-consolidation opinion and a REMIC tax opinion reasonably satisfactory to the lender and (C) the surviving entity has and maintains during the term of the Hampton Village Loan a minimum net worth of at least $50,000,000.

     The Hampton Village Borrower is not permitted to directly or indirectly transfer all or any part of, or any interest in, the Hampton Village Property without obtaining the prior written consent of the holder of the Hampton Village Loan, except that a one-time sale, conveyance or transfer of the Hampton Village Property in its entirety (hereinafter, "Sale") is permitted at any time following nine months after origination, provided no event of default exists and the following additional conditions are satisfied: (i) the Hampton Village Borrower gives the lender at least 60 days' written notice of the terms of such prospective Sale, together with all information concerning the proposed transferee of the Hampton Village Property (hereinafter, "Buyer") as the lender would require in evaluating an initial extension of credit to a borrower and a non-refundable application fee in the amount of $5,000 (the lender will have the right to approve or disapprove the proposed Buyer, which approval may not be unreasonably withheld or delayed); (ii) the Hampton Village Borrower pays the lender a non-refundable assumption fee equal to 1% of the then outstanding principal balance of the Hampton Village Loan, plus all out-of-pocket costs and expenses incurred by the lender in connection with the Sale; and (iii) the Buyer executes, without any cost or expense to the lender, such documents and agreements as the lender shall reasonably require in connection with the Sale, including, but not limited to, an assumption agreement, financing statements, and guaranties or indemnities, all in form and substance satisfactory to the lender. The Buyer will also be required to deliver to the lender such insurance policies and other documents and certificates as the lender may require.

     No Sale will relieve the Hampton Village Borrower of any personal liability under the Hampton Village Loan for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale; however, the Hampton Village Borrower will be released from and relieved of any personal liability under the Hampton Village Loan for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale.

THE HAMPTON VILLAGE PROPERTY

     General. The Hampton Village Property is a shopping center containing approximately 460,268 net rentable square feet of retail space on a parcel of land located in Rochester Hills, Michigan. The Hampton Village Property does not include outparcels located in and around the shopping center. The Hampton Village Property was constructed in between 1989 and 1991.

     Largest Tenants. The five largest tenants of the Hampton Village Property are as follows:

                                SQUARE FEET
           TENANT                OCCUPIED      LEASE EXP.     RENT PSF
           ------                --------      ----------     --------
Kohl's .....................      80,160       6-30-2016      $ 6.50
Farmer Jack ................      57,162       1-31-2011      $ 7.44
Loews Star Theater .........      47,884      12-31-2009      $ 5.01
TJ Maxx ....................      25,090       1-31-2005      $ 7.00
Office Max, Inc. ...........      23,300       1-31-2009      $ 8.50

     Property Management. The Hampton Village Property is subject to a management agreement ("Hampton Village Management Agreement") between the Hampton Village Borrower and NPXL (the "Hampton Village Manager"). The Hampton Village Management Agreement has an initial term ending on June 29, 2001, subject to automatic renewal for successive one-year terms, unless on or before 60 days prior to the date of expiration of the initial term or on or before 30 days prior to the expiration of any renewal period, either party shall notify the other in writing of its intention to terminate. The lender has the right to terminate the Hampton Village Management Agreement at any time after an event of default under the Hampton Village Loan by giving the Hampton Village Manager 30 days' written notice of such termination.

     The Hampton Village Management Agreement has been assigned to the lender and is subordinate to all liens and security interests created or to be created for the benefit of the lender and the Hampton Village Borrower's obligations to the Hampton Village Manager under the Hampton Village Management Agreement are subordinated to the Hampton Village Borrower's obligations to the lender under the Hampton Village Loan.

     Insurance. The Hampton Village Borrower is required to maintain the following insurance for the Hampton Village Property: (i) with respect to improvements and personal property, "all risk" policy or policies, in an amount not less than the 100% of the full replacement cost value of the improvements,
(ii) if applicable, flood insurance, (iii) boiler and machinery insurance (including explosion coverage), (iv) business income (loss of rents) insurance in amounts sufficient to compensate the lender for the greater of (a) gross revenues for 18 months based on tenants in place, or (b) annual operating expenses, including debt service, multiplied by 1.5, (v) "all-risk" builder's risk form or "course of construction" insurance in non-reporting form, (vi) commercial general liability insurance in amounts not less than $1,000,000 per occurrence and

$2,000,000 in the aggregate, plus umbrella coverage in an amount not less than $2,000,000, (vii) worker's compensation and employer's liability insurance, and
(viii) such other types and amounts of insurance which are commonly maintained in the case of other similar property and buildings, against other insurable hazards or causalities as may from time to time be required by the lender.

     All of the required insurance must be maintained with insurers fully licensed and authorized to do business in the state within which the Hampton Village Property is located and which have and maintain a rating of at least "AA" from S&P and an equivalent rating with such other publication of similar nature as shall be in current use and must include a standard, non-contributory, mortgagee clause naming the lender, its successors and/or assigns, as (a) additional insured under all liability insurance policies, (b) the first mortgagee and loss payee on all property insurance polices and (c) the loss payee on all loss of rents or loss of business income insurance policies.

                                  DETROIT MAC

Detroit MAC



[PICTURE]
Detroit MAC, Romulus, MI



[PICTURE]
FedEx Building



[PICTURE]
BAX Building


                           DEUTSCHE BANC ALEX. BROWN

                         DETROIT MAC LOAN AND PROPERTY

THE DETROIT MAC LOAN

     General. The Detroit Metro Air Center Loan (the "Detroit MAC Loan") had a Cut-off Date Principal Balance of $29,810,151 and is the sixth largest Mortgage Loan in the Trust.

     The Detroit MAC Loan was originated by LaSalle on September 8, 1999 in the amount of $30,000,000 in connection with the refinancing of the Detroit MAC Property. The Detroit MAC Loan is secured by a first priority mortgage on the fee interest in the land and improvements located at 11701 Metro Airport Center, Romulus, Michigan (the "Detroit MAC Property").

     The Borrower. The borrower under the Detroit MAC Loan is IAC Metro L.L.C., a Delaware limited liability corporation (the "Detroit MAC Borrower"). IAC Metro L.L.C. is a single-purpose bankruptcy-remote entity formed for the purpose of owning, operating, leasing and maintaining the Detroit MAC Property and activities incidental thereto and has no material assets other than its interests in the Detroit MAC Property. The Detroit MAC Borrower is required to have at least one independent director. The Detroit MAC Borrower's members are International Airport Centers II L.L.C. (the "Detroit MAC Principal") and IAC Investors II L.L.C. In addition, an affiliate of the Detroit MAC Borrower is also the mortgagor with respect to the IAC Detroit MII Property, which is included in the Trust.

     Guaranty and Indemnification. The Detroit MAC Loan is a non-recourse loan with certain customary carve-outs from the non-recourse provisions for losses resulting from various matters, including, without limitation, fraud or knowing and intentional misrepresentation by the Detroit MAC Borrower or the Detroit MAC Principal, intentional physical waste of the Detroit MAC Property, the misapplication or conversion by the Detroit MAC Borrower of insurance proceeds, condemnation awards, security deposits or rents and other income of the Detroit MAC Property and the Detroit MAC Borrower's failure to comply with the environmental provisions of the environmental indemnity given by the Detroit MAC Borrower and the Detroit MAC Principal.

     Payment Terms. The Detroit MAC Borrower is required to pay equal monthly installments of principal and interest on the Detroit MAC Loan on the first calendar day of each month or if such day is not a business day, the next succeeding business day. The Detroit MAC Loan amortizes on a 30-year schedule and accrues interest on the basis of actual number of days elapsed and a 360 day year. The Detroit MAC Loan has a fixed mortgage rate of 7.96%. Upon the occurrence of an event of default under the Detroit MAC Loan, the Detroit MAC Borrower must pay interest on the entire unpaid principal balance at the lesser of 12.96% and the maximum lawful rate. The Detroit MAC Loan includes a five-day grace period. Any late payments are subject to a late fee of equal to the lesser or (a) 5% of the installment amount and (b) the maximum rate permitted by applicable law.

     The entire unpaid principal balance of the Detroit MAC Loan, together with all accrued but unpaid interest thereon and all other amounts due under the Detroit MAC Loan, is required to be paid on its maturity date of October 1, 2009.

     The Detroit MAC Borrower may not voluntarily prepay the Detroit MAC Loan in whole or in part until three (3) months prior to the maturity date. On any payment date following the second anniversary of the date of the initial issuance of the Certificates, but prior to the payment date in July 2009, the Detroit MAC Borrower may obtain the release of the Detroit MAC Property through a defeasance of the Detroit MAC Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including:

     o confirmation from S&P and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates; and

     o  delivery of various legal opinions and documentation.

     Transfer of Property. The Detroit MAC Borrower may not, without prior written consent of the mortgagee, sell, convey, mortgage, grant, bargain, encumber, pledge, assign or otherwise transfer the Detroit MAC Property or any part thereof other than pursuant of leases of space to tenants, other than purchase money security interests in favor of third party dealers and manufacturers in an aggregate amount not exceeding $1,000,000 at any time. Upon notice to the mortgagee and where no event of default exists, limited liability company membership interests in the Detroit MAC Borrower, the Detroit MAC Principal or IAC Investors II L.L.C. may be transferred to any person or entity, provided that (i) the aggregate amount of the membership interests in the Detroit MAC Borrower transferred during the term of the Detroit MAC Loan does not result in more than 49% of the membership interests being transferred; and (ii) such a transfer shall not cause a change in control of the Detroit MAC Borrower. However, the principal of the Detroit MAC Borrower shall have the right to transfer or merge 100% of its interests to International Airport Centers L.L.C., an affiliate of the Detroit MAC Borrower ("IAC"), subject to execution of a non-recourse guaranty and environmental indemnification substantially identical to those executed by the principal of the Detroit MAC Borrower.

THE DETROIT MAC PROPERTY

     The Property. The Detroit MAC Property is situated on approximately 870 acres adjacent to the Detroit Metro Airport in Romulus, Michigan directly on the access road into the Airport Cargo area. The Detroit MAC Property was constructed from 1989 to 1996 and includes 12 buildings totaling 596,392 of net rentable square feet.

     Largest Tenants. The five largest tenants of the Detroit MAC Property are as follows:

                                                                               ANNUAL
                                      SQUARE FEET                          BASE RENT PER
              TENANT                    OCCUPIED      LEASE EXPIRATION     SQUARE FOOT($)
              ------                    --------      ----------------     --------------
Nippon Express USA ...............        92,786          5/4/01              $ 5.27
Thyssen Haniel Logistics .........        80,640          6/15/03             $ 5.98
Federal Express ..................        56,000          1/31/04             $ 6.00
Panalpina, Inc. ..................        33,937          5/31/02             $ 5.96
Spirit Airlines ..................        32,000          1/23/10             $ 7.95

----------
* Thyseen Haniel Logistics , formerly known as ABX Logistics, occupies five different spaces at Detroit MAC. Only 16% of the space expires in 2000. The remaining space expires as follows: 27% in 2002 and 57% in 2003.

     Lease Expiration Schedule. The following schedule sets forth the lease expiration schedule as of July 31, 2000:

                                                                     CUMULATIVE     CUMULATIVE
                                      EXPIRING       % OF TOTAL       EXPIRING      % OF TOTAL
YEAR ENDING DECEMBER 31             SQUARE FEET     SQUARE FEET     SQUARE FEET     SQUARE FEET
-----------------------             -----------     -----------     -----------     -----------
2000 ...........................       52,843            8.9%          52,843            8.9%
2001 ...........................      147,681           24.8%         200,524           33.6%
2002 ...........................      114,403           19.2%         314,927           52.8%
Thereafter .....................      246,352           41.3%         561,279           94.1%
Non-Expiring (Property Manager's
 Office) .......................        4,800            0.8%         566,079           94.9%
Vacancy ........................       30,313            5.1%         596,392          100.0%
 Total .........................      596,392          100.0%

     Property Management. The Detroit MAC Property is subject to a management agreement (the "Detroit MAC Management Agreement") between the Detroit MAC Borrower and IAC. The Detroit MAC Management Agreement is automatically renewed on January 1 of each year, subject to written termination prior to November 1 of the preceding year. Notwithstanding the foregoing, the Detroit MAC Management Agreement will terminate immediately in the event of a material breach by the Detroit MAC Borrower or IAC which is not remedied within 60 days, after receipt of written notice. The Detroit MAC Borrower may also immediately terminate the Detroit MAC Management Agreement upon bankruptcy or an act of fraud by IAC.

     The Detroit MAC Management Agreement has been assigned to the lender and is subordinate to all liens and security interests created for the benefit of the lender and the Detroit MAC Borrower's obligations to IAC under the Detroit MAC Management Agreement are subordinated to the Detroit MAC Borrower's obligations to the lender and its successors and assigns under the Detroit MAC Loan.

     Insurance. The Detroit MAC Borrower is required to maintain, during the entire term of the Detroit MAC Loan, the following insurance coverage for the Detroit MAC Property: (i) "all risk" or "special causes of loss property" insurance in an amount equal to the greater of (a) the then full replacement cost of the improvements and equipment, without deduction for physical depreciation, but with deduction for replacement of foundations and footings,
(b) the outstanding principal balance of the Detroit MAC Loan, (c) such amount that the insurer would not deem mortgagor a co-insurer under said policies;
(ii) commercial general liability/umbrella liability insurance including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, and personal injuries containing minimum limits per occurrence of $2,000,000; (iii) insurance against loss or damage from boiler and machinery in an amount at least equal to the lesser of the outstanding principal amount of the Detroit MAC Loan or $2,000,000; (iv) worker's compensation insurance with respect to any employees of the mortgagor as required by any governmental authority or legal requirements; and (v) rental loss and/or business interruption insurance for a period of 12 months in an amount equal to the greater of (a) estimated gross revenues from operations over 12 months or (b) the projected operating expenses including management fees, debt service and reserve deposits for maintenance and operation of the Detroit MAC Property over 12 months.

     All of the required insurance shall be issued by companies approved by mortgagee and licensed to do business in the state where the Detroit MAC Property is located with a claims paying ability rating of "BBB" or better by S&P and a rating of "A (IX)" or better in the current Best's Insurance Reports.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Calculation of Interest. 7.02% of the Mortgage Loans, based on the Initial Outstanding Pool Balance, accrue interest on the basis of a 360 day year consisting of twelve 30-day months, 92.98% of the Mortgage Loans, based on the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360 day year.

     Excess Interest. Twenty-one of the Mortgage Loans, representing approximately 40.20% of the Initial Outstanding Pool Balance, accrue interest at a higher rate (the "ARD Loans") commencing on a specified date prior to maturity (the "Anticipated Repayment Date"). Commencing on or within three months of the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum, equal to its Mortgage Rate (as defined in this Prospectus Supplement) plus 2%. In the event that any Mortgage Loan provides for an increase greater than 2%, the related Mortgage Loan Seller has modified or will modify such Mortgage Loan to waive any provision that would increase the interest rate by more than 2% per annum for so long as such Mortgage Loan is included in the Mortgage Pool and the Pooling and Servicing Agreement will provide that any such provision will not be enforced. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess, if any, of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, the "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will generally earn interest at the Revised Rate. On or prior to the Anticipated Repayment Date, borrowers under all but one (representing 1.89% of the Initial Outstanding Pool Balance) of the ARD Loans will be required to enter into an agreement establishing an account in the name of the Lender (a "Lock Box Account") whereby all revenue will be deposited directly into the Lock Box Account which will be controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties pursuant to the terms of a cash management agreement. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of the Monthly Debt Service Payment and certain other items is referred to herein as "excess cash flow". As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan without penalties until generally one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A to this prospectus supplement.

     Amortization of Principal. The Mortgage Loans provide for one of the following:

     ARD Loans (twenty-one of such Mortgage Loans, representing 40.20% of the Initial Outstanding Pool Balance) (i) accrue interest at a higher rate (not to exceed the applicable Mortgage Rate plus 2% per annum) after the related Anticipated Repayment Date, and (ii) provide that, commencing on the Anticipated Repayment Date, all excess cash flow is diverted to repay principal. The Anticipated Repayment Date Loans permit the related borrower to prepay such Mortgage Loan without penalty for a period generally beginning on or one to six months prior to the Anticipated Repayment Date and ending on the related maturity date. The Anticipated Repayment Date for each such Mortgage Loan is set forth on Annex A to this prospectus supplement. If the related borrower elects to prepay a Mortgage Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" in this prospectus supplement.

     Ninety Mortgage Loans, representing 59.54% of the Initial Outstanding Pool Balance, provide for payments of interest and principal and then have an expected balloon balance at the maturity date.

     One Mortgage Loan, representing 0.25% of the initial outstanding pool balance, is fully amortizing.

     Prepayment Provisions. All of the Mortgage Loans either (i) prohibit voluntary prepayment for a specified period (each, a "Lock-Out Period") or (ii) require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans during a specified period described on Annex A to this prospectus supplement or (iii) provide for defeasance as described below under "-- Property Releases." The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately
24.35 months.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Specially Serviced Mortgage Loan (as defined in this prospectus supplement), the constant monthly payment due under the related Note shall be revised based on the remaining balance, amortization term and the applicable interest rate.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors -- Risks Related to the Offered Certificates -- Risk Related to Prepayments and Repurchases" and "-- Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the prospectus.

     Property Releases. Certain of the Mortgage Loans contain provisions which permit the related borrower to release some or all of the Mortgaged Properties securing such Mortgage Loans.

     One hundred ten Mortgage Loans, representing 99.02% of the Initial Outstanding Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (3) for any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect.

     Five Mortgage Loans, representing 11.59% of the Initial Outstanding Pool Balance, provide for a portion of the Mortgaged Property to be released upon the partial defeasance of the Mortgage Loan. These Mortgage Loans generally require that (i) in the case of such a partial defeasance, prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the related Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- Risks Related to the Offered Certificates -- Risks Related to Prepayments and Repurchases" and "-- Yield Considerations" in this prospectus supplement.

     Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.

     Other Financing. The Mortgage Loans known as the Crowne Plaza Loan, the Crystal Park Loan and the Alliance Loan are secured by one or more mortgaged properties that also secure a related mortgage loan (collectively, the "Companion Loans") that is not included in the trust. In addition, three of the Mortgage Loans, with Cut-off Date Principal Balances of $3,885,099, $3,996,859 and $1,447.206, respectively, and representing 1.04% of the Initial Outstanding Pool Balance, have unsecured indebtedness other than that incurred in the ordinary course of business of $750,000, $500,000 and $300,000, respectively. The Mortgage Loan documents generally prohibit direct or indirect transfers of ownership interests in the Mortgaged Property, including a pledge or assignment of ownership interests in the related borrower (the "Mezzanine Debt"); however the Mortgage Loan Sellers have notified the Depositor that Mezzanine Debt held by third parties (including GACC and Morgan Guaranty) exists with respect to the Crowne Plaza Loan, the Alliance Loan, the Radisson Hotel Loan and the Village Hillcrest Loan. The existence of secured, indebtedness or unsecured indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Eight of the Mortgage Loans (the "Pool Loans"), representing 12.99% of the Initial Outstanding Pool Balance, are secured by more than one Mortgaged Property or are cross-collateralized with each other. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties do not secure the full amount of the related Mortgage Loan, but rather secure only a percentage of the Allocated Loan Amount of each Mortgaged Property located in such states. See "Risk Factors -- Risks Related to the Mortgage Loans -- Risks Relating to Enforceability of Cross-Collateralization" in this prospectus supplement and "Certain Characteristics of the Mortgage Loans" in Annex A to this prospectus supplement.

     As to the Pool Loans, the portion of the principal amount that is allocated to any particular Mortgaged Property is referred to in this prospectus supplement as the "Allocated Loan Amount." The Allocated Loan Amount for each such Mortgage Loan has been determined as provided in the related Mortgage Loan.

     HUD Section 8 Loans. Three of the Multifamily Loans, representing less than 2.14% of the Initial Outstanding Pool Balance, are secured by Mortgaged Properties that are eligible for low income rent subsidies under the United States Department of Housing and Urban Development ("HUD") "Section 8" program ("Section 8"). Section 8 rent subsidies provided for the direct or indirect payment of rental subsidies by HUD to owners of certain types of low income multifamily housing properties on behalf of eligible tenants. Tenant eligibility is determined based upon family income and size, as well as the median income for the area. The subsidy paid by HUD is based on the difference between the rent charged to the tenant (which rent is established by HUD) and the tenant's ability to pay. The payment of subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate.

     Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Borrower Concentrations. Several groups of Mortgage Loans are made to the same borrower or have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 4.28%, 3.30%, and 3.07% respectively, of the Initial Outstanding Pool Balance.

     Single-Tenant Mortgage Loans. In the case of fourteen Mortgage Loans, representing 12.16% of the Initial Outstanding Pool Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date of the related Mortgage Loan. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

     Geographic Location. The Mortgaged Properties are located throughout thirty states, with the largest concentrations in the State of Michigan (twenty-three Mortgaged Properties, which represent security for 20.32% of the Initial Outstanding Pool Balance), the State of New York (twelve Mortgaged Properties, which represent security for 16.64% of the Initial Outstanding Pool Balance) and the State of California (twenty-four Mortgaged Properties, which represent 13.86% of the Initial Outstanding Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 7.60% of the Initial Outstanding Pool Balance.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement, including Annex A, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 20 classes (each, a "Class") to be designated as the Class X Certificates, Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class Q-1 Certificates, Class Q-2 Certificates, Class R Certificates and Class LR Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Default Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"), excluding such funds or assets allocable to holders of the Companion Loans; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements relating to Mortgage Loan documents delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts and Lock Box Accounts, to the extent of the Trust's interests therein.


     Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Principal Balance Certificates" and each a "Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance") (in each case, subject to a variance of plus or minus 5%):

                             INITIAL          APPROXIMATE
                            AGGREGATE           PERCENT            APPROXIMATE
                           CERTIFICATE      OF INITIAL POOL          PERCENT
CLASS                        BALANCE            BALANCE         OF CREDIT SUPPORT
-----                        -------            -------         -----------------
Offered Certificates
Class A-1                $148,498,000             16.54%             23.000%(1)
Class A-2                 542,915,000             60.46              23.000(1)
Class B                    38,162,000              4.25               18.750
Class C                    39,284,000              4.37               14.375
Class D                    13,469,000              1.50               12.875
Class E                    25,815,000              2.87               10.000
Private Certificates
Class F                    11,224,000              1.25                8.750
Class G                    26,938,000              3.00                5.750
Class H                     6,734,000              0.75                5.000
Class J                     6,734,000              0.75                4.250
Class K                    10,101,000              1.12                3.125
Class L                     7,856,000              0.87                2.250
Class M                     6,734,000              0.75                1.500
Class N                     4,489,000              0.50                1.000
Class O                     8,987,215              1.00                   0

------------
(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

     The Class X Certificates will have an initial notional balance (the "Notional Balance") equal to $897,940,215, which is equal to the aggregate Certificate Balance of the Principal Balance Certificates as of the Cut-off Date.

     The Class Q-1, Class Q-2, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "-- Distributions -- Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Certificates (other than the Class Q-1, Class Q-2, Class X, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate Certificate Balance of the Principal Balance Certificates immediately prior to such Distribution Date. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates. The Class X Certificates consist of 15 separate component interests, each of which (collectively the "Class X Components") relates to a separate Class of Principal Balance Certificates. The Class X Components are used in determining the Pass-Through Rate of the Class X Certificates. However, because the Class F Certificates has a pass-through rate equal to the Weighted Average Net Mortgage Pass-Through Rate, the component relating to such Class will not contribute any interest to the Class X Certificates.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in October 2000 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Bond Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by the Servicer in the related Collection Period, (ii) all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period,
(iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "-- Prepayment Interest Shortfall" below) and (vi) for the Distribution Date occurring in each March, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" below, but excluding the following:

          (a) amounts permitted to be used to reimburse the Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in this prospectus supplement under "The Pooling and Servicing Agreement -- Advances";

          (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicer, the Trustee and the Bond Administrator and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement -- Special Servicing"), together with interest thereon to the extent provided in the Pooling and Servicing Agreement and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

          (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described in this prospectus supplement, to which the Servicer, the Special Servicer, any subservicer, the Bond Administrator and the Trustee are entitled;

          (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Bond Administrator and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

          (f) Prepayment Premiums;

          (g) Net Default Interest;

          (h) Excess Interest;

          (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

          (j) the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the related Loan REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

          (k) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement -- Optional Termination" and "-- Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including (i) Principal Prepayments (but excluding Prepayment Premiums) and (ii) if applicable, the repurchase price paid for the Wilton Office Plaza loan, exclusive of any yield maintenance premium. See "Yield and Maturity Considerations -- Yield Considerations -- Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The "Collection Period" with respect to a Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs; provided, that with respect to the Mortgage Loans known as "Arrowhead Self Storage," "Embassy Suites -- Corpus Christi" and "Embassy Suites -- Marlborough," with Due Dates that occur after the Determination Date and with respect to any other Mortgage Loan with a grace period expiring after the Determination Date but prior to the next Distribution Date (the "Extended Due Date Mortgage Loans"), the Collection Period will be deemed to end on those Due Dates or at the end of those grace periods, as applicable. The "Determination Date" will be the 6th business day preceding each Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances at the Advance Rate and to reimburse the Trust for certain trust fund expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

     "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

     "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate or if a Loan Pair is involved, the weighted average of the Mortgage Rates for the Mortgage Loan and the Companion Loan.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q-1, Class Q-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Notional Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period), as applicable, minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "-- Appraisal Reductions" below.

     "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 7.206%. The Pass-Through Rate on the Class A-2, Class B, Class C, Class D and Class E Certificates will, at all times, be equal to the lesser of the initial Pass-Through Rate for such Class, as described in "Executive Summary -- The Certificates" in this prospectus supplement and the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class F Certificates will be, at all times, equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of a fixed rate specified in the Pooling and Servicing Agreement and the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates then applicable to each Class X Component for such Distribution Date. The Pass-Through Rate in respect of each Class X Component for any Distribution Date will be variable and will be equal to the excess, if any, of the

Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. The Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Pass-Through Rate will be zero.

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan, and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the first day, the tenth day or the eleventh day of such month in the related Collection Period as specified in the related Note for such Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Net Mortgage Pass-Through Rate of such Mortgage Loan for any Mortgage Loan interest accrual period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan less the Servicing Fee Rate during such Mortgage Loan's interest accrual period at the related Mortgage Rate; provided, however, that with respect to each Mortgage Loan, the Mortgage Rate for the one-month period (i) preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year and (ii) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note.

     The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A to this prospectus supplement. The Mortgage Rate for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without giving effect to any default rate and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications" in this prospectus supplement.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

          (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

          (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

          (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust in connection with the breach of a representation or warranty or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing Agreement -- Optional Termination";

          (iv) the portion of Unscheduled Payments (to the extent not included in clause (iii)) allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

          (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

          (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

          (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii), net of any related outstanding P&I Advances allocable to principal).

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant payment required by the related Note or the original amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

     An "REO Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

          (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to the aggregate Interest Accrual Amounts of such Classes;

          (ii) Second, pro rata, to the Class A-1, Class A-2 and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

          (iii) Third, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero;

          (iv) Fourth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (v) Fifth, to the Class B Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (vi) Sixth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (vii) Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (viii) Eighth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (ix) Ninth, to the Class C Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (x) Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xi) Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xii) Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xiii) Thirteenth, to the Class D Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xiv) Fourteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xv) Fifteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xvi) Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xvii) Seventeenth, to the Class E Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xviii) Eighteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xix) Nineteenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xx) Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxi) Twenty-first, to the Class F Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxii) Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxiii) Twenty-third, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxiv) Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxv) Twenty-fifth, to the Class G Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

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          (xxvi) Twenty-sixth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxvii) Twenty-seventh, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxviii) Twenty-eighth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxix) Twenty-ninth, to the Class H Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxx) Thirtieth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxi) Thirty-first, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxii) Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxiii) Thirty-third, to the Class J Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxxiv) Thirty-fourth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxv) Thirty-fifth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxvi) Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxvii) Thirty-seventh, to the Class K Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxxviii) Thirty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxix) Thirty-ninth, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xl) Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xli) Forty-first, to the Class L Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xlii) Forty-second, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

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          (xliii) Forty-third, to the Class L Certificates, in reduction of the
     Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xliv) Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xlv) Forty-fifth, to the Class M Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xlvi) Forty-sixth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xlvii) Forty-seventh, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xlviii) Forty-eighth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xlix) Forty-ninth, to the Class N Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (l) Fiftieth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (li) Fifty-first, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

          (lii) Fifty-second, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (liii) Fifty-third, to the Class O Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (liv) Fifty-fourth, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (lv) Fifty-fifth, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (lvi) Fifty-sixth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

          (lvii) Fifty-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1 and Class A-2

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Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1 and Class A-2 Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

     Prepayment Premiums. Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date first, to the holders of each Class of Offered Certificates (not in reduction of the Certificate Balances thereof) then entitled to principal distributions and the Class X Certificates, until the Certificate Balance of the Offered Certificates has been reduced to zero; and then between the Class F Certificates (not in reduction of the Certificate Balance thereof) and the Class X Certificates until the Certificate Balance of the Class F Certificates has been reduced to zero, in an aggregate amount up to the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction of each such Class and (c) the Principal Allocation Fraction of each such Class. The "Discount Rate Fraction" of each Class is equal to a fraction (not greater than 1.0 or less than zero) the numerator of which is equal to the excess of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below) and the denominator of which is equal to the excess of (A) the Mortgage Rate of the related Mortgage Loan over (B) the relevant Discount Rate. With respect to any Distribution Date and each Class of Certificates, the "Principal Allocation Fraction" is a fraction the numerator of which is the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates as of such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

     The "Discount Rate" means the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

     The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

     Default Interest and Excess Interest. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan and allocable to such Mortgage Loan and Excess Interest received in the related Collection Period and allocable to a Mortgage Loan will be distributed solely to the Class Q-1 and Class Q-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class Q-1 and Class Q-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums. There can be no assurance that Excess Interest, even if accrued, will be paid or collected. The Servicer may waive all or any accrued Excess Interest in connection with a prepayment in full of a Mortgage Loan or for any Mortgage Loan that has a Companion Loan, such Mortgage Loan and Companion Loan (a "Loan Pair") prior to its maturity date, if the Servicer determines that (1) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that such Mortgage Loan or Loan Pair will not be paid in full on its maturity date and
(2) the waiver of such Excess Interest is reasonably likely to produce a larger payment to the Certificateholders (and if a Loan Pair, the

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holder of the related Companion Loan) on a present value basis than a refusal to waive such Excess Interest; provided, that the Servicer shall not effect such waiver if, upon notice from the Bond Administrator, the Holders of Certificates representing at least a majority of the aggregate percentage interests of the Class Q-1 Certificates object to such waiver within 30 days after notice thereof is given unless failure to give such waiver would be inconsistent with the Servicing Standard.

REALIZED LOSSES

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class O Certificates, second, to the Class N Certificates, third, to the Class M Certificates, fourth, to the Class L Certificates, fifth to the Class K Certificates, sixth, to the Class J Certificates, seventh, to the Class H Certificates, eighth, to the Class G Certificates, ninth, to the Class F Certificates, tenth, to the Class E Certificates, eleventh, to the Class D Certificates, twelfth, to the Class C Certificates, thirteenth, to the Class B Certificates, and finally, pro rata, to the Class A-1 and Class A-2 Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from interest on Advances (to the extent not covered by Default Interest and late charges), extraordinary expenses of the Trust and other additional expenses of the Trust, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," in this prospectus supplement or otherwise, will be allocated in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls, as described under "-- Prepayment Interest Shortfall" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Excess Prepayment Interest Shortfall). The Notional Balance of the Class X Certificates will be reduced to reflect reductions in the Certificate Balances of the Principal Balance Certificates as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Principal Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

PREPAYMENT INTEREST SHORTFALL

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a mortgagor makes a full Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such

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Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part or a Balloon Payment is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

     To the extent that the aggregate of such Prepayment Interest Shortfalls for all Mortgage Loans that are not specially serviced exceed such Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date ("Net Prepayment Interest Shortfall"), such amount will reduce the aggregate Master Servicing Fee (but not the fees payable to the Special Servicer in the case of Specially Serviced Mortgage Loans and not the Trustee Fee) in an amount necessary to offset such Net Prepayment Interest Shortfalls. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in this prospectus supplement. The aggregate Prepayment Interest Shortfalls in excess of the sum of (i) the aggregate Prepayment Interest Excess and (ii) the aggregate Master Servicing Fee ("Excess Prepayment Interest Shortfall") will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Excess Prepayment Interest Shortfall) to each such Class.

     To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Servicer as additional compensation.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), first, to the Class O Certificates, second, to the Class N Certificates, third, to the Class M Certificates, fourth to the Class L Certificates, fifth, to the Class K Certificates, sixth, to the Class J Certificates, seventh, to the Class H Certificates, eighth, to the Class G Certificates, ninth, to the Class F Certificates, tenth, to the Class E Certificates, eleventh, to the Class D Certificates, twelfth, to the Class C Certificates, thirteenth, to the Class B Certificates, and finally, pro rata, to the Class A-1 and Class A-2 Certificates based on their respective Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

     With respect to any Mortgage Loan or Loan Pair, the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or the related Companion Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property and (v) 60 days after the third anniversary of any extension of a Mortgage Loan (any of (i), (ii), (iii), (iv) and (v), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer or the Special Servicer as an Advance) or, in the case of Mortgage Loans having a principal balance under $2,000,0000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Loan Pair at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or Loan Pair and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan or Loan Pair (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties and such estimate will be used for purposes of the Appraisal Reduction Amount. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an independent MAI appraisal, and (ii) for Mortgage Loans having a principal balance under $2,000,000, the Special Servicer will be required, at its option,
(A) to provide its good faith estimate (a "Small Loan Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an independent MAI Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans, or (B) to obtain, with the consent of the Directing Certificateholder or if a Loan Pair is involved, the holder of the related Companion Loan, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and

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Servicing Agreement, Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals. Each Appraisal Reduction Amount in respect of a Loan Pair will be allocated first to the related Companion Loan in such Loan Pair and then to the related Mortgage Loan in such Loan Pair.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Companion Loan, any extension of the Maturity Date of a Mortgage Loan or Companion Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or related Companion Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or
(iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than twelve months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

     In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement -- Advances" in this prospectus supplement.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1 and Class A-2 Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B, C, D and E Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the Certificates -- Book Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Bond Administrator will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), the Bond Administrator, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, such manager or a mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Bond Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Bond Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise the Bond Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Bond Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Bond Administrator, the Certificate Registrar and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Bond Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Bond Administrator will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

     In the event that holders of the Class B, Class C, Class D or Class E Certificates (the "Subordinated Offered Certificates") become entitled to receive Definitive Certificates under the circumstances described above under "-- Definitive Certificates", each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Certificate Registrar and the Bond Administrator a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or a substantially similar exemption under Similar Law or (ii) provide documentation as described under "ERISA Considerations" in this prospectus supplement. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.

     The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     Pass-Through Rate. The Pass-Through Rate for the Class A-1 Certificates will be fixed. The Pass-Through Rates applicable to the Class A-2, Class B, Class C, Class D and Class E Certificates for any Distribution Date will be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Pass-Through Rate with respect to such Distribution Date. Accordingly, the yield on the Offered Certificates (other than the Class A-1 Certificates) will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the Weighted Average Net Mortgage Pass-Through Rate is reduced below the specified fixed rate with respect to the Class A-2, Class B, Class C, Class D and Class E Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "-- Yield Considerations -- Rate and Timing of Principal Payments."

     Rate and Timing of Principal Payments. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "The Pooling and Servicing Agreement -- Amendment" and "-- Modifications" in this prospectus supplement and "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans -- Foreclosure" in the prospectus. The failure on the part of any borrower to pay its ARD Loan on its Anticipated Repayment Date may result in significant delays in payments of principal on such ARD Loan and, accordingly, on the Offered Certificates. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such

Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     With respect to the Mortgage Loan known as Wilton Office Plaza (the "Wilton Office Plaza Loan"), which represents 0.61% of the Initial Outstanding Pool Balance, the borrower is currently permitted to defease such Mortgage Loan under the related loan documents. If the borrower defeases such Mortgage Loan at any time prior to the second anniversary of the Closing Date, GACC will be required to repurchase such Mortgage Loan at the Repurchase Price plus yield maintenance. The price paid by GACC will be passed through to Certificateholders with the same effect as if such Mortgage Loan had been prepaid in full with yield maintenance. The yield maintenance premium will be treated as a Prepayment Premium for purposes of allocations among Certificateholders but will represent an obligation of GACC held by the Trust Fund and paid from the portion of the Trust Fund exclusive of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMICs. In addition, GACC will be required to indemnify the Trust for any prohibited transaction tax associated with such repurchase.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Interest. As described under "Description of the Offered Certificates -- Distributions" in this prospectus supplement, if the portion of the Available Distribution Amount to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Distribution Amount until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (or the Anticipated Repayment Date, in the case of an ARD
Loan). The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out or defeasance period or a yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out or defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the Mortgage Loan, exercise a Defeasance Option. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following assumptions (collectively, the "Modeling Assumptions"): (i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan, (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in October 2000, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xiii)), (vi) the ARD Loans mature on their respective Anticipated Repayment Dates, (vii) all Mortgage Loans accrue interest under the method as specified in Annex A, (viii) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xi) there are no additional trust fund expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in October 2000, (xiii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period, if any, or yield maintenance period, if any, (xiv) the prepayment provisions for each Mortgage Loan are as set forth on Annex A to this prospectus, supplement, assuming the term for the Prepayment Provisions begins on such Mortgage Loan's first payment date, (xv) no Mortgage Loan is repurchased by a holder of a Companion Loan; (xvi) the Closing Date is September 20, 2000; and (xvii) in the case of the Crystal Park Loan, that the payment terms are as described in "Description of the Mortgage Pool -- Crystal Park Loan and Property -- The Crystal Park Loan -- Payment Terms". To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                           ------     -------     -------     -------     --------
Initial ...................................      100%        100%        100%        100%        100%
September, 2001 ...........................       94          94          94          94          94
September, 2002 ...........................       88          88          88          88          88
September, 2003 ...........................       82          82          82          82          82
September, 2004 ...........................       75          75          75          75          75
September, 2005 ...........................       67          67          67          67          67
September, 2006 ...........................       59          58          57          56          48
September, 2007 ...........................       39          39          39          39          39
September, 2008 ...........................        0           0           0           0           0
Weighted Average Life (in years) ..........     5.60        5.59        5.57        5.55        5.48

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                           ------     -------     -------     -------     --------
Initial ...................................      100%        100%        100%        100%        100%
September, 2001 ...........................      100         100         100         100         100
September, 2002 ...........................      100         100         100         100         100
September, 2003 ...........................      100         100         100         100         100
September, 2004 ...........................      100         100         100         100         100
September, 2005 ...........................      100         100         100         100         100
September, 2006 ...........................      100         100         100         100         100
September, 2007 ...........................      100         100         100         100         100
September, 2008 ...........................       90          90          90          90          90
September, 2009 ...........................       72          70          68          65          41
September, 2010 ...........................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.07        9.06        9.04        9.02        8.82

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                           ------     -------     -------     -------     --------
Initial ...................................      100%        100%        100%        100%        100%
September, 2001 ...........................      100         100         100         100         100
September, 2002 ...........................      100         100         100         100         100
September, 2003 ...........................      100         100         100         100         100
September, 2004 ...........................      100         100         100         100         100
September, 2005 ...........................      100         100         100         100         100
September, 2006 ...........................      100         100         100         100         100
September, 2007 ...........................      100         100         100         100         100
September, 2008 ...........................      100         100         100         100         100
September, 2009 ...........................      100         100         100         100         100
September, 2010 ...........................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.57        9.57        9.57        9.57        9.49

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                           ------     -------     -------     -------     --------
Initial ...................................      100%        100%        100%        100%        100%
September, 2001 ...........................      100         100         100         100         100
September, 2002 ...........................      100         100         100         100         100
September, 2003 ...........................      100         100         100         100         100
September, 2004 ...........................      100         100         100         100         100
September, 2005 ...........................      100         100         100         100         100
September, 2006 ...........................      100         100         100         100         100
September, 2007 ...........................      100         100         100         100         100
September, 2008 ...........................      100         100         100         100         100
September, 2009 ...........................      100         100         100         100         100
September, 2010 ...........................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.67        9.64        9.62        9.59        9.52

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                           ------     -------     -------     -------     --------
Initial ...................................      100%        100%        100%        100%        100%
September, 2001 ...........................      100         100         100         100         100
September, 2002 ...........................      100         100         100         100         100
September, 2003 ...........................      100         100         100         100         100
September, 2004 ...........................      100         100         100         100         100
September, 2005 ...........................      100         100         100         100         100
September, 2006 ...........................      100         100         100         100         100
September, 2007 ...........................      100         100         100         100         100
September, 2008 ...........................      100         100         100         100         100
September, 2009 ...........................      100         100         100         100         100
September, 2010 ...........................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.74        9.74        9.70        9.65        9.57

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                           ------     -------     -------     -------     --------
Initial ...................................      100%        100%        100%        100%        100%
September, 2001 ...........................      100         100         100         100         100
September, 2002 ...........................      100         100         100         100         100
September, 2003 ...........................      100         100         100         100         100
September, 2004 ...........................      100         100         100         100         100
September, 2005 ...........................      100         100         100         100         100
September, 2006 ...........................      100         100         100         100         100
September, 2007 ...........................      100         100         100         100         100
September, 2008 ...........................      100         100         100         100         100
September, 2009 ...........................      100         100         100         100         100
September, 2010 ...........................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.74        9.74        9.74        9.71        9.57

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of September 20, 2000 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including September 1, 2000 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (i.e., 99-16 means 9916/32%) and are exclusive of accrued interest.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE
    SPECIFIED CPRS 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

          ASSUMED PRICE
             (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
             -------                   ------     -------     -------     -------     --------
 99-00 ............................... 7.482%      7.482%      7.483%      7.483%      7.485%
 99-04 ............................... 7.453%      7.453%      7.453%      7.454%      7.455%
 99-08 ............................... 7.424%      7.424%      7.424%      7.425%      7.426%
 99-12 ............................... 7.395%      7.395%      7.395%      7.395%      7.396%
 99-16 ............................... 7.366%      7.366%      7.366%      7.366%      7.367%
 99-20 ............................... 7.337%      7.337%      7.337%      7.337%      7.337%
 99-24 ............................... 7.308%      7.308%      7.308%      7.308%      7.308%
 99-28 ............................... 7.279%      7.279%      7.279%      7.279%      7.279%
100-00 ............................... 7.250%      7.250%      7.250%      7.250%      7.249%
100-04 ............................... 7.222%      7.222%      7.221%      7.221%      7.220%
100-08 ............................... 7.193%      7.193%      7.193%      7.192%      7.191%
100-12 ............................... 7.164%      7.164%      7.164%      7.163%      7.162%
100-16 ............................... 7.136%      7.136%      7.135%      7.135%      7.133%
100-20 ............................... 7.107%      7.107%      7.107%      7.106%      7.104%
100-24 ............................... 7.079%      7.078%      7.078%      7.077%      7.075%
100-28 ............................... 7.050%      7.050%      7.050%      7.049%      7.046%
101-00 ............................... 7.022%      7.022%      7.021%      7.020%      7.017%
Weighted Average Life (yrs.) ......... 5.600       5.588       5.574       5.552       5.483
First Principal Payment Date ......... Oct-2000    Oct-2000    Oct-2000    Oct-2000    Oct-2000
Last Principal Payment Date .......... Sep-2008    Aug-2008    Aug-2008    Jul-2008    Apr-2008

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE
    SPECIFIED CPRS 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

          ASSUMED PRICE
             (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
             -------                   ------     -------     -------     -------     --------
 99-16 ............................... 7.565%      7.565%      7.565%      7.565%      7.565%
 99-20 ............................... 7.545%      7.545%      7.545%      7.545%      7.545%
 99-24 ............................... 7.525%      7.525%      7.525%      7.525%      7.525%
 99-28 ............................... 7.506%      7.506%      7.506%      7.506%      7.505%
100-00 ............................... 7.486%      7.486%      7.486%      7.486%      7.485%
100-04 ............................... 7.467%      7.467%      7.467%      7.467%      7.466%
100-08 ............................... 7.447%      7.447%      7.447%      7.447%      7.446%
100-12 ............................... 7.428%      7.428%      7.428%      7.428%      7.426%
100-16 ............................... 7.409%      7.409%      7.408%      7.408%      7.406%
100-20 ............................... 7.389%      7.389%      7.389%      7.389%      7.386%
100-24 ............................... 7.370%      7.370%      7.370%      7.369%      7.367%
100-28 ............................... 7.351%      7.350%      7.350%      7.350%      7.347%
101-00 ............................... 7.331%      7.331%      7.331%      7.331%      7.327%
101-04 ............................... 7.312%      7.312%      7.312%      7.311%      7.308%
101-08 ............................... 7.293%      7.293%      7.292%      7.292%      7.288%
101-12 ............................... 7.274%      7.273%      7.273%      7.273%      7.269%
101-16 ............................... 7.255%      7.254%      7.254%      7.254%      7.249%
Weighted Average Life (yrs.) ......... 9.071       9.060       9.045       9.021       8.819
First Principal Payment Date ......... Sep-2008    Aug-2008    Aug-2008    Jul-2008    Apr-2008
Last Principal Payment Date .......... Apr-2010    Apr-2010    Apr-2010    Apr-2010    Mar-2010

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE
            (32NDS)                  0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
            -------                  ------     -------     -------     -------     --------
 99-00 ............................. 7.720%      7.720%      7.720%      7.720%      7.720%
 99-04 ............................. 7.701%      7.701%      7.701%      7.701%      7.701%
 99-08 ............................. 7.682%      7.682%      7.682%      7.682%      7.682%
 99-12 ............................. 7.663%      7.663%      7.663%      7.663%      7.663%
 99-16 ............................. 7.644%      7.644%      7.644%      7.644%      7.644%
 99-20 ............................. 7.625%      7.625%      7.625%      7.625%      7.625%
 99-24 ............................. 7.606%      7.606%      7.606%      7.606%      7.606%
 99-28 ............................. 7.587%      7.587%      7.587%      7.587%      7.587%
100-00 ............................. 7.568%      7.568%      7.568%      7.568%      7.568%
100-04 ............................. 7.549%      7.549%      7.549%      7.549%      7.549%
100-08 ............................. 7.530%      7.530%      7.530%      7.530%      7.530%
100-12 ............................. 7.512%      7.512%      7.512%      7.512%      7.511%
100-16 ............................. 7.493%      7.493%      7.493%      7.493%      7.492%
100-20 ............................. 7.474%      7.474%      7.474%      7.474%      7.473%
100-24 ............................. 7.455%      7.455%      7.455%      7.455%      7.454%
100-28 ............................. 7.437%      7.437%      7.437%      7.437%      7.436%
101-00 ............................. 7.418%      7.418%      7.418%      7.418%      7.417%
Weighted Average Life (yrs.) ....... 9.569       9.569       9.569       9.569       9.486
First Principal Payment Date ....... Apr-2010    Apr-2010    Apr-2010    Apr-2010    Mar-2010
Last Principal Payment Date ........ Apr-2010    Apr-2010    Apr-2010    Apr-2010    Mar-2010

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

          ASSUMED PRICE
             (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
             -------                   ------     -------     -------     -------     --------
 99-16 ............................... 7.861%      7.861%      7.861%      7.861%      7.862%
 99-20 ............................... 7.842%      7.842%      7.842%      7.842%      7.842%
 99-24 ............................... 7.823%      7.823%      7.823%      7.823%      7.823%
 99-28 ............................... 7.804%      7.804%      7.804%      7.804%      7.804%
100-00 ............................... 7.785%      7.785%      7.785%      7.785%      7.785%
100-04 ............................... 7.766%      7.766%      7.766%      7.766%      7.766%
100-08 ............................... 7.748%      7.747%      7.747%      7.747%      7.747%
100-12 ............................... 7.729%      7.729%      7.728%      7.728%      7.728%
100-16 ............................... 7.710%      7.710%      7.710%      7.709%      7.709%
100-20 ............................... 7.691%      7.691%      7.691%      7.690%      7.690%
100-24 ............................... 7.673%      7.672%      7.672%      7.672%      7.671%
100-28 ............................... 7.654%      7.653%      7.653%      7.653%      7.652%
101-00 ............................... 7.635%      7.635%      7.634%      7.634%      7.633%
101-04 ............................... 7.617%      7.616%      7.616%      7.615%      7.614%
101-08 ............................... 7.598%      7.597%      7.597%      7.597%      7.595%
101-12 ............................... 7.579%      7.579%      7.578%      7.578%      7.577%
101-16 ............................... 7.561%      7.560%      7.560%      7.559%      7.558%
Weighted Average Life (yrs.) ......... 9.674       9.644       9.618       9.590       9.517
First Principal Payment Date ......... Apr-2010    Apr-2010    Apr-2010    Apr-2010    Mar-2010
Last Principal Payment Date .......... Jun-2010    Jun-2010    May-2010    May-2010    Apr-2010

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

          ASSUMED PRICE
             (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
             -------                   ------     -------     -------     -------     --------
 99-16 ............................... 7.962%      7.962%      7.962%      7.962%      7.962%
 99-20 ............................... 7.943%      7.943%      7.943%      7.943%      7.943%
 99-24 ............................... 7.924%      7.924%      7.924%      7.924%      7.924%
 99-28 ............................... 7.905%      7.905%      7.905%      7.905%      7.905%
100-00 ............................... 7.886%      7.886%      7.886%      7.886%      7.885%
100-04 ............................... 7.867%      7.867%      7.867%      7.867%      7.866%
100-08 ............................... 7.848%      7.848%      7.848%      7.848%      7.847%
100-12 ............................... 7.829%      7.829%      7.829%      7.829%      7.828%
100-16 ............................... 7.811%      7.811%      7.810%      7.810%      7.809%
100-20 ............................... 7.792%      7.792%      7.791%      7.791%      7.790%
100-24 ............................... 7.773%      7.773%      7.773%      7.772%      7.771%
100-28 ............................... 7.754%      7.754%      7.754%      7.753%      7.752%
101-00 ............................... 7.736%      7.736%      7.735%      7.735%      7.733%
101-04 ............................... 7.717%      7.717%      7.717%      7.716%      7.715%
101-08 ............................... 7.699%      7.699%      7.698%      7.697%      7.696%
101-12 ............................... 7.680%      7.680%      7.679%      7.678%      7.677%
101-16 ............................... 7.661%      7.661%      7.661%      7.660%      7.658%
Weighted Average Life (yrs.) ......... 9.736       9.736       9.698       9.653       9.569
First Principal Payment Date ......... Jun-2010    Jun-2010    May-2010    May-2010    Apr-2010
Last Principal Payment Date .......... Jun-2010    Jun-2010    Jun-2010    May-2010    Apr-2010

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS 0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

          ASSUMED PRICE
             (32NDS)                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
             -------                   ------     -------     -------     -------     --------
 99-08 ............................... 8.338%      8.338%      8.338%      8.338%      8.339%
 99-12 ............................... 8.319%      8.319%      8.319%      8.319%      8.319%
 99-16 ............................... 8.299%      8.299%      8.299%      8.299%      8.300%
 99-20 ............................... 8.280%      8.280%      8.280%      8.280%      8.280%
 99-24 ............................... 8.261%      8.261%      8.261%      8.261%      8.261%
 99-28 ............................... 8.242%      8.242%      8.242%      8.241%      8.241%
100-00 ............................... 8.222%      8.222%      8.222%      8.222%      8.222%
100-04 ............................... 8.203%      8.203%      8.203%      8.203%      8.202%
100-08 ............................... 8.184%      8.184%      8.184%      8.184%      8.183%
100-12 ............................... 8.165%      8.165%      8.165%      8.165%      8.164%
100-16 ............................... 8.146%      8.146%      8.146%      8.146%      8.144%
100-20 ............................... 8.127%      8.127%      8.127%      8.127%      8.125%
100-24 ............................... 8.108%      8.108%      8.108%      8.108%      8.106%
100-28 ............................... 8.089%      8.089%      8.089%      8.089%      8.087%
101-00 ............................... 8.070%      8.070%      8.070%      8.070%      8.068%
101-04 ............................... 8.051%      8.051%      8.051%      8.051%      8.048%
101-08 ............................... 8.032%      8.032%      8.032%      8.032%      8.029%
Weighted Average Life (yrs.) ......... 9.736       9.736       9.736       9.712       9.569
First Principal Payment Date ......... Jun-2010    Jun-2010    Jun-2010    May-2010    Apr-2010
Last Principal Payment Date .......... Jun-2010    Jun-2010    Jun-2010    Jun-2010    Apr-2010

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator and the holder of each Companion Loan.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Bond Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group -- COMM 2000-C1.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, Morgan Guaranty and LaSalle pursuant to three separate Mortgage Loan Purchase Agreements (the "Mortgage Loan Purchase Agreements"). See "Description of the Mortgage Pool -- The Mortgage Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against GACC, Morgan Guaranty and LaSalle in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), with respect to each Mortgage Loan, certain documents and instruments (the "Mortgage Loan Documents") including, among other things, the following: (i) the original Note endorsed in blank and delivered to the Custodian; (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages;
(v) the related security agreement, if applicable; (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a "filed"-marked copy of the UCC-1 financing statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) if any, the original loan agreements; and (xi) the original lender's title insurance policy (or marked commitments to insure). The Custodian will hold such documents in trust for the benefit of the holders of the Certificates and with respect to any Mortgage Loan that has a Companion Loan, for the benefit of the holder of the related Companion Loan. The Custodian is obligated to review certain documents for each Mortgage Loan within 90 days after the Closing Date and report any missing documents or certain types of defects therein to the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the related holder of a Companion Loan, if any, and the related Mortgage Loan Seller. In addition, the Servicer, at the direction of the Directing Certificateholder, may require a Mortgage Loan Seller to establish a cash reserve (or letter of credit) in the amount of 20% of the principal balance of any Mortgage Loan for which any documents specified in clauses (i) through (ix) of the third preceding sentence remain missing, uncorrected, unrecorded or unassigned 18 months after the Closing Date. Each of the Mortgage Loan Sellers will retain a third party vendor to complete the assignment and recording of the related Mortgage Loan Documents. The Mortgage Loan Sellers will be required to effect (at the expense of the related Mortgage Loan Seller) the assignment and recordation of the Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by GACC, Morgan Guaranty and LaSalle to the Depositor in the Mortgage Loan Purchase Agreements to the Trustee for the benefit of Certificateholders.

     In their respective Mortgage Loan Purchase Agreements, each of GACC, Morgan Guaranty and LaSalle will represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in the Mortgage Loan Purchase Agreements, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that: (i) the Mortgage Loan Seller owns such Mortgage Loan free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan; (ii) the Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan; (iii) the information set forth in the Mortgage Loan Schedule attached to the Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date; (iv) such Mortgage Loan was not delinquent (giving effect to any applicable grace period) as of the Cut-off Date, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder (without giving effect to any applicable grace period); (v) the lien of the related Mortgage is insured by an American Land Title Association, or an equivalent form of, lender's title insurance policy, insuring the first priority lien of the Mortgage, subject only to certain permitted encumbrances; (vi) the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note; (vii) there is no valid offset, defense or counterclaim to such Mortgage Loan or the related security agreements; (viii) to the Mortgage Loan Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and, to the Mortgage Loan Seller's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect the value of such Mortgaged Property as security for the related Mortgage Loan; (ix) at origination, such Mortgage Loan complied in all material respects with all applicable laws relating to the origination, funding and terms of a Mortgage Loan (including usury laws) except for provisions relating to default interest, yield maintenance charges or prepayment premiums; (x) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (xi) the Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing or securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation) except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums; (xii) the Mortgage requires the related borrower to maintain in respect of each Mortgaged Property insurance against loss by hazards and comprehensive general liability insurance in amounts generally required by the related Mortgage Loan Seller, and at least twelve months' rental or business interruption insurance, and all of such insurance required under the Mortgage for such Mortgage Loan is in full force and effect and names the originator, the Mortgage Loan Seller, or their respective successors or assigns as an additional insured; (xiii) each related Mortgaged Property was subject to an environmental site assessment or similar review within 15 months prior to the Closing Date; and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); such environmental report reveals no known, and the Mortgage Loan Seller has no knowledge of, circumstances or conditions with respect to the Mortgaged Property that would (A) constitute or result in a material violation of any environmental laws, (B) require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws for which adequate sums were not reserved in connection with the origination of the Mortgage Loan, or (C) require substantial cleanup, remedial action or other material response under any environmental laws in excess of any escrow reserved at the origination of the Mortgage Loan; (xiv) such Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Trust or any Mortgage Loan not identified on the Mortgage Loan Schedule as so cross-collateralized; (xv) all escrow deposits relating to such Mortgage Loan that as of the Closing Date were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited; (xvi) as of the date of origination of such Mortgage Loan and, to the knowledge of the Mortgage Loan Seller, as of the Closing Date, each related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage; (xvii) no holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party, directly or indirectly, for the payment of any amount required by the Mortgage Loan; (xviii) to the Mortgage Loan Seller's knowledge, as of the Closing Date the related mortgagor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership, occupancy and operation of each related Mortgaged Property as it was then operated; (xix) the related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby; (xx) as to any Mortgaged Property that constitutes a leasehold estate, such ground lease is in full force and effect, permits the lien of the Mortgage, is assignable to the Trust and satisfies certain other specified criteria; (xxi) the Mortgage does not require the holder thereof to release the lien of the Mortgage on all or any portion of the Mortgaged Property except upon full payment of amounts due under the Mortgage Loan or the satisfaction of certain other conditions; (xxii) the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the Mortgage without the consent of the mortgagee; (xxiii) the related Mortgage Loan provides that it will be accelerated if the related Mortgaged Property is sold (except for a one-time transfer) or encumbered by subordinate financing; (xxiv) as to those Mortgage Loans that are ARD Loans, the maximum rate increase after the Anticipated Repayment Date is not greater than 200 basis points above the initial interest rate, such Mortgage Loan begins amortizing immediately, the Anticipated Repayment Date is not less than seven years from the origination date, and satisfies certain other criteria; (xxv) as of the origination date of all Mortgage Loans, the related borrower covenanted to be a single-asset entity, and such borrower was in compliance with such covenant; and (xxvi) with respect to any Mortgage Loan that permits the related borrower to defease all or a portion of such Mortgage Loan, the related Mortgage Loan Documents require the related borrower to pay all reasonable expenses associated with a defeasance or satisfy certain other criteria.

     GACC has also covenanted in its Mortgage Loan Purchase Agreement to repurchase the Wilton Office Plaza Loan if such Mortgage Loan becomes subject to a defeasance within two years of the Closing Date.

     The Pooling and Servicing Agreement requires that the Custodian, the Servicer, the Special Servicer, the Trustee or the Bond Administrator must notify the Depositor, the Bond Administrator, the affected Mortgage Loan Seller, the Directing Certificateholder, the Custodian, the Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any breach of any representation or warranty contained in the above clauses that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer, the Trustee, the Custodian or the Bond Administrator, the affected Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan (and any other Mortgage Loan that is cross-collateralized with such Mortgage Loan) at an amount equal to (i) the unpaid principal balance of the Mortgage Loan (and any other Mortgage Loan that is cross-collateralized with such Mortgage Loan) as of the Due Date as to which a payment was last made by the borrower (less any Advances previously made on account of principal), (ii) unpaid accrued interest on such Mortgage Loan (and any other Mortgage Loan that is cross-collateralized with such Mortgage Loan) up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation and/or trust fund expenses relating to such Mortgage Loan (and any related cross-collateralized Mortgage Loan) and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Bond Administrator or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price"); provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer or the Special Servicer, as applicable, but not within such 90-day period and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, such Mortgage Loan Seller will have up to an additional 90 days to complete such cure as provided in the Pooling and Servicing Agreement; provided, further, that with respect to such additional period, the applicable Mortgage Loan Seller is required deliver an officer's certificate to the Trustee, the Bond Administrator, the Servicer and the Special Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional period; and provided, further, that in the event the Mortgage Loan Seller fails to cure such breach, the Repurchase Price shall include interest on any Advances made in respect of such Mortgage Loan (and any related cross-collateralized Mortgage Loan); (b) within two years of the Closing Date but subject to confirmation by the Rating Agencies that a substitution will not cause a downgrade, qualification or withdrawal of the then current rating on any Class of Certificates and the consent of the Directing Certificateholder and in the case of any Mortgage Loan that has a Companion Loan, the related holder of such Companion Loan (or its Operating Advisor), substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (together with any related cross-collateralized Mortgage Loan, the "Removed Mortgage Loan"); provided that the following criteria are met: (i) the Replacement Mortgage Loan has certain financial terms substantially similar to the Removed Mortgage Loan, (ii) the Replacement Mortgage Loan is a Qualifying Substitute Mortgage Loan, (iii) the Replacement Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code and
(iv) the respective Mortgage Loan Seller deposits in the Distribution Account the amount, if any, by which the Stated Principal Balance of the Removed Mortgage Loan exceeds the Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount"); or (c) promptly cure such breach in all material respects.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) is a fixed-rate Mortgage Loan, and (iv) has a remaining term to stated maturity of not greater than, and not more than two years less than, the related Removed Mortgage Loan.

     The obligations of GACC, Morgan Guaranty and LaSalle to repurchase, substitute or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by GACC, Morgan Guaranty or LaSalle with respect to its Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Bond Administrator will be obligated to purchase or substitute a Mortgage Loan if GACC, Morgan Guaranty or LaSalle defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that GACC, Morgan Guaranty or LaSalle will fulfill such obligations. No assurance can be given that the GACC, Morgan Guaranty or LaSalle will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the third preceding paragraph. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC and the related Loan REMIC may fail to qualify to be treated as REMICs for federal income tax purposes.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans and Companion Loans on behalf of the Trust solely in the best interests of and for the benefit of all of the Certificateholders and in the case of the Mortgage Loans that have Companion Loans, of the holders of such Companion Loans as a collective whole (as determined by the Servicer or Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and Companion Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans (including, in the case of the Special Servicer, REO Loans) and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to
(i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with a borrower or any other party to the Pooling and Servicing Agreement, including any lending relationship with or equity interest in a borrower; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's obligation to make Advances, the Special Servicer's right to make Property Advances or the Servicer's or Special Servicer's obligation to incur servicing expenses with respect to the Mortgage Loans and Companion Loans; (iv) the Servicer's, Special Servicer's or any subservicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"); or (vi) any repurchase or indemnity obligation on the part of any Mortgage Loan Seller. The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents shall have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date.

     In general, the Companion Loans will be serviced and administered under the Pooling and Servicing Agreement as though they were Mortgage Loans except that no P&I Advances will be made for any delinquent principal and/or interest payments. If a Companion Loan becomes specially serviced, then the related Mortgage Loan will become a Specially Serviced Mortgage Loan.

ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I

Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment on a Mortgage Loan (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been received as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, the Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from late payments, condemnation proceeds, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Excess Interest or Default Interest or in respect of principal and/or interest due on any Companion Loan. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan or Loan Pair that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof (to the extent such Appraisal Reduction Amount exceeds the principal balance of any related Companion Loan) and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property. The Special Servicer, at its option, may make any Property Advance to be made on any Specially Serviced Mortgage Loan.

     To the extent the Servicer or the Special Servicer fails to make an Advance it is required (or, in the case of the Special Servicer, permitted) to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as applicable. See "-- The Trustee and the Bond Administrator" below.

     The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance (i) from late payments on the related Mortgage Loan by the mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account. The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to payment of interest on any Advance made by it in an amount equal to the amount of interest accrued thereon at the Advance Rate (i) from the amount of Default Interest on the related Mortgage Loan by the mortgagor, (ii) from late payment fees on the related Mortgage Loan by the mortgagor, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer or the Trustee, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late charges on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer or the Trustee, as applicable, to make Advances (or the right of the Special Servicer to make Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer or the Trustee will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments (including late payment fees), insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances are to be made. In addition, if the Servicer, the Special Servicer or the Trustee, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Depositor, the Bond Administrator and the Trustee in the case of the Servicer and the Special Servicer, and delivered to the Depositor, the Servicer and the Bond Administrator in the case of the Trustee, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer or the Trustee, as applicable, and an independent appraisal performed in accordance with Appraiser Institute standards conducted within the past twelve months on the applicable Mortgaged Property).

     With respect to Mortgage Loans that have Companion Loans, Property Advances will be made with respect to both such loans. However, neither the Servicer nor the Trustee will make P&I Advances on Companion Loans.

ACCOUNTS

     Collection Account. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any Reserve Account.

     Distribution Accounts. The Bond Administrator will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will remit on or before each Servicer Remittance Date to the Bond Administrator, and the Bond Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee (which includes the Bond Administrator Fee). To the extent the Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates -- Distributions" in this prospectus supplement.

     Interest Reserve Account. The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     The Bond Administrator will also establish and maintain one or more segregated accounts or sub-accounts for each "Loan REMIC Distribution Account," the "Lower-Tier Distribution Account," the "Upper-Tier Distribution Account," the "Excess Interest Distribution Account", the "Default Interest Distribution Account" and the "Excess Proceeds Liquidation Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, the Lower-Tier Distribution Account, the Loan REMIC Distribution Accounts, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and the Excess Proceeds Liquidation Account will be held in the name of the Trustee (or the Servicer or Bond Administrator on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Collection Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Loan REMIC Distribution Accounts, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and the Excess Liquidation Proceeds Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P and F-1 by Fitch in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and "A" by S&P or (B) as to which the Bond Administrator has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee, the Bond Administrator or the Servicer.

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Amounts on deposit in the Collection Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on each Servicer Remittance Date to the Bond Administrator for its deposit (A) to the Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Distribution Account for deposit into the Default Interest Distribution Account an amount equal to the Net Default Interest allocable to the Mortgage Loans received in the related Collection Period, (C) to the Distribution Account for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest allocable to the Mortgage Loans received in the related Collection Period, if any and (D) to the Distribution Account for deposit into the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds allocable to the Mortgage Loans received in the related Collection Period, if any; (ii) to pay or reimburse the Servicer, the Special Servicer or the Trustee, as applicable, for Advances made by either of them and, if applicable, interest on Advances (provided, that the Trustee will have priority with respect to such payment or reimbursement), the Servicer's and the Special Servicer's right to reimbursement for items described in this clause (ii) being limited as described in this prospectus supplement under "-- Advances"; (iii) to pay on each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation, Special Servicing Fee, Workout Fee, Liquidation Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the related Mortgage Loan Seller with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Bond Administrator and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust under the Pooling and Servicing Agreement; (vi) to pay to the Bond Administrator amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; (viii) to remit on each Servicer Remittance Date to the paying agent for each Companion Loan the amount payable on such Companion Loan as described in the Pooling and Servicing Agreement; and
(ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans and Loan Pairs contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans and Loan Pairs shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans and Loan Pairs may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i)

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accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or
(y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or in the case of a Mortgage Loan that has a Companion Loan, at the weighted average of the related Mortgage Rates), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, or (ii) such provisions are not legally enforceable, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, with respect to Mortgage Loans that represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, (i) in the case of any such Mortgage Loan that is cross-collateralized with another mortgage loan, any Mortgage Loan with which it is cross-collateralized and (ii) in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans or Companion Loans, such other Mortgage Loans and Companion Loans), has received written confirmation from S&P and Fitch, or as to any Mortgage Loan that is one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance), has received such confirmation from Fitch, that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. The Servicer or Special Servicer may not approve an assumption or substitution without requiring the related mortgagee to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution unless the related Mortgage Loan Documents expressly prohibit the Servicer or Special Servicer from requiring such payment. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "-- Realization Upon Defaulted Mortgage Loans" and "-- Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that the Special Servicer will also be required to obtain the consent of the Directing Certificateholders (or the related holder of a Companion Loan, as applicable) to any such assumption, in each case, to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement -- Special Servicing."

     In general, the Mortgage Loans and Loan Pairs contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust and (y) receives prior written confirmation from S&P and Fitch, that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided, that in the case of Fitch, such confirmation shall only be required with respect to Mortgage Loans that represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans or as to any Mortgage Loan that is one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance). The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any

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Mortgage Loan that is not a Specially Serviced Mortgage Loan, and the Special
Servicer will also be required to obtain the consent of the Directing Certificateholders (or the related holder of a Companion Loan, as applicable) to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "-- Special Servicing." See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus.

DEFEASANCE

     Prior to permitting release of any Mortgaged Properties, to the extent not inconsistent with the related Mortgage Loan, the Pooling and Servicing Agreement requires the Servicer to obtain written confirmation from each Rating Agency that such release would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. In addition, the Pooling and Servicing Agreement requires the Servicer to, in accordance with the Servicing Standard, enforce provisions in the related Mortgage Loan Documents requiring the borrower to pay all reasonable expenses associated with a defeasance.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (i) at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2001 (or at such lesser frequency as each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates), (ii) if the DSCR for the related Mortgage Loan is less than 1.0x, and (iii) if the related Mortgage Loan is in default or is more than 60 days delinquent.

INSURANCE POLICIES

     The Pooling and Servicing Agreement requires the Servicer, to the extent provided in the related Mortgage Loan (or the Special Servicer in the case of an REO Property), to obtain or cause the mortgagor on the related Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full insurable replacement cost" of the improvements, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount or such endorsement as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property to maintain insurance providing coverage against at least 12 months of business interruptions (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan and customarily obtained at commercially reasonable rates. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, subject to the provisions of the Pooling and Servicing Agreement concerning nonrecoverable Advances. Any cost incurred by the Servicer or Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion,

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smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When improvements on a Mortgaged Property are located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions of the Pooling and Servicing Agreement concerning nonrecoverable Advances) flood insurance, to the extent required by such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan,
(ii) the maximum amount of such insurance required by the terms of the related Mortgage and available for the related property under the National Flood Insurance Act of 1968, as amended, if available, and (iii) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property, except to the extent self-insurance is permitted under the related Mortgage Loan. If an REO Property (i) is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the provisions of the Pooling and Servicing Agreement concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions of the Pooling and Servicing Agreement concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

     The Servicer or the Special Servicer may obtain and maintain a blanket or mortgage impairment insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

     The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

     Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

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     All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Bond Administrator, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2001, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Bond Administrator, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2001, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and Bond Administrator and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Bond Administrator. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Trustee is permitted to remove the Servicer or the Special Servicer upon receipt of notice from Fitch that if such Servicer or Special Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then-current rating of any Class of Certificates.

     The Pooling and Servicing Agreement also provides that none of the Depositor, the Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust, or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Controlling Class), or for errors in judgment; provided, however, that none of the Depositor, the Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Bond Administrator under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

     Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Bond Administrator for the Bond Administrator to deposit into the Distribution Account any amount required to be so remitted

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pursuant to the Pooling and Servicing Agreement (including P&I Advances); or
(ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Servicer by the Depositor, the Bond Administrator, the Trustee or any holder of a Companion Loan, or to the Servicer, the Depositor, the Bond Administrator and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Property Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by Fitch that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations; or (vi) the Servicer shall no longer be an "approved" or "acceptable" servicer by any of the Rating Agencies for mortgage pools similar to the Trust.

     Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights and obligations of the Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee shall not be an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, upon the termination of the Special Servicer the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such succession would not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator without the consent of any of the holders of Certificates or any holder of a Companion Loan (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or any holder of the Companion Loan not consenting thereto); (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder, confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and which will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or any holder of the Companion Loan not consenting thereto). The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, the Lower-Tier REMIC or either Loan REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the holders of Certificates evidencing at least 662/3% of the Percentage Interests of each Class of Certificates affected thereby (and any holder of a Companion Loan affected thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates or holders of Companion Loans, as applicable; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate or to any holder of a Companion Loan; (ii) alter the obligations of the Servicer or the Trustee to make a P&I Advance or of the Servicer, the Special Servicer or the Trustee to make a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates or holders of Companion Loans which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or
(iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the

Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and/or the consent of the holder of each Companion Loan affected thereby.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to the Servicer, the Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Special Servicer will be required to promptly so notify in writing the Servicer, the Trustee and the Bond Administrator, and the Bond Administrator will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class.

     Subject to the prior right of the holder of a related Companion Loan to purchase such Mortgage Loan as described below, any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust, at a price at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the purchase and any related unreimbursed Advances (the "Purchase Price") any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Special Servicer or subject to the Special Servicer's prior rights in such regard, the Servicer, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     With respect to each Mortgage Loan that has a Companion Loan, the holder of such Companion Loan has the right to purchase such Mortgage Loan from the Trust, at a price generally equal to the Purchase Price, under certain default circumstances. Such purchase option must expire without being exercised prior to any option to purchase being exercised by any holder or holders evidencing a majority interest in the Controlling Class, the Servicer or the Special Servicer. In addition, the holder of the Crowne Plaza Mezzanine Loan and the holder of the Alliance Mezzanine Loan each has the right to purchase the related Mortgage Loan from the Trust, at a price generally equal to the Purchase Price, under certain default circumstances.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer may, to the extent consistent with the related Asset Status Report, offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior two paragraphs, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust (and if a Loan Pair is involved, the holder of the related Companion Loan). Such offer is required to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Special Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust (and if a Loan Pair is involved, the holder of the related Companion
Loan), the Special Servicer, to the extent consistent with the related Asset Status Report, is required to accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, the Special

Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties. However, with respect to a Loan Pair, the Special Servicer may not sell the related Companion Loan without the consent of the related holder thereof.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, to the extent consistent with the related Asset Status Report, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, that it would be in the best economic interest of the Trust (and the holder of a related Companion Loan), than not taking such actions.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust (and if a Loan Pair is involved, the holder of the related Companion Loan), the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's (and the holder of the related Companion Loan's) net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Bond Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and the holder of any related Companion Loan, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) other than Excess Liquidation Proceeds and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Bond Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, to be held on behalf of the Trustee for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or related REO Property and net of amounts allocable to the holder of the related Companion Loan) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan has been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "Excess Liquidation Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

MODIFICATIONS

     The Special Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a "Modification") without the consent of the Trustee or any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

          (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans, as described under the heading "-- Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, the Special Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Special Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Loan Pair is involved, the holder of the related Companion Loan, as a collective whole, on a present value basis than would liquidation;

          (ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate, the date 10 years prior to the expiration of the leasehold estate;

          (iii) the Special Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that is not in default or with respect to which default is not reasonably forseeable that would
     (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of
     Section 860G(a)(3) of the Code (provided that the Special Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) the Special Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (i) the Special Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates; and

          (v) with limited exceptions, the Special Servicer shall not release any collateral securing an outstanding Mortgage Loan;

provided that notwithstanding clauses (i) through (v) above, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Special Servicer is required to obtain the consent of the Directing Certificateholder (or in the case of a Mortgage Loan that has a Companion Loan, generally the holder of such Companion Loan) to any Modification to the extent described under "-- Special Servicing" below.

OPTIONAL TERMINATION

     Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate.

THE TRUSTEE AND THE BOND ADMINISTRATOR

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling Agreement. Wells Fargo Bank Minnesota, N.A., a direct, wholly owned subsidiary of Wells Fargo & Co., is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank conducts its trustee administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

     LaSalle Bank National Association will serve as Bond Administrator. In addition, LaSalle Bank National Association will serve as paying agent and registrar for the Certificates. The Bond Administrator Fee will equal a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement. The office of LaSalle Bank National Association responsible for performing its duties under the Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group, COMM 2000-C1.

     The Trustee and the Bond Administrator may resign at any time by giving written notice to the Depositor, the Bond Administrator (in the case of the Trustee), the Servicer, the Special Servicer,

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the Trustee (in the case of the Bond Administrator) and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee and the Trustee will appoint a successor Bond Administrator (which may be the Trustee). If no successor trustee or successor Bond Administrator is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond Administrator may petition the court for appointment of a successor trustee or successor Bond Administrator.

     The Servicer or the Depositor may remove the Trustee or the Bond Administrator if, among other things, the Trustee or the Bond Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Bond Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Bond Administrator or their property is appointed or any public officer takes charge or control of the Trustee or the Bond Administrator or of their property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee or the Bond Administrator upon written notice to the Depositor, the Servicer, the Trustee and the Bond Administrator. Any resignation or removal of the Trustee or the Bond Administrator and appointment of a successor trustee or successor bond administrator will not become effective until acceptance of the appointment by the successor trustee or successor bond administrator. Notwithstanding the foregoing, upon any termination of the Trustee or the Bond Administrator under the Pooling and Servicing Agreement, the Trustee or Bond Administrator, as applicable, will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, in the case of the Trustee, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee or the Bond Administrator is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or the Bond Administrator necessary to effect the transfer of its responsibilities to the successor trustee or successor bond administrator, as applicable. Any successor trustee or bond administrator must have a combined capital and surplus of at least $50,000,000, its long term unsecured debt obligations must be rated at least "AA" (without regard to a +/-- qualification) or the equivalent by each Rating Agency, and so long as any Certificates are rated by Fitch, such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by Fitch.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid from the Distribution Account a monthly fee equal to a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement (the "Trustee Fee"), which constitutes a portion of the Servicing Fee. Pursuant to the Pooling and Servicing Agreement, the Bond Administrator will be paid from the Distribution Account a monthly fee equal to a portion of the fee calculated at the Bond Administrator Fee Rate as described in the Pooling and Servicing Agreement (the "Bond Administrator Fee"), which constitutes a portion of the Servicing Fee Rate.

     The Trust will indemnify the Trustee and the Bond Administrator against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee or the Bond Administrator, as applicable, or to the extent entitled to indemnification pursuant to the next sentence. Neither the Trustee nor the Bond Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or Bond Administrator's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Bond Administrator and certain related parties for

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similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Bond Administrator will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "-- The Trustee and the Bond Administrator" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Lock Box Accounts, Reserve Accounts, Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicer, Special Servicer or Bond Administrator, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement (unless the Trustee has assumed the duties of the Servicer or the Special Servicer as described above under "--Rights Upon Event of Default").

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

THE SERVICER

     Orix Real Estate Capital Markets, LLC ("ORECM") will be the Servicer, and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of ORECM are located at 1717 Main Street, Dallas, Texas 75201.

     ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with a total principal balance, as of June 30, 2000, of approximately $38.5 billion, the collateral for which is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of June 30, 2000, ORECM served as the named special servicer on 86 securitized transactions encompassing in excess of 17,000 loans, with a total principal balance of approximately $54.5 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information concerning ORECM set forth herein has been provided by ORECM, and none of the Mortgage Loan Sellers, the Depositor, the Trustee, the Bond Administrator or the Underwriters makes any representation or warranty as to the accuracy thereof. ORECM (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee monthly from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at 0.03% per annum with respect to each Mortgage Loan (the "Master Servicing Fee Rate"). The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A to this prospectus supplement for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, the Bond Administrator Fee, and any fee for primary servicing functions (which varies loan by loan). The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan), (ii) to the extent permitted by applicable law and the related Mortgage Loans, 50% of any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums),
(iii) Net Prepayment Interest Excess, if any, and (iv) any late payment charges collected by the Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances and to reimburse the Trust for certain expenses of the Trust. If the Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "-- Special Servicing." The Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee will accrue on a basis of twelve months of 30 days each.

     In connection with any Net Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered Certificates -- Distributions -- Prepayment Interest Shortfall."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein). The Bond Administrator will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee and the Bond Administrator.

SPECIAL SERVICING

     ORIX Real Estate Capital Markets, LLC will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans and Companion Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan (and any related Companion Loan).

     The holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class (and with respect to any Loan Pair, so long as no Control Appraisal Event

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has occurred and is continuing, the consent of the holder of the related
Companion Loan) may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating of any of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The prior Special Servicer shall be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class.

     The "Controlling Class" will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class O Certificates. For purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates collectively will be treated as one Class.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Bond Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

     Notwithstanding the foregoing, so long as a Control Appraisal Event (as defined below) has not occurred with respect to a Companion Loan, then the Controlling Class or the Directing Certificateholder, as applicable, will not be entitled to exercise any of the rights and powers of the Controlling Class or the Directing Certificateholder, as applicable, described herein, with respect to that Companion Loan and the related Mortgage Loan and instead, the holder of the Companion Loan will be entitled to appoint an operating advisor (an "Operating Advisor") to exercise similar rights with respect to that Companion Loan and the related Mortgage Loan. If the holder of a Companion Loan (or an Operating Advisor acting on its behalf) replaces the Special Servicer, the replacement Special Servicer will act as a Special Servicer only as to that Loan Pair, and the replaced Special Servicer will continue to act as Special Servicer for the remainder of the Mortgage Loans. A "Control Appraisal Event" will exist with respect to a Companion Loan if and for so long as (a) the difference between (1) the outstanding principal balance of such Companion

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Loan minus (2) the sum of (x) any Appraisal Reduction Amount allocated to such
Companion Loan and (y) losses realized with respect to any liquidation of the related Mortgaged Property or Mortgaged Properties is less than (b) 25% of the outstanding principal balance of such Companion Loan.

     So long as a Control Appraisal Event has not occurred with respect to a Companion Loan and subject to the limitations described below, the Special Servicer will be required (i) to consult with the related Operating Advisor with respect to proposals to take any significant action with respect to such Companion Loan, the related Mortgage Loan or the related Mortgaged Property and to consider alternative actions recommended by the Operating Advisor and (ii) prior to taking any of the following actions, to receive the written approval of such Operating Advisor (including via an Asset Status Report) for (a) any modification of, or waiver with respect to, such Companion Loan or related Mortgage Loan that would result in the extension of the Maturity Date thereof, a reduction in the Interest Rate borne thereby or Monthly Payment or Prepayment Premium payable thereon or a forgiveness of interest on or principal of such Companion Loan or related Mortgage Loan, (b) any foreclosure upon or comparable conversion (which may include acquisition of a Foreclosed Property) of the ownership of any related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (c) any sale of a related Mortgaged Property or Foreclosed Property; (d) any action to bring a related Mortgaged Property or Foreclosed Property into compliance with environmental laws; (e) any substitution or release of the collateral for such Companion Loan or related Mortgage Loan (other than a substitution or release permitted to be made by the terms of the related Mortgage Loan without the consent of the mortgagee); (f) any legal action to enforce the related Mortgage Loan Documents; or (g) any waiver or release of a material claim, right or remedy with respect to such Companion Loan or related Mortgage Loan.

     The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan or Companion Loan with respect to which: (i) the related borrower has not made three consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan or Companion Loan) provided, that so long as no monetary default exists and is continuing with respect to the Crowne Plaza Loan and the Crowne Plaza Companion Loan, a restructuring by the related guarantor or such guarantor's bankruptcy, insolvency or similar proceeding, admission in writing of its inability to pay its debts as they come due or assignment for the benefit of its creditors, will not in and of itself constitute a default for purposes of this clause; (ii) the Servicer and/or the Trustee has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer a hardship that will cause an inability to pay the Mortgage Loan or Companion Loan in accordance with its terms and therefore, in the reasonable judgment of the Servicer, the borrower is in imminent risk of being in default of the terms of the Mortgage Loan or Companion Loan; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan or Loan Pair; (vi) a default (other than a failure by the borrower to pay principal or interest) which in the judgment of the Servicer materially and adversely affects the interests of the Certificateholders (or in the case of a Loan Pair, the holder of the related Companion Loan) has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or in the case of a Loan Pair, the holder of the related Companion Loan); or (vii) except as described in the next sentence, the related mortgagor has failed to make a Balloon Payment more than 30 days after such payment is due; provided, however, that a Mortgage Loan or Companion
Loan) will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (i),
(ii),
and (vii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan or Companion Loan, (ii) with respect to the circumstances described in clause (iii), (iv) and (v) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan; and provided, further, that with respect to any Mortgage Loan that has a Companion Loan, so long as either loan constitutes a Specially Serviced Mortgage Loan, both loans shall constitute Specially Serviced Mortgage Loans. The Servicer may, with the consent of the Special Servicer and the Directing Certificateholder (or if such Mortgage Loan has a Companion Loan, the related holder of such Companion Loan), effect a one-time extension of a Mortgage Loan as to which the borrower has failed to make a Balloon Payment as and when due without transferring such Mortgage Loan to the Special Servicer for a period not to exceed the lesser of 180 days and the expiration of a written commitment to refinance such Mortgage Loan, so long as such borrower has provided the Servicer with a written commitment to refinance such Mortgage Loan.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan documents. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 10 business days after such disapproval. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Directing Certificateholder is required to act promptly in order to finalize the Asset Status Report. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, if such Mortgage Loan has a Companion Loan, the holder of the related Companion Loan. If a Mortgage Loan that has a Companion Loan is involved, the holder of such Companion Loan (or its Operating Advisor), instead of the Directing Certificateholder, will generally have the right to take the actions outlined in this paragraph.

     In addition to its rights and obligations with respect to Specially Serviced Loans, the Special Servicer has the right to approve any Modification, whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan, to the extent described above under "-- Modifications" and to approve any waivers of due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on Encumbrance" Clauses," whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Loans, the Servicer must notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights. The Special Servicer will have 10 business days to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Directing Certificateholder of such Request for Approval and its recommendation with respect thereto. Following such notice, the Directing Certificateholder will have 10 business days to analyze and approve any recommendation of the Special Servicer relating to any Request for Approval. If the Directing Certificateholder objects to the recommendation of the Special Servicer, the Special Servicer and the Directing Certificateholder shall be required to address such objection in the same manner as an objection to an Asset Status Report, as described above. In any event, if the Directing Certificateholder does not respond to a Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Directing Certificateholder. With respect to a Specially Serviced Mortgage Loan, the Special Servicer shall use the Asset Status Report procedures described above to address requests for approvals of Modifications or waivers of due-on-sale or due-on-encumbrance clauses. If a Mortgage Loan that has a Companion Loan is involved, the holder of such Companion Loan (or its Operating Advisor), instead of the Directing Certificateholder, will generally have the right to take the actions outlined in this paragraph.

     The Controlling Class or the holder of a related Companion Loan, as applicable, may have conflicts of interest with other Classes of Certificates or with the Trust. The Directing Certificateholder and any holder of a Companion Loan have no duty to act in the interests of any Class other than the Controlling Class.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of a related Companion Loan, as applicable, that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

     The Servicer and the Special Servicer, as applicable, will be required to discuss with the Directing Certificateholder, on a monthly basis, the performance of any Mortgage Loan which is a Specially Serviced Loan, is delinquent, has been placed on a "Watch List" or has been identified by the Servicer or Special Servicer, as exhibiting deteriorating performance.

     Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that cease to be Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full, partial, or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of,

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Liquidation Proceeds received in connection with the purchase of any Specially
Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer, any Mortgage Loan Seller, the holder of the related Companion Loan or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the majority holder of the then Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. In addition, the Special Servicer will be entitled to receive (i) any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans, (ii) any income earned on deposits in the REO Accounts, (iii) 50% of any modification, extension and assumption fees of non-Specially Serviced Mortgage Loans, and (iv) any late payment charges collected by the Servicer during a Collection Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances and to reimburse the Trust for certain expenses of the Trust.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     ORECM, the initial Servicer and the initial Special Servicer, is permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Bond Administrator Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Bond Administrator, the Bond Administrator will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Trustee, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement") in the form attached to this prospectus supplement as Annex B, (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and (iii) a statement with respect to the Extended Due Date Mortgage Loans (as well as the other Mortgage Loans) reflecting collections of Monthly Payments received by the Servicer after the related Determination Date but prior to the Servicer Remittance Date (which the Servicer will provide to the Bond Administrator on the Servicer Remittance Date).

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at www.lnbabs.com or their electronic bulletin board service at (714) 282-3990 or such other mechanism as the Bond Administrator may have in place from time to time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible via password and user name at the website maintained by the Servicer at www.orecm.com or such other mechanism as the Servicer may have in place from time to time.

     Servicer Reports

     Commencing in November 2000, the Servicer is required to deliver to the Bond Administrator prior to each Distribution Date, and the Bond Administrator is to deliver to each Certificateholder,

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the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the
Directing Certificateholder and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

          (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten net operating income or net cash flow and DSCR for each Mortgaged Property as of the current Determination Date for each of the following three periods: (i) the most current trailing twelve months or year to date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-off
     Date).

          (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30 days to 59 days, 60 days to 89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement
     (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (d) An "Historical Liquidation Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of net liquidation proceeds, both for the current period and historically, and
     (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the acquisition date of such REO Property, and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

          (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Commencing in November 2000, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Bond Administrator will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than four business day prior to the related Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Bond Administrator or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer, the Bond Administrator or the Trustee, as applicable.

     The Trustee, the Bond Administrator, the Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Bond Administrator and the Rating Agencies the following materials:

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          (a) Annually, on or before June 30 of each year, commencing with June
     30, 2001, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

          (b) Within 60 days of receipt by the Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by the Servicer or Special Servicer in the other reports referenced above.

     The Bond Administrator is to deliver a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Directing Certificateholder, each Rating Agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Bond Administrator upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Bond Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

OTHER INFORMATION

     The Pooling and Servicing Agreement requires that the Bond Administrator make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Bond Administrator believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto,
(ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Bond Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and delivered to the

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Bond Administrator, and (vii) any and all officers' certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Bond Administrator to the extent such documents are in the Bond Administrator's possession.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in Michigan (approximately 20.32% of the Initial Outstanding Pool Balance), New York (approximately 16.64% of the Initial Outstanding Pool Balance based upon Allocated Loan Amount as of the Cut-off Date), and California (approximately 13.86% of the Initial Outstanding Pool Balance as of the Cut-off Date) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

     Michigan, New York and California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The Mortgage Loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the related Mortgaged Property. Even though recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loan and may adversely affect the amount and timing of receipts on the Mortgage Loan.

     Michigan Law. Mortgage loans in Michigan are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Michigan may be accomplished by a non-judicial sale under a specific provision in the mortgage or by judicial foreclosure. In either case, the sale is generally conducted by the Sheriff of the county where the property is located and is commonly referred to as a "sheriff's sale." Public notice of the sheriff's sale is given for a statutory period of time after the mortgaged real estate may be sold by the Sheriff. Following a sheriff's sale, the borrower or its successor in interest may, for a period of either six months or one year (depending on the type of property), redeem the property. Michigan's foreclosure statutes provide that a foreclosure action may not be commenced if there is a pending action to collect the indebtedness secured by the mortgage. The only defense to an action for a deficiency following a foreclosure sale in Michigan is that the successful bid at the sheriff's sale was for less than the fair market value of the property at the time of the sale. Michigan's assignment of rents statutes require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances, but Michigan courts have generally expressed a preference not to appoint receivers except in the most extreme circumstances.

     New York Law. New York law requires a mortgagee to pursue a foreclosure action and personal actions against the borrower and any guarantor in a single court proceeding, and to exhaust the security under the mortgage before it may obtain a deficiency judgment against the borrower or guarantor. The practical effect of this requirement is that lenders will usually proceed in a single action first against the security, then against borrower and guarantor, rather than bringing a separate personal action against the borrower and guarantor. Statutory provisions limit any deficiency judgment against the former borrower and guarantor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     California Law. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat designated portions of the Trust, exclusive of the Reserve Accounts, the Lock Box Accounts, the Prepayment Premium obligation of GACC if it is required to repurchase the Wilton Office Plaza Loan, the Loan REMIC Residual Interests, the Excess Interest, the Default Interest and proceeds thereof held in the Collection Account (such nonexcluded portion of the Trust, the "Trust REMICs"), as four separate REMICs within the meaning of Code Section 860D. Two of the REMICs will be comprised of individual Mortgage Loans and related assets (each, a "Loan REMIC") and the other two REMICs will be the "Upper-Tier REMIC" and the "Lower-Tier REMIC." The Reserve Accounts and the Lock Box Accounts will be beneficially owned by the respective borrowers for federal income tax purposes and will not be part of the Trust assets. The Loan REMICs will each hold a single Mortgage Loan (exclusive of Excess Interest and Default Interest thereon), proceeds thereof held in the Collection Account and any related REO Property, and will each issue one uncertificated class of regular interests (collectively, the "Loan REMIC Regular Interests") to the Lower-Tier REMIC and one Class of residual interests, represented by the Class LR Certificates. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest and the Mortgage Loans held in the Loan REMICs), the Loan REMIC Regular Interests, proceeds thereof held in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any REO Property, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC and each Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and each Loan REMIC. The Class Q-1 and Class Q-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust consisting of Excess Interest and Default Interest (subject to the obligation to pay interest on Advances) in respect of the Mortgage Loans, respectively, and any sub-account of the Collection Account established for the collection thereof and such portions of the Trust, for which no REMIC election will be made, will be treated as a grantor trust for federal income tax purposes.

     The Offered Certificates will be treated as "loans... secured by an interest in real property which is... residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties or mobile home parks). As of the Cut-off Date, Mortgage Loans secured by multifamily properties or mobile home parks represent approximately 28.33% of the Mortgage Loans by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(4)(A) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Status of REMIC Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Bond Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" in the prospectus.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Premium" in the prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Yield and Maturity Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and

Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums. The Prepayment Premium payable by GACC if it is required to repurchase the Wilton Office Plaza Loan (in the circumstances described under "Yield and Maturity Considerations -- Yield Considerations" in this prospectus supplement) will be treated as a separate promise of GACC and not a payment from the REMICs. However, such promise should not have a material value to the holders of the Offered Certificates and, therefore, no part of an investor's basis would be allocated thereto, with the result that income would be reportable with respect to the Wilton Office Plaza Loan Prepayment Premium as described in this paragraph.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates" in the Prospectus. For a discussion of certain state and local tax consequences of the acquisition, ownership and disposition of Offered Certificates, see "State and Other Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See "Description of the Offered Certificates -- Transfer Restrictions" herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

     As described in the prospectus under "Certain ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to each of the co-lead managers an administrative exemption (Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E (the "DBS Exemption"), J.P. Morgan Securities Inc. as Prohibited Transaction Exemption ("PTE") 90-23, (the "JPM Exemption") and Chase Securities Inc. as PTE 90-33 (the "Chase Exemption" and collectively with the DBS Exemption and the JPM Exemption, the "Exemption"), each as amended by PTE 97-34), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the co-lead managers. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the co-lead managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's and Fitch;

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the co-lead managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

          (a) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

          (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's and Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

          (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The co-lead managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Class A-1 and Class A-2 Certificates, other than possibly those conditions which are dependent on facts unknown to the co-lead managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing a Class A-1 or Class A-2 Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See "Description of the Offered Certificates -- Transfer Restrictions" in this prospectus supplement.

     The Department has proposed amendments (the "Proposed Amendments") to the Exemption that, if finalized in current form, generally will be effective as of August 23, 2000. Among other changes, it is anticipated that the amended Exemption would permit Plans to purchase Subordinated Offered Certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemption are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Fiduciaries of Plans should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     BECAUSE THE SUBORDINATED OFFERED CERTIFICATES ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO (A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE OFFERED CERTIFICATE

WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PTE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW (SUCH PLAN OR PERSON, A "PROHIBITED PLAN INVESTOR"), OR (B) PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE BOND ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PROHIBITED PLAN INVESTOR. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated September 11, 2000 (the "Underwriting Agreement"), Deutsche Bank Securities Inc. ("DBS") and J.P. Morgan Securities Inc. ("JPM") have agreed to purchase and the Depositor has agreed to sell to DBS and JPM the Offered Certificates. Under the Underwriting Agreement, Chase Securities Inc. ("Chase", and together with DBS and JPM, the "Underwriters") is not required to purchase or sell any of the Offered Certificates but has agreed to use its best efforts to sell the Offered Certificates, to the extent not sold by DBS and JPM. Chase Securities Inc. will be paid a fee of 0.125% of the Certificate Balance of any Offered Certificates sold by it. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about September 20, 2000, against payment therefor in immediately available funds. DBS and JPM will act as co-lead managers of the offering of the Offered Certificates and Chase is acting as co-manager and underwriter of the offering of Offered Certificates. DBS is acting as bookrunner of the offering.

     In the Underwriting Agreement, DBS and JPM have agreed, subject to the terms and conditions set forth therein, to purchase the approximate percentage of the Certificate Balance of the Offered Certificates set forth below:

CLASS                 DEUTSCHE BANK SECURITIES INC.   J.P. MORGAN SECURITIES INC.
-----                 -----------------------------   ---------------------------
Class A-1 ..........               86.5%                          13.5%
Class A-2 ..........               81.6%                          18.4%
Class B ............              100.0%                           0.0%
Class C ............              100.0%                           0.0%
Class D ............              100.0%                           0.0%
Class E ............              100.0%                           0.0%

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 100.37% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     DBS is an affiliate of GACC, and JPM is an affiliate of Morgan Guaranty. Chase may become an affiliate of JPM and Morgan Guaranty if the proposed merger described under "Description of the Mortgage Pool -- The Mortgage Loan Sellers" is consummated.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and GACC will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Bond Administrator discussed in this prospectus supplement under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader,

Wickersham & Taft, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1 and Class A-2 Certificates be rated "AAA" by Fitch, Inc. ("Fitch") and "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies ("S&P" and together with Fitch, the "Rating Agencies"), (ii) the Class B Certificates be rated "AA" by Fitch and "AA" by S&P, (iii) the Class C Certificates be rated "A" by Fitch and "A" by S&P, (iv) the Class D Certificates be rated "A-" by Fitch and "A-" by S&P, and (v) the Class E Certificates be rated "BBB" by Fitch and "BBB" by S&P. The Rated Final Distribution Date of each Class of Certificates is the Distribution Date in August, 2033.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            INDEX OF PRINCIPAL TERMS

ACMs ........................................   S-34
ADA .........................................   S-42
Additional Crystal Park Trustor .............   S-64
ADR .........................................   S-58, S-71
Advance Rate ................................   S-118
Advances ....................................   S-117
Alliance Borrower ...........................   S-59
Alliance Companion Loan .....................   S-36, S-59
Alliance GP .................................   S-59
Alliance Loan ...............................   S-59
Alliance Management Agreement ...............   S-62
Alliance Mezzanine Loan .....................   S-37, S-61
Alliance Properties .........................   S-59
Alliance Property Manager ...................   S-62
Allocated Loan Amount .......................   S-81
Amortization Type ...........................   A-4
Annual Debt Service .........................   A-2
Anticipated Repayment Date ..................   S-78
Appraisal Reduction Amount ..................   S-21, S-87, S-96
Appraisal Reduction Event ...................   S-96
Appraisal Reduction Events ..................   S-21
Appraised Value .............................   A-2
ARD Loans ...................................   S-78
ARD LTV .....................................   A-3
Asset Status Report .........................   S-138
Assumed Final Distribution Date .............   S-3
Assumed Scheduled Payment ...................   S-89
Available Funds .............................   S-84
Balloon Loans ...............................   S-35
Balloon or ARD Balance ......................   A-3
Balloon Payments ............................   S-35
Bond Administrator Fee ......................   S-133
Buyer .......................................   S-73
CBE .........................................   S-108
Certificate Balance .........................   S-83
Certificate Owners ..........................   S-100
Certificate Registrar .......................   S-98
Certificateholder ...........................   S-98
Chase .......................................   S-150
Chase Exemption .............................   S-22, S-147
Class .......................................   S-83
Class X Components ..........................   S-84
Clearstream .................................   S-23, S-97
Clearstream Participants ....................   S-100
Code ........................................   S-22, S-101
Collateral Substitution Deposit .............   S-80
Collection Account ..........................   S-118
Collection Period ...........................   S-86
Companion Loan ..............................   S-36
Companion Loans .............................   S-36, S-81
Comparative Financial Status Report .........   S-141
Control Appraisal Event .....................   S-136
Controlling Class ...........................   S-136

Controlling Class Certificateholder ...........   S-136
Corrected Mortgage Loan .......................   S-137
CPR ...........................................   S-104
Crossover Date ................................   S-93
Crowne Plaza Borrower .........................   S-55
Crowne Plaza Cash Trap Period .................   S-56
Crowne Plaza Companion Loan ...................   S-36, S-55
Crowne Plaza Loan .............................   S-55
Crowne Plaza Management Agreement .............   S-58
Crowne Plaza Manager ..........................   S-58
Crowne Plaza Mezzanine Loan ...................   S-37, S-57
Crowne Plaza Property .........................   S-55
Crystal Park Borrower .........................   S-64
Crystal Park Companion Loan ...................   S-36, S-64
Crystal Park GP ...............................   S-64
Crystal Park Ground Lease .....................   S-64
Crystal Park Guarantor ........................   S-64
Crystal Park Loan .............................   S-64
Crystal Park Management Agreement .............   S-67
Crystal Park Property .........................   S-64
Crystal Park Property Manager .................   S-67
Current LTV ...................................   A-3
Custodian .....................................   S-112
Cut-off Date ..................................   S-48
Cut-off Date Loan-to-Value Ratio ..............   A-3
Cut-off Date LTV ..............................   A-3
Cut-off Date Principal Balance ................   S-48
DBS ...........................................   S-150
DBS Exemption .................................   S-22, S-147
Debt Service Coverage Ratio ...................   A-2
Default Interest ..............................   S-87
Default Interest Distribution Account .........   S-119
Default Rate ..................................   S-87
Defeasance Lock-Out Period ....................   S-80
Defeasance Option .............................   S-80
Definitive Certificate ........................   S-97
Delinquency ...................................   S-87
Delinquent Loan Status Report .................   S-141
Department ....................................   S-147
Depositaries ..................................   S-98
Depositor .....................................   S-48
Determination Date ............................   S-86
Detroit MAC Borrower ..........................   S-76
Detroit MAC Loan ..............................   S-76
Detroit MAC Management Agreement ..............   S-77
Detroit MAC Principal .........................   S-76
Detroit MAC Property ..........................   S-76
Directing Certificateholder ...................   S-136
Discount Rate .................................   S-93
Discount Rate Fraction ........................   S-93
Distribution Account ..........................   S-119
Distribution Date .............................   S-84
Distribution Date Statement ...................   S-140
DSCR ..........................................   S-5, A-2
DTC ...........................................   S-23

Due Date .....................................   S-88
ERISA ........................................   S-101, S-147
Euroclear ....................................   S-24
Euroclear Participants .......................   S-100
Event of Default .............................   S-125
Excess Interest ..............................   S-78, S-87
Excess Interest Distribution Account .........   S-119
Excess Liquidation Proceeds ..................   S-130
Excess Prepayment Interest Shortfall .........   S-95
Excess Proceeds Liquidation Account ..........   S-119
Excess Rate ..................................   S-87
Exemption ....................................   S-22, S-147
Extended Due Date Mortgage Loans .............   S-86
Finova .......................................   S-51
Fitch ........................................   S-152
Form 8-K .....................................   S-82
GAAP .........................................   A-1
GACC .........................................   S-50
Hampton Village Borrower .....................   S-72
Hampton Village Loan .........................   S-72
Hampton Village Management Agreement .........   S-74
Hampton Village Manager ......................   S-74
Hampton Village Property .....................   S-72
HAP Contract .................................   S-82
Historical Liquidation Report ................   S-141
Historical Loan Modification Report ..........   S-141
Holders ......................................   S-100
HUD ..........................................   S-82
IAC ..........................................   S-77
Indirect Participants ........................   S-99
Initial Outstanding Pool Balance .............   S-48
Intercreditor Agreement ......................   S-57
Interest Accrual Amount ......................   S-87
Interest Accrual Period ......................   S-87
Interest Reserve Account .....................   S-119
Interest Shortfall ...........................   S-87
JPM ..........................................   S-150
JPM Exemption ................................   S-22, S-147
LaSalle ......................................   S-50
Liquidation Fee ..............................   S-139
Liquidation Fee Rate .........................   S-139
Liquidation Proceeds .........................   S-139
Loan Pair ....................................   S-93
Loan REMIC ...................................   S-145
Loan REMIC Distribution Account ..............   S-119
Loan REMIC Regular Interests .................   S-145
Loan REMICs ..................................   S-21
Loan-to-Value Ratio ..........................   A-3
Lock Box Account .............................   S-79
Lock-Out Period ..............................   S-79
Lower-Tier Distribution Account ..............   S-119
Lower-Tier Regular Interests .................   S-145
Lower-Tier REMIC .............................   S-21, S-145
LTV ..........................................   S-5, A-3
MAI ..........................................   S-53

Master Servicing Fee ........................   S-135
Master Servicing Fee Rate ...................   S-135
Mezzanine Debt ..............................   S-81
Modeling Assumptions ........................   S-105
Modification ................................   S-131
Modified Mortgage Loan ......................   S-97
Monthly Debt Service Payment ................   S-79
Monthly Payment .............................   S-86
Morgan Guaranty .............................   S-50
Mortgage ....................................   S-48
Mortgage Loan Documents .....................   S-112
Mortgage Loan Purchase Agreement ............   S-51
Mortgage Loan Purchase Agreements ...........   S-112
Mortgage Loan Sellers .......................   S-50
Mortgage Loans ..............................   S-48
Mortgage Pool ...............................   S-48
Mortgage Rate ...............................   S-88, A-3
Mortgaged Properties ........................   S-48
Mortgaged Property ..........................   S-48
Net Default Interest ........................   S-86
Net Mortgage Pass-Through Rate ..............   S-88
Net Prepayment Interest Excess ..............   S-95
Net Prepayment Interest Shortfall ...........   S-95
Net REO Proceeds ............................   S-86
NOI Adjustment Worksheet ....................   S-142
Note ........................................   S-48
Notional Balance ............................   S-84
NPHV ........................................   S-72
NPXL ........................................   S-72
Occupancy ...................................   A-3
Occupancy as of Date ........................   A-3
Offered Certificates ........................   S-10, S-83
OID Regulations .............................   S-146
Operating Advisor ...........................   S-136
Operating Statement Analysis Report .........   S-142
ORECM .......................................   S-134
Original Alliance Loan ......................   S-59
Original Crystal Park Loan ..................   S-64
P&I Advance .................................   S-20, S-116
Participants ................................   S-97
Pass-Through Rate ...........................   S-87
PCBs ........................................   S-34
Percentage Interest .........................   S-84
Permitted Investments .......................   S-120
Plan ........................................   S-101, S-147
Pool Loans ..................................   S-81
Pooling and Servicing Agreement .............   S-112
Prepayment Interest Excess ..................   S-95
Prepayment Interest Shortfall ...............   S-94
Prepayment Premium ..........................   S-79
Prepayment Provisions .......................   A-3
Prime Rate ..................................   S-118
Principal Allocation Fraction ...............   S-93
Principal Balance Certificate ...............   S-83
Principal Balance Certificates ..............   S-83

Principal Distribution Amount ...............   S-88
Principal Prepayments .......................   S-86
Private Certificates ........................   S-10, S-83
Prohibited Plan Investor ....................   S-150
Property Advances ...........................   S-117
Proposed Amendments .........................   S-149
PTE .........................................   S-22, S-147
PTO .........................................   S-67
PTO Rollover Reserve ........................   S-67
Purchase Price ..............................   S-128
Qualifying Substitute Mortgage Loan .........   S-115
Radisson Hotel Accounts .....................   S-70
Radisson Hotel Borrower .....................   S-69
Radisson Hotel Clearing Account .............   S-70
Radisson Hotel Loan .........................   S-69
Radisson Hotel Lockbox Account ..............   S-70
Radisson Hotel Management Agreement .........   S-71
Radisson Hotel Manager ......................   S-70
Radisson Hotel Mezzanine Loan ...............   S-70
Radisson Hotel Property .....................   S-69
Radisson Hotel Stockholder ..................   S-70
Radisson Mezzanine Loan .....................   S-37
Rating Agencies .............................   S-152
Realized Loss ...............................   S-94
Record Date .................................   S-84
Regular Certificates ........................   S-145
Related Borrower Loan Groups ................   S-82
Release Date ................................   S-80
REMIC Regulations ...........................   S-145
Removed Mortgage Loan .......................   S-115
REO Account .................................   S-83
REO Loan ....................................   S-89
REO Property ................................   S-83
REO Status Report ...........................   S-141
REO Tax .....................................   S-130
Replacement Mortgage Loan ...................   S-115
Repurchase Price ............................   S-115
Request for Approval ........................   S-138
Reserve Accounts ............................   S-51
Restricted Group ............................   S-149
Revised Rate ................................   S-78
RevPar ......................................   S-58, S-71
Rules .......................................   S-99
S&P .........................................   S-152
Sale ........................................   S-73
Scheduled Maturity Date LTV .................   A-3
Section 8 ...................................   S-82
Servicer Remittance Date ....................   S-116
Servicing Compensation ......................   S-135
Servicing Fee ...............................   S-135
Servicing Fee Rate ..........................   S-135, A-3
Servicing Standard ..........................   S-116
Similar Law .................................   S-147
Single-Tenant Mortgage Loan .................   S-82
Small Loan Appraisal Estimate ...............   S-96

Special Servicer ........................................   S-135
Special Servicing Fee ...................................   S-139
Specially Serviced Mortgage Loan ........................   S-137
Sq. Ft. .................................................   A-3
Square Feet .............................................   A-3
Stated Principal Balance ................................   S-94
Subordinated Offered Certificates .......................   S-101
Substitute Note 1 .......................................   S-59
Substitution Shortfall Amount ...........................   S-115
Term to Maturity ........................................   A-3
Terms and Conditions ....................................   S-100
Treasury Regulations ....................................   S-145
Trust ...................................................   S-10, S-48
Trust REMICs ............................................   S-145
Trustee Fee .............................................   S-133
Underwriters ............................................   S-150
Underwriting Agreement ..................................   S-150
Underwritten NCF ........................................   A-1
Underwritten NCF DSCR ...................................   A-2
Underwritten Net Cash Flow ..............................   A-1
Units ...................................................   A-3
Unscheduled Payments ....................................   S-86
Updated Appraisal .......................................   S-97
Upper-Tier Distribution Account .........................   S-119
Upper-Tier REMIC ........................................   S-21, S-145
UW NCF ..................................................   A-1
UW NCF DSCR .............................................   A-2
Village Hillcrest Mezzanine Loan ........................   S-37
Voting Rights ...........................................   S-128
Watch List ..............................................   S-141
Weighted Average Net Mortgage Pass-Through Rate .........   S-88
Wells Fargo Bank ........................................   S-132
Wilton Office Plaza Loan ................................   S-103
Withheld Amounts ........................................   S-119
Workout Fee .............................................   S-139
Workout Fee Rate ........................................   S-139

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortgaged Properties, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown. In the case of a Mortgage Loan with a Companion Loan not included in the Trust, amounts and ratios are shown solely for the Mortgage Loan.

DEFINITIONS

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Net Cash Flow", "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain such assumptions and subjective judgements relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the Mortgage Loan Seller or the

Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" generally means, for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of such period.

     3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to the cross-collateralized groups, the cross-collateralized DSCR is (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the aggregate Annual Debt Service for such Mortgage Loan.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability. The Mortgage Loan that is a credit tenant lease loan is not included in the weighted average, minimum and maximum DSCR calculations.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Current LTV," or "LTV" means, with respect to any Mortgage Loan,
(a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties. With respect to the cross-collateralized groups, the crossed-collateralized LTV is (a) the aggregate Cut-off Date Balance of such cross-collateralized group, divided by the aggregate Appraised Values of the Mortgaged Properties in the cross-collateralized group. The Mortgage Loan that is a credit tenant lease loan is not included in the weighted average, minimum and maximum LTV calculations.

     6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (ii) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms and (iii) in the case of a mortgaged property operated as a mobile home park, the number of pads.

     8. "Occupancy" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "Occupancy as of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     9. "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan or ARD Loan.

     10. "Scheduled Maturity Date LTV" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Balloon or ARD Balance for such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

     12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A for such Mortgage Loan is payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and payable to the Servicer.

     13. "Prepayment Provisions" for each Mortgage Loan are: "Lock," which means the duration of lockout period; "Def," which means the duration of any defeasance period; " greater than YM or 1%," which means the greater of the applicable yield maintenance charge or one percent of the amount being prepaid at such time. The number following the "/" is the number of payment months for which the related call protection provision is in effect, inclusive of the maturity date for calculation purpose only.

     14. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the earlier of the related Maturity Date or Anticipated Repayment Date.

     15. "Amortization Type" for each Mortgage Loan is indicated as:
"Amortizing Balloon" for loans that amortize according to a specified schedule until a maturity date at which time the remaining balance is due; "Fully Amortizing" for loans that fully amortize by their maturity dates; and "Hyperamortizing" for loans that amortize according to a specified schedule until the Anticipated Repayment Date, at which time all excess cash flow after payment of debt service is used to pay down principal.

OTHER NOTES

     One Mortgage Loan known as the Saks-Stratford Square Loan, representing 1.43% of the Initial Outstanding Balance, has a one-time step up in the Monthly Payment on August 1, 2008, and such Monthly Payment will continue to be made in such increased amount. The DSCR is calculated using the Monthly Payment as of the Cut-off Date.

     For the Mortgage Loan known as the Sunset Mobile Home Park Loan, the Cut-off Date DSCR of 1.20x reflects a monthly P&I payment assuming a principal paydown from a $400,000 irrevocable letter of credit applied to the original principal balance. The actual DSCR is 1.06x without giving effect to the letter of credit.

     For purposes of calculating the Cut-off Date Balance per room in this Annex A, the Cut-off Date Principal Balance of the Radisson Hotel Property was multiplied by the percentage of the appraised value allocated to the hotel (49.14%).

                      YIELD MAINTENANCE CALCULATION TYPE

     Five Mortgage Loans, representing 10.16% of the Initial Outstanding Pool Balance, permit from time to time as indicated in this Annex A, prepayment if accompanied by a yield maintenance prepayment premium.

     The calculation of the yield maintenance prepayment premium is generally
(i) the amount of the prepayment less (ii) the present value of the remaining monthly payments to the maturity date or anticipated repayment date as applicable (assuming no prepayment has been made), discounted by the monthly payments at the applicable Treasury Yield. Of these, two Mortgage Loans, representing 0.98% of the Initial Outstanding Pool Balance, convert the Treasury Yield to a monthly equivalent yield.


                                                ANNEX A
                               CHARACTERISTICS OF THE MORTGAGE LOANS

 CONTROL
 NUMBER      LOAN SELLER      LOAN NUMBER    PROPERTY NAME                        PROPERTY TYPE
------------------------------------------------------------------------------------------------------
   1             GACC          GA11382   Crowne Plaza Manhattan                        Hotel

------------------------------------------------------------------------------------------------------
   2             GACC           GA0001   ALLIANCE PORTFOLIO
   2A                          GA0001-F  Scenictree Apartments                Multifamily - Conventional
   2B                          GA0001-H  Woodsfield Apartments                Multifamily - Conventional
   2C                          GA0001-A  Appletree Apartments                 Multifamily - Conventional
   2D                          GA0001-E  Peachtree Apartments                 Multifamily - Conventional
   2E                          GA0001-C  Clovertree Apartments                Multifamily - Conventional
   2F                          GA0001-B  Arrowtree Apartments                 Multifamily - Conventional
   2G                          GA0001-D  Goldentree Apartments                Multifamily - Conventional
   2H                          GA0001-G  Sugartree Apartments                 Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   3             GACC           GA6335   Crystal Park One                             Office
   4             MGT             400     Radisson Mart Plaza Hotel                     Hotel
   5             GACC          DBM12536  Hampton Village Center                  Retail - Anchored
   6           LaSalle            1      Detroit MAC                                Industrial
   7             GACC           TA9389   105 East 17th Street                         Office

------------------------------------------------------------------------------------------------------

   8             MGT             1001    DOUGLAS DEVELOPMENT PORTFOLIO
   8A                           1001A    6010 Executive Boulevard                     Office
   8B                           1001B    Shops of Chevy Chase                   Retail - Unanchored
   8C                           1001C    614 - 618 King Street                        Office

------------------------------------------------------------------------------------------------------

   9             GACC           TA4926   Village Hillcrest                           Mixed Use
   10            GACC           TA8380   Fairgrounds Square Mall                 Retail - Anchored
   11            MGT             428     Embassy Suites - Marlborough                  Hotel
   12          LaSalle            2      Bloomfield Center                            Office
   13            MGT             413     Northwoods Marketplace                  Retail - Anchored

------------------------------------------------------------------------------------------------------

   14            GACC           TA3468   Budget Suites of America              Multifamily - Suites
   15          LaSalle            3      Elmhurst Terrace Apartments          Multifamily - Conventional
   16            GACC           GA6402   Saks - Stratford Square                 Retail - Anchored
   17            GACC           TA9754   Emerald Bay Apartments               Multifamily - Conventional
   18          LaSalle            4      Lincoln Towers                       Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   19            GACC           TA7317   HUDSON VALLEY CENTERS PORTFOLIO
  19A                          TA7317-B  Imperial Plaza                          Retail - Anchored
  19B                          TA7317-A  Mall @59                                Retail - Anchored

------------------------------------------------------------------------------------------------------

   20          LaSalle            5      Briarbrook Village Apartments        Multifamily - Conventional
   21          LaSalle            6      Phillips Van Heusen Corp Headquarters        Office
   22          LaSalle            7      2842 Business Park Ave.                    Industrial
   23          LaSalle            8      North Morris Estates                 Multifamily - Mobile Home Park
   24            MGT             446     Eastgate Station                        Retail - Anchored

------------------------------------------------------------------------------------------------------

   25            MGT             1016    Reservoir Industrial Center                Industrial
   26          LaSalle            9      Detroit MII                                Industrial
   27            MGT             1017    Barton Industries                          Industrial
   28          LaSalle            10     Carriage Cove                        Multifamily - Mobile Home Park
   29            MGT             1019    Scotts Village                          Retail - Anchored

------------------------------------------------------------------------------------------------------

   30            GACC           TA8379   Mountaineer Mall                        Retail - Anchored
   31            MGT             403     Dixie Valley Shopping Center            Retail - Anchored
   32          LaSalle            12     Bluecross - Rockford                         Office
   33          LaSalle            14     5001 Joerns Road                           Industrial
   34            MGT             1022    Homebase - Norco                        Retail - Anchored

------------------------------------------------------------------------------------------------------

   35            MGT             1028    American Mini Storage                     Self Storage
   36          LaSalle            16     The Meadows                          Multifamily - Mobile Home Park
   37            GACC          DBM10224  Denton Square Shopping Center           Retail - Anchored
   38            MGT             410     Galleria L'Orange                       Retail - Anchored

------------------------------------------------------------------------------------------------------

   39            GACC           TA9207   HAROS PORTFOLIO III
  39A                          TA9207-B  3215 Holland Avenue                  Multifamily - Conventional
  39B                          TA9207-C  47-07 39th Street                    Multifamily - Conventional
  39C                          TA9207-A  1576 Taylor Avenue                   Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   40          LaSalle            17     Casa Cordoba                         Multifamily - Conventional
   41            GACC           TA2776   Wilton Office Plaza                          Office
   42          LaSalle            18     Taylor Park                          Multifamily - Conventional
   43            MGT             427     Embassy Suites - Corpus Christi               Hotel
   44            MGT             1032    Pico Pavilion                          Retail - Unanchored

------------------------------------------------------------------------------------------------------

   45            GACC           TA9167   Mebane Oaks Market Place                Retail - Anchored
   46            MGT             423     Windsor Corporate Park                     Industrial
   47            MGT             1036    Palo Verde Square                      Retail - Unanchored
   48            MGT             1035    Homewood Garden Apartments           Multifamily - Conventional
   49            GACC           TA9515   Bancroft Building                    Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   50            GACC          DBM10210  6350 Court Street Road                       Office
   51            GACC          DBM5840   Towne Square Apartments              Multifamily - Conventional
   52            GACC          DBM12718  Mark IV Apartments                   Multifamily - Conventional
   53          LaSalle            19     300 First Avenue North Office Building       Office
   54          LaSalle            20     Talon                                      Industrial

------------------------------------------------------------------------------------------------------

   55          LaSalle            21     Bluecross - Jacksonville                     Office
   56            MGT             425     Lancaster Square                            Mixed Use
   57            GACC          DBM11252  Memory Lanes MHC                     Multifamily - Mobile Home Park
   58            MGT             1047    Sunshine Mobile Manor                Multifamily - Mobile Home Park
   59          LaSalle            22     Plaza 400                                    Office

------------------------------------------------------------------------------------------------------

   60          LaSalle            23     Hidden Glenn Apartments              Multifamily - Conventional
   61          LaSalle            24     Elmhurst Plaza                          Retail - Anchored
   62            MGT             416     Europacific Building                         Office
   63            GACC          DBM10413  Paramount Bank Building                      Office
   64          LaSalle            26     Indian Village MHC                   Multifamily - Mobile Home Park

------------------------------------------------------------------------------------------------------

   65          LaSalle            25     San Dee Of Taylor Apartments         Multifamily - Conventional
   66            MGT             1056    Sunset Mobile Home Park              Multifamily - Mobile Home Park
   67            MGT             1057    San Marcos Self Storage                   Self Storage
   68            GACC          DBM11790  Florence Park Apartments             Multifamily - Conventional
   69            MGT             1058    Woodbridge Village Apartments        Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   70          LaSalle            27     Park Hill                            Multifamily - Conventional
   71          LaSalle            28     Willowood Apartments                 Multifamily - Conventional
   72            MGT             418     The Strand                             Retail - Unanchored
   73            MGT             1064    Lamplighter MHP                      Multifamily - Mobile Home Park
   74          LaSalle            30     University Towers Apartments         Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   75          LaSalle            31     407 Park Avenue                        Retail - Unanchored
   76            MGT             1067    Sunrise MHP                          Multifamily - Mobile Home Park
   77          LaSalle            32     Eaton & Lauth                                Office
   78            MGT             1066    Tokay Manor Mobile Home Park         Multifamily - Mobile Home Park
   79          LaSalle            33     Whitehall Apartments                 Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   80            GACC          DBM10692  Arundel Village Plaza                  Retail - Unanchored
   81            GACC          DBM11344  Murray Square                           Retail - Anchored
   82            MGT             415     Wharton Mall                            Retail - Anchored
   83            MGT             439     Mill Centre                                  Office
   84            MGT             1072    Stor - All Self Storage                   Self Storage
   85          LaSalle            35     Pines Of Lapeer Apartments           Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   86            GACC          DBM11842  Brea Towers                                Industrial
   87            MGT             1074    Arrowhead Self Storage                    Self Storage
   88          LaSalle            36     Roanoke Apartments                   Multifamily - Conventional
   89            GACC          DBM12528  Woodbridge Shopping Center             Retail - Unanchored

------------------------------------------------------------------------------------------------------

   90            MGT             401     PINES & SCHOLARS APARTMENT PORTFOLIO
  90A                           401-B    Scholars Apartments                  Multifamily - Conventional
  90B                           401-A    Pines Apartments                     Multifamily - Conventional

------------------------------------------------------------------------------------------------------

   91            MGT             1078    Ruisseau Village Shopping Center       Retail - Unanchored
   92          LaSalle            37     795 Merrick Avenue                     Retail - Unanchored
   93            MGT             1082    White Lane Apartments                Multifamily - Conventional
   94            MGT             406     137-139 E. 110th St.                 Multifamily - Conventional
   95            GACC           TA1783   Town & Country Shopping Center         Retail - Unanchored

------------------------------------------------------------------------------------------------------

   96            MGT             1090    Santee Pico Plaza                      Retail - Unanchored
   97            MGT             1091    Courtyard Office                             Office
   98          LaSalle            38     Perrysburg Estates MHC               Multifamily - Mobile Home Park
   99            MGT             1093    Terra Ceia Village RV Resort         Multifamily - Mobile Home Park
  100          LaSalle            39     1200 Blalock Office Park                     Office

------------------------------------------------------------------------------------------------------

  101          LaSalle            40     Holly Hills Plaza                       Retail - Anchored
  102          LaSalle            41     Midwest MHC                          Multifamily - Mobile Home Park
  103            MGT             1096    Added Space Self Storage                  Self Storage
  104            MGT             442     Nasa Road One Shopping Center          Retail - Unanchored
  105            MGT             424     Columbus Square Shopping Center        Retail - Unanchored

------------------------------------------------------------------------------------------------------

  106            MGT             1098    Baymeadows Self Storage                   Self Storage
  107            MGT             1099    Lakeview Plaza                         Retail - Unanchored
  108            GACC          DBM12175  Corners at Riverdale                   Retail - Unanchored

------------------------------------------------------------------------------------------------------

  109            MGT             1101    BRYAN CLEVELAND PORTFOLIO
  109A                           1102    Bryan Court Apartments               Multifamily - Conventional
  109B                           1103    Cleveland Court Apartments           Multifamily - Conventional

------------------------------------------------------------------------------------------------------

  110            MGT             1104    Mini Warehouse of Irondale                Self Storage
  111            MGT             1105    El Rancho Mobile Home Park           Multifamily - Mobile Home Park
  112            MGT             1108    Fleetwood Mobile Home and RV Park    Multifamily - Mobile Home Park

                                                                                                  CROSS
                                                                                              COLLATERALIZED
             ADDRESS                                      CITY             STATE     ZIP CODE     GROUPS
---------------------------------------------------------------------------------------------------------
1605 Broadway                                            New York         New York    10019

---------------------------------------------------------------------------------------------------------
10205 S. 86th Terrace                                    Palos Hills      Illinois    60465
100 Buckhead Drive                                       Fairfield          Ohio      45014
2911 Bynan Drive                                         Ypsilanti        Michigan    48197
37600 Little Mack                                        Clinton Township Michigan    48036
3270 Clovertree Lane                                     Flint            Michigan    48532
4568 Blackstone Trail                                    Okemos           Michigan    48864
4795 East Milham Avenue                                  Portage          Michigan    49002
9070 North Saginaw                                       Mt. Morris       Michigan    48458

---------------------------------------------------------------------------------------------------------

2011 Crystal Drive                                       Arlington        Virginia    22202
711 NW 72nd AV                                           Miami             Florida    33126
Auburn Road & Rochester Road                             Rochester Hills  Michigan    48307
11701 Metro Airport Centr Dr.                            Romulus          Michigan    48174
105 East 17th Street                                     New York         New York    10003

---------------------------------------------------------------------------------------------------------


6010 Executive Boulevard                                 Rockville        Maryland    20852
6831 Wisconsin Avenue                                    Bethesda         Maryland    20815
614 - 618 King Street and 110 South Washington St.       Alexandria       Virginia    22314

---------------------------------------------------------------------------------------------------------

3955-3975 5th Ave. & 501 & 555Washington St.             San Diego         California     92103
3050 North 5th Street Highway                            Reading           Pennsylvania   19605
123 Boston Post Road West                                Marlborough       Massachusetts  01752
1533 N. Woodward Ave                                     Bloomfield Hills  Michigan       48304
7620 Rivers Avenue                                       North Charleston  South Carolina 29406

---------------------------------------------------------------------------------------------------------

3655 West Tropicana Avenue                               Las Vegas         Nevada     89103
100 Fellows Court                                        Elmhurst         Illinois    60126
4 Stratford Square Mall                                  Bloomingdale     Illinois    60108
4701 East Sahara Avenue                                  Las Vegas         Nevada     89121
15075 W. Lincoln Rd.                                     Oak Park         Michigan    48237

---------------------------------------------------------------------------------------------------------


1201 Route 9                                             Wappinger Falls  New York    12590
253 West Route 59                                        Nanuet           New York    10954

---------------------------------------------------------------------------------------------------------

1147 Briarbbrook Drive                                   Wheaton            Illinois    60187
600 Sabre Oaks Drive                                     South Portland     Maine       04106
2842 Business Park Ave.                                  Fresno             California  93727
9098 N. Saginaw                                          Thetford Township  Michigan    48458
700 Eastgate South Drive                                 Cincinnati         Ohio        45245

---------------------------------------------------------------------------------------------------------

1353&1341 E Philadelphia St, 1395&1350 E Lexington Ave.  Pomona            California   91766
11101 Metro Airport Ctr. Dr.                             Romulus           Michigan     48174
900 South Turnbull Canyon Road                           City of Industry  California   91745
One Carriage Cove Way                                    Daytona Beach     Florida      32119
227-259 Mt. Hermon Road                                  Scotts Valley     California   95066

---------------------------------------------------------------------------------------------------------

5000 Greenbag Road                                       Morgantown       West Virginia  26501
10383 Dixie Highway                                      Louisville       Kentucky       40272
2787 MacFarland Rd.                                      Rockford         Illinois       61114       1
5001 Joerns Road                                         Stevens Point    Wisconsin      54481
200 Hidden Valley Parkway                                Norco            California     91760

---------------------------------------------------------------------------------------------------------

25801 Victoria Boulevard                                 Dana Point          California  92624
2555 PGA Blvd.                                           Palm Beach Gardens  Florida     33410
717 South Interstate 35E                                 Denton              Texas       76205
130 W. Chapman Avenue & 146 S. Main Street               Orange              California  92868

---------------------------------------------------------------------------------------------------------


3215 Holland Avenue                                      Bronx            New York    10467
47-07 39th Street                                        Sunnyside        New York    11104
1576 Taylor Avenue                                       Bronx            New York    10072

---------------------------------------------------------------------------------------------------------

1303 Ocala Road                                          Tallahasse        Florida      32304
372 Danbury Road                                         Wilton            Connecticut  06897
11205 Elm                                                Taylor            Michigan     48180
4337 S. Padre Island Drive                               Corpus Christi    Texas        78411
415 Avenida Pico                                         San Clemente      California   92672

---------------------------------------------------------------------------------------------------------

1008 - 1030 Mebane Oaks Road                             Mebane           North Carolina 27302
2555 & 2605 Lord Baltimore Drive                         Baltimore        Maryland       21244
11005 North Frank Lloyd Wright Boulevard                 Scottsdale       Arizona        85259
14040 Foothill Boulevard                                 Sylmar           California     91342
50 Franklin Street                                       Worcester        Massachusetts  01608

---------------------------------------------------------------------------------------------------------

6350 Court Street Road                                   Dewitt           New York    13057
14700-14740 Roscoe Blvd                                  Panorama City   California   91402
11387 Gould Road                                         Gulfport        Mississippi  39530
300 First Avenue North                                   Minneapolis      Minnesota   55401
35105 Cricklewood Ave.                                   New Baltimore    Michigan    48047

---------------------------------------------------------------------------------------------------------

1125 Wall Street                                         Jacksonville     Illinois    62650       1
1816-1824 Lancaster St.                                  Baltimore City   Maryland    21231
25039 West US 12                                         Sturgis Township Michigan    49091
5000 Southeast Federal Highway                           Stuart            Florida    34997
400 South Oyster Bay Road                                Hicksville       New York    11801

---------------------------------------------------------------------------------------------------------

290 N. Stadium Dr.                                       Bourbonnais      Illinois    60914
3800 Elm Road                                            Warren             Ohio      44483
18071 Fitch Avenue                                       Irvine          California   92614
31000 Northwestern Highway                               Farmington Hills Michigan    48334
2600 E. South Street                                     Jackson          Michigan    49201

---------------------------------------------------------------------------------------------------------

16167 Weddel St.                                         Taylor           Michigan    48180
1130 White Rock Road                                     El Dorado Hills California   95762
999 East Mission Road                                    San Marcos      California   92069
771 Southeast Avenue                                     Vineland        New Jersey   08360
7350 Lankershim Boulevard                                North Hollywood California   91605

---------------------------------------------------------------------------------------------------------

33000 Park Hill Blvd                                     Wayne               Michigan    48184
27628 Willowood Dr.                                      Harrison Township   Michigan    48045
3100 Boardwalk                                           Wildwood           New Jersey   08260
5040 Jackson Street                                      North Highlands    California   95660
415 Chapel Drive                                         Tallahassee         Florida     32304

---------------------------------------------------------------------------------------------------------

407 Park Ave                                             New York         New York    10022
2200 West Wilson Street                                  Banning         California   92220
9777 College Ave                                         Indianapolis      Indiana    46280
7908 Tokay Avenue                                        Fontana         California   92336
332 S. Kendall Ave                                       Kalamazoo        Michigan    49006

---------------------------------------------------------------------------------------------------------

5501 - 5517 Ritchie Highway                              Brooklyn Park    Maryland    21225
521-687 Norht Murray Blvd                                Colorado Springs Colorado    80915
North Main Street & Meadows Ave.                         Wharton         New Jersey   7885
2901 & 3000 Chestnut Avenue                              Baltimore        Maryland    21211
6701 NW 18th Court                                       Plantation        Florida    33313
930 Village West Dr.                                     Lapeer           Michigan    48446

---------------------------------------------------------------------------------------------------------

420-480 W Lambert Road                                   Brea            California   92821
19315 North 83rd Avenue                                  Peoria            Arizona    85382
12635 Memorial Avenue                                    Detroit          Michigan    48227
420 Grapevine Highway                                    Hurst              Texas     76054

---------------------------------------------------------------------------------------------------------


1000 N. Grand Av                                         Tahlequah        Oklahoma    74464
110 E. Lakeview Rd                                       Stillwater       Oklahoma    74075

---------------------------------------------------------------------------------------------------------

301 West Parker Road                                     Plano              Texas     75023
795 Merrick Ave.                                         Westbury         New York    11590
400 White Lane                                           Bakersfield     California   93307
137-139 E. 110th St.                                     New York         New York    10029
4265 Tamiami Trail                                       Port Charlotte    Florida    33980

---------------------------------------------------------------------------------------------------------

1300 Santee Street                                       Los Angeles         California   90015
95 North Marengo Avenue                                  Pasadena            California   91101
23720 Lime City Road                                     Perrysburg Township    Ohio      43551
9303 US Highway 41 North                                 Palmetto             Florida     34221
1200 Blalock                                             Houston               Texas      77055

---------------------------------------------------------------------------------------------------------

6401 - 6411 Gravois Road                                 St. Louis        Missouri    63116
12817 E. 47th Street                                     Independence     Missouri    64055
2555 West Main Street                                    Turlock         California   95380
201 Nasa Road One                                        Webster            Texas     77598
3501 Fowler Street                                       Fort Myers        Florida    33901

---------------------------------------------------------------------------------------------------------

8285 Western Way Circle                                  Jacksonville      Florida    32256
2117-2161 West 6th Street                                Los Angeles     California   90057
7489 McElroy Drive                                       Riverdale         Georgia    30296

---------------------------------------------------------------------------------------------------------


309 Bryan Street                                         Denton             Texas     76206
1000 Cleveland Street                                    Denton             Texas     76206

---------------------------------------------------------------------------------------------------------

2824 5th Avenue South                                    Irondale          Alabama    35210
201 Wyoming SE                                           Albuquerque     New Mexico   87123
5001 Phillips Highway                                    Jacksonville      Florida    32207

                                         % OF AGGREGATE    CUMULATIVE % OF                               INTEREST
  RELATED     ORIGINAL    CUT-OFF DATE    INITIAL POOL      INITIAL POOL     MORTGAGE    SERVICING       ACCRUAL
  GROUPS     BALANCE ($)   BALANCE ($)       BALANCE           BALANCE         RATE       FEE RATE       METHOD
--------------------------------------------------------------------------------------------------------------------
               92,000,000    91,611,396      10.20%            10.20%         8.473%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------
               61,128,954    59,954,121       6.68%            16.88%         7.320%      0.03270%     Actual/360
               13,024,731    12,774,409
               12,420,490    12,181,781
               11,614,837    11,391,612
                9,701,410     9,514,960
                5,102,472     5,004,408
                3,558,302     3,489,916
                2,954,063     2,897,289
                2,752,649     2,699,746

--------------------------------------------------------------------------------------------------------------------

               42,286,048    41,970,321       4.67%            21.55%         7.840%      0.03270%       30/360
               32,000,000    31,785,637       3.54%            25.09%         8.710%      0.10270%     Actual/360
               30,000,000    29,978,012       3.34%            28.43%         8.530%      0.03270%     Actual/360
     A         30,000,000    29,810,151       3.32%            31.75%         7.960%      0.03270%     Actual/360
               25,250,000    25,139,203       2.80%            34.55%         8.510%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

               28,875,000    24,430,501       2.72%            37.27%         7.750%      0.03270%     Actual/360
               15,900,000    13,452,640
                7,800,000     6,599,408
                5,175,000     4,378,453

--------------------------------------------------------------------------------------------------------------------

               23,200,000    22,774,663       2.54%            39.81%         7.270%      0.03270%     Actual/360
     B         21,800,000    21,636,722       2.41%            42.22%         7.990%      0.03270%     Actual/360
     C         20,500,000    20,436,034       2.28%            44.49%         8.615%      0.06270%     Actual/360
               20,400,000    20,354,259       2.27%            46.76%         8.665%      0.08270%     Actual/360
               19,000,000    18,969,964       2.11%            48.87%         8.000%      0.10270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

               17,615,000    16,982,556       1.89%            50.76%         7.790%      0.03270%       30/360
               15,380,000    15,277,614       1.70%            52.47%         7.770%      0.03270%     Actual/360
               13,026,000    12,856,200       1.43%            53.90%         7.160%      0.03270%     Actual/360
               12,800,000    12,764,240       1.42%            55.32%         8.440%      0.03270%     Actual/360
     D         11,920,000    11,867,817       1.32%            56.64%         8.180%      0.09270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

               11,700,000    11,580,255       1.29%            57.93%         7.890%      0.03270%     Actual/360
                8,856,900     8,766,253
                2,843,100     2,814,002

--------------------------------------------------------------------------------------------------------------------

               11,250,000    11,220,843       1.25%            59.18%         8.180%      0.03270%     Actual/360
     E         10,800,000    10,786,711       1.20%            60.38%         8.800%      0.03270%     Actual/360
     E          9,575,000     9,549,330       1.06%            61.44%         8.570%      0.03270%     Actual/360
                9,130,000     9,106,269       1.01%            62.46%         8.170%      0.03270%     Actual/360
                9,100,000     9,089,284       1.01%            63.47%         8.930%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                9,000,000     8,957,453       1.00%            64.47%         8.250%      0.03270%     Actual/360
     A          8,675,000     8,620,102       0.96%            65.43%         7.960%      0.03270%     Actual/360
                8,600,000     8,481,595       0.94%            66.37%         8.330%      0.03270%     Actual/360
     F          8,320,000     8,295,275       0.92%            67.30%         8.240%      0.09270%     Actual/360
                8,300,000     8,245,776       0.92%            68.22%         8.250%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

     B          8,100,000     8,038,842       0.90%            69.11%         7.960%      0.03270%     Actual/360
                7,500,000     7,494,864       0.83%            69.95%         8.690%      0.03270%     Actual/360
     G          7,500,000     7,467,783       0.83%            70.78%         8.250%      0.03270%     Actual/360
     E          7,266,000     7,246,520       0.81%            71.58%         8.570%      0.03270%     Actual/360
                7,250,000     7,212,550       0.80%            72.39%         8.680%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                6,400,000     6,341,987       0.71%            73.09%         8.350%      0.03270%     Actual/360
     F          6,275,000     6,257,027       0.70%            73.79%         8.360%      0.09270%     Actual/360
                6,183,000     6,160,245       0.69%            74.48%         8.800%      0.03270%     Actual/360
                6,130,000     6,120,601       0.68%            75.16%         8.930%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                5,800,000     5,784,500       0.64%            75.80%         8.580%      0.03270%     Actual/360
                2,221,400     2,215,464
                2,186,600     2,180,757
                1,392,000     1,388,280

--------------------------------------------------------------------------------------------------------------------

     H          5,600,000     5,573,451       0.62%            76.42%         8.240%      0.03270%     Actual/360
                5,600,000     5,491,025       0.61%            77.03%         7.170%      0.03270%     Actual/360
     D          5,400,000     5,364,241       0.60%            77.63%         7.790%      0.09270%     Actual/360
     C          5,338,000     5,321,344       0.59%            78.22%         8.615%      0.06270%     Actual/360
                5,325,000     5,302,578       0.59%            78.81%         8.650%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                5,300,000     5,292,532       0.59%            79.40%         8.380%      0.03270%     Actual/360
                4,975,000     4,971,308       0.55%            79.96%         8.500%      0.03270%     Actual/360
                4,800,000     4,777,753       0.53%            80.49%         8.320%      0.03270%     Actual/360
     I          4,800,000     4,776,728       0.53%            81.02%         8.160%      0.03270%     Actual/360
                4,785,000     4,764,309       0.53%            81.55%         8.560%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                4,600,000     4,589,014       0.51%            82.06%         8.920%      0.03270%     Actual/360
                4,400,000     4,313,496       0.48%            82.54%         6.970%      0.03270%     Actual/360
                4,300,000     4,294,620       0.48%            83.02%         8.750%      0.03270%     Actual/360
                4,275,000     4,264,651       0.47%            83.50%         8.880%      0.03270%     Actual/360
                4,170,000     4,152,185       0.46%            83.96%         8.270%      0.09270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

     G          4,045,000     4,027,624       0.45%            84.41%         8.250%      0.03270%     Actual/360
                4,000,000     3,996,859       0.45%            84.85%         8.360%      0.08270%     Actual/360
                4,000,000     3,992,465       0.44%            85.30%         8.250%      0.03270%     Actual/360
                3,950,000     3,921,980       0.44%            85.73%         7.940%      0.03270%     Actual/360
                3,900,000     3,885,099       0.43%            86.17%         8.670%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                3,900,000     3,884,712       0.43%            86.60%         8.580%      0.03270%     Actual/360
                3,700,000     3,691,581       0.41%            87.01%         9.060%      0.03270%     Actual/360
                3,600,000     3,594,475       0.40%            87.41%         8.100%      0.03270%     Actual/360
                3,550,000     3,548,633       0.40%            87.81%         8.400%      0.03270%     Actual/360
     J          3,500,000     3,494,220       0.39%            88.20%         7.850%      0.09270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

     D          3,500,000     3,476,823       0.39%            88.58%         7.790%      0.09270%     Actual/360
                3,400,000     3,380,679       0.38%            88.96%         8.350%      0.03270%     Actual/360
                3,355,000     3,333,607       0.37%            89.33%         8.950%      0.03270%     Actual/360
                3,300,000     3,297,531       0.37%            89.70%         8.480%      0.03270%     Actual/360
     I          3,150,000     3,136,506       0.35%            90.05%         8.260%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

     D          3,100,000     3,079,472       0.34%            90.39%         7.790%      0.09270%     Actual/360
     J          3,025,000     3,007,284       0.33%            90.72%         7.950%      0.03270%     Actual/360
                3,000,000     2,996,868       0.33%            91.06%         9.270%      0.10270%     Actual/360
     K          3,000,000     2,990,646       0.33%            91.39%         8.080%      0.03270%     Actual/360
     H          2,950,000     2,932,035       0.33%            91.72%         7.800%      0.09270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

     L          2,837,000     2,822,518       0.31%            92.03%         8.720%      0.03270%     Actual/360
     K          2,800,000     2,791,527       0.31%            92.34%         8.180%      0.03270%     Actual/360
                2,800,000     2,785,590       0.31%            92.65%         8.430%      0.03270%     Actual/360
                2,800,000     2,781,609       0.31%            92.96%         8.230%      0.03270%     Actual/360
     D          2,800,000     2,781,458       0.31%            93.27%         7.790%      0.09270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                2,700,000     2,697,222       0.30%            93.57%         9.310%      0.03270%     Actual/360
                2,700,000     2,696,711       0.30%            93.87%         8.830%      0.03270%     Actual/360
                2,600,000     2,596,245       0.29%            94.16%         8.300%      0.08270%     Actual/360
                2,595,000     2,594,021       0.29%            94.45%         8.450%      0.08270%     Actual/360
                2,530,000     2,504,698       0.28%            94.73%         8.290%      0.03270%     Actual/360
                2,500,000     2,487,228       0.28%            95.01%         7.970%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                2,393,000     2,390,230       0.27%            95.27%         8.980%      0.03270%     Actual/360
                2,400,000     2,361,037       0.26%            95.54%         7.910%      0.03270%     Actual/360
                2,362,000     2,358,461       0.26%            95.80%         8.180%      0.03270%     Actual/360
                2,300,000     2,298,370       0.26%            96.06%         8.610%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                2,300,000     2,279,375       0.25%            96.31%         7.690%      0.10270%       30/360
                1,200,000     1,189,239
                1,100,000     1,090,136

--------------------------------------------------------------------------------------------------------------------

                2,250,000     2,232,361       0.25%            96.56%         8.380%      0.03270%     Actual/360
     L          2,120,000     2,109,178       0.23%            96.79%         8.720%      0.03270%     Actual/360
                2,000,000     1,990,141       0.22%            97.01%         8.100%      0.03270%     Actual/360
                1,875,000     1,872,053       0.21%            97.22%         8.020%      0.03270%     Actual/360
                1,900,000     1,833,853       0.20%            97.43%         7.490%      0.03270%       30/360

--------------------------------------------------------------------------------------------------------------------

     M          1,700,000     1,692,912       0.19%            97.62%         9.270%      0.03270%     Actual/360
     M          1,665,000     1,658,058       0.18%            97.80%         9.270%      0.03270%     Actual/360
                1,650,000     1,643,236       0.18%            97.98%         8.420%      0.09270%     Actual/360
                1,610,000     1,599,510       0.18%            98.16%         8.260%      0.03270%     Actual/360
                1,500,000     1,490,962       0.17%            98.33%         8.140%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                1,450,000     1,447,206       0.16%            98.49%         8.180%      0.03270%     Actual/360
                1,431,000     1,426,131       0.16%            98.65%         8.730%      0.03270%     Actual/360
                1,375,000     1,361,577       0.15%            98.80%         8.410%      0.03270%     Actual/360
                1,350,000     1,347,204       0.15%            98.95%         9.250%      0.10270%     Actual/360
                1,300,000     1,298,347       0.14%            99.09%         8.700%      0.10270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                1,300,000     1,285,915       0.14%            99.24%         9.080%      0.03270%     Actual/360
     M          1,275,000     1,269,684       0.14%            99.38%         9.270%      0.03270%     Actual/360
                1,250,000     1,249,185       0.14%            99.52%         8.800%      0.03270%     Actual/360

--------------------------------------------------------------------------------------------------------------------

                1,160,000     1,157,231       0.13%            99.65%         8.460%      0.03270%     Actual/360
                  840,000       837,995
                  320,000       319,236

--------------------------------------------------------------------------------------------------------------------

                1,125,000     1,107,508       0.12%            99.77%         8.390%      0.03270%     Actual/360
                1,100,000     1,077,264       0.12%            99.89%         8.750%      0.03270%     Actual/360
                1,000,000       988,841       0.11%            100.00%        8.620%      0.03270%     Actual/360

                       ORIGINAL                     ORIGINAL       REMAINING
                       TERM TO      REMAINING     AMORTIZATION   AMORTIZATION
                       MATURITY      TERM TO          TERM           TERM         ORIGINATION
  AMORTIZATION TYPE     (MOS.)   MATURITY (MOS.)     (MOS.)         (MOS.)            DATE
--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           115            300            295            03/08/00

--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           96             348            324            07/29/98









--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           109            360            349            10/01/99
       Balloon           120           112            300            292            12/17/99
   Hyperamortizing       120           118            360            358            06/29/00
       Balloon           120           109            360            349            09/08/99
   Hyperamortizing       120           111            360            351            11/19/99

--------------------------------------------------------------------------------------------------

       Balloon           120           100            360            224            12/17/98




--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           95             360            335            07/24/98
       Balloon           120           107            360            347            07/28/99
       Balloon           120           116            300            296            05/02/00
       Balloon           120           115            360            355            03/30/00
   Hyperamortizing       120           117            360            357            05/12/00

--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           90             300            270            02/18/98
       Balloon            84           73             360            349            09/21/99
       Balloon           304           280            367            343            08/05/98
       Balloon           120           114            360            354            03/01/00
       Balloon           120           112            360            352            12/13/99

--------------------------------------------------------------------------------------------------

       Balloon           120           103            360            343            03/18/99



--------------------------------------------------------------------------------------------------

       Balloon           120           115            360            355            03/09/00
       Balloon           120           117            360            357            04/30/00
       Balloon           120           114            360            354            02/24/00
       Balloon           120           115            360            355            03/31/00
   Hyperamortizing       120           117            360            357            05/31/00

--------------------------------------------------------------------------------------------------

       Balloon           120           111            360            351            11/10/99
       Balloon           120           109            360            349            09/09/99
       Balloon           120           105            300            285            05/03/99
       Balloon           120           114            360            354            02/24/00
       Balloon           120           108            360            348            08/02/99

--------------------------------------------------------------------------------------------------

       Balloon           120           107            360            347            07/01/99
   Hyperamortizing       120           118            360            358            06/01/00
       Balloon           120           112            360            352            12/17/99
       Balloon           120           114            360            354            02/24/00
       Balloon           120           109            360            349            09/07/99

--------------------------------------------------------------------------------------------------

       Balloon           120           110            300            290            10/20/99
       Balloon           120           114            360            354            02/22/00
       Balloon           120           112            360            352            12/28/99
       Balloon           120           117            336            333            05/26/00

--------------------------------------------------------------------------------------------------

       Balloon           120           114            360            354            02/17/00




--------------------------------------------------------------------------------------------------

       Balloon           120           111            360            351            11/16/99
       Balloon           120           94             360            334            06/12/98
       Balloon           120           109            360            349            09/21/99
       Balloon           120           116            300            296            05/02/00
       Balloon           120           111            360            351            11/01/99

--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           117            360            357            05/05/00
       Balloon           120           118            360            358            06/05/00
       Balloon           120           111            360            351            11/01/99
       Balloon           120           111            360            351            11/02/99
       Balloon           120           111            360            351            11/18/99

--------------------------------------------------------------------------------------------------

   Hyperamortizing       120           114            360            354            02/23/00
   Hyperamortizing       120           95             360            335            07/20/98
   Hyperamortizing       120           117            360            357            05/24/00
       Balloon           120           114            360            354            02/03/00
       Balloon           120           112            360            352            12/22/99

--------------------------------------------------------------------------------------------------

       Balloon           120           112            360            352            12/17/99
   Hyperamortizing       120           118            360            358            06/30/00
       Balloon           120           116            360            356            04/26/00
       Balloon           120           108            360            348            08/20/99
       Balloon           120           112            360            352            12/23/99

--------------------------------------------------------------------------------------------------

       Balloon           120           112            360            352            12/30/99
       Balloon           120           114            360            354            02/04/00
   Hyperamortizing       120           117            360            357            05/24/00
       Balloon           120           119            360            359            07/17/00
       Balloon           120           117            360            357            05/25/00

--------------------------------------------------------------------------------------------------

       Balloon           120           109            360            349            09/21/99
       Balloon           120           109            360            349            09/14/99
       Balloon           120           112            300            292            12/26/99
       Balloon           120           118            360            358            06/12/00
       Balloon           120           112            360            352            12/07/99

--------------------------------------------------------------------------------------------------

       Balloon           120           109            360            349            09/21/99
       Balloon           120           110            360            350            10/14/99
       Balloon           120           117            360            357            05/11/00
       Balloon           120           114            360            354            02/25/00
       Balloon           120           110            360            350            10/05/99

--------------------------------------------------------------------------------------------------

       Balloon           120           109            360            349            09/13/99
       Balloon           120           114            360            354            02/25/00
       Balloon           120           110            360            350            10/19/99
       Balloon           120           108            360            348            08/30/99
       Balloon           120           109            360            349            09/13/99

--------------------------------------------------------------------------------------------------

       Balloon           120           117            360            357            05/15/00
   Hyperamortizing       120           117            360            357            05/15/00
   Hyperamortizing       120           117            360            357            05/17/00
   Hyperamortizing       120           119            360            359            07/10/00
       Balloon           120           109            300            289            09/28/99
       Balloon           120           111            360            351            11/17/99

--------------------------------------------------------------------------------------------------

       Balloon           120           117            360            357            05/16/00
       Balloon           126           100            360            334            06/25/98
       Balloon           120           117            360            357            05/09/00
       Balloon           120           118            360            358            06/16/00

--------------------------------------------------------------------------------------------------

  Fully Amortizing       180           177            180            177            05/11/00



--------------------------------------------------------------------------------------------------

       Balloon           120           105            360            345            05/21/99
       Balloon           120           109            360            349            09/13/99
       Balloon           120           111            360            351            11/01/99
       Balloon           120           117            360            357            05/31/00
   Hyperamortizing       120           92             300            272            04/17/98

--------------------------------------------------------------------------------------------------

       Balloon           120           114            300            294            02/24/00
       Balloon           120           114            300            294            02/29/00
       Balloon           120           112            360            352            12/30/99
       Balloon           120           108            360            348            08/31/99
       Balloon            84           73             360            349            09/27/99

--------------------------------------------------------------------------------------------------

       Balloon           120           116            360            356            04/14/00
       Balloon           120           113            360            353            01/10/00
       Balloon           120           109            300            289            09/08/99
       Balloon           120           117            300            297            05/22/00
       Balloon           120           117            360            357            05/10/00

--------------------------------------------------------------------------------------------------

       Balloon           120           106            300            286            06/29/99
       Balloon           120           114            300            294            02/24/00
   Hyperamortizing       120           118            360            358            06/01/00

--------------------------------------------------------------------------------------------------

       Balloon           120           115            360            355            03/23/00



--------------------------------------------------------------------------------------------------

       Balloon           120           103            300            283            03/17/99
       Balloon           120           106            240            226            06/01/99
       Balloon           120           107            300            287            07/16/99

  MATURITY DATE   BALLOON OR ARD                                                                   MONTHLY         MONTHLY P&I
     OR ARD        BALANCE ($)    PREPAYMENT PROVISION                                            P&I PAYMENT       STEP DATE
------------------------------------------------------------------------------------------------------------------------------
    04/01/10           76,847,412 Lock/29_Defeasance/91                                             739,165

------------------------------------------------------------------------------------------------------------------------------

    09/01/08           53,020,884 Lock/37_YM/11_Defeasance/66_0%/6                                  424,079









------------------------------------------------------------------------------------------------------------------------------

    10/01/09           37,178,841 Lock/35_Defeasance/80_0%/5                                        304,079
    01/01/10           26,906,573 Lock/32_Defeasance/84_0%/4                                        262,217
    07/01/10           27,162,619 Lock/26_Defeasance/90_0%/4                                        231,312
    10/01/09           26,811,231 Lock/35_Defeasance/81_0%/4                                        219,293
    12/01/09           22,856,410 Lock/33_Defeasance/83_0%/4                                        194,330

------------------------------------------------------------------------------------------------------------------------------

    01/01/09           17,847,185 Lock/44_Defeasance/72_0%/4                                        206,864




------------------------------------------------------------------------------------------------------------------------------

    08/01/08           20,379,938 Lock/49_Defeasance/67_0%/4                                        158,580
    08/01/09           19,497,597 Lock/35_Defeasance/81_0%/4                                        159,809
    05/10/10           17,193,888 Lock/28_Defeasance/88_0%/4                                        166,663
    04/01/10           18,524,326 Lock/35_Defeasance/81_0%/4                                        159,250
    06/01/10           16,990,134 Lock/27_Defeasance/89_0%/4                                        139,415

------------------------------------------------------------------------------------------------------------------------------

    03/01/08           14,149,911 Lock/35_YM/19_Defeasance/63_0%/3                                  133,514
    10/01/06           14,337,153 Lock/35_Defeasance/45_0%/4                                        110,397
    01/01/24            4,457,129 Lock/60_Defeasance/238_0%/6                                        87,606     08/01/08
    03/01/10           11,566,843 Lock/37_Defeasance/79_0%/4                                         97,877
    01/01/10           10,706,200 Lock/35_Defeasance/81_0%/4                                         88,965

------------------------------------------------------------------------------------------------------------------------------

    04/01/09           10,439,894 Lock/41_Defeasance/75_0%/4                                         84,955



------------------------------------------------------------------------------------------------------------------------------

    04/01/10           10,103,233 Lock/35_Defeasance/81_0%/4                                         83,965
    06/01/10            9,835,768 Lock/34_Defeasance/82_0%/4                                         85,350
    03/01/10            8,678,071 Lock/35_Defeasance/81_0%/4                                         74,099
    04/01/10            8,197,416 Lock/35_Defeasance/81_0%/4                                         68,078
    06/01/10            8,311,035 Lock/27_Defeasance/89_0%/4                                         72,763

------------------------------------------------------------------------------------------------------------------------------

    12/01/09            8,098,356 Lock/33_Defeasance/83_0%/4                                         67,614
    10/01/09            7,752,915 Lock/35_Defeasance/81_0%/4                                         63,412
    06/01/09            7,158,274 Lock/39_Defeasance/77_0%/4                                         68,267
    03/01/10            7,483,860 Lock/35_Defeasance/81_0%/4                                         62,447
    09/01/09            7,467,624 Lock/36_Defeasance/80_0%/4                                         62,355

------------------------------------------------------------------------------------------------------------------------------

    08/01/09            7,239,312 Lock/37_Defeasance/79_0%/4                                         59,209
    07/01/10            6,815,030 Lock/60_>1% or YM/56_0%/4                                          58,681
    01/01/10            6,747,283 Lock/35_Defeasance/81_0%/4                                         56,345
    03/01/10            6,585,365 Lock/35_Defeasance/81_0%/4                                         56,230
    10/01/09            6,588,140 Lock/35_Defeasance/81_0%/4                                         56,674

------------------------------------------------------------------------------------------------------------------------------

    11/01/09            5,328,352 Lock/34_Defeasance/82_0%/4                                         50,889
    03/01/10            5,660,080 Lock/35_Defeasance/81_0%/4                                         47,628
    01/01/10            5,631,931 Lock/32_Defeasance/84_0%/4                                         48,863
    06/01/10            5,458,464 Lock/27_Defeasance/89_0%/4                                         49,736

------------------------------------------------------------------------------------------------------------------------------

    03/01/10            5,257,871 Lock/30_Defeasance/86_0%/4                                         44,926




------------------------------------------------------------------------------------------------------------------------------

    12/01/09            5,037,803 Lock/35_Defeasance/81_0%/4                                         42,032
    07/01/08            4,907,294 Lock/11_Defeasance/15_YM/24_Defeasance/66_0%/4                     37,898
    10/01/09            4,806,197 Lock/35_Defeasance/81_0%/4                                         38,836
    05/10/10            4,477,121 Lock/28_Defeasance/88_0%/4                                         43,397
    12/01/09            4,835,413 Lock/33_Defeasance/84_0%/3                                         41,512

------------------------------------------------------------------------------------------------------------------------------

    06/01/10            4,781,609 Lock/27_Defeasance/89_0%/4                                         40,303
    07/01/10            4,501,412 Lock/26_Defeasance/90_0%/4                                         38,253
    12/01/09            4,326,139 Lock/33_Defeasance/83_0%/4                                         36,297
    12/01/09            4,310,043 Lock/33_Defeasance/83_0%/4                                         35,758
    12/01/09            4,336,300 Lock/47_Defeasance/69_0%/4                                         36,996

------------------------------------------------------------------------------------------------------------------------------

    03/01/10            4,201,487 Lock/30_Defeasance/86_0%/4                                         36,748
    08/01/08            3,834,896 Lock/47_Defeasance/69_0%/4                                         29,185
    06/01/10            3,911,793 Lock/27_Defeasance/89_0%/4                                         33,828
    03/01/10            3,901,246 Lock/35_Defeasance/81_0%/4                                         34,029
    01/01/10            3,753,230 Lock/35_Defeasance/81_0%/4                                         31,386

------------------------------------------------------------------------------------------------------------------------------

    01/01/10            3,639,036 Lock/35_Defeasance/81_0%/4                                         30,389
    07/01/10            3,607,682 Lock/26_Defeasance/90_0%/4                                         30,361
    05/01/10            3,598,685 Lock/28_Defeasance/88_0%/4                                         30,051
    09/01/09            3,527,937 Lock/36_Defeasance/80_0%/4                                         28,819
    01/01/10            3,542,227 Lock/43_Defeasance/73_0%/4                                         30,459

------------------------------------------------------------------------------------------------------------------------------

    01/01/10            3,535,115 Lock/35_Defeasance/81_0%/4                                         30,209
    03/01/10            3,389,673 Lock/35_Defeasance/81_0%/4                                         29,931
    06/01/10            3,226,822 Lock/27_Defeasance/89_0%/4                                         26,667
    08/01/10            3,204,088 Lock/35_Defeasance/81_0%/4                                         27,045
    06/01/10            3,118,506 Lock/35_Defeasance/81_0%/4                                         25,317

------------------------------------------------------------------------------------------------------------------------------

    10/01/09            3,115,128 Lock/35_Defeasance/81_0%/4                                         25,171
    10/01/09            3,066,602 Lock/35_Defeasance/81_0%/4                                         25,782
    01/01/10            2,839,303 Lock/32_Defeasance/84_0%/4                                         28,040
    07/01/10            2,984,507 Lock/26_Defeasance/90_0%/4                                         25,327
    01/01/10            2,834,516 Lock/32_Defeasance/84_0%/4                                         23,687

------------------------------------------------------------------------------------------------------------------------------

    10/01/09            2,759,113 Lock/35_Defeasance/81_0%/4                                         22,295
    11/01/09            2,702,317 Lock/35_Defeasance/81_0%/4                                         22,091
    06/01/10            2,759,771 Lock/27_Defeasance/89_0%/4                                         24,724
    03/01/10            2,688,383 Lock/30_Defeasance/86_0%/4                                         22,180
    11/01/09            2,625,782 Lock/35_Defeasance/81_0%/4                                         21,236

------------------------------------------------------------------------------------------------------------------------------

    10/01/09            2,580,300 Lock/35_Defeasance/81_0%/4                                         22,258
    03/01/10            2,515,079 Lock/30_Defeasance/86_0%/4                                         20,898
    11/01/09            2,529,551 Lock/35_Defeasance/81_0%/4                                         21,391
    09/01/09            2,518,026 Lock/36_Defeasance/77_0%/7                                         20,996
    10/01/09            2,492,103 Lock/35_Defeasance/81_0%/4                                         20,137

------------------------------------------------------------------------------------------------------------------------------

    06/01/10            2,485,864 Lock/47_Defeasance/69_0%/4                                         22,330
    06/01/10            2,460,557 Lock/27_Defeasance/89_0%/4                                         21,395
    06/01/10            2,341,384 Lock/27_Defeasance/89_0%/4                                         19,624
    08/01/10            2,344,813 Lock/25_Defeasance/91_0%/4                                         19,861
    10/01/09            2,103,299 Lock/35_Defeasance/81_0%/4                                         20,015
    12/01/09            2,234,717 Lock/35_Defeasance/81_0%/4                                         18,292

------------------------------------------------------------------------------------------------------------------------------

    06/01/10            2,187,886 Lock/27_Defeasance/89_0%/4                                         19,220
    01/11/09            2,124,137 Lock/50_Defeasance/69_0%/7                                         17,460
    06/01/10            2,121,134 Lock/35_Defeasance/81_0%/4                                         17,629
    07/01/10            2,086,218 Lock/37_Defeasance/79_0%/4                                         17,865

------------------------------------------------------------------------------------------------------------------------------

    06/01/15                    0 Lock/27_Defeasance/140_0%/13                                       21,570



------------------------------------------------------------------------------------------------------------------------------

    06/01/09            2,030,937 Lock/39_Defeasance/77_0%/4                                         17,110
    10/01/09            1,928,175 Lock/35_Defeasance/81_0%/4                                         16,633
    12/01/09            1,793,315 Lock/33_Defeasance/83_0%/4                                         14,815
    06/01/10            1,677,456 Lock/27_Defeasance/89_0%/4                                         13,784
    05/01/08            1,514,228 Lock/52_Defeasance/64_0%/4                                         14,028

------------------------------------------------------------------------------------------------------------------------------

    03/01/10            1,451,163 Lock/30_Defeasance/87_0%/3                                         14,582
    03/01/10            1,421,287 Lock/30_Defeasance/87_0%/3                                         14,282
    01/01/10            1,490,222 Lock/35_Defeasance/81_0%/4                                         12,594
    09/01/09            1,448,876 Lock/36_Defeasance/80_0%/4                                         12,107
    10/01/06            1,406,250 Lock/35_Defeasance/45_0%/4                                         11,153

------------------------------------------------------------------------------------------------------------------------------

    05/01/10            1,302,394 Lock/35_Defeasance/81_0%/4                                         10,822
    02/01/10            1,301,159 Lock/35_Defeasance/81_0%/4                                         11,237
    10/01/09            1,146,955 Lock/35_Defeasance/81_0%/4                                         10,989
    06/01/10            1,151,390 Lock/27_Defeasance/89_0%/4                                         11,561
    06/01/10            1,181,329 Lock/72_>1% or YM/44_O%/4                                          10,181

------------------------------------------------------------------------------------------------------------------------------

    07/01/09            1,104,714 Lock/38_Defeasance/78_0%/4                                         10,981
    03/01/10            1,088,372 Lock/30_Defeasance/87_0%/3                                         10,936
    07/01/10            1,138,601 Lock/26_Defeasance/90_0%/4                                          9,878

------------------------------------------------------------------------------------------------------------------------------

    04/01/10            1,048,500 Lock/29_Defeasance/87_0%/4                                          8,887



------------------------------------------------------------------------------------------------------------------------------

    04/01/09              938,023 Lock/41_Defeasance/75_0%/4                                          8,976
    07/01/09              796,353 Lock/38_Defeasance/78_0%/4                                          9,721
    08/01/09              839,060 Lock/37_Defeasance/79_0%/4                                          8,133

    MONTHLY P&I          UNDERWRITTEN NET        UNDERWRITTEN NET     UNDERWRITTEN NCF      CROSS COLLATERALIZED
  STEP PAYMENT ($)     OPERATING INCOME ($)       CASH FLOW ($)           DSCR (x)                DSCR (x)
-------------------------------------------------------------------------------------------------------------------
                                    22,941,124           19,632,794         2.21

-------------------------------------------------------------------------------------------------------------------
                                     8,068,378            7,506,378         1.48









-------------------------------------------------------------------------------------------------------------------

                                     8,108,783            7,778,003         2.13
                                     6,130,274            5,076,940         1.61
                                     4,548,576            4,288,869         1.55
                                     3,520,857            3,204,542         1.22
                                     3,250,787            3,054,494         1.31

-------------------------------------------------------------------------------------------------------------------

                                     3,628,448            3,288,740         1.32




-------------------------------------------------------------------------------------------------------------------

                                     3,109,965            2,818,125         1.48
                                     3,340,365            2,846,178         1.48
                                     3,247,686            2,796,668         1.40
                                     2,608,714            2,380,744         1.25
                                     2,164,497            2,069,827         1.24

-------------------------------------------------------------------------------------------------------------------

                                     2,357,075            2,166,659         1.35
                                     1,662,136            1,590,386         1.20
              91,256                 1,054,426            1,054,426         1.00
                                     1,548,115            1,464,115         1.25
                                     1,478,122            1,336,042         1.25

-------------------------------------------------------------------------------------------------------------------

                                     1,515,916            1,404,174         1.38



-------------------------------------------------------------------------------------------------------------------

                                     1,523,503            1,408,933         1.40
                                     1,345,184            1,231,753         1.20
                                     1,141,885            1,072,951         1.21
                                     1,099,485            1,069,585         1.31
                                     1,183,565            1,092,848         1.25

-------------------------------------------------------------------------------------------------------------------

                                     1,237,382            1,028,698         1.27
                                     1,017,241              913,528         1.20
                                     1,198,766            1,057,908         1.29
                                     1,005,804              978,216         1.31
                                     1,002,603              914,085         1.22

-------------------------------------------------------------------------------------------------------------------

                                     2,072,158            1,666,868         2.35
                                       920,823              853,766         1.21
                                       979,089              922,616         1.36                    1.36
                                       916,315              809,994         1.20
                                       911,593              861,997         1.27

-------------------------------------------------------------------------------------------------------------------

                                       798,335              785,576         1.29
                                       774,276              750,273         1.31
                                       906,729              817,539         1.39
                                       815,138              771,078         1.29

-------------------------------------------------------------------------------------------------------------------

                                       757,335              712,225         1.32




-------------------------------------------------------------------------------------------------------------------

                                       668,762              609,962         1.21
                                     1,042,122              903,320         1.99
                                       676,774              618,024         1.33
                                       920,289              731,228         1.40
                                       669,864              638,288         1.28

-------------------------------------------------------------------------------------------------------------------

                                       638,861              598,722         1.24
                                       666,760              579,389         1.26
                                       628,140              578,062         1.33
                                       567,649              529,174         1.23
                                       676,912              584,454         1.32

-------------------------------------------------------------------------------------------------------------------

                                       623,553              585,809         1.33
                                       508,408              473,408         1.35
                                       532,111              499,862         1.23
                                       599,294              512,400         1.25
                                       555,271              497,302         1.32

-------------------------------------------------------------------------------------------------------------------

                                       527,539              487,703         1.34                    1.36
                                       549,351              502,577         1.38
                                       444,772              433,422         1.20
                                       443,009              434,309         1.26
                                       527,649              461,788         1.26

-------------------------------------------------------------------------------------------------------------------

                                       467,967              435,967         1.20
                                       547,523              488,528         1.36
                                       436,572              403,298         1.26
                                       497,580              454,838         1.40
                                       604,121              589,421         1.94

-------------------------------------------------------------------------------------------------------------------

                                       411,628              376,628         1.25
                                       334,364              327,764         1.20
                                       463,362              450,814         1.34
                                       481,231              449,231         1.48
                                       387,722              351,002         1.23

-------------------------------------------------------------------------------------------------------------------

                                       359,499              321,999         1.20
                                       504,756              472,756         1.78
                                       457,671              430,489         1.45
                                       474,813              466,163         1.75
                                       403,750              344,950         1.35

-------------------------------------------------------------------------------------------------------------------

                                       340,859              329,092         1.23
                                       326,947              317,897         1.27
                                       344,741              321,600         1.25
                                       346,385              339,385         1.35
                                       337,579              292,429         1.21

-------------------------------------------------------------------------------------------------------------------

                                       438,069              392,781         1.47
                                       429,578              374,255         1.46
                                       327,460              297,486         1.26
                                       351,794              302,559         1.27
                                       359,206              345,232         1.44
                                       357,169              326,569         1.49

-------------------------------------------------------------------------------------------------------------------

                                       327,594              295,933         1.28
                                       275,087              266,383         1.27
                                       326,021              298,521         1.41
                                       333,009              297,457         1.39

-------------------------------------------------------------------------------------------------------------------

                                       463,336              413,836         1.60



-------------------------------------------------------------------------------------------------------------------

                                       337,484              300,167         1.46
                                       255,786              245,190         1.23
                                       301,300              271,050         1.52
                                       221,842              209,342         1.27
                                       304,369              275,418         1.64

-------------------------------------------------------------------------------------------------------------------

                                       298,266              260,895         1.49
                                       254,762              226,041         1.32
                                       204,175              197,525         1.31
                                       176,755              166,605         1.15
                                       201,547              171,542         1.28

-------------------------------------------------------------------------------------------------------------------

                                       176,724              166,534         1.28
                                       170,347              164,397         1.22
                                       171,089              162,951         1.24
                                       200,222              175,384         1.26
                                       191,739              157,015         1.29

-------------------------------------------------------------------------------------------------------------------

                                       165,492              158,299         1.20
                                       232,639              204,549         1.56
                                       191,058              172,092         1.45

-------------------------------------------------------------------------------------------------------------------

                                       146,512              136,012         1.28



-------------------------------------------------------------------------------------------------------------------

                                       161,072              150,373         1.40
                                       163,712              158,211         1.36
                                       129,733              123,183         1.26

                                                           SCHEDULED
         ORIGINAL        ORIGINAL       CUT-OFF DATE    MATURITY OR ARD     CROSS COLLATERALIZED
      APPRAISAL VALUE  APPRAISAL DATE         LTV            DATE LTV             LTV RATIO                YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------
         220,000,000     09/15/99          41.64%            34.93%                                          1989

------------------------------------------------------------------------------------------------------------------------------

          91,150,000                       65.78%            58.17%
          19,500,000     07/15/98                                                                            1972
          18,500,000     07/15/98                                                                          1971,1973
          17,300,000     07/15/98                                                                         1968, 1972
          14,450,000     07/15/98                                                                            1974
           7,600,000     07/15/98                                                                            1973
           5,300,000     07/15/98                                                                            1974
           4,400,000     07/15/98                                                                            1974
           4,100,000     07/15/98                                                                            1975

------------------------------------------------------------------------------------------------------------------------------

          84,000,000     08/13/99          49.96%            44.26%                                        1984-1985
          58,000,000     09/29/99          54.80%            46.39%                                          1975
          46,600,000     05/24/00          64.33%            58.29%                                        1989/1991
          40,800,000     07/22/99          73.06%            65.71%                                       1989 - 1996
          33,400,000     05/01/00          75.27%            68.43%                                          1960

------------------------------------------------------------------------------------------------------------------------------

          44,000,000                       55.52%            40.56%
          24,000,000     06/01/00                                                                            1963
          12,500,000     06/01/00                                                                            1988
           7,500,000     06/01/00                                                                            1910

------------------------------------------------------------------------------------------------------------------------------

          33,000,000     05/04/98          69.01%            61.76%                                          1991
          29,100,000     07/01/99          74.35%            67.00%                                          1980
          30,000,000     04/01/00          68.12%            57.31%                                          1989
          28,500,000     11/15/99          71.42%            65.00%                                          1988
          24,500,000     03/24/00          77.43%            69.35%                                          1999

------------------------------------------------------------------------------------------------------------------------------

          27,800,000     05/17/99          61.09%            50.90%                                          1997
          19,450,000     07/29/99          78.55%            73.71%                                          1947
          13,270,000     05/08/98          96.88%            33.59%                                          1981
          17,120,000     11/22/99          74.56%            67.56%                                          1989
          14,900,000     10/15/99          79.65%            71.85%                                          1973

------------------------------------------------------------------------------------------------------------------------------

          19,200,000                       60.31%            54.37%
          12,000,000     01/01/00                                                                            1968
           7,200,000     01/01/00                                                                            1988

------------------------------------------------------------------------------------------------------------------------------

          17,250,000     02/04/00          65.05%            58.57%                                          1971
          14,800,000     03/14/00          72.88%            66.46%                                          1993
          12,000,000     11/18/99          79.58%            72.32%                                          1984
          12,100,000     02/22/00          75.26%            67.75%                                          1969
          12,400,000     03/03/00          73.30%            67.02%                                          1990

------------------------------------------------------------------------------------------------------------------------------

          12,300,000     07/27/99          72.82%            65.84%                                        1960-1981
          12,350,000     09/01/99          69.80%            62.78%                                          1999
          12,100,000     01/15/99          70.10%            59.16%                                          1956
          13,000,000     11/03/99          63.81%            57.57%                                          1972
          11,700,000     05/28/99          70.48%            63.83%                                          1983

------------------------------------------------------------------------------------------------------------------------------

          11,400,000     07/01/99          70.52%            63.50%                                       1976, 1994
          10,000,000     03/28/00          74.95%            68.15%                                          1987
          10,000,000     12/06/99          74.68%            67.47%               74.16%                     1999
           9,200,000     12/31/99          78.77%            71.58%                                          1972
          10,900,000     07/01/99          66.17%            60.44%                                          1999

------------------------------------------------------------------------------------------------------------------------------

           8,600,000     07/15/99          73.74%            61.96%                                        1983-1984
           9,600,000     11/05/99          65.18%            58.96%                                        1968/1981
           8,400,000     10/26/99          73.34%            67.05%                                          1985
           8,500,000     05/05/00          72.01%            64.22%                                          1989

------------------------------------------------------------------------------------------------------------------------------

           7,750,000                       74.64%            67.84%
           1,900,000     12/01/99                                                                            1929
           3,050,000     12/01/99                                                                            1929
           2,800,000     12/01/99                                                                            1929

------------------------------------------------------------------------------------------------------------------------------

           7,100,000     09/20/99          78.50%            70.95%                                          1973
          11,100,000     12/22/99          49.47%            44.21%                                          1982
           6,840,000     05/24/00          78.42%            70.27%                                          1974
           7,700,000     03/21/00          69.11%            58.14%                                          1984
           7,700,000     07/27/99          68.86%            62.80%                                          1989

------------------------------------------------------------------------------------------------------------------------------

           6,770,000     02/10/00          78.18%            70.63%                                        1998-1999
           7,100,000     04/17/00          70.02%            63.40%                                          1999
           7,000,000     08/15/99          68.25%            61.80%                                          1998
           6,500,000     06/16/99          73.49%            66.31%                                          1985
           6,800,000     10/12/99          70.06%            63.77%                                          1912

------------------------------------------------------------------------------------------------------------------------------

           6,600,000     11/22/99          69.53%            63.66%                                          1977
           5,600,000     02/16/00          77.03%            68.48%                                          1960
           5,400,000     04/04/00          79.53%            72.44%                                    1981, 1995, 1997
           5,500,000     10/01/99          77.54%            70.93%                                          1887
           6,300,000     10/15/99          65.91%            59.58%                                          1998

------------------------------------------------------------------------------------------------------------------------------

           5,500,000     12/01/99          73.23%            66.16%               74.16%                     1999
           5,950,000     04/07/00          67.17%            60.63%                                          1900
           5,290,000     01/03/00          75.47%            68.03%                                      1960's 1990's
           5,100,000     06/14/99          76.90%            69.18%                                          1963
           5,300,000     08/12/99          73.30%            66.83%                                          1957

------------------------------------------------------------------------------------------------------------------------------

           5,000,000     11/16/99          77.69%            70.70%                                          1971
           5,750,000     11/18/99          64.20%            58.95%                                          1969
           5,230,000     03/24/00          68.73%            61.70%                                          1984
           5,300,000     03/01/00          66.96%            60.45%                                          1986
           7,300,000     03/31/00          47.87%            42.72%                                       late 1960's

------------------------------------------------------------------------------------------------------------------------------

           4,385,000     05/24/00          79.29%            71.04%                                          1969
           4,250,000     09/02/99          79.55%            72.16%                                          1950
           4,750,000     08/04/99          70.18%            59.77%                                          1985
           4,400,000     01/24/00          74.94%            67.83%                                          1974
           4,700,000     07/10/99          66.73%            60.31%                                          1967

------------------------------------------------------------------------------------------------------------------------------

           3,885,000     05/24/00          79.27%            71.02%                                          1972
           4,175,000     08/12/99          72.03%            64.73%                                         1986/87
           4,200,000     03/31/00          71.35%            65.71%                                          1935
           5,630,000     01/28/00          53.12%            47.75%                                          1972
           4,075,000     09/03/99          71.95%            64.44%                                          1974

------------------------------------------------------------------------------------------------------------------------------

           3,900,000     05/27/99          72.37%            66.16%                                          1910
           4,320,000     01/24/00          64.62%            58.22%                                          1972
           3,510,000     09/20/99          79.36%            72.07%                                          1999
           4,220,000     07/20/99          65.91%            59.67%                                          1970
           3,600,000     07/21/99          77.26%            69.23%                                          1967

------------------------------------------------------------------------------------------------------------------------------

           4,200,000     01/10/00          64.22%            59.19%                                          1985
           4,300,000     02/11/00          62.71%            57.22%                                        1970/1980
           3,700,000     04/14/00          70.17%            63.28%                                          1970
           4,000,000     04/28/00          64.85%            58.62%                                          1900
           3,375,000     07/29/99          74.21%            62.32%                                          1979
           3,150,000     09/13/99          78.96%            70.94%                                          1972

------------------------------------------------------------------------------------------------------------------------------

           3,500,000     02/17/00          68.29%            62.51%                                        1985-1987
           3,000,000     04/08/98          78.70%            70.80%                                          1997
           3,100,000     03/03/00          76.08%            68.42%                                          1968
           3,350,000     05/09/00          68.61%            62.28%                                          1986

------------------------------------------------------------------------------------------------------------------------------

           4,650,000                       49.02%            0.00%
           2,400,000     08/02/99                                                                          1960/1985
           2,250,000     08/02/99                                                                            1988

------------------------------------------------------------------------------------------------------------------------------

           3,300,000     01/25/99          67.65%            61.54%                                          1984
           2,900,000     05/27/99          72.73%            66.49%                                          1984
           2,500,000     07/22/99          79.61%            71.73%                                          1985
           2,500,000     04/25/00          74.88%            67.10%                                          1920
           2,940,000     05/16/99          62.38%            51.50%                                          1969

------------------------------------------------------------------------------------------------------------------------------

           3,025,000     12/01/99          55.96%            47.97%                                          1922
           2,800,000     12/07/99          59.22%            50.76%                                          1922
           2,200,000     08/30/99          74.69%            67.74%                                          1972
           2,290,000     08/05/99          69.85%            63.27%                                          1986
           2,010,000     07/23/99          74.18%            69.96%                                          1978

------------------------------------------------------------------------------------------------------------------------------

           2,100,000     04/03/00          68.91%            62.02%                                          1986
           1,670,000     06/21/99          85.40%            77.91%                                         1950's
           1,880,000     07/14/99          72.42%            61.01%                                          1984
           1,900,000     01/20/00          70.91%            60.60%                                          1979
           2,025,000     04/21/00          64.12%            58.34%                                          1978

------------------------------------------------------------------------------------------------------------------------------

           2,600,000     04/20/99          49.46%            42.49%                                          1979
           2,050,000     12/01/99          61.94%            53.09%                                          1988
           1,750,000     03/26/00          71.38%            65.06%                                          1985

------------------------------------------------------------------------------------------------------------------------------

           1,450,000                       79.81%            72.31%
           1,050,000     10/25/99                                                                            1999
             400,000     10/25/99                                                                            1998

------------------------------------------------------------------------------------------------------------------------------

           1,510,000     02/24/99          73.34%            62.12%                                          1973
           1,610,000     04/22/99          66.91%            49.46%                                      1940's/1950's
           1,500,000     04/22/99          65.92%            55.94%                                         1940's

                                                                           CUT-OFF DATE
                                                                           BALANCE PER SQ.
                                   UNITS, BEDS      UNIT                  FT., UNIT, BED,
      YEAR RENOVATED               ROOMS, SQFT  DESCRIPTION               PAD OR ROOM ($)  OCCUPANCY         OCCUPANCY DATE
-------------------------------------------------------------------------------------------------------------------------------
           1998                          770       Rooms                       118,976     87.2%/100%           12/31/99

-------------------------------------------------------------------------------------------------------------------------------
                                       2,248       Units                        26,670
           1999                          448       Units                        28,514       96.90%             06/22/00
           1999                          392       Units                        31,076       94.10%             03/24/00
           1999                          382       Units                        29,821       97.60%             03/24/00
           1999                          306       Units                        31,095       94.80%             03/23/00
           1999                          252       Units                        19,859       93.30%             03/24/00
           1999                          114       Units                        30,613       92.10%             06/23/00
           1999                          180       Units                        16,096       87.20%             03/24/00
           1999                          174       Units                        15,516       96.00%             03/24/00

-------------------------------------------------------------------------------------------------------------------------------

                                     416,524       Sq Ft                           101       99.30%             07/12/00
           1999                          334       Rooms                        46,765       75.13%             06/30/00
           1997                      460,268       Sq Ft                            65       99.50%             06/12/00
                                     596,392       Sq Ft                            50       95.75%             05/01/00
        1999-2000                    121,912       Sq Ft                           206      100.00%             11/15/99

-------------------------------------------------------------------------------------------------------------------------------

                                     219,204       SQ FT                           111
           1998                      120,416       Sq Ft                           112       94.38%             04/06/00
                                      58,188       Sq Ft                           113       63.03%             04/27/00
           1999                       40,600       Sq Ft                           108      100.00%             07/18/00

-------------------------------------------------------------------------------------------------------------------------------

                                     140,011       Sq Ft                           163       93.00%             06/01/00
           1996                      530,675       Sq Ft                            41       75.40%             04/30/00
           1997                          229       Rooms                        89,240       74.30%             12/31/99
                                     137,676       Sq Ft                           148       98.13%             03/25/00
                                     192,288       Sq Ft                            99       99.27%             03/10/00

-------------------------------------------------------------------------------------------------------------------------------

                                         480       Units                        35,380       92.00%             06/29/00
           1999                          315       Units                        48,500       95.24%             07/20/00
                                     147,000       Sq Ft                            87      100.00%             01/01/00
                                         337       Units                        37,876       91.70%             01/31/00
           1997                          470       Units                        25,251       96.90%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

                                     170,381       SQ FT                            68
           1993                      113,146       Sq Ft                            77       98.00%             05/30/00
                                      57,235       Sq Ft                            49       69.00%             05/30/00

-------------------------------------------------------------------------------------------------------------------------------

                                         342       Units                        32,809       93.59%             04/01/00
                                      99,142       Sq Ft                           109      100.00%             02/01/00
           1999                      218,203       Sq Ft                            44      100.00%             02/01/00
                                         598       Units                        15,228       87.60%             03/01/00
                                     156,259       Sq Ft                            58       89.00%             03/07/00

-------------------------------------------------------------------------------------------------------------------------------

           1998                      417,367       Sq Ft                            21      100.00%             03/06/00
                                     209,982       Sq Ft                            41      100.00%             03/01/00
           1975                      289,000       Sq Ft                            29      100.00%             02/29/00
                                         418       Units                        19,845       97.40%             03/01/00
                                     129,506       Sq Ft                            64       96.38%             02/15/00

-------------------------------------------------------------------------------------------------------------------------------

           1995                      676,005       Sq Ft                            12       89.20%             03/31/00
           1998                      119,613       Sq Ft                            63       95.54%             06/01/00
                                      77,200       Sq Ft                            97      100.00%             12/01/99
           1998                      314,528       Sq Ft                            23      100.00%             02/01/00
                                     133,400       Sq Ft                            54      100.00%             08/29/99

-------------------------------------------------------------------------------------------------------------------------------

           1985                       85,061       Sq Ft                            75       96.90%             12/31/99
                                         381       Units                        16,423      100.00%             03/01/00
                                     125,225       Sq Ft                            49       90.80%             04/30/00
                                      40,868       Sq Ft                           150       99.50%             04/20/00

-------------------------------------------------------------------------------------------------------------------------------

                                         178       Units                        32,497
           1999                           51       Units                        43,440      100.00%             02/14/00
           1999                           56       Units                        38,942      100.00%             02/14/00
           1999                           71       Units                        19,553      100.00%             02/14/00

-------------------------------------------------------------------------------------------------------------------------------

                                         168       Units                        33,175       97.00%             04/01/00
                                      88,086       Sq Ft                            62      100.00%             04/17/00
           1999                          235       Units                        22,827       97.40%             03/31/00
           1999                          150       Rooms                        35,476       66.70%             12/31/99
                                      34,810       Sq Ft                           152      100.00%             12/20/99

-------------------------------------------------------------------------------------------------------------------------------

                                      70,800       Sq Ft                            75       98.00%             06/28/00
                                      80,400       Sq Ft                            62       96.34%             05/24/00
                                      35,063       Sq Ft                           136       95.04%             02/04/00
                                         171       Units                        27,934       97.08%             02/29/00
           1961                          189       Units                        25,208       91.60%             05/31/00

-------------------------------------------------------------------------------------------------------------------------------

           1999                       68,376       Sq Ft                            67      100.00%             11/16/99
           1997                          140       Units                        30,811       96.40%             05/20/00
                                         119       Units                        36,089      100.00%             05/19/00
           1996                       72,305       Sq Ft                            59       98.27%             03/01/00
                                     152,550       Sq Ft                            27      100.00%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

                                      61,400       Sq Ft                            66      100.00%             12/01/99
           2000                       39,963       Sq Ft                           100      100.00%             06/22/00
                                         227       Units                        17,588       98.00%             05/31/00
                                         174       Units                        22,540       91.95%             12/31/99
           1987                       38,935       Sq Ft                           100      100.00%             02/01/00

-------------------------------------------------------------------------------------------------------------------------------

           1996                          128       Units                        30,349      100.00%             03/01/00
           1981                      126,574       Sq Ft                            29       83.40%             03/01/00
           1999                       24,581       Sq Ft                           146      100.00%             04/20/00
           1999                       38,907       Sq Ft                            91       82.10%             02/29/00
                                         294       Units                        11,885       92.50%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

                                         140       Units                        24,834       97.80%             03/01/00
           1990                          132       Units                        25,611       80.30%             12/01/99
                                      84,250       Sq Ft                            40       95.25%             02/01/00
        1998-1999                        130       Units                        25,366       98.50%             05/19/00
                                         144       Units                        21,781       97.92%             12/31/99

-------------------------------------------------------------------------------------------------------------------------------

           1999                          154       Units                        19,997      100.00%             03/25/00
                                         127       Units                        23,679       98.40%             05/01/00
                                      21,735       Sq Ft                           138      100.00%             03/06/00
                                         173       Units                        17,287       97.69%             01/31/00
           1998                          168       Units                        17,453       98.80%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

           1988                        5,200       Sq Ft                           543      100.00%             03/01/00
                                         181       Units                        15,423       83.43%             01/01/00
                                      25,200       Sq Ft                           111      100.00%             12/01/99
                                         140       Units                        19,869       87.86%             01/31/00
           1999                          129       Units                        21,562       99.00%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

           1999                       54,041       Sq Ft                            50       91.00%             04/28/00
           1986                      113,768       Sq Ft                            24       94.40%             06/23/00
           1999                       45,207       Sq Ft                            57       95.00%             05/01/00
           1985                       81,337       Sq Ft                            32      100.00%             06/14/00
                                      62,777       Sq Ft                            40       88.94%             08/15/99
                                         100       Units                        24,872       96.00%             06/01/00

-------------------------------------------------------------------------------------------------------------------------------

                                      53,375       Sq Ft                            45       96.00%             04/27/00
                                      58,250       Sq Ft                            41       88.90%             01/31/00
           1998                          110       Units                        21,441      100.00%             05/31/00
                                      30,671       Sq Ft                            75       92.70%             06/06/00

-------------------------------------------------------------------------------------------------------------------------------

                                         198       Units                        11,512
                                         120       Units                         9,910      100.00%             02/09/00
                                          78       Units                        13,976       98.00%             02/29/00

-------------------------------------------------------------------------------------------------------------------------------

                                      41,927       Sq Ft                            53       94.60%             04/27/00
           1992                        8,000       Sq Ft                           264      100.00%             03/01/00
           1998                          121       Units                        16,447      100.00%             01/28/00
           1999                           36       Units                        52,001       94.40%             05/25/00
           1991                       55,380       Sq Ft                            33       73.60%             04/12/00

-------------------------------------------------------------------------------------------------------------------------------

           1987                       26,520       Sq Ft                            64      100.00%             01/31/00
           1939                       20,782       Sq Ft                            80      100.00%             01/31/00
                                         133       Units                        12,355       87.97%             03/01/00
                                         203       Units                         7,879       99.07%             04/01/00
                                      46,356       Sq Ft                            32       94.26%             04/01/00

-------------------------------------------------------------------------------------------------------------------------------

           1998                       16,847       Sq Ft                            86      100.00%             02/01/00
                                         119       Units                        11,984       86.00%             03/01/00
                                      54,252       Sq Ft                            25       94.00%             02/29/00
           1997                       26,742       Sq Ft                            50      100.00%             05/15/00
        1997-1998                     31,218       Sq Ft                            42      100.00%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

           1996                       49,285       Sq Ft                            26       79.00%             12/31/99
                                      24,857       Sq Ft                            51       89.76%             04/01/00
                                      18,050       Sq Ft                            69      100.00%             05/31/00

-------------------------------------------------------------------------------------------------------------------------------

                                          42       Units                        27,553
                                          30       Units                        27,933      100.00%             03/01/00
                                          12       Units                        26,603       91.60%             03/01/00

-------------------------------------------------------------------------------------------------------------------------------

                                      71,329       Sq Ft                            16       76.24%             03/30/00
                                          86       Units                        12,526       94.19%             03/31/00
                                         131       Units                         7,548       84.73%             02/01/00

                                                                   ANNUAL
                                                                  REQUIRED
                                                                 REPLACEMENT         ANNUAL
          OWNERSHIP INTEREST               LOCKBOX               RESERVES ($)   REQUIRED TI/LC ($)
--------------------------------------------------------------------------------------------------

             Fee/Leasehold                  Hard

--------------------------------------------------------------------------------------------------
                                            Soft                    621,800
                  Fee
                  Fee
                  Fee
                  Fee
                  Fee
                  Fee
                  Fee
                  Fee

--------------------------------------------------------------------------------------------------

             Fee/Leasehold                  Hard                    114,564               376,872
                  Fee                       Hard                    208,000               300,000
                  Fee                       Hard                     73,643
                  Fee                        No                      89,461               155,064
                  Fee                       Hard                     18,288

--------------------------------------------------------------------------------------------------

                                             No                      46,860               183,396
                  Fee
                  Fee
                  Fee

--------------------------------------------------------------------------------------------------

             Fee/Leasehold                Springing                  23,844                50,000
                  Fee                     Springing                 112,320               300,000
                  Fee                        No                           -
                  Fee                        No                      27,540               206,514
                  Fee                       Hard                     16,600

--------------------------------------------------------------------------------------------------

                  Fee                        No                     120,000
                  Fee                        No                      78,756
                  Fee                     Springing                       -
                  Fee                     Springing                  75,825
                  Fee                        No                     142,080

--------------------------------------------------------------------------------------------------

                                          Springing                  19,356                60,000
                  Fee
               Leasehold

--------------------------------------------------------------------------------------------------

                  Fee                        No                     114,570
                  Fee                        No                      14,871                54,528
                  Fee                        No                      32,730
                  Fee                        No                           -
                  Fee                       Hard                      8,229                27,000

--------------------------------------------------------------------------------------------------

                  Fee                        No                      41,736               166,947
                  Fee                        No                      31,500
                  Fee                        No                      53,160                87,324
                  Fee                        No                      27,384
             Fee/Leasehold                   No                       7,512                64,749

--------------------------------------------------------------------------------------------------

                  Fee                     Springing                  72,499               199,200
                  Fee                     Springing                   5,840                25,000
                  Fee                        No                       7,720               386,000
                  Fee                        No                      47,179
                  Fee                        No                      16,536                33,064

--------------------------------------------------------------------------------------------------

                  Fee                        No                      12,756
                  Fee                        No                      24,024
                  Fee                        No                      24,360                92,304
             Fee/Leasehold                   No                       8,250

--------------------------------------------------------------------------------------------------

                                             No                      45,110
                  Fee
                  Fee
                  Fee

--------------------------------------------------------------------------------------------------

                  Fee                        No                      58,800
                  Fee                        No                      12,750               108,000
                  Fee                        No                      64,350
                  Fee                        No                           -
                  Fee                        No                       5,220                26,804

--------------------------------------------------------------------------------------------------

                  Fee                       Hard                     14,160
                  Fee                     Springing                  16,080                71,400
                  Fee                        No                       5,256                44,819
                  Fee                        No                      42,756
                  Fee                        No                      51,867                24,000

--------------------------------------------------------------------------------------------------

                  Fee                       Hard                     13,675
                  Fee                     Springing                  35,000
                  Fee                       Soft                     32,249
                  Fee                        No                      14,460                72,432
                  Fee                        No                      15,255

--------------------------------------------------------------------------------------------------

                  Fee                        No                       6,140                30,700
                  Fee                       Hard                      6,000                38,772
                  Fee                        No                       5,675
                  Fee                        No                       8,700
                  Fee                        No                      10,861                55,000

--------------------------------------------------------------------------------------------------

                  Fee                        No                      32,004
                  Fee                        No                      18,986                40,000
                  Fee                       Hard                      2,568                13,028
                  Fee                        No                           -
                  Fee                        No                           -

--------------------------------------------------------------------------------------------------

                  Fee                        No                      38,500
                  Fee                        No                       6,600
                  Fee                        No                      12,552
                  Fee                        No                      32,500
                  Fee                        No                      36,000

--------------------------------------------------------------------------------------------------

                  Fee                        No                      42,350
                  Fee                        No                      31,740
                  Fee                        No                       8,796
                  Fee                        No                       8,652
                  Fee                        No                      58,800

--------------------------------------------------------------------------------------------------

                  Fee                        No                         780                48,333
                  Fee                        No                       9,048
                  Fee                        No                       4,788
                  Fee                        No                       6,996
                  Fee                        No                      45,150

--------------------------------------------------------------------------------------------------

                  Fee                        No                      10,988                27,600
                  Fee                       Hard                     18,683                36,000
                  Fee                     Springing                   5,904                22,604
                  Fee                     Springing                  18,264                 9,996
                  Fee                        No                           -
                  Fee                        No                      30,600

--------------------------------------------------------------------------------------------------

                  Fee                        No                      13,344
                  Fee                        No                           -
                  Fee                        No                      22,660
                  Fee                       Hard                      6,134                15,336

--------------------------------------------------------------------------------------------------

                                             NO                           -
                  Fee
                  Fee

--------------------------------------------------------------------------------------------------

                  Fee                        No                       6,300                31,020
                  Fee                        No                       1,200                40,008
                  Fee                        No                      30,252
                  Fee                        No                           -
                  Fee                     Springing                  38,870                60,000

--------------------------------------------------------------------------------------------------

                  Fee                        No                      47,736                33,392
                  Fee                        No                       5,316                23,411
                  Fee                        No                           -
                  Fee                        No                       5,076
                  Fee                        No                       6,953                23,052

--------------------------------------------------------------------------------------------------

                  Fee                        No                       2,124                 7,071
                  Fee                        No                       5,952
                  Fee                        No                       8,136
                  Fee                        No                           -
                  Fee                        No                           -

--------------------------------------------------------------------------------------------------

                  Fee                        No                       7,392
                  Fee                        No                       5,316                22,773
                  Fee                       Hard                      3,610                 9,037

--------------------------------------------------------------------------------------------------

                                             NO                      10,500
                  Fee
                  Fee

--------------------------------------------------------------------------------------------------

                  Fee                        No                      10,704
                  Fee                        No                       5,496
                  Fee                        No                       6,552

                                                     LARGEST TENANT  LARGEST TENANT
        LARGEST TENANT/HOTEL FRANCHISE                   SQ FT       LEASE EXPIRATION
--------------------------------------------------------------------------------------
Crowne Plaza Hotel

--------------------------------------------------------------------------------------










--------------------------------------------------------------------------------------

GS-11B-70272 PTO                                         160,990       05/31/01
Radisson
Farmer Jack                                               57,162       01/31/11
Nippon Express USA                                        92,786       05/04/01
MarchFirst, Inc.                                         121,912       05/31/15

--------------------------------------------------------------------------------------



Kaiser Health Plan                                        25,248       12/31/03
American Whole Health                                     13,000       04/30/08
Restoration Hardware                                      18,227       11/30/11

--------------------------------------------------------------------------------------

Scripts Health                                            20,725       05/31/05
JC Penney                                                151,630       12/30/10
Embassy Suites
Rader Fishman & Grauer                                    31,795       08/31/03
Linens N Things                                           34,000       01/31/15

--------------------------------------------------------------------------------------




Carson Pirie Scott                                       147,000       01/31/24



--------------------------------------------------------------------------------------



Grand Union                                               53,520       02/28/17
Seaman's Furniture                                        22,575       06/30/11

--------------------------------------------------------------------------------------



Phillips Van Heusen                                       99,142       09/30/08
Sunrise Medical                                          218,203       03/01/20


Rhodes, Inc.                                              42,000       07/31/13

--------------------------------------------------------------------------------------

Triple E Machinery                                        69,394       04/30/02
Expeditors International                                 105,169       06/30/04
Barton Industries                                        289,000       05/01/14


Safeway                                                   33,333       10/31/03

--------------------------------------------------------------------------------------

Wal-Mart                                                 124,996       12/30/13
Kroger                                                    49,074       02/28/13
Blue Cross Blue Sheild of Illinois                        77,200       12/31/09
Sunrise Medical                                          314,528       01/31/15
Home Base                                                133,400       05/31/19

--------------------------------------------------------------------------------------




Winn-Dixie Texas, Inc.                                    45,000       10/16/05
Good Guys                                                 16,332       10/31/05

--------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------



Market Growth Resources                                   47,164       04/30/06


Embassy Suites
Pier I Imports                                            10,525       04/01/04

--------------------------------------------------------------------------------------

Winn Dixie                                                44,000       11/30/19
General Services Administration                           33,600       10/31/04
Bev Max                                                    7,926       07/31/04


Banard Hylton                                              7,000       10/14/02

--------------------------------------------------------------------------------------

Intermedia Communications, Inc.                           68,376       01/31/06



KKE Architects                                            30,813       06/30/05
Talon Automotive Group                                   152,550       09/03/10

--------------------------------------------------------------------------------------

Blue Cross Blue Sheild of Illinois                        61,400       12/31/09
Automation Consultants                                     7,280       01/01/07



Zaager & Brand                                             2,682       06/30/00

--------------------------------------------------------------------------------------



Phar-Mor                                                  59,822       01/31/15
Europacific Parts International Inc.                      14,288       04/01/13
JPRA Associates                                           15,900       12/31/07


--------------------------------------------------------------------------------------







--------------------------------------------------------------------------------------




Theatre Service Network                                    6,000       03/10/09



--------------------------------------------------------------------------------------

Four J Food Corp                                           5,200       07/01/03


Eaton & Lauth                                             25,200       07/31/14



--------------------------------------------------------------------------------------

Mercy Hospital                                             9,500       11/30/03
King Sooper's                                             52,601       10/15/11
Rite Aid                                                  13,160       02/28/07
Buchart-Horn, Inc.                                         5,429       02/28/02



--------------------------------------------------------------------------------------

Leonard F. & Maria Wienecke                                3,850       02/28/02



Henry S. Miller Residential                                6,687       03/31/02

--------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------

Dallas Mattress                                            5,510       02/28/03
Bertucci's Pizza Oven                                      8,000       07/01/02



Discount Auto Parts                                       12,500       11/24/06

--------------------------------------------------------------------------------------

Fabric & Fabric                                            2,185       09/30/00
L. Norman Howe & Associates                               17,087       06/30/02



Stargel Office Systems                                     5,885       11/30/00

--------------------------------------------------------------------------------------

Walgreens                                                 13,035       05/31/26



EZ Pawn Texas Inc.                                         6,720       07/31/02
Lee Co. Blueprinting                                       4,652       01/31/02

--------------------------------------------------------------------------------------



Laguna Market                                              6,000       03/30/02
REMAX Realty                                               5,360       07/31/04

--------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------

                                    ANNEX A

               CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                PERCENTAGE
                                                                    OF
                                                                AGGREGATE
                                                                 CUT-OFF                   CUT-OFF DATE
                                   NUMBER OF    CUT-OFF DATE       DATE                 PRINCIPAL BALANCE
RANGE OF CUT-OFF                    MORTGAGE      PRINCIPAL     PRINCIPAL  --------------------------------------------
DATE PRINCIPAL BALANCE               LOANS         BALANCE       BALANCE       MINIMUM        MAXIMUM        AVERAGE
--------------------------------- ----------- ---------------- ----------- -------------- -------------- --------------
$0 - 999,999.....................       1      $     988,841        0.11%   $    988,841   $   988,841    $   988,841
1,000,000 - 1,999,999 ...........      19         27,807,975        3.10%      1,077,264     1,990,141      1,463,578
2,000,000 - 2,999,999 ...........      21         54,487,389        6.07%      2,109,178     2,996,868      2,594,638
3,000,000 - 3,999,999 ...........      16         56,721,924        6.32%      3,007,284     3,996,859      3,545,120
4,000,000 - 4,999,999 ...........      10         44,931,689        5.00%      4,027,624     4,971,308      4,493,169
5,000,000 - 5,999,999 ...........       7         38,129,672        4.25%      5,292,532     5,784,500      5,447,096
6,000,000 - 6,999,999 ...........       4         24,879,860        2.77%      6,120,601     6,341,987      6,219,965
7,000,000 - 7,999,999 ...........       4         29,421,717        3.28%      7,212,550     7,494,864      7,355,429
8,000,000 - 8,999,999 ...........       6         50,639,044        5.64%      8,038,842     8,957,453      8,439,841
9,000,000 - 9,999,999 ...........       3         27,744,883        3.09%      9,089,284     9,549,330      9,248,294
10,000,000 - 12,999,999 .........       6         71,076,065        7.92%     10,786,711    12,856,200     11,846,011
15,000,000 - 18,999,999 .........       3         51,230,134        5.71%     15,277,614    18,969,964     17,076,711
20,000,000 - 24,999,999 .........       5        109,632,180       12.21%     20,354,259    24,430,501     21,926,436
25,000,000 - 31,999,999 .........       4        116,713,003       13.00%     25,139,203    31,785,637     29,178,251
41,000,000 - 92,000,000 .........       3        193,535,839       21.55%     41,970,321    91,611,396     64,511,946
                                       --      -------------      ------
Total/Avg./Wtd.
 Avg./Min./Max. .................     112      $ 897,940,215      100.00%   $    988,841   $91,611,396    $ 8,017,323
                                      ===      =============      ======
                                           DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                          COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                                  ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF CUT-OFF                                       WEIGHTED   INTEREST    TERM TO                            WEIGHTED
DATE PRINCIPAL BALANCE             MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
--------------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
$0 - 999,999..................... 1.26x     1.26x     1.26x         8.620%      107.0      65.92%      65.92%      65.92%
1,000,000 - 1,999,999 ........... 1.15      1.64      1.35          8.543%      109.1      49.46%      85.40%      69.30%
2,000,000 - 2,999,999 ........... 1.21      1.75      1.38          8.390%      115.1      49.02%      79.36%      69.10%
3,000,000 - 3,999,999 ........... 1.20      1.94      1.35          8.308%      113.3      47.87%      79.55%      71.27%
4,000,000 - 4,999,999 ........... 1.23      1.35      1.30          8.363%      111.6      65.91%      79.53%      72.36%
5,000,000 - 5,999,999 ........... 1.21      1.99      1.40          8.203%      110.3      49.47%      78.50%      71.03%
6,000,000 - 6,999,999 ........... 1.29      1.39      1.32          8.607%      113.2      65.18%      73.74%      71.06%
7,000,000 - 7,999,999 ........... 1.20      1.36      1.26          8.546%      113.3      66.17%      78.77%      73.67%
8,000,000 - 8,999,999 ........... 1.20      2.35      1.43          8.166%      109.0      63.81%      72.82%      69.63%
9,000,000 - 9,999,999 ........... 1.21      1.31      1.26          8.557%      115.3      73.30%      79.58%      76.10%
10,000,000 - 12,999,999 ......... 1.20      1.40      1.29          8.089%      142.5      60.31%      79.65%      70.62%
15,000,000 - 18,999,999 ......... 1.20      1.35      1.26          7.862%       94.9      61.09%      78.55%      72.35%
20,000,000 - 24,999,999 ......... 1.25      1.48      1.39          8.029%      106.1      55.52%      74.35%      67.34%
25,000,000 - 31,999,999 ......... 1.22      1.61      1.43          8.429%      112.6      54.80%      75.27%      66.32%
41,000,000 - 92,000,000 ......... 1.48      2.21      1.97          7.979%      107.8      41.64%      65.78%      50.92%
Total/Avg./Wtd.
 Avg./Min./Max. ................. 1.15x     2.35x     1.49x         8.203%      112.0      41.64%      85.40%      65.68%

                        DISTRIBUTION OF PROPERTY TYPES

                                                         PERCENTAGE
                                                        OF AGGREGATE
                                                           CUT-OFF                    CUT-OFF DATE
                           NUMBER OF    CUT-OFF DATE        DATE                   PRINCIPAL BALANCE
                            MORTGAGE      PRINCIPAL       PRINCIPAL   --------------------------------------------
PROPERTY TYPE                LOANS         BALANCE         BALANCE        MINIMUM        MAXIMUM        AVERAGE
------------------------- ----------- ---------------- -------------- -------------- -------------- --------------
Multifamily .............      53      $ 254,425,526        28.33%     $    319,236   $16,982,556    $ 4,800,482
 Conventional ...........      37        183,696,292        20.46%          319,236    15,277,614      4,964,765
 Mobile Home
  Park ..................      15         53,746,678         5.99%          988,841     9,106,269      3,583,112
 Suites .................       1         16,982,556         1.89%       16,982,556    16,982,556     16,982,556
Retail ..................      33        203,635,030        22.68%        1,249,185    29,978,012      6,170,758
 Anchored ...............      18        163,107,590        18.16%        1,447,206    29,978,012      9,061,533
 Unanchored .............      15         40,527,440         4.51%        1,249,185     6,599,408      2,701,829
Office ..................      18        161,478,524        17.98%        1,490,962    41,970,321      8,971,029
Hotel ...................       4        149,154,410        16.61%        5,321,344    91,611,396     37,288,603
Industrial ..............       9         84,178,875         9.37%        2,390,230    29,810,151      9,353,208
Mixed Use ...............       2         26,771,522         2.98%        3,996,859    22,774,663     13,385,761
Self Storage ............       7         18,296,328         2.04%        1,107,508     6,341,987      2,613,761
                               --      -------------       ------
Total/Avg./Wtd.
 Avg./Min./Max. .........     126      $ 897,940,215       100.00%     $    319,236   $91,611,396    $ 7,126,510
                              ===      =============       ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                          ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                               WEIGHTED   INTEREST    TERM TO                            WEIGHTED
PROPERTY TYPE              MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Multifamily .............    1.15x     1.94x      1.36x     7.930%      105.1      47.87%      85.40%      70.48%
 Conventional ...........    1.20      1.78       1.36      7.856%      104.3      49.02%      79.81%      71.96%
 Mobile Home
  Park ..................    1.15      1.94       1.35      8.226%      112.9      47.87%      85.40%      68.43%
 Suites .................    1.35      1.35       1.35      7.790%       90.0      61.09%      61.09%      61.09%
Retail ..................    1.21      2.35       1.41      8.327%      122.9      55.52%      78.18%      69.29%
 Anchored ...............    1.21      2.35       1.42      8.268%      126.2      60.31%      78.18%      70.23%
 Unanchored .............    1.23      1.64       1.37      8.565%      109.8      55.52%      72.73%      65.80%
Office ..................    1.20      2.13       1.53      8.243%      110.0      49.47%      79.36%      64.16%
Hotel ...................    1.40      2.21       1.95      8.548%      114.5      41.64%      69.11%      49.05%
Industrial ..............    1.20      1.32       1.24      8.226%      110.7      65.91%      79.58%      72.97%
Mixed Use ...............    1.38      1.48       1.47      7.433%       98.4      67.17%      69.01%      68.74%
Self Storage ............    1.20      1.44       1.31      8.453%      108.2      49.46%      78.70%      71.97%
Total/Avg./Wtd.
 Avg./Min./Max. .........    1.15x     2.35x      1.49x     8.203%      112.0      41.64%      85.40%      65.68%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                          PERCENTAGE
                                                         OF AGGREGATE
                                                            CUT-OFF                    CUT-OFF DATE
                            NUMBER OF    CUT-OFF DATE        DATE                    PRINCIPAL BALANCE
                            MORTGAGE       PRINCIPAL       PRINCIPAL   ---------------------------------------------
STATE                      PROPERTIES       BALANCE         BALANCE        MINIMUM        MAXIMUM         AVERAGE
------------------------- ------------ ---------------- -------------- -------------- --------------- --------------
Michigan ................       23      $ 182,477,010        20.32%     $ 2,358,461    $ 29,978,012    $ 7,933,783
New York ................       12        149,393,217        16.64%       1,388,280      91,611,396     12,449,435
California ..............       24        124,448,407        13.86%       1,269,684      22,774,663      5,185,350
Florida .................       12         68,276,570         7.60%         988,841      31,785,637      5,689,714
Illinois ................        7         67,509,186         7.52%       3,884,712      15,277,614      9,644,169
Virginia ................        2         46,348,775         5.16%       4,378,453      41,970,321     23,174,387
Maryland ................        6         34,311,458         3.82%       2,594,021      13,452,640      5,718,576
Nevada ..................        2         29,746,796         3.31%      12,764,240      16,982,556     14,873,398
Ohio ....................        4         26,605,882         2.96%       1,643,236      12,181,781      6,651,471
Massachusetts ...........        2         25,200,343         2.81%       4,764,309      20,436,034     12,600,171
Pennsylvania ............        1         21,636,722         2.41%      21,636,722      21,636,722     21,636,722
Texas ...................        8         20,007,717         2.23%         319,236       6,160,245      2,500,965
South Carolina ..........        1         18,969,964         2.11%      18,969,964      18,969,964     18,969,964
Maine ...................        1         10,786,711         1.20%      10,786,711      10,786,711     10,786,711
New Jersey ..............        3          8,890,643         0.99%       2,596,245       3,297,531      2,963,548
West Virginia ...........        1          8,038,842         0.90%       8,038,842       8,038,842      8,038,842
Kentucky ................        1          7,494,864         0.83%       7,494,864       7,494,864      7,494,864
Wisconsin ...............        1          7,246,520         0.81%       7,246,520       7,246,520      7,246,520
Arizona .................        2          7,138,790         0.80%       2,361,037       4,777,753      3,569,395
Connecticut .............        1          5,491,025         0.61%       5,491,025       5,491,025      5,491,025
North Carolina ..........        1          5,292,532         0.59%       5,292,532       5,292,532      5,292,532
Mississippi .............        1          4,294,620         0.48%       4,294,620       4,294,620      4,294,620
Minnesota ...............        1          4,264,651         0.47%       4,264,651       4,264,651      4,264,651
Missouri ................        2          2,873,337         0.32%       1,426,131       1,447,206      1,436,669
Indiana .................        1          2,785,590         0.31%       2,785,590       2,785,590      2,785,590
Colorado ................        1          2,696,711         0.30%       2,696,711       2,696,711      2,696,711
Oklahoma ................        2          2,279,375         0.25%       1,090,136       1,189,239      1,139,687
Georgia .................        1          1,249,185         0.14%       1,249,185       1,249,185      1,249,185
Alabama .................        1          1,107,508         0.12%       1,107,508       1,107,508      1,107,508
New Mexico ..............        1          1,077,264         0.12%       1,077,264       1,077,264      1,077,264
                                --      -------------       ------
Total/Avg./Wtd.
 Avg./Min./Max. .........      126      $ 897,940,215       100.00%     $   319,236    $ 91,611,396    $ 7,126,510
                               ===      =============       ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                          ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                               WEIGHTED   INTEREST    TERM TO                            WEIGHTED
STATE                      MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Michigan ................    1.20x     1.94x      1.37x     8.043%      109.9      47.87%      79.65%      70.27%
New York ................    1.23      2.21       1.87      8.460%      113.1      41.64%      75.27%      53.14%
California ..............    1.20      1.75       1.33      8.196%      107.7      53.12%      79.61%      70.45%
Florida .................    1.15      1.64       1.45      8.446%      111.2      49.46%      78.50%      62.29%
Illinois ................    1.20      1.48       1.34      7.765%      132.6      65.05%      78.55%      71.81%
Virginia ................    1.32      2.13       2.06      7.831%      108.1      49.96%      55.52%      50.49%
Maryland ................    1.26      1.47       1.33      8.105%      107.5      55.52%      70.02%      60.37%
Nevada ..................    1.25      1.35       1.31      8.069%      100.3      61.09%      74.56%      66.87%
Ohio ....................    1.25      1.48       1.37      8.179%      106.7      64.20%      74.69%      68.68%
Massachusetts ...........    1.32      1.40       1.38      8.605%      115.1      68.12%      70.06%      68.49%
Pennsylvania ............    1.48      1.48       1.48      7.990%      107.0      74.35%      74.35%      74.35%
Texas ...................    1.26      1.46       1.38      8.644%      110.6      67.65%      79.81%      71.31%
South Carolina ..........    1.24      1.24       1.24      8.000%      117.0      77.43%      77.43%      77.43%
Maine ...................    1.20      1.20       1.20      8.800%      117.0      72.88%      72.88%      72.88%
New Jersey ..............    1.26      1.48       1.41      8.694%      117.4      70.17%      74.94%      72.34%
West Virginia ...........    2.35      2.35       2.35      7.960%      107.0      70.52%      70.52%      70.52%
Kentucky ................    1.21      1.21       1.21      8.690%      118.0      74.95%      74.95%      74.95%
Wisconsin ...............    1.20      1.20       1.20      8.570%      114.0      78.77%      78.77%      78.77%
Arizona .................    1.27      1.33       1.31      8.184%      107.4      68.25%      78.70%      71.71%
Connecticut .............    1.99      1.99       1.99      7.170%       94.0      49.47%      49.47%      49.47%
North Carolina ..........    1.24      1.24       1.24      8.380%      117.0      78.18%      78.18%      78.18%
Mississippi .............    1.23      1.23       1.23      8.750%      117.0      79.53%      79.53%      79.53%
Minnesota ...............    1.25      1.25       1.25      8.880%      114.0      77.54%      77.54%      77.54%
Missouri ................    1.22      1.28       1.25      8.453%      114.5      68.91%      85.40%      77.10%
Indiana .................    1.25      1.25       1.25      8.430%      110.0      79.36%      79.36%      79.36%
Colorado ................    1.46      1.46       1.46      8.830%      117.0      62.71%      62.71%      62.71%
Oklahoma ................    1.60      1.60       1.60      7.690%      177.0      49.02%      49.02%      49.02%
Georgia .................    1.45      1.45       1.45      8.800%      118.0      71.38%      71.38%      71.38%
Alabama .................    1.40      1.40       1.40      8.390%      103.0      73.34%      73.34%      73.34%
New Mexico ..............    1.36      1.36       1.36      8.750%      106.0      66.91%      66.91%      66.91%
Total/Avg./Wtd.
 Avg./Min./Max. .........    1.15x     2.35x      1.49x     8.203%      112.0      41.64%      85.40%      65.68%

         DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS (NCF)

                                                       PERCENTAGE
                                                      OF AGGREGATE
                                                         CUT-OFF                    CUT-OFF DATE
                           NUMBER OF   CUT-OFF DATE       DATE                   PRINCIPAL BALANCE
RANGE OF DEBT               MORTGAGE     PRINCIPAL      PRINCIPAL   --------------------------------------------
SERVICE COVERAGE RATIO       LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM        AVERAGE
------------------------- ----------- -------------- -------------- -------------- -------------- --------------
1.100 - 1.199x ..........       1      $  1,599,510        0.18%     $ 1,599,510    $  1,599,510   $ 1,599,510
1.200 - 1.299 ...........      53       310,926,171       34.63%         988,841      29,810,151     5,866,532
1.300 - 1.399 ...........      29       209,369,240       23.32%       1,077,264      25,139,203     7,219,629
1.400 - 1.499 ...........      15       137,448,660       15.31%       1,249,185      59,954,121     9,163,244
1.500 - 1.599 ...........       4        35,517,211        3.96%       1,269,684      29,978,012     8,879,303
1.600 - 1.699 ...........       2        33,619,490        3.74%       1,833,853      31,785,637    16,809,745
1.700 - 1.799 ...........       2         5,997,929        0.67%       2,990,646       3,007,284     2,998,965
1.900 - 1.999 ...........       2         8,985,245        1.00%       3,494,220       5,491,025     4,492,623
2.100 - 2.399 ...........       3       141,620,560       15.77%       8,038,842      91,611,396    47,206,853
CTL .....................       1        12,856,200        1.43%      12,856,200      12,856,200    12,856,200
                               --      ------------      ------
Total/Avg./Wtd.
 Avg./Min./Max. .........     112      $897,940,215      100.00%     $   988,841    $ 91,611,396   $ 8,017,323
                              ===      ============      ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                          ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF DEBT                                  WEIGHTED   INTEREST    TERM TO                            WEIGHTED
SERVICE COVERAGE RATIO     MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
1.100 - 1.199x .......... 1.15x     1.15x     1.15x         8.260%      108.0      69.85%      69.85%      69.85%
1.200 - 1.299 ........... 1.20      1.29      1.24          8.346%      110.6      49.46%      85.40%      74.05%
1.300 - 1.399 ........... 1.31      1.40      1.35          8.245%      108.7      55.52%      78.42%      67.52%
1.400 - 1.499 ........... 1.40      1.49      1.47          7.733%      102.2      55.96%      78.96%      68.60%
1.500 - 1.599 ........... 1.52      1.60      1.55          8.478%      121.3      49.02%      79.61%      64.12%
1.600 - 1.699 ........... 1.61      1.64      1.61          8.643%      110.9      54.80%      62.38%      55.22%
1.700 - 1.799 ........... 1.75      1.78      1.77          8.015%      112.0      53.12%      72.03%      62.60%
1.900 - 1.999 ........... 1.94      1.99      1.97          7.434%      102.9      47.87%      49.47%      48.85%
2.100 - 2.399 ........... 2.13      2.35      2.20          8.257%      112.8      41.64%      70.52%      45.75%
CTL ..................... 1.00      1.00      1.00          7.160%      280.0      96.88%      96.88%      96.88%
Total/Avg./Wtd.
 Avg./Min./Max. ......... 1.15x     2.35x     1.49x         8.203%      112.0      41.64%      85.40%      65.68%

                 DISTRIBUTION OF CURRENT LOAN TO VALUE RATIOS

                                                       PERCENTAGE
                                                      OF AGGREGATE
                                                         CUT-OFF                    CUT-OFF DATE
RANGE OF                   NUMBER OF   CUT-OFF DATE       DATE                    PRINCIPAL BALANCE
CUT-OFF DATE                MORTGAGE     PRINCIPAL      PRINCIPAL   ---------------------------------------------
LOAN-TO-VALUE RATIO          LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM        AVERAGE
------------------------- ----------- -------------- -------------- -------------- -------------- ---------------
40.0 - 44.9% ............       1      $ 91,611,396       10.20%     $91,611,396    $91,611,396    $ 91,611,396
45.0 - 49.9% ............       5        54,520,856        6.07%       1,285,915     41,970,321      10,904,171
50.0 - 54.9% ............       2        34,776,282        3.87%       2,990,646     31,785,637      17,388,141
55.0 - 59.9% ............       3        27,781,471        3.09%       1,658,058     24,430,501       9,260,490
60.0 - 64.9% ............      12        85,709,043        9.55%       1,269,684     29,978,012       7,142,420
65.0 - 69.9% ............      24       189,710,078       21.13%         988,841     59,954,121       7,904,587
70.0 - 74.9% ............      37       235,631,770       26.24%       1,107,508     29,810,151       6,368,426
75.0 - 79.9% ............      26       163,916,987       18.25%       1,157,231     25,139,203       6,304,500
85.0 - 89.9% ............       1         1,426,131        0.16%       1,426,131      1,426,131       1,426,131
CTL .....................       1        12,856,200        1.43%      12,856,200     12,856,200      12,856,200
                               --      ------------      ------
Total/Avg./Wtd.
 Avg./Min./Max. .........     112      $897,940,215      100.00%     $   988,841    $91,611,396    $  8,017,323
                              ===      ============      ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
RANGE OF                  ------------------------------  MORTGAGE   REMAINING -----------------------------------
CUT-OFF DATE                                   WEIGHTED   INTEREST    TERM TO                            WEIGHTED
LOAN-TO-VALUE RATIO        MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
40.0 - 44.9% ............ 2.21x     2.21x     2.21x         8.473%      115.0      41.64%      41.64%      41.64%
45.0 - 49.9% ............ 1.20      2.13      2.06          7.796%      110.8      47.87%      49.96%      49.73%
50.0 - 54.9% ............ 1.61      1.75      1.63          8.656%      112.2      53.12%      54.80%      54.66%
55.0 - 59.9% ............ 1.32      1.49      1.33          7.933%      101.7      55.52%      59.22%      55.77%
60.0 - 64.9% ............ 1.27      1.64      1.43          8.303%      109.1      60.31%      64.85%      62.98%
65.0 - 69.9% ............ 1.15      1.48      1.40          7.942%      105.7      65.05%      69.85%      67.17%
70.0 - 74.9% ............ 1.20      2.35      1.34          8.390%      111.6      70.02%      74.95%      72.78%
75.0 - 79.9% ............ 1.20      1.52      1.26          8.193%      108.6      75.26%      79.81%      77.73%
85.0 - 89.9% ............ 1.22      1.22      1.22          8.730%      113.0      85.40%      85.40%      85.40%
CTL ..................... 1.00      1.00      1.00          7.160%      280.0      96.88%      96.88%      96.88%
Total/Avg./Wtd.
 Avg./Min./Max. ......... 1.15x     2.35x     1.49x         8.203%      112.0      41.64%      85.40%      65.68%

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                        PERCENTAGE
                                                       OF AGGREGATE
                                                          CUT-OFF                    CUT-OFF DATE
                            NUMBER OF   CUT-OFF DATE       DATE                   PRINCIPAL BALANCE
RANGE OF                     MORTGAGE     PRINCIPAL      PRINCIPAL   --------------------------------------------
MORTGAGE RATES                LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM        AVERAGE
-------------------------- ----------- -------------- -------------- -------------- -------------- --------------
6.7501 - 7.0000% .........       1      $  4,313,496        0.48%     $ 4,313,496    $  4,313,496   $ 4,313,496
7.0001 - 7.2500% .........       2        18,347,225        2.04%       5,491,025      12,856,200     9,173,613
7.2501 - 7.5000% .........       3        84,562,638        9.42%       1,833,853      59,954,121    28,187,546
7.5001 - 7.7500% .........       2        26,709,876        2.97%       2,279,375      24,430,501    13,354,938
7.7501 - 8.0000% .........      19       205,792,306       22.92%       2,361,037      41,970,321    10,831,174
8.0001 - 8.2500% .........      20       104,848,564       11.68%       1,447,206      11,867,817     5,242,428
8.2501 - 8.5000% .........      24       181,592,208       20.22%       1,107,508      91,611,396     7,566,342
8.5001 - 8.7500% .........      23       204,454,220       22.77%         988,841      31,785,637     8,889,314
8.7501 - 9.0000% .........      10        50,680,239        5.64%       1,249,185      10,786,711     5,068,024
9.0001 - 9.2500% .........       3         6,324,700        0.70%       1,285,915       3,691,581     2,108,233
9.2501 - 9.5000% .........       5        10,314,743        1.15%       1,269,684       2,996,868     2,062,949
                                --      ------------      ------
Total/Avg./Wtd.
 Avg./Min./Max. ..........     112      $897,940,215      100.00%     $   988,841    $ 91,611,396   $ 8,017,323
                               ===      ============      ======
                                    DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                   COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                           ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF                                        WEIGHTED   INTEREST    TERM TO                            WEIGHTED
MORTGAGE RATES              MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
6.7501 - 7.0000% ......... 1.35x     1.35x     1.35x         6.970%      95.0       77.03%      77.03%      77.03%
7.0001 - 7.2500% ......... 1.99      1.99      1.99          7.163%     224.3       49.47%      49.47%      49.47%
7.2501 - 7.5000% ......... 1.48      1.64      1.48          7.310%      95.6       62.38%      69.01%      66.57%
7.5001 - 7.7500% ......... 1.32      1.60      1.35          7.745%     106.6       49.02%      55.52%      54.97%
7.7501 - 8.0000% ......... 1.20      2.35      1.53          7.893%     104.9       47.87%      79.29%      67.50%
8.0001 - 8.2500% ......... 1.20      1.75      1.31          8.199%     112.3       53.12%      79.65%      71.76%
8.2501 - 8.5000% ......... 1.15      2.21      1.76          8.425%     113.9       41.64%      79.81%      56.42%
8.5001 - 8.7500% ......... 1.20      1.61      1.38          8.617%     113.9       54.80%      85.40%      68.78%
8.7501 - 9.0000% ......... 1.20      1.46      1.29          8.877%     115.6       62.71%      77.54%      72.02%
9.0001 - 9.2500% ......... 1.20      1.36      1.31          9.105%     113.0       49.46%      70.91%      62.63%
9.2501 - 9.5000% ......... 1.32      1.56      1.45          9.280%     115.7       55.96%      71.35%      63.85%
Total/Avg./Wtd.
 Avg./Min./Max. .......... 1.15x     2.35x     1.49x         8.203%     112.0       41.64%      85.40%      65.68%

                       DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                         OF AGGREGATE
                                                            CUT-OFF                   CUT-OFF DATE
                            NUMBER OF    CUT-OFF DATE        DATE                   PRINCIPAL BALANCE
                             MORTGAGE      PRINCIPAL       PRINCIPAL   -------------------------------------------
AMORTIZATION TYPE             LOANS         BALANCE         BALANCE       MINIMUM       MAXIMUM         AVERAGE
-------------------------- ----------- ---------------- -------------- ------------ --------------- --------------
Balloon ..................      90      $ 534,645,444        59.54%     $  988,841   $ 31,785,637    $ 5,940,505
Hyperamortizing ..........      21        361,015,396        40.20%      1,249,185     91,611,396     17,191,209
Fully Amortizing .........       1          2,279,375         0.25%      2,279,375      2,279,375      2,279,375
                                --      -------------       ------
Total/Avg./Wtd.
 Avg./Min./Max. ..........     112      $ 897,940,215       100.00%     $  988,841   $ 91,611,396    $ 8,017,323
                               ===      =============       ======
                                    DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                   COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                           ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                                WEIGHTED   INTEREST    TERM TO                            WEIGHTED
AMORTIZATION TYPE           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Balloon ..................    1.15x     2.35x      1.35x     8.287%      113.9      47.87%      85.40%      69.74%
Hyperamortizing ..........    1.21      2.21       1.69      8.081%      108.7      41.64%      79.53%      59.91%
Fully Amortizing .........    1.60      1.60       1.60      7.690%      177.0      49.02%      49.02%      49.02%
Total/Avg./Wtd.
 Avg./Min./Max. ..........    1.15x     2.35x      1.48x     8.203%      112.0      41.64%      85.40%      65.68%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                         PERCENTAGE
                                                        OF AGGREGATE
                                                           CUT-OFF                    CUT-OFF DATE
                           NUMBER OF    CUT-OFF DATE        DATE                   PRINCIPAL BALANCE
RANGE OF REMAINING          MORTGAGE      PRINCIPAL       PRINCIPAL   --------------------------------------------
AMORITIZATION TERMS          LOANS         BALANCE         BALANCE        MINIMUM        MAXIMUM        AVERAGE
------------------------- ----------- ---------------- -------------- -------------- -------------- --------------
170-189 months ..........       1      $   2,279,375         0.25%     $ 2,279,375    $  2,279,375   $ 2,279,375
210-229 months ..........       2         25,507,765         2.84%       1,077,264      24,430,501    12,753,883
270-289 months ..........       8         34,546,544         3.85%         988,841      16,982,556     4,318,318
290-309 months ..........      10        164,797,862        18.35%       1,269,684      91,611,396    16,479,786
310-329 months ..........       1         59,954,121         6.68%      59,954,121      59,954,121    59,954,121
330-349 months ..........      27        241,350,148        26.88%       1,490,962      41,970,321     8,938,894
350-360 months ..........      63        369,504,400        41.15%       1,157,231      29,978,012     5,865,149
                               --      -------------       ------
Total/Avg./Wtd.
 Avg./Min./Max. .........     112      $ 897,940,215       100.00%     $   988,841    $ 91,611,396   $ 8,017,323
                              ===      =============       ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                          ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF REMAINING                             WEIGHTED   INTEREST    TERM TO                            WEIGHTED
AMORITIZATION TERMS        MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
170-189 months ..........    1.60x     1.60x      1.60x     7.690%      177.0      49.02%      49.02%      49.02%
210-229 months ..........    1.32      1.36       1.33      7.792%      100.3      55.52%      66.91%      56.00%
270-289 months ..........    1.20      1.64       1.35      8.058%       97.4      49.46%      74.21%      64.86%
290-309 months ..........    1.26      2.21       1.89      8.575%      114.3      41.64%      73.74%      50.88%
310-329 months ..........    1.48      1.48       1.48      7.320%       96.0      65.78%      65.78%      65.78%
330-349 months ..........    1.15      2.35       1.52      7.859%      113.2      49.47%      79.55%      67.62%
350-360 months ..........    1.20      1.94       1.32      8.449%      114.5      47.87%      85.40%      71.90%
Total/Avg./Wtd.
 Avg./Min./Max. .........    1.15x     2.35x      1.49x     8.203%      112.0      41.64%      85.40%      65.68%

                  DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                          PERCENTAGE
                                                         OF AGGREGATE
                                                            CUT-OFF                    CUT-OFF DATE
                            NUMBER OF    CUT-OFF DATE        DATE                    PRINCIPAL BALANCE
RANGES OF ORIGINAL           MORTGAGE      PRINCIPAL       PRINCIPAL   ---------------------------------------------
TERMS TO MATURITY             LOANS         BALANCE         BALANCE        MINIMUM        MAXIMUM         AVERAGE
-------------------------- ----------- ---------------- -------------- -------------- --------------- --------------
84 months ................       2      $  16,768,576         1.87%     $ 1,490,962    $ 15,277,614    $ 8,384,288
120 months ...............     107        863,675,028        96.18%         988,841      91,611,396      8,071,729
126 months ...............       1          2,361,037         0.26%       2,361,037       2,361,037      2,361,037
180 months ...............       1          2,279,375         0.25%       2,279,375       2,279,375      2,279,375
304 months (CTL) .........       1         12,856,200         1.43%      12,856,200      12,856,200     12,856,200
                               ---      -------------       ------
Total/Avg./Wtd.
 Avg./Min./Max. ..........     112      $ 897,940,215       100.00%     $   988,841    $ 91,611,396    $ 8,017,323
                               ===      =============       ======
                                    DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                   COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                           ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGES OF ORIGINAL                              WEIGHTED   INTEREST    TERM TO                            WEIGHTED
TERMS TO MATURITY           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
84 months ................    1.20x     1.28x      1.21x     7.803%      73.0       74.18%      78.55%      78.16%
120 months ...............    1.15      2.35       1.50      8.228%     110.1       41.64%      85.40%      65.44%
126 months ...............    1.27      1.27       1.27      7.910%     100.0       78.70%      78.70%      78.70%
180 months ...............    1.60      1.60       1.60      7.690%     177.0       49.02%      49.02%      49.02%
304 months (CTL) .........    1.00      1.00       1.00      7.160%     280.0       96.88%      96.88%      96.88%
Total/Avg./Wtd.
 Avg./Min./Max. ..........    1.15x     2.35x      1.49x     8.203%     112.0       41.64%      85.40%      65.68%

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                       PERCENTAGE
                                                      OF AGGREGATE
                                                         CUT-OFF                    CUT-OFF DATE
                           NUMBER OF   CUT-OFF DATE       DATE                    PRINCIPAL BALANCE
RANGES OF REMAINING         MORTGAGE     PRINCIPAL      PRINCIPAL   ---------------------------------------------
TERMS TO MATURITY            LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM         AVERAGE
------------------------- ----------- -------------- -------------- -------------- --------------- --------------
72-83 months ............       2      $ 16,768,576        1.87%     $ 1,490,962    $ 15,277,614    $ 8,384,288
84-95 months ............       5        51,395,594        5.72%       1,833,853      22,774,663     10,279,119
96-107 months ...........      12       143,174,963       15.94%         988,841      59,954,121     11,931,247
108-119 months ..........      91       671,465,507       74.78%       1,157,231      91,611,396      7,378,742
168-179 months ..........       1         2,279,375        0.25%       2,279,375       2,279,375      2,279,375
276-287 months (CTL).....       1        12,856,200        1.43%      12,856,200      12,856,200     12,856,200
                               --      ------------      ------
Total/Avg./Wtd.
 Avg./Min./Max. .........     112      $897,940,215      100.00%     $   988,841    $ 91,611,396    $ 8,017,323
                              ===      ============      ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                          ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGES OF REMAINING                            WEIGHTED   INTEREST    TERM TO                            WEIGHTED
TERMS TO MATURITY          MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
72-83 months ............    1.20x     1.28x      1.21x     7.803%      73.0       74.18%      78.55%      78.16%
84-95 months ............    1.35      1.99       1.49      7.414%      93.1       49.47%      77.03%      64.74%
96-107 months ...........    1.20      2.35       1.47      7.707%     100.6       49.46%      78.70%      65.57%
108-119 months ..........    1.15      2.21       1.50      8.400%     113.4       41.64%      85.40%      65.52%
168-179 months ..........    1.60      1.60       1.60      7.690%     177.0       49.02%      49.02%      49.02%
276-287 months (CTL).....    1.00      1.00       1.00      7.160%     280.0       96.88%      96.88%      96.88%
Total/Avg./Wtd.
 Avg./Min./Max. .........    1.15x     2.35x      1.49x     8.203%     112.0       41.64%      85.40%      65.68%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                         PERCENTAGE
                                                        OF AGGREGATE
                                                           CUT-OFF                    CUT-OFF DATE
                           NUMBER OF    CUT-OFF DATE        DATE                    PRINCIPAL BALANCE
                            MORTGAGE      PRINCIPAL       PRINCIPAL   ---------------------------------------------
PREPAYMENT PROVISION         LOANS         BALANCE         BALANCE        MINIMUM        MAXIMUM         AVERAGE
------------------------- ----------- ---------------- -------------- -------------- --------------- --------------
Lockout followed
 by Defeasance ..........     107      $ 806,719,302        89.84%     $    988,841   $ 91,611,396    $ 7,539,433
Lockout followed
 by YM followed
 by Defeasance ..........       2         76,936,677         8.57%       16,982,556     59,954,121     38,468,339
Lockout followed
 by Greater of 1%
 or YM ..................       2          8,793,210         0.98%        1,298,347      7,494,864      4,396,605
Yield Maintenance
 followed by
 Defeasance .............       1          5,491,025         0.61%        5,491,025      5,491,025      5,491,025
                              ---      -------------       ------
Total/Avg./Wtd.
 Avg./Min./Max. .........     112      $ 897,940,215       100.00%     $    988,841   $ 91,611,396    $ 8,017,323
                              ===      =============       ======
                                   DEBT SERVICE           WEIGHTED   WEIGHTED                CURRENT
                                  COVERAGE RATIO           AVERAGE    AVERAGE               LTV RATIO
                          ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                               WEIGHTED   INTEREST    TERM TO                            WEIGHTED
PREPAYMENT PROVISION       MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Lockout followed
 by Defeasance ..........    1.15x     2.35x      1.49x     8.279%      113.7      41.64%      85.40%      65.79%
Lockout followed
 by YM followed
 by Defeasance ..........    1.35      1.48       1.45      7.424%       94.7      61.09%      65.78%      64.74%
Lockout followed
 by Greater of 1%
 or YM ..................    1.21      1.29       1.22      8.691%      117.9      64.12%      74.95%      73.35%
Yield Maintenance
 followed by
 Defeasance .............    1.99      1.99       1.99      7.170%       94.0      49.47%      49.47%      49.47%
Total/Avg./Wtd.
 Avg./Min./Max. .........    1.15x     2.35x      1.49x     8.203%      112.0      41.64%      85.40%      65.68%

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM/DEFEASANCE
PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF
                                PRINCIPAL(1)(2)

 --------------------------------------------------------------------------------------------------------------
                                               OCT-2000   OCT-2001   OCT-2002   OCT-2003   OCT-2004   OCT-2005
 --------------------------------------------------------------------------------------------------------------
 Locked Out .................................    99.39%     97.51%     22.48%      1.83%      0.99%      0.15%
 Defeasance .................................     0.00%      0.00%     77.52%     98.17%     99.01%     99.00%
 Greater of 1% or Yield Maintenance .........     0.00%      0.00%      0.00%      0.00%      0.00%      0.85%
 Yield Maintenance ..........................     0.61%      2.49%      0.00%      0.00%      0.00%      0.00%
 --------------------------------------------------------------------------------------------------------------
 Sub-Total ..................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
 Open .......................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 --------------------------------------------------------------------------------------------------------------
 Total ......................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
 Balance of Mortgage Loans ($mm).............   897.94     889.72     880.79     871.09     860.76     849.35
 % of Cutoff Balance ........................   100.00%     99.08%     98.09%     97.01%     95.86%     94.59%
 --------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------
                                               OCT-2006   OCT-2007   OCT-2008   OCT-2009   OCT-2010    OCT-2011
 --------------------------------------------------------------------------------------------------------------
 Locked Out .................................     0.00%      0.00%      0.00%      0.00%      0.00%       0.00%
 Defeasance .................................    97.11%     98.97%     95.90%     57.60%    100.00%     100.00%
 Greater of 1% or Yield Maintenance .........     1.00%      1.03%      1.18%      1.35%      0.00%       0.00%
 Yield Maintenance ..........................     0.00%      0.00%      0.00%      0.00%      0.00%       0.00%
 --------------------------------------------------------------------------------------------------------------
 Sub-Total ..................................    98.12%    100.00%     97.08%     58.95%    100.00%     100.00%
 Open .......................................     1.88%      0.00%      2.92%     41.05%      0.00%       0.00%
 --------------------------------------------------------------------------------------------------------------
 Total ......................................   100.00%    100.00%    100.00%    100.00%    100.00%     100.00%
 Balance of Mortgage Loans ($mm).............   836.96     807.96     696.27     599.01      12.06       11.57
 % of Cutoff Balance ........................    93.21%     89.98%     77.54%     66.71%      1.34%       1.29%
 --------------------------------------------------------------------------------------------------------------

 --------------------------------------------------------------------------------------------------------------
                                               OCT-2012   OCT-2013   OCT-2014   OCT-2015   OCT-2016   OCT-2017
 --------------------------------------------------------------------------------------------------------------
 Locked Out .................................   0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Defeasance ................................. 100.00%    100.00%     98.09%    100.00%    100.00%    100.00%
 Greater of 1% or Yield Maintenance .........   0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Yield Maintenance ..........................   0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 --------------------------------------------------------------------------------------------------------------
 Sub-Total .................................. 100.00%    100.00%     98.09%    100.00%    100.00%    100.00%
 Open .......................................   0.00%      0.00%      1.91%      0.00%      0.00%      0.00%
 --------------------------------------------------------------------------------------------------------------
 Total ...................................... 100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
 Balance of Mortgage Loans ($mm).............  11.04      10.47       9.86       9.27       8.83       8.36
 % of Cut-off Date Balance ..................   1.23%      1.17%      1.10%      1.03%      0.98%      0.93%
 --------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------
                                               OCT-2018   OCT-2019   OCT-2020   OCT-2021   OCT-2022    OCT-2023
 --------------------------------------------------------------------------------------------------------------
 Locked Out .................................   0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Defeasance ................................. 100.00%    100.00%    100.00%    100.00%    100.00%      0.00%
 Greater of 1% or Yield Maintenance .........   0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Yield Maintenance ..........................   0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 --------------------------------------------------------------------------------------------------------------
 Sub-Total .................................. 100.00%    100.00%    100.00%    100.00%    100.00%      0.00%
 Open .......................................   0.00%      0.00%      0.00%      0.00%      0.00%    100.00%
 --------------------------------------------------------------------------------------------------------------
 Total ...................................... 100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
 Balance of Mortgage Loans ($mm).............   7.86       7.32       6.74       6.11       5.43       4.71
 % of Cut-off Date Balance ..................   0.88%      0.81%      0.75%      0.68%      0.61%      0.52%
 --------------------------------------------------------------------------------------------------------------

(1) Table calculated using modeling assumptions.
(2) Differences in totals may exist due to rounding.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
135 S. LaSalle Street Suite 1625        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
Chicago, IL 60603                                                                                     Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9
Administrator:                                                                                         Analyst:
                                             Reporting Package Table of Contents

--------------------------------------------------------------------------------

--------------------------------
Issue Id:
ASAP #:
Monthly Data File Name:
--------------------------------

--------------------------------------------------------------------------------
                                                                       Page(s)
                                                                       -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary Assumed
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
--------------------------------------------------------------------------------

--------------------------------
Closing Date:
First Payment Date:
Final Payment Date:
--------------------------------

--------------------------------------------------------------------------------
                              Contact Information
--------------------------------------------------------------------------------
           Depositor: Deutsche Mortgage & Asset Receiving Corporation
   Underwriters: Deutsche Bank Securities Inc., J.P. Morgan Securities Inc.,
                            and Chase Securities Inc.
                Servicer: ORIX Real Estate Capital Markets, LLC.
                  Rating Agencies: Fitch & Standard and Poor's
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                                            www.lnbabs.com
Servicer Website
LaSalle Bulletin Board                                      (714) 282-3990
LaSalle "ASAP" Fax Back System                              (714) 282-5518
LaSalle Factor Line                                         (800) 246-5761
--------------------------------------------------------------------------------

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
135 S. LaSalle Street Suite 1625        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
Chicago, IL 60603                                                                                     Next Payment:
WAC:                                                                                                  Record Date:
WA Life Term:                                   ABN AMRO Acct: 99-9999-99-9
WA Amort Term:                                                                                         Analyst:
Next Index:

------------------------------------------------------------------------------------------------------------------------------------
            Original       Opening    Principal    Principal      Negative      Closing    Interest      Interest    Pass-Through
Class    Face Value (1)    Balance     Payment    Adj. or Loss  Amortization    Balance     Payment     Adjustment     Rate (2)
CUSIP     Per 1,000       Per 1,000   Per 1,000    Per 1,000      Per 1,000    Per 1,000   Per 1,000     Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00            0.00        0.00         0.00           0.00         0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                     |Total P&I Payment         0.00 |
                                                                      -------------------------------


Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                                                    Bond Interest Reconciliation
------------------------------------------------------------------------------------------------------------------------------------
                                                        Deductions                                      Additions
                                        ----------------------------------------------  --------------------------------------------

           Accrual           Accrued                    Add.     Deferred &                  Prior        Prepay-        Other
       -----------------   Certificate    Allocable    Trust     Accretion    Interest     Int. Short-      ment        Interest
Class    Method   Days      Interest        PPIS     Expense(1)   Interest     Losses       falls Due     Penalties    Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                       -------------------------------------------------------------------------------------------------------------
                               0.00         0.00       0.00         0.00         0.00         0.00          0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               Remaining
Distributable    Interest     Outstanding       Credit Support
 Certificate     Payment       Interest     ------------------------
   Interest       Amount      Shortfalls     Original    Current(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------
      0.00         0.00          0.00
--------------------------------------------------------------------------------



(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                                               Cash Reconciliation Summary

------------------------------------------------------------------------------------------------------------------------------------
     Interest Summary                             Servicing Fee Summary                          Principal Summary
-----------------------------------------    --------------------------------------------   ----------------------------------------
Current Scheduled Interest                   Current Servicing Fees                         Scheduled Principal:
Less Deferred Interest                       Plus Fees Advanced for PPIS                    Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                        Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees                ----------------------------------------
PPIS Reducing Scheduled Interest             Total Servicing Fees Paid                      Scheduled Principal Distribution
Less Total Fees Paid To Servicer             --------------------------------------------   ----------------------------------------
Plus Fees Advanced for PPIS                                                                 Unscheduled Principal:
Less Fee Strips Paid by Servicer             --------------------------------------------   ----------------------
Less Misc. Fees & Expenses                        PPIS Summary                              Curtailments
Less Non Recoverable Advances                                                               Prepayments in Full
-----------------------------------------    Gross PPIS                                     Liquidation Proceeds
Interest Due Trust                           Reduced by PPIE                                Repurchase Proceeds
-----------------------------------------    Reduced by Shortfalls in Fees                  Other Principal Proceeds
Less Trustee Fee                             Reduced by Other Amounts                       ----------------------------------------
Less Fee Strips Paid by Trust                --------------------------------------------   Unscheduled Principal Distribution
Less Misc. Fees Paid by Trust                PPIS Reducing Scheduled Interest               ----------------------------------------
-----------------------------------------    --------------------------------------------   Remittance Principal
Remittance Interest                          PPIS Reducing Servicing Fee                    ----------------------------------------
-----------------------------------------    --------------------------------------------
                                             PPIS Due Certificate                           ----------------------------------------
                                             --------------------------------------------   Servicer Wire Amount
                                                                                            ----------------------------------------
                                    -------------------------------------------------------------
                                           Pool Balance Summary
                                    -------------------------------------------------------------
                                                                           Balance       Count
                                    -------------------------------------------------------------
                                    Beginning Pool
                                    Scheduled Principal Distribution
                                    Unscheduled Principal Distribution
                                    Deferred Interest
                                    Liquidations
                                    Repurchases
                                    Ending Pool
                                    -------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                      Advances
                                                      --------
    Prior Outstanding                Current Period                 Recovered                Ending Outstanding
  Principal   Interest           Principal   Interest         Principal   Interest          Principal   Interest
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

           Asset Backed Facts ~15 Month Historical Loan Status Summary


------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories
------------------------------------------------------------------------------------------------
               Delinq 1 Month     Delinq 2 Months    Delinq 3+ Months   Foreclosure      REO
Distribution   ---------------------------------------------------------------------------------
Date           #      Balance     #       Balance    #        Balance   #   Balance    # Balance
------------------------------------------------------------------------------------------------
01/00/00
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          Special Event Categories (1)
--------------------------------------------------------------------------------
Modifications                 Specially Serviced            Bankruptcy
--------------------------------------------------------------------------------
#     Balance                   #      Balance              # Balance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category


08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9


           Asset Backed Facts ~15 Month Historical Payoff/Loss Summary


-----------------------------------------------------------------------------------------------------------------------------------
               Ending Pool (1)   Payoffs (2)     Penalties        Appraisal Reduct. (2)    Liquidations (2)    Relized Losses (2)
Distribution   --------------------------------------------------------------------------------------------------------------------
Date           #      Balance    #   Balance     #   Amount       #        Balance         #       Balance     #         Amount
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
    Remaining Term          Curr Weighted Avg.
----------------------------------------------------
  Life        Amort.     Coupon          Remit
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------


(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.


08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                  Historical Collteral Level Prepayment Report

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Remaining Term
Disclosure  Distribution    Initial        Payoff    Penalty  Prepayment  Maturity  Property                 --------------   Note
Control #       Date        Balance  Code  Amount    Amount      Date      Date       Type     State  DSCR   Life    Amort.   Rate
------------------------------------------------------------------------------------------------------------------------------------



















-----------------------------------------------------------------------------------------------------------------------------------
                           Cumulative     |    0         0 |
                                          ------------------


08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                             Delinquent Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                 Paid                 Outstanding   Out. Property                      Special
Disclosure Doc   Thru   Current P&I       P&I         Protection      Advance          Servicer    Foreclosure  Bankruptcy    REO
Control #        Date     Advance      Advances**      Advances    Description (1)   Transfer Date    Date         Date       Date
-----------------------------------------------------------------------------------------------------------------------------------



















-----------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period                                 1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but less than one month delinq          2. P&I Advance - Loan delinquent 2 months
                                                                      3. P&I Advance - Loan delinquent 3 months or More
                                                                      4. Matured Balloon/Assumed Scheduled Payment
-----------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advance

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                         Mortgage Loan Characteristics

                       Distribution of Principal Balance
--------------------------------------------------------------------------------
                                                       Weighted Average
Current Scheduled     # of   Scheduled     % of    -----------------------------
    Balance           Loans   Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
                         0      0          0.00%
--------------------------------------------------------------------------------
Average Schedule Balance
Minimum Scheduled Balance
Maximum Scheduled Balance

                    Distribution of Mortgage Interest Rates
--------------------------------------------------------------------------------
                                                       Weighted Average
Current Mortgage      # of   Scheduled     % of     --------------------------
  Interest Rate       Loans   Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
                         0      0          0.00%
--------------------------------------------------------------------------------
Minimum Mortgage Interest Rate       10.0000%
Mazimum Mortgage Interest Rate       10.0000%


               Distribution of Remaining Term (Fully Amortizing)
--------------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of     --------------------------
 Mortgage Loans      Loans   Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                       0      0          0.00%
--------------------------------------------------------------------------------
Minimum Remaining Term
Maximum Remaining Term


                    Distritbution of Remaining Term (Ballon)
--------------------------------------------------------------------------------
                                                      Weighted Average
     Ballon          # of   Scheduled     % of     --------------------------
 Mortgage Loans      Loans   Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------
     0 to  60
    61 to 120
   121 to 180
   181 to 240
   241 to 360


--------------------------------------------------------------------------------
                       0      0          0.00%
--------------------------------------------------------------------------------
Minimum Remaining Term
Maximum Remaining Term

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date: 01/00/1900
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:   01/00/1900
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:  01/00/1900
                                                                                                      Next Payment:   01/00/1900
                                                                                                      Record Date:    01/00/1900
                                                ABN AMRO Acct: 99-9999-99-9

                         Mortgage Loan Characteristics

                         Distribution of DSCR (Current)
--------------------------------------------------------------------------------
  Debt Service    # of   Scheduled     % of
 Coverage Ratio   Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------------------
Maximum DSCR
Minimum DSCR


                         Distribution of DSCR (Cut-off)
--------------------------------------------------------------------------------
  Debt Service    # of   Scheduled     % of
 Coverage Ratio   Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------------------
Maximum DSCR          0.00
Minimum DSCR          0.00



                            Geographic Distribution
--------------------------------------------------------------------------------
                  # of   Scheduled     % of
       State      Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------------------

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:  01/00/1900
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:    01/00/1900
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:   01/00/1900
                                                                                                      Next Payment:    01/00/1900
                                                                                                      Record Date:     01/00/1900
                                                ABN AMRO Acct: 99-9999-99-9

                         Mortgage Loan Characteristics

                         Distribution of Property Types
--------------------------------------------------------------------------------
                  # of   Scheduled     % of
  Property Types  Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------------------


                         Distribution of Loan Seasoning
--------------------------------------------------------------------------------
                  # of   Scheduled     % of
 Number of Years  Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------------------


                       Distribution of Amoritization Type
--------------------------------------------------------------------------------
 Current Scheduled   # of   Scheduled     % of
     Balances        Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       Distribution of Year Loan Maturing
--------------------------------------------------------------------------------
              # of   Scheduled     % of
    Year      Loans   Balance     Balance         WAMM     WAC     DSCR
--------------------------------------------------------------------------------
    1998
    1999
    2000
    2001
    2002
    2003
    2004
    2005
    2006
    2007
    2008
2009 & Longer
--------------------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------------------

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                               Loan Level Detail

------------------------------------------------------------------------------------------------------------------------------------
                                                  Operating               Ending                            Spec.            Loan
Disclosure        Property                        Statement  Maturity   Principal   Note  Scheduled   Mod.  Serv    ASER    Status
Control #    Grp     Type    State   DSCR    NOI     Date       Date     Balance    Rate     P&I      Flag  Flag    Flag    Code (1)
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
                              W/Avg  0.00     0                             0                 0
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------
             Prepayment
---------------------------------
      Amount    Penalty     Date
---------------------------------














---------------------------------
            0       0
---------------------------------

--------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period
              B. P&I Adv - less than one month delinq
              1. P&I Adv - delinquent 1 month
              2. P&I Adv - delinquent 2 months
              3. P&I Adv - delinquent 3+ months
              4. Mat. Balloon/Assumed P&I
              5. Prepaid in Full
              6. Specially Serviced
              7. Foreclosure
              8. Bankruptcy
              9. REO
             10. DPO
             11. Modification
--------------------------------------------------------------------------------

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                   Specially Serviced (Part I) ~ Loan Detail

---------------------------------------------------------------------------------------------------------------------------------
                              Balance                         Remaining Term
Disclosure   Transfer   ------------------   Note  Maturity  ----------------   Property                             NOI
Control #      Date     Scheduled   Actual   Rate    Date     Life     Amort.    Type       State   NOI      DSCR    Date
---------------------------------------------------------------------------------------------------------------------------------























---------------------------------------------------------------------------------------------------------------------------------


08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

--------------------------------------------------------------------------------
Disclosure        Resolution
Control #          Strategy                         Comments
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------


08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                              Modified Loan Detail


------------------------------------------------------------------------------------------------------------------------------
Disclosure   Modification   Modification                                    Modification
Control #        Date          Code                                         Description
------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                              Realized Loss Detail
--------------------------------------------------------------------
                                                Beginning
Distribution  Disclosure  Appraisal  Appraisal  Scheduled   Gross
Period        Control #     Date       Value     Balance   Proceeds
--------------------------------------------------------------------
















--------------------------------------------------------------------
Current Total                                     0.00      0.00
Cumulative                                        0.00      0.00
--------------------------------------------------------------------


----------------------------------------------------------------------------
 Gross Proceeds     Aggregate         Net       Net Proceeds
   as a % of       Liquidation    Liquidation     as a % of      Realized
 Sched Principal    Expenses *      Proceeds    Sched. Balance     Loss
----------------------------------------------------------------------------

















----------------------------------------------------------------------------
                    0.00         0.00                         0.00
                    0.00         0.00                         0.00
----------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                               COMM 2000-C1                                   Statement Date:
LaSalle Bank N.A.                        Commercial Mortgage Pass-Through Certificates                Payment Date:
                                        ORIX Real Estate Capital Markets, LLC., Servicer              Prior Payment:
                                                                                                      Next Payment:
                                                                                                      Record Date:
                                                ABN AMRO Acct: 99-9999-99-9

                           Appraisal Reduction Detail

---------------------------------------------------------------------------------------------------------------------------
                                                             Remaining Term                                   Appraisal
Disclosure  Appraisal  Scheduled  Reduction  Note  Maturity ----------------  Property                    -----------------
Control #   Red. Date   Balance     Amount   Rate    Date    Life     Amort.     Type   State   DSCR       Value      Date
---------------------------------------------------------------------------------------------------------------------------



























--------------------------------------------------------------------------------------------------------------------------


08/08/2000 - 11:52 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                           $808,143,000 (APPROXIMATE)         SEPTEMBER 11, 2000
                                  COMM 2000-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------
                                           EXPECTED     EXPECTED
                            APPROXIMATE     CREDIT      WEIGHTED     EXPECTED
           EXPECTED RATING FACE/NOTIONAL   SUPPORT    AVERAGE LIFE    PAYMENT
CLASS (a)     S&P/FITCH     AMOUNT (MM)   (% OF UPB)   (YEARS) (b)    WINDOW
--------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
 A-1           AAA/AAA     $148,498,000      23.000%      5.60     10/00 - 09/08
 A-2           AAA/AAA      542,915,000      23.000       9.07     09/08 - 04/10
 B              AA/AA        38,162,000      18.750       9.57     04/10 - 04/10
 C               A/A         39,284,000      14.375       9.67     04/10 - 06/10
 D              A-/A-        13,469,000      12.875       9.74     06/10 - 06/10
 E             BBB/BBB       25,815,000      10.000       9.74     06/10 - 06/10

PRIVATELY OFFERED CLASSES (d)
--------------------------------------------------------------------------------
 F            BBB-/BBB-      11,224,000       8.750        N/A          N/A
 G             BB+/BB+       26,938,000       5.750        N/A          N/A
 H              BB/BB         6,734,000       5.000        N/A          N/A
 J             BB-/BB-        6,734,000       4.250        N/A          N/A
 K              B+/B+        10,101,000       3.125        N/A          N/A
 L               B/B          7,856,000       2.250        N/A          N/A
 M              B-/B-         6,734,000       1.500        N/A          N/A
 N             CCC/CCC        4,489,000       1.000        N/A          N/A
 O              NR/NR         8,987,215       0.000        N/A          N/A
 X             AAA/AAA     $897,940,215(c)     N/A         N/A          N/A
        TOTAL SECURITIES:  $897,940,215
--------------------------------------------------------------------------------
(a) Class A-1 is expected to have a fixed pass-through rate. Classes A-2, B, C and D are expected to have a fixed pass-through rate subject to a WAC cap. Class E is expected to have a variable pass-through rate equal to WAC.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(c) Notional amount on interest only class.
(d) Not offered hereby.

KEY FEATURES:
-------------
Co-Lead Managers:                 Deutsche Bank Securities Inc., J.P. Morgan
                                  Securities Inc.
Bookrunner:                       Deutsche Bank Securities Inc.
Co-Manager:                       Chase Securities Inc.
Mortgage Loan Sellers:            German American Capital Corporation (a)
                                  Morgan Guaranty Trust Company of New York (b)
                                  LaSalle Bank National Association
Servicer/ Special Servicer:       ORIX Real Estate Capital Markets, LLC.
Trustee:                          Wells Fargo Bank Minnesota, N.A
Bond Administrator:               LaSalle Bank National Association
Launch:                           September 2000
Pricing:                          September 2000
Closing:                          September 2000
Cut-Off Date:                     September 1st, 2000, except for 3 loans
Distribution Date:                15th of each month, or following business day
                                  (commencing October, 2000)
Payment Delay:                    14 days
ERISA Eligible:                   Classes A-1 and A-2 are expected to be ERISA
                                  eligible subject to certain conditions for
                                  eligibility. The Department of Labor has
                                  proposed amendments to the Underwriter
                                  Exemption that, if finalized in current form,
                                  also would permit Plans to purchase the Class
                                  B, Class C, Class D and Class E Certificates.
                                  It is not certain if and when these amendments
                                  will be issued or whether they will contain
                                  the same relief as is currently proposed.
Structure:                        Sequential pay
Day Count:                        30/360
Tax Treatment:                    REMIC
Rated Final Distribution Date:    Distribution Date in August 2033
Clean up Call:                    1%
Minimum Denominations:            Publicly Offered Classes: Class A-1 & A-2
                                  $10,000 & $1; Classes B, C, D and E $25,000
                                  & $1.
Delivery:                         DTC, Clearstream, Euroclear

(a) A wholly owned subsidiary of Deutsche Bank Alex. Brown.
(b) A wholly owned subsidiary of J.P. Morgan & Co.

COLLATERAL FACTS (a):
---------------------
Initial Pool Balance:                                               $897,940,215
Number of Mortgage Loans:                                                    112
Number of Mortgaged Properties:                                              126
Average Cut-Off Date Balance:                                         $8,017,323
Weighted Average Current Mortgage Rate:                                   8.203%
Weighted Average U/W DSCR:                                                 1.49x
Weighted Average Cut-Off Date LTV Ratio:                                  65.68%
Weighted Average Remaining Term to Maturity (months):                      112.0
Weighted Average Remaining Amortization Term (months):                     331.9
Weighted Average Seasoning (months):                                        10.1
Balloon Loans as % of Total (b):                                          99.75%
Single Largest Loan as % of Total:                                        10.20%
Five Largest Loans as % of Total:                                         28.43%
Ten Largest Loans as % of Total:                                          42.22%

(a) For purposes of calculating Weighted Average DSCR and Weighted Average LTV throughout the Structural and Collateral Term Sheet, one credit tenant lease Loan was excluded.

(b) Includes 21 ARD loans totaling $361.0 MM and 40.2% of the Initial Pool Balance.

TEN LARGEST LOANS
-----------------
                                  CURRENT
LOAN                              BALANCE  % BY UPB  LTV    DSCR   PROPERTY TYPE
--------------------------------------------------------------------------------
Crowne Plaza Manhattan         $91,611,396   10.20%  41.64%  2.21x Hotel
Alliance TP Portfolio           59,954,121    6.68   65.78   1.48  Multifamily
Crystal Park One                41,970,321    4.67   49.96   2.13  Office
Radisson Mart Plaza Hotel       31,785,637    3.54   54.80   1.61  Hotel
Hampton Village Center          29,978,012    3.34   64.33   1.55  Anchored
                                                                   Retail
Detroit Mac                     29,810,151    3.32   73.06   1.22  Industrial
105 East 17th Street            25,139,203    2.80   75.27   1.31  Office
Douglas Development Portfolio   24,430,501    2.72   55.52   1.32  Office/
                                                                   Unanchored
                                                                   Retail
Village Hillcrest               22,774,663    2.54   69.01   1.48  Mixed Use
Fairgrounds Square Mall         21,636,722    2.41   74.35   1.48  Anchored
                              ------------   -----                 Retail
TOTAL/WTD. AVG.               $379,090,728   42.22%  58.38%  1.70x
--------------------------------------------------------------------------------

                                       NUMBER OF
                                       MORTGAGED         CUT-OFF DATE BALANCE
MORTGAGE LOAN SELLERS                    LOANS          (MM)          % BY UPB
--------------------------------------------------------------------------------
German American Capital Corporation       29         $419,980,474       46.77%
Morgan Guaranty Trust Co of NY            47          249,914,693       27.83
LaSalle Bank National Association         36          228,045,048       25.40
                                         ---         ------------      ------
TOTAL/WTD. AVG.                          112         $897,940,215      100.00%
--------------------------------------------------------------------------------

SELECTED LOAN DATA:
-------------------
                         NUMBER OF              CUT-OFF DATE BALANCE
GEOGRAPHIC               MORTGAGED  -------------------------------------------
DISTRIBUTION            PROPERTIES      (MM)      % BY UPB   WA. LTV   WA. DSCR
-------------------------------------------------------------------------------
Michigan                    23      $182,477,010    20.32%    70.27%     1.37x
New York                    12       149,393,217    16.64     53.14      1.87
California                  24       124,448,407    13.86     70.45      1.33
Florida                     12        68,276,570     7.60     62.29      1.45
Illinois                     7        67,509,186     7.52     71.81      1.34
Virginia                     2        46,348,775     5.16     50.49      2.06
Other                       46       259,487,051    28.90     69.68      1.38
                           ---      ------------   ------
 TOTAL/WTD. AVG.           126      $897,940,215   100.00%    65.68      1.49x
-------------------------------------------------------------------------------

                         NUMBER OF              CUT-OFF DATE BALANCE
                         MORTGAGED  -------------------------------------------
PROPERTY TYPE           PROPERTIES      (MM)      % BY UPB   WA. LTV   WA. DSCR
-------------------------------------------------------------------------------
Multifamily                 53      $254,425,526    28.33%    70.48%     1.36x
     Conventional           37       183,696,292    20.46     71.96      1.36
     Mobile Home Park       15        53,746,678     5.99     68.43      1.35
     Suites                  1        16,982,556     1.89     61.09      1.35
Retail                      33       203,635,030    22.68     69.29      1.41
     Anchored Retail        18       163,107,590    18.16     70.23      1.42
     Unanchored Retail      15        40,527,440     4.51     65.80      1.37
Office                      18       161,478,524    17.98     64.16      1.53
Hotel                        4       149,154,410    16.61     49.05      1.95
Industrial                   9        84,178,875     9.37     72.97      1.24
Mixed Use                    2        26,771,522     2.98     68.74      1.47
Self Storage                 7        18,296,328     2.04     71.97      1.31
                           ---      ------------   ------
TOTAL/WTD. AVG.            126      $897,940,215   100.00%    65.68%     1.49x
-------------------------------------------------------------------------------

                             NUMBER OF              CUT-OFF DATE BALANCE
PREPAYMENT                   MORTGAGED ----------------------------------------
RESTRICTIONS                   LOANS        (MM)    % BY UPB  WA. LTV  WA. DSCR
-------------------------------------------------------------------------------
Lockout/Defeasance              107    $806,719,302   89.84%   65.79%   1.49x
Lockout/YM/Defeasance             2      76,936,677    8.57    64.74    1.45
Lockout/Greater of 1% or YM       2       8,793,210    0.98    73.35    1.22
YM/Defeasance                     1       5,491,025    0.61    49.47    1.99
                                ---    ------------  ------
TOTAL/WTD. AVG.                 112    $897,940,215  100.00%   65.68%   1.49x
-------------------------------------------------------------------------------

DEUTSCHE BANC ALEX. BROWN                                      J.P. MORGAN & CO.

                              CHASE SECURITIES INC.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN SELLERS OVERVIEW
--------------------------------------------------------------------------------

O GERMAN AMERICAN CAPITAL CORPORATION (GACC) - 29 Mortgage Loans, which represent security for 46.77% of the Initial Outstanding Pool Balance, will be sold to the Depositor by GACC. GACC is a wholly owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation, which carries ratings of Aa3/AA/AA from Moody's, S&P, and Fitch, respectively. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC engages primarily in the business of origination, purchasing and holding mortgage loans pending securitization, repackaging or other disposition.

O MORGAN GUARANTY TRUST COMPANY OF NEW YORK (MGT) - 47 Mortgage Loans, which represent security for 27.83% of the Initial Outstanding Pool Balance, will be sold to the Depositor by MGT. MGT is a wholly owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated. MGT carries ratings of Aa3/AA/AA from Moody's, S&P, and Fitch, respectively. MGT is also an affiliate of J.P. Morgan Securities Inc., one of the Underwriters. MGT is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.

O LASALLE BANK NATIONAL ASSOCIATION (LASALLE) - 36 Mortgage Loans, which represent security for 25.40% of the Initial Outstanding Pool Balance, will be sold to the Depositor by LaSalle. LaSalle is a commercial bank with principal offices in Chicago, Illinois. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of ABN AMRO Bank N.A., a bank organized under the laws of The Netherlands. LaSalle Bank National Association carries ratings of Aa3/AA- from Moody's and S&P, respectively. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States.

                                  [PIE CHART]

         German American Capital Corporation             46.77%
         Morgan Guaranty Trust Company of New York       27.83%
         LaSalle Bank National Association               25.40%

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

O   For purposes of calculating principal distributions of the Certificates:

    -- Available principal will be allocated sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates.

    -- In case the principal balance of Classes O, N, M, L, K, J, H, G, F, E, D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A-1 and A-2 will be allocated principal pro rata.

O Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A-1 and A-2 certificates each month.

O Each Class will be subordinate to the Class A-1, A-2, and X and to each Class with an earlier alphabetic designation than such Class. Each of the Class A-1, A-2, and X Certificates will be of equal priority.

O   All Classes will pay interest on a 30/360 basis.

O Principal Losses will be allocated in reverse alphabetical order to Class O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A-1 and A-2.

O The Master Servicer will cover net prepayment interest shortfalls on loans that are not specially serviced, provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.

O Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                       WEIGHTED    WEIGHTED
                                                                                                        AVERAGE     AVERAGE
                                                    PERCENTAGE OF    AVERAGE                WEIGHTED   REMAINING    CUT-OFF
                         NUMBER OF     CUT-OFF        AGGREGATE      CUT-OFF     WEIGHTED    AVERAGE    TERM TO      DATE
                         MORTGAGED      DATE        CUT-OFF DATE      DATE        AVERAGE   MORTGAGE   MATURITY       LTV
PROPERTY TYPE           PROPERTIES     BALANCE         BALANCE       BALANCE       DSCR       RATE       (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------
Multifamily                 53       $254,425,526       28.33%      $4,800,482     1.36x     7.930%      105.1       70.48%
     Conventional           37        183,696,292       20.46        4,964,765     1.36      7.856       104.3       71.96
     Mobile Home Park       15         53,746,678        5.99        3,583,112     1.35      8.226       112.9       68.43
     Suites                  1         16,982,556        1.89       16,982,556     1.35      7.790        90.0       61.09
Retail                      33        203,635,030       22.68        6,170,758     1.41      8.327       122.9       69.29
     Anchored               18        163,107,590       18.16        9,061,533     1.42      8.268       126.2       70.23
     Unanchored             15         40,527,440        4.51        2,701,829     1.37      8.565       109.8       65.80
Office                      18        161,478,524       17.98        8,971,029     1.53      8.243       110.0       64.16
Hotel                        4        149,154,410       16.61       37,288,603     1.95      8.548       114.5       49.05
Industrial                   9         84,178,875        9.37        9,353,208     1.24      8.226       110.7       72.97
Mixed Use                    2         26,771,522        2.98       13,385,761     1.47      7.433        98.4       68.74
Self Storage                 7         18,296,328        2.04        2,613,761     1.31      8.453       108.2       71.97
                           ---       ------------      ------
TOTAL/AVG./WTD. AVG.       126       $897,940,215      100.00%      $7,126,510     1.49x     8.203%      112.0       65.68%

                                  [PIE CHART]

                   Multifamily (a)               28.3%
                   Retail (b)                    22.7%
                   Office                        18.0%
                   Hotel                         16.6%
                   Industrial                     9.4%
                   Other                          5.0%

        (a) Includes Conventional, Mobile Home Park, and Suites.
        (b) Includes Anchored and Unanchored.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------

                                  [MAP OF USA]

                            ME                1.20%
                            MA                2.81%
                            CT                0.61%
                            NJ                0.99%
                            MD                3.82%
                            NY               16.64%
                            PA                2.41%
                            VA                5.16%
                            NC                0.59%
                            WV                0.90%
                            SC                2.11%
                            GA                0.14%
                            FL                7.60%
                            AL                0.12%
                            MS                0.48%
                            OH                2.96%
                            MI               20.32%
                            IN                0.31%
                            KY                0.83%
                            WI                0.81%
                            IL                7.52%
                            MN                0.47%
                            MO                0.32%
                            OK                0.25%
                            TX                2.23%
                            CO                0.30%
                            NM                0.12%
                            AZ                0.80%
                            NV                3.31%
                            CA               13.86%


                            Illinois           7.5%
                            Florida            7.6%
                            California        13.9%
                            New York          16.6%
                            Michigan          20.3%
                            Other (a)         34.1%

                            (a) Includes 25 states

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (a)
------------------------------------------------------------------------------------------------------------------
                                                                                              WEIGHTED
                                                 PERCENTAGE                                    AVERAGE   WEIGHTED
                                                     OF        AVERAGE              WEIGHTED  REMAINING   AVERAGE
                       NUMBER OF     CUT-OFF      AGGREGATE    CUT-OFF    WEIGHTED   AVERAGE   TERM TO    CUT-OFF
                       MORTGAGED      DATE         CUT-OFF      DATE       AVERAGE  MORTGAGE  MATURITY   DATE LTV
STATE                 PROPERTIES     BALANCE    DATE BALANCE   BALANCE      DSCR      RATE      (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------
Michigan                  23      $182,477,010      20.32%    $7,933,783    1.37x     8.043%    109.9      70.27%
New York                  12       149,393,217      16.64     12,449,435    1.87      8.460     113.1      53.14
California                24       124,448,407      13.86      5,185,350    1.33      8.196     107.7      70.45
Florida                   12        68,276,570       7.60      5,689,714    1.45      8.446     111.2      62.29
Illinois                   7        67,509,186       7.52      9,644,169    1.34      7.765     132.6      71.81
Virginia                   2        46,348,775       5.16     23,174,387    2.06      7.831     108.1      50.49
Maryland                   6        34,311,458       3.82      5,718,576    1.33      8.105     107.5      60.37
Nevada                     2        29,746,796       3.31     14,873,398    1.31      8.069     100.3      66.87
Ohio                       4        26,605,882       2.96      6,651,471    1.37      8.179     106.7      68.68
Massachusetts              2        25,200,343       2.81     12,600,171    1.38      8.605     115.1      68.49
Pennsylvania               1        21,636,722       2.41     21,636,722    1.48      7.990     107.0      74.35
Texas                      8        20,007,717       2.23      2,500,965    1.38      8.644     110.6      71.31
South Carolina             1        18,969,964       2.11     18,969,964    1.24      8.000     117.0      77.43
Maine                      1        10,786,711       1.20     10,786,711    1.20      8.800     117.0      72.88
New Jersey                 3         8,890,643       0.99      2,963,548    1.41      8.694     117.4      72.34
West Virginia              1         8,038,842       0.90      8,038,842    2.35      7.960     107.0      70.52
Kentucky                   1         7,494,864       0.83      7,494,864    1.21      8.690     118.0      74.95
Wisconsin                  1         7,246,520       0.81      7,246,520    1.20      8.570     114.0      78.77
Arizona                    2         7,138,790       0.80      3,569,395    1.31      8.184     107.4      71.71
Connecticut                1         5,491,025       0.61      5,491,025    1.99      7.170      94.0      49.47
North Carolina             1         5,292,532       0.59      5,292,532    1.24      8.380     117.0      78.18
Mississippi                1         4,294,620       0.48      4,294,620    1.23      8.750     117.0      79.53
Minnesota                  1         4,264,651       0.47      4,264,651    1.25      8.880     114.0      77.54
Missouri                   2         2,873,337       0.32      1,436,669    1.25      8.453     114.5      77.10
Indiana                    1         2,785,590       0.31      2,785,590    1.25      8.430     110.0      79.36
Colorado                   1         2,696,711       0.30      2,696,711    1.46      8.830     117.0      62.71
Oklahoma                   2         2,279,375       0.25      1,139,687    1.60      7.690     177.0      49.02
Georgia                    1         1,249,185       0.14      1,249,185    1.45      8.800     118.0      71.38
Alabama                    1         1,107,508       0.12      1,107,508    1.40      8.390     103.0      73.34
New Mexico                 1         1,077,264       0.12      1,077,264    1.36      8.750     106.0      66.91
                         ---      ------------     ------
TOTAL/AVG./WTD. AVG.     126      $897,940,215     100.00%    $7,126,510    1.49x     8.203%    112.0      65.68%
------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                  DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF DEBT SERVICE      MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
COVERAGE RATIOS              LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
1.100 - 1.199x                  1        $1,599,510        0.18%       $1,599,510     1.15x       8.260%      108.0      69.85%
1.200 - 1.299                  53       310,926,171       34.63         5,866,532     1.24        8.346       110.6      74.05
1.300 - 1.399                  29       209,369,240       23.32         7,219,629     1.35        8.245       108.7      67.52
1.400 - 1.499                  15       137,448,660       15.31         9,163,244     1.47        7.733       102.2      68.60
1.500 - 1.599                   4        35,517,211        3.96         8,879,303     1.55        8.478       121.3      64.12
1.600 - 1.699                   2        33,619,490        3.74        16,809,745     1.61        8.643       110.9      55.22
1.700 - 1.799                   2         5,997,929        0.67         2,998,965     1.77        8.015       112.0      62.60
1.900 - 1.999                   2         8,985,245        1.00         4,492,623     1.97        7.434       102.9      48.85
2.100 - 2.399                   3       141,620,560       15.77        47,206,853     2.20        8.257       112.8      45.75
CTL                             1        12,856,200        1.43        12,856,200     1.00        7.160       280.0      96.88
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323     1.49x       8.203%      112.0      65.68%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF CUT-OFF DATE      MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
LOAN TO VALUE RATIOS         LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
40.0 - 44.9%                    1       $91,611,396       10.20%      $91,611,396     2.21x       8.473%      115.0      41.64%
45.0 - 49.9                     5        54,520,856        6.07        10,904,171     2.06        7.796       110.8      49.73
50.0 - 54.9                     2        34,776,282        3.87        17,388,141     1.63        8.656       112.2      54.66
55.0 - 59.9                     3        27,781,471        3.09         9,260,490     1.33        7.933       101.7      55.77
60.0 - 64.9                    12        85,709,043        9.55         7,142,420     1.43        8.303       109.1      62.98
65.0 - 69.9                    24       189,710,078       21.13         7,904,587     1.40        7.942       105.7      67.17
70.0 - 74.9                    37       235,631,770       26.24         6,368,426     1.34        8.390       111.6      72.78
75.0 - 79.9                    26       163,916,987       18.25         6,304,500     1.26        8.193       108.6      77.73
85.0 - 89.9                     1         1,426,131        0.16         1,426,131     1.22        8.730       113.0      85.40
CTL                             1        12,856,200        1.43        12,856,200     1.00        7.160       280.0      96.88
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323     1.49x       8.203%      112.0      65.68%
--------------------------------------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                              DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF CUT-OFF           MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
DATE BALANCES                LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
$         0 -    999,999        1          $988,841        0.11%         $988,841    1.26x       8.620%     107.0        65.92%
  1,000,000 -  1,999,999       19        27,807,975        3.10         1,463,578    1.35        8.543      109.1        69.30
  2,000,000 -  2,999,999       21        54,487,389        6.07         2,594,638    1.38        8.390      115.1        69.10
  3,000,000 -  3,999,999       16        56,721,924        6.32         3,545,120    1.35        8.308      113.3        71.27
  4,000,000 -  4,999,999       10        44,931,689        5.00         4,493,169    1.30        8.363      111.6        72.36
  5,000,000 -  5,999,999        7        38,129,672        4.25         5,447,096    1.40        8.203      110.3        71.03
  6,000,000 -  6,999,999        4        24,879,860        2.77         6,219,965    1.32        8.607      113.2        71.06
  7,000,000 -  7,999,999        4        29,421,717        3.28         7,355,429    1.26        8.546      113.3        73.67
  8,000,000 -  8,999,999        6        50,639,044        5.64         8,439,841    1.43        8.166      109.0        69.63
  9,000,000 -  9,999,999        3        27,744,883        3.09         9,248,294    1.26        8.557      115.3        76.10
 10,000,000 - 12,999,999        6        71,076,065        7.92        11,846,011    1.29        8.089      142.5        70.62
 15,000,000 - 18,999,999        3        51,230,134        5.71        17,076,711    1.26        7.862       94.9        72.35
 20,000,000 - 24,999,999        5       109,632,180       12.21        21,926,436    1.39        8.029      106.1        67.34
 25,000,000 - 31,999,999        4       116,713,003       13.00        29,178,251    1.43        8.429      112.6        66.32
 41,000,000 - 92,000,000        3       193,535,839       21.55        64,511,946    1.97        7.979      107.8        50.92
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                             DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF                   MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
MORTGAGE RATES               LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
6.7501 - 7.0000%                1        $4,313,496        0.48%       $4,313,496    1.35x       6.970%      95.0        77.03%
7.0001 - 7.2500                 2        18,347,225        2.04         9,173,613    1.99        7.163      224.3        49.47
7.2501 - 7.5000                 3        84,562,638        9.42        28,187,546    1.48        7.310       95.6        66.57
7.5001 - 7.7500                 2        26,709,876        2.97        13,354,938    1.35        7.745      106.6        54.97
7.7501 - 8.0000                19       205,792,306       22.92        10,831,174    1.53        7.893      104.9        67.50
8.0001 - 8.2500                20       104,848,564       11.68         5,242,428    1.31        8.199      112.3        71.76
8.2501 - 8.5000                24       181,592,208       20.22         7,566,342    1.76        8.425      113.9        56.42
8.5001 - 8.7500                23       204,454,220       22.77         8,889,314    1.38        8.617      113.9        68.78
8.7501 - 9.0000                10        50,680,239        5.64         5,068,024    1.29        8.877      115.6        72.02
9.0001 - 9.2500                 3         6,324,700        0.70         2,108,233    1.31        9.105      113.0        62.63
9.2501 - 9.5000                 5        10,314,743        1.15         2,062,949    1.45        9.280      115.7        63.85
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF ORIGINAL TERMS    MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
TO MATURITY (MOS)            LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
84                              2       $16,768,576        1.87%       $8,384,288    1.21x       7.803%      73.0        78.16%

120                           107       863,675,027       96.18         8,071,729    1.50        8.228      110.1        65.44

126                             1         2,361,037        0.26         2,361,037    1.27        7.910      100.0        78.70
180                             1         2,279,375        0.25         2,279,375    1.60        7.690      177.0        49.02
304 (CTL)                       1        12,856,200        1.43        12,856,200    1.00        7.160      280.0        96.88
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                           DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF REMAINING TERMS   MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
TO MATURITY (MOS)            LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
72-83                           2       $16,768,576        1.87%       $8,384,288    1.21x       7.803%      73.0        78.16%
84-95                           5        51,395,594        5.72        10,279,119    1.49        7.414       93.1        64.74
96-107                         12       143,174,963       15.94        11,931,247    1.47        7.707      100.6        65.57
108-119                        91       671,465,507       74.78         7,378,742    1.50        8.400      113.4        65.52
168-179                         1         2,279,375        0.25         2,279,375    1.60        7.690      177.0        49.02
276-287 (CTL)                   1        12,856,200        1.43        12,856,200    1.00        7.160      280.0        96.88
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                           DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
RANGE OF REMAINING         MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
AMORTIZATION TERMS (MOS)     LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
170-189                         1        $2,279,375        0.25%       $2,279,375    1.60x       7.690%     177.0        49.02%
210-229                         2        25,507,765        2.84        12,753,883    1.33        7.792      100.3        56.00
270-289                         8        34,546,543        3.85         4,318,318    1.35        8.058       97.4        64.86
290-309                        10       164,797,862       18.35        16,479,786    1.89        8.575      114.3        50.88
310-329                         1        59,954,121        6.68        59,954,121    1.48        7.320       96.0        65.78
330-349                        27       241,350,148       26.88         8,938,894    1.52        7.859      113.2        67.62
350-360                        63       369,504,400       41.15         5,865,149    1.32        8.449      114.5        71.90
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
                           MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
AMORTIZATION TYPE            LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
Balloon                        90      $534,645,444       59.54%       $5,940,505    1.35x       8.287%     113.9        69.74%
Hyperamortizing                21       361,015,396       40.20        17,191,209    1.69        8.081      108.7        59.91
Fully Amortizing                1         2,279,375        0.25         2,279,375    1.60        7.690      177.0        49.02
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                              DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                       PERCENTAGE        AVERAGE                WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF      CUT-OFF     OF AGGREGATE       CUT-OFF    WEIGHTED     AVERAGE    TERM TO     CUT-OFF
                           MORTGAGE        DATE       CUT-OFF DATE        DATE       AVERAGE    MORTGAGE   MATURITY    DATE LTV
PREPAYMENT PROVISION         LOANS        BALANCE        BALANCE         BALANCE      DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance            107      $806,719,302       89.84%       $7,539,433    1.49x       8.279%     113.7        65.79%
Lockout/YM/Defeasance           2        76,936,677        8.57        38,468,339    1.45        7.424       94.7        64.74
Lockout/Greater of 1% or YM     2         8,793,210        0.98         4,396,605    1.22        8.691      117.9        73.35
YM/Defeasance                   1         5,491,025        0.61         5,491,025    1.99        7.170       94.0        49.47
                              ---      ------------      ------
TOTAL/AVG./WTD. AVG.          112      $897,940,215      100.00%       $8,017,323    1.49x       8.203%     112.0        65.68%
--------------------------------------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (i)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

O A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated first, between the Class A-1, A-2, B, C, D and E certificates then entitled to principal distributions and the Class X certificates until the certificate balances of those classes have been reduced to zero; second, between the Class F certificates and the Class X certificates until the certificate balance of the Class F certificates has been reduced to zero; and third, 100% to the Class X certificates. The percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

    ------------------------------------------------------------------------

    Prepayment                       (Pass-Through Rate - Discount Rate)
    Premium Allocation     =     -------------------------------------------
    Percentage                         (Mortgage Rate - Discount Rate)

    ------------------------------------------------------------------------

O The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

O In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-2, B, C, D, E and F Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------

    Discount Rate Fraction Methodology:
    Mortgage Rate                           =  8%
    Bond Class Rate                         =  6%
    Treasury Rate                           =  5%
    % of Principal Distributed to Class     =  100%

BOND CLASS ALLOCATION           |  CLASS X ALLOCATION
--------------------------------|-----------------------------------------------
6% - 5% x 100%    =   33 1/3%   |  Receives excess premiums = 66 2/3% thereof
-------                         |
8% - 5%                         |

(i) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
            PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
PREPAYMENT               OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS               2000       2001       2002       2003       2004       2005
----------------------------------------------------------------------------------------
Locked out/Defeasance     99.39%     97.51%    100.00%    100.00%    100.00%     99.15%
Yield Maintenance          0.61%      2.49%      0.00%      0.00%      0.00%      0.85%
----------------------------------------------------------------------------------------
Open                       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
----------------------------------------------------------------------------------------
TOTAL                    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
UPB ($MM)               $897.94    $889.72    $880.79    $871.09    $860.76    $849.35
% OF INITIAL UPB         100.00%     99.08%     98.09%     97.01%     95.86%     94.59%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
PREPAYMENT               OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS               2006       2007       2008       2009       2010       2011
----------------------------------------------------------------------------------------
Locked out/Defeasance     97.11%     98.97%     95.90%     57.60%    100.00%    100.00%
Yield Maintenance          1.00%      1.03%      1.18%      1.35%      0.00%      0.00%
----------------------------------------------------------------------------------------
Open                       1.88%      0.00%      2.92%     41.05%      0.00%      0.00%
----------------------------------------------------------------------------------------
TOTAL                    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
UPB ($MM)               $836.96    $807.96    $696.27    $599.01     $12.06     $11.57
% OF INITIAL UPB          93.21%     89.98%     77.54%     66.71%      1.34%      1.29%
----------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.
(b) Differences in totals may exist due to rounding.

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
       (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE, YIELD
         MAINTENANCE AND PENALTY PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------------------------------------------
 A-1            5.60        5.59        5.57        5.55        5.48
 A-2            9.07        9.06        9.04        9.02        8.82
 B              9.57        9.57        9.57        9.57        9.49
 C              9.67        9.64        9.62        9.59        9.52
 D              9.74        9.74        9.70        9.65        9.57
 E              9.74        9.74        9.74        9.71        9.57
--------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CROWNE PLAZA MANHATTAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                                  ORIGINAL                    CUT-OFF DATE
PRINCIPAL BALANCE:                $92,000,000                 $91,611,396

% OF POOL BY UPB                  10.20%

ORIGINATOR:                       German American Capital Corporation

NOTE DATE:                        March 8, 2000

INTEREST RATE:                    8.473%

AMORTIZATION:                     25 years

MATURITY DATE:                    April 1, 2025

ARD DATE:                         April 1, 2010

BORROWER/SPONSOR:                 The Borrower is a single purpose, bankruptcy
                                  remote entity sponsored by Kumagai Gumi Co., Ltd. (the "Sponsor"), a Japanese corporation.
                                  Recent news reports indicate that the Sponsor, a construction company, is asking creditors to forgive the equivalent of approximately $4.2 billion of its loans, which is approximately
                                  40% of its total debt. Neither the Sponsor nor its lenders have yet released official statements other than confirming that they are discussing various business matters. The
                                  Sponsor has only guaranteed the non-recourse obligations of the Crowne Plaza Loan. If the Sponsor becomes insolvent or otherwise defaults on its obligations under its guaranty, such event would constitute a technical default under the Crowne Plaza Loan.

CALL PROTECTION:                  Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/ DEFAULT: No/No

ADDITIONAL                        FINANCING: At closing, an affiliate of a
                                  pension advisor and a state retirement fund provided a $28.0 million companion loan secured by the first mortgage on the property and a $25.0 million mezzanine loan secured solely by partnership interests.

CASH MANAGEMENT:                  Hard Lockbox

MONTHLY RESERVES:                 Tax & Insurance Escrows - 1/12 estimated
                                  annual tax and insurance bills FF&E Reserve -
                                  5% Gross Income from hotel operations for the
                                  second month prior
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Hotel with Office

LOCATION:                         New York, NY

YEAR BUILT / RENOVATED:           1989 / 1998

THE COLLATERAL:                   A full service hotel and office building
                                  located in Midtown Manhattan, consisting of 770 rooms, 178,944 square feet of office space, 42,738 sq. ft. of retail and restaurant space, 159 parking garage spaces, and 30,714 sq. ft. of meeting and banquet facilities.

PROPERTY MANAGEMENT:              Town Park Hotel Corporation, a wholly-owned
                                  subsidiary of Bass Hotels and Resorts.

CURRENT OCCUPANCY (05/31/00):     87.2% (Hotel)/100% (Office)

UNDERWRITTEN NET CASH FLOW:       $19,632,794

APPRAISED VALUE:                  $220,000,000

APPRAISAL DATE:                   September 15, 1999

CUT-OFF DATE LOAN/ROOM:           $118,976

CUT-OFF DATE LTV:                 41.64%

BALLOON LTV:                      34.93%

UWNCF DSCR:                       2.21x
--------------------------------------------------------------------------------

                                OPERATING HISTORY

---------------------------------------------------------------------------
                  1998         1999          2000 (T-12, 05/31)      UW
---------------------------------------------------------------------------
Occupancy:         86.5%        86.3%               87.2%            84.0%
---------------------------------------------------------------------------
ADR:             $206.5       $217.5              $221.5           $221.5
---------------------------------------------------------------------------
RevPAR:          $178.6       $187.1              $193.3           $186.1
---------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             CROWNE PLAZA MANHATTAN
--------------------------------------------------------------------------------








                [PICTURE]                          [PICTURE]








o THE PROPERTY IS LOCATED IN THE CENTER OF TIMES SQUARE AT THE CORNER OF 49TH STREET AND BROADWAY IN MIDTOWN MANHATTAN.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              ALLIANCE TP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                                  ORIGINAL                    CUT-OFF DATE
PRINCIPAL BALANCE:                $61,128,954                 $59,954,121

% OF POOL BY UPB                  6.68%

ORIGINATOR:                       German American Capital Corporation

NOTE DATE:                        July 29, 1998

INTEREST RATE:                    7.32%

AMORTIZATION:                     29 years

MATURITY DATE:                    September 1, 2028

ARD DATE:                         September 1, 2008

BORROWER/SPONSOR:                 The Borrower is a single purpose, bankruptcy
                                  remote entity sponsored by Alliance Capital, LLC, a privately owned real estate investment company.

CALL PROTECTION:                  Prepayment lockout; Yield maintenance; U.S.
                                  Treasury defeasance.

CROSS-COLLATERALIZATION/ DEFAULT: No/No

ADDITIONAL                        FINANCING: A companion loan in the amount of
                                  $15.6 million (approximate) secured by the first mortgage on the property, as well as a $11.8 million (approximate) mezzanine loan secured solely by partnership interests in the borrower.

CASH MANAGEMENT:                  Soft Lockbox

MONTHLY RESERVES:                 Tax & Insurance Escrows - 1/12 estimated
                                  annual tax and insurance bills Replacement
                                  Reserves - $51,817
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Multifamily

LOCATION:                         Michigan, Illinois, Ohio

YEAR BUILT / RENOVATED:           1968, 1971-1975/1999

THE COLLATERAL:                   Eight garden-style multifamily properties
                                  containing a total of 2,248 units located in three states.

PROPERTY MANAGEMENT:              Alliance Residential Management, LLC. (an
                                  affiliate of the Borrower)

CURRENT OCCUPANCY (05/01/00):     95%

UNDERWRITTEN NET CASH FLOW:       $7,506,378

APPRAISED VALUE:                  $91,150,000

APPRAISAL DATE:                   July 15, 1998

CUT-OFF DATE LOAN/UNIT:           $26,670

CUT-OFF DATE LTV:                 65.78%

BALLOON LTV:                      58.17%

UWNCF DSCR:                       1.48x
--------------------------------------------------------------------------------

                                                        COLLATERAL DETAIL
------------------------------------------------------------------------------------------------------------------------------
                                                                                               Allocated        Percentage
                                                                               Current       Cut-Off Date     of Cut-Off Date
      Property                   City          State     Number of Units      Occupancy       Loan Amount       Loan Amount
------------------------------------------------------------------------------------------------------------------------------
Scenictree Apartments         Palos Hills        IL            448               97%          $12,774,409          21.31%
------------------------------------------------------------------------------------------------------------------------------
Woodsfield Apartments          Fairfield         OH            392               94%          $12,181,781          20.32%
------------------------------------------------------------------------------------------------------------------------------
Appletree Apartments           Ypsilanti         MI            382               98%          $11,391,612          19.00%
------------------------------------------------------------------------------------------------------------------------------
Peachtree Apartments       Clinton Township      MI            306               95%           $9,514,960          15.87%
------------------------------------------------------------------------------------------------------------------------------
Clovertree Apartments            Flint           MI            252               93%           $5,004,408           8.35%
------------------------------------------------------------------------------------------------------------------------------
Arrowtree Apartments            Okemos           MI            114               92%           $3,489,916           5.82%
------------------------------------------------------------------------------------------------------------------------------
Goldentree Apartments           Portage          MI            180               87%           $2,897,289           4.83%
------------------------------------------------------------------------------------------------------------------------------
Sugartree Apartments         Mount Morris        MI            174               96%           $2,699,746           4.50%
------------------------------------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              ALLIANCE TP PORTFOLIO
--------------------------------------------------------------------------------

SUGARTREE APARTMENTS, MOUNT MORRIS, MI

ARROWTREE APARTMENTS, OKEMOS, MI

GOLDENTREE APARTMENTS, PORTAGE, MI

CLOVERTREE APARTMENTS, FLINT, MI

APPLETREE APARTMENTS, YPSILANTI, MI

PEACHTREE APARTMENTS, CLINTON TOWNSHIP, MI

SCENICTREE APARTMENTS PALOS HILLS, IL

WOODSFIELD APARTMENTS, FAIRFIELD, OH

o   DIVERSIFIED MULTIFAMILY PORTFOLIO LOCATED IN 3 STATES.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                CRYSTAL PARK ONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                                  ORIGINAL                    CUT-OFF DATE
PRINCIPAL BALANCE:                $42,286,048                 $41,970,321

% OF POOL BY UPB                  4.67%

ORIGINATOR:                       German American Capital Corporation

NOTE DATE:                        October 1, 1999

INTEREST RATE:                    7.84%

AMORTIZATION:                     30 years

MATURITY DATE:                    October 1, 2029

ARD DATE:                         October 1, 2009

BORROWER/SPONSOR:                 The Borrower is a single purpose, bankruptcy
                                  remote entity sponsored by Charles E. Smith
                                  Commercial Realty.

CALL PROTECTION:                  Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/ DEFAULT: No/No

ADDITIONAL FINANCING:             A companion loan in the amount of $13.6
                                  million (approximate) secured by the first mortgage on the property.

CASH MANAGEMENT:                  Hard Lockbox

MONTHLY RESERVES:                 Tax & Insurance Escrows - 1/12 estimated
                                  annual tax and insurance bills Replacement
                                  Reserves - $9,547 TI/LC Reserves - $31,406
                                  (non-PTO space)

OTHER RESERVES:                   $6MM PTO rollover reserve established ($3MM
                                  Letter of Credit at closing, $150K/monthly
                                  beginning at closing for 19 months) to offset
                                  the TI/LC costs associated with potential PTO
                                  roll in 2001 and 2004.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

LOCATION:                         Arlington, VA

YEAR BUILT:                       1984-1985

THE COLLATERAL:                   The property is an 11-story, Class A office
                                  property located in Arlington, Virginia
                                  comprised of 411,563 sf of office space, 3,380 sf of retail space (located on the first floor), 1,581 sf of storage space, and 703 parking spaces in a three-level underground garage.

PROPERTY MANAGEMENT:              Charles E. Smith Management Inc. (an affiliate
                                  of the Borrower)

CURRENT OCCUPANCY (07/12/00):     99.3%

UNDERWRITTEN NET CASH FLOW:       $7,778,003

APPRAISED VALUE:                  $84,000,000

APPRAISAL DATE:                   August 13, 1999

CUT-OFF DATE LOAN/UNIT:           $100.76

CUT-OFF DATE LTV:                 49.96%

BALLOON LTV:                      44.26%

UWNCF DSCR:                       2.13x
--------------------------------------------------------------------------------

                                                   FOUR LARGEST TENANTS
------------------------------------------------------------------------------------------------------------------
                                                    Square              Percentage of               Date of
                           Tenant               Footage Leased    Total Leaseable Area Type     Lease Expiration
------------------------------------------------------------------------------------------------------------------
GSA: Patent and Trade Office (US Government)       255,849                 61.42%                05/01 - 02/04
------------------------------------------------------------------------------------------------------------------
GSA: Other (US Government)                          63,646                 15.28%                10/00 - 12/05
------------------------------------------------------------------------------------------------------------------
KPMG                                                22,472                  5.40%                  10/15/2003
------------------------------------------------------------------------------------------------------------------
Syscon Corporation                                  19,812                  4.76%                  05/31/2001
------------------------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                CRYSTAL PARK ONE
--------------------------------------------------------------------------------









                                   [PICTURE]














                                     [MAP]
















o   LOCATED ADJACENT TO THE REAGAN NATIONAL AIRPORT.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            RADISSON MART PLAZA HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                                  ORIGINAL                    CUT-OFF DATE
PRINCIPAL BALANCE:                $32,000,000                 $31,785,637

% OF POOL BY UPB                  3.54%

ORIGINATOR:                       Morgan Guaranty Trust Company

NOTE DATE:                        December 17, 1999

INTEREST RATE:                    8.71%

AMORTIZATION:                     25 years

MATURITY DATE:                    January 1, 2010

BORROWER:                         The Borrower, South Florida Hotel, Inc., is a
                                  single purpose, bankruptcy remote entity.

CALL PROTECTION:                  Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/ DEFAULT: No/No

ADDITIONAL FINANCING:             Mezzanine debt of $4.0MM secured by a pledge
                                  of the sole stockholders' interest in the Borrower.

CASH MANAGEMENT:                  Hard Lockbox

MONTHLY RESERVES:                 Tax & Insurance Escrows - 1/12 estimated
                                  annual tax and insurance bills Replacement
                                  Reserves - $17,333 TI/LC Reserves - $25,000
                                  ($300K Cap)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Hotel

LOCATION:                         Miami, FL

YEAR BUILT / RENOVATED:           1975/1999

THE COLLATERAL:                   The property is located in Miami, Florida and
                                  consists of i) a 12-story, full-service hotel comprised of 334 units, ii) the 291,558 sf.
                                  Miami International Merchandise Mart and iii) a 106,272 sf. convention center. The appraisal allocates 49.14% of the value to the hotel and 50.86% to the Mart and Hall.

PROPERTY MANAGEMENT:              Florida Hotel Management, LLC. (an affiliate
                                  of the Borrower)

CURRENT OCCUPANCY (06/30/00):     75.13%

UNDERWRITTEN NET CASH FLOW:       $5,076,940

APPRAISED VALUE:                  $58,000,000

APPRAISAL DATE:                   September 29, 1999

ALLOCATED CUT-OFF DATE LOAN
/ROOM (HOTEL):                    $46,765


ALLOCATED CUT-OFF DATE LOAN /SF
(MART AND CONVENTION):            $40.64

CUT-OFF DATE LTV:                 54.80%

BALLOON LTV:                      46.39%

UWNCF DSCR:                       1.61x
--------------------------------------------------------------------------------

                                OPERATING HISTORY

----------------------------------------------------------------------------
                     1998         1999      2000 (T-12, 06/30)         UW
----------------------------------------------------------------------------
Occupancy:           76.3%         70.6%             75.1%            70.0%
----------------------------------------------------------------------------
ADR:                $89.5         $91.6             $89.3            $90.0
----------------------------------------------------------------------------
RevPAR:             $68.3         $64.7             $67.1            $63.0
----------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            RADISSON MART PLAZA HOTEL
--------------------------------------------------------------------------------









                                   [PICTURE]













                                   [PICTURE]











o   LOCATED ADJACENT TO THE MIAMI INTERNATIONAL AIRPORT.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             HAMPTON VILLAGE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                                  ORIGINAL                    CUT-OFF DATE
PRINCIPAL BALANCE:                $30,000,000                 $29,978,012

% OF POOL BY UPB                  3.34%

ORIGINATOR:                       German American Capital Corporation

NOTE DATE:                        June 29, 2000

INTEREST RATE:                    8.53%

AMORTIZATION:                     30 years

MATURITY DATE:                    July 1, 2030

ARD DATE:                         July 1, 2010

BORROWER/SPONSOR:                 The Borrower is a single purpose, bankruptcy
                                  remote entity sponsored by New Plan Excel
                                  Realty Trust. New Plan Excel (NYSE:NXL) is a publicly traded real estate investment trust
                                  (Moody's, Baa1; S&P, BBB+).

CALL PROTECTION:                  Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/ DEFAULT: No/No

ADDITIONAL FINANCING:             None

CASH MANAGEMENT:                  Hard Lockbox

MONTHLY RESERVES:                 Tax & Insurance Escrows - 1/12 estimated
                                  annual tax and insurance bills Replacement
                                  Reserves - $6,137
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Anchored Retail

LOCATION:                         Rochester Hills, MI

YEAR BUILT / RENOVATED:           1989,1991/1997

THE COLLATERAL:                   The property is an outdoor, anchored shopping
                                  center situated on 74.5 acres. The property has a total of 460,268 square feet of NRA.

PROPERTY MANAGEMENT:              New Plan Excel Realty Trust, Inc.

CURRENT OCCUPANCY (06/12/00):     99.5%

UNDERWRITTEN NET CASH FLOW:       $4,288,869

APPRAISED VALUE:                  $46,600,000

APPRAISAL DATE:                   May 24, 2000

CUT-OFF DATE LOAN/UNITS:          $65.13

CUT-OFF DATE LTV:                 64.33%

BALLOON LTV:                      58.29%

UWNCF DSCR:                       1.55x
--------------------------------------------------------------------------------

                                      FIVE LARGEST TENANTS
----------------------------------------------------------------------------------------------
                            Square               Percentage of                Date of
    Tenant              Footage Leased     Total Leaseable Area Type     Lease Expiration
----------------------------------------------------------------------------------------------
Kohl's                      80,160                  17.42%                  06/30/2016
----------------------------------------------------------------------------------------------
Farmer Jack (a)             57,162                  12.42%                  01/31/2011
----------------------------------------------------------------------------------------------
Loews Star Theater          47,884                  10.40%                  12/31/2009
----------------------------------------------------------------------------------------------
TJ Maxx                     25,090                   5.45%                  01/31/2005
----------------------------------------------------------------------------------------------
Office Max                  23,300                   5.06%                  01/31/2009
----------------------------------------------------------------------------------------------
(a) Subsidiary of The Great Atlantic & Pacific Tea Company.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             HAMPTON VILLAGE CENTER
--------------------------------------------------------------------------------



                                   [PICTURE]











                                     [MAP]










o   LOCATED IN AN UPSCALE URBAN COMMUNITY OFF OF ROCHESTER ROAD (STATE HIGHWAY
    150), THE MAJOR THOROUGHFARE IN ROCHESTER HILLS.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                   DETROIT MAC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
                                  ORIGINAL                    CUT-OFF DATE
PRINCIPAL BALANCE:                $30,000,000                 $29,810,151

% OF POOL BY UPB                  3.32%

ORIGINATOR:                       LaSalle Bank National Association

NOTE DATE:                        September 8, 1999

INTEREST RATE:                    7.96%

AMORTIZATION:                     30 years

MATURITY DATE:                    October 1, 2009

BORROWER/SPONSOR:                 The Borrower, IAC Metro L.L.C., is a single
                                  purpose, bankruptcy remote entity sponsored by International Airport Centers II LLC. (IAC
                                  II). IAC II's sole business revolves around the purchasing and managing of warehouse/freight distribution properties located near major gateway airports across the country.

CALL PROTECTION:                  Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/ DEFAULT: No/No

ADDITIONAL FINANCING:             None

CASH MANAGEMENT:                  N/A

MONTHLY RESERVES:                 Tax Escrow - 1/12 estimated annual tax and
                                  insurance bills Replacement Reserves - $7,455
                                  TI/LC Reserves - $12,922
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Industrial

LOCATION:                         Romulus, MI

YEAR BUILT:                       1989-1996

THE COLLATERAL:                   The property is an industrial park consisting
                                  of 10 warehouse/freight distribution buildings and 2 one-story office buildings with a total of 596,392 NRA. The property is an authorized foreign trade zone and is located along the access road into the Airport Air Cargo area of the Detroit Metropolitan Airport.

PROPERTY MANAGEMENT:              International Airport Centers LLC. (an
                                  affiliate of the Borrower)

CURRENT OCCUPANCY (05/01/00):     95.75%

UNDERWRITTEN NET CASH FLOW:       $3,204,542

APPRAISED VALUE:                  $40,800,000

APPRAISAL DATE:                   July 22, 1999

CUT-OFF DATE LOAN/UNITS:          $49.98

CUT-OFF DATE LTV:                 73.06%

BALLOON LTV:                      65.71%

UWNCF DSCR:                       1.22x
--------------------------------------------------------------------------------

                                       FIVE LARGEST TENANTS
-------------------------------------------------------------------------------------------------
                                  Square              Percentage of             Date of
              Tenant          Footage Leased    Total Leaseable Area Type   Lease Expiration
-------------------------------------------------------------------------------------------------
Nippon Express USA                92,786                 15.56%                05/04/2001
-------------------------------------------------------------------------------------------------
Thyssen Haniel Logistics          80,640                 13.52%              11/00 - 06/03
-------------------------------------------------------------------------------------------------
Federal Express                   56,000                  9.39%                01/31/2004
-------------------------------------------------------------------------------------------------
Panalpina Inc.                    33,937                  5.69%                05/31/2002
-------------------------------------------------------------------------------------------------
Spirit Airlines                   32,000                  5.37%                01/23/2010
-------------------------------------------------------------------------------------------------

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                   DETROIT MAC
--------------------------------------------------------------------------------













                                   [PICTURE]














                                   [PICTURE]












o   LOCATED ADJACENT TO THE DETROIT METROPOLITAN AIRPORT.

Additional information is available upon request. Information herein is believed to be reliable but Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Chase Securities Inc. (the "Underwriters") do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for information purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. The underwriters and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. The Underwriters are members of SIPC.

                                     ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered COMM 2000-C1 Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8BEN are effective for three calendar years and Form W-8ECI is effective for one calendar year.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES

     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) Multifamily Properties (as defined herein) units and mobile home parks; and (ii) commercial properties consisting of office buildings, Retail Properties (as defined herein), hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in (or the mortgage loans underlying the MBS in) any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements or interest rate cap or floor agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates."
                                                  (cover continued on next page)
                              -------------------
PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DEUTSCHE BANK AG OR
ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                              -------------------
The date of this Prospectus is August 11, 2000

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund and/or the assets thereof or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences."

     An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:// www.sec.gov).

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at One International Place, Room 520, Boston, Massachusetts 02110, Attention: Secretary, or by telephone at (617) 951-7690.

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
PROSPECTUS SUPPLEMENT ..................................................................   iii
AVAILABLE INFORMATION ..................................................................   iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................................    iv
SUMMARY OF PROSPECTUS ..................................................................     1
RISK FACTORS ...........................................................................     9
 Limited Liquidity of Offered Certificates .............................................     9
 Limited Assets ........................................................................    10
 Credit Support Limitations ............................................................    10
 Effect of Prepayments on Average Life of Certificates .................................    11
 Effect of Prepayments on Yield of Certificates ........................................    12
 Limited Nature of Ratings .............................................................    12
 Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans .....    13
 Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
   Pool ................................................................................    16
 Termination ...........................................................................    16
 Risks Associated With Multifamily Properties ..........................................    17
 Risks Associated With Retail Properties ...............................................    17
DESCRIPTION OF THE TRUST FUNDS .........................................................    17
 General ...............................................................................    17
 Mortgage Loans ........................................................................    18
 MBS ...................................................................................    23
 Certificate Accounts ..................................................................    24
 Credit Support ........................................................................    24
 Cash Flow Agreements ..................................................................    24
YIELD AND MATURITY CONSIDERATIONS ......................................................    25
 General ...............................................................................    25
 Pass-Through Rate .....................................................................    25
 Payment Delays ........................................................................    25
 Certain Shortfalls in Collections of Interest .........................................    25
 Yield and Prepayment Considerations ...................................................    26
 Weighted Average Life and Maturity ....................................................    27
 Other Factors Affecting Yield, Weighted Average Life and Maturity .....................    28

                                                                                       PAGE
                                                                                       ----
THE DEPOSITOR .......................................................................   31
DEUTSCHE BANK AG ....................................................................   31
DESCRIPTION OF THE CERTIFICATES .....................................................   31
 General ............................................................................   31
 Distributions ......................................................................   32
 Distributions of Interest on the Certificates ......................................   33
 Distributions of Principal of the Certificates .....................................   34
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations ............................................................   34
 Allocation of Losses and Shortfalls ................................................   35
 Advances in Respect of Delinquencies ...............................................   35
 Reports to Certificateholders ......................................................   36
 Voting Rights ......................................................................   37
 Termination ........................................................................   37
 Book-Entry Registration and Definitive Certificates ................................   38
DESCRIPTION OF THE POOLING AGREEMENTS ...............................................   40
 General ............................................................................   40
 Assignment of Mortgage Loans; Repurchases ..........................................   40
 Representations and Warranties; Repurchases ........................................   42
 Collection and Other Servicing Procedures ..........................................   43
 Sub-Servicers ......................................................................   45
 Certificate Account ................................................................   45
 Modifications, Waivers and Amendments of Mortgage Loans ............................   48
 Realization Upon Defaulted Mortgage Loans ..........................................   48
 Hazard Insurance Policies ..........................................................   50
 Due-on-Sale and Due-on-Encumbrance Provisions ......................................   50
 Servicing Compensation and Payment of Expenses .....................................   51
 Evidence as to Compliance ..........................................................   51
 Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC
   Administrator and the Depositor ..................................................   52
 Events of Default ..................................................................   53
 Rights Upon Event of Default .......................................................   54
 Amendment ..........................................................................   55
 List of Certificateholders .........................................................   56

                                                                   PAGE
                                                                   ----
 The Trustee ....................................................   56
 Duties of the Trustee ..........................................   56
 Certain Matters Regarding the Trustee ..........................   56
 Resignation and Removal of the Trustee .........................   57
DESCRIPTION OF CREDIT SUPPORT ...................................   58
 General ........................................................   58
 Subordinate Certificates .......................................   58
 Insurance or Guarantees with Respect to Mortgage Loans .........   58
 Letter of Credit ...............................................   59
 Certificate Insurance and Surety Bonds .........................   59
 Reserve Funds ..................................................   59
 Credit Support with Respect to MBS .............................   60
 Interest Rate Exchange, Cap and Floor Agreements ...............   60
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS .........................   60
 General ........................................................   60
 Types of Mortgage Instruments ..................................   61
 Leases and Rents ...............................................   61
 Personalty .....................................................   61
 Foreclosure ....................................................   62
 Bankruptcy Laws ................................................   65
 Environmental Considerations ...................................   66
 Due-on-Sale and Due-on-Encumbrance Provisions ..................   68
 Junior Liens; Rights of Holders of Senior Liens ................   68
 Subordinate Financing ..........................................   68
 Default Interest and Limitations on Prepayments ................   69
 Applicability of Usury Laws ....................................   69
 Certain Laws and Regulations ...................................   69
 Americans with Disabilities Act ................................   69
 Soldiers' and Sailors' Civil Relief Act of 1940 ................   70
 Forfeitures in Drug and RICO Proceedings .......................   70
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .........................   71
 Federal Income Tax Consequences for REMIC Certificates .........   71
 Taxation of Regular Certificates ...............................   74
 Taxation of Residual Certificates ..............................   81

                                                                   PAGE
                                                                   ----
 Taxes That May Be Imposed on the REMIC Pool ..................     89
 Liquidation of the REMIC Pool ................................     89
 Administrative Matters .......................................     90
 Limitations on Deduction of Certain Expenses .................     90
 Taxation of Certain Foreign Investors ........................     91
 Backup Withholding ...........................................     92
 Reporting Requirements .......................................     92
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO
 REMIC ELECTION IS MADE .......................................     93
 Standard Certificates ........................................     93
 Stripped Certificates ........................................     96
 Reporting Requirements and Backup Withholding. ...............     99
 Taxation of Certain Foreign Investors ........................     99
STATE AND OTHER TAX CONSEQUENCES ..............................    100
CERTAIN ERISA CONSIDERATIONS ..................................    100
 General ......................................................    100
 Plan Asset Regulations .......................................    100
 Prohibited Transaction Exemptions ............................    102
 Tax Exempt Investors .........................................    104
LEGAL INVESTMENT ..............................................    104
USE OF PROCEEDS ...............................................    106
METHOD OF DISTRIBUTION ........................................    106
LEGAL MATTERS .................................................    108
FINANCIAL INFORMATION .........................................    108
RATING ........................................................    108
INDEX OF PRINCIPAL TERMS ......................................    109

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED..........   Mortgage pass-through certificates.

DEPOSITOR...................   Deutsche Mortgage & Asset Receiving
                               Corporation, a Delaware corporation. See "The
                               Depositor."

TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Pooling Agreements--The Trustee."

MASTER SERVICER.............   If a Trust Fund includes Mortgage Loans, then
                               the master servicer (the "Master Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. See
                               "Description of the Pooling Agreements--Certain
                               Matters Regarding the Master Servicer, the
                               Special Servicer, the REMIC Administrator and the
                               Depositor."

SPECIAL SERVICER............   If a Trust Fund includes Mortgage Loans, then
                               the special servicer (the "Special Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special
                               Servicer may be appointed will be described, in the related Prospectus Supplement. See
                               "Description of the Pooling
                               Agreements--Collection and Other Servicing
                               Procedures."

MBS ADMINISTRATOR...........   If a Trust Fund includes MBS, then the entity
                               responsible for administering such MBS (the "MBS
                               Administrator") will be named in the related
                               Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS
                               Administrator, such entity will be herein referred to as the "Manager."

REMIC ADMINISTRATOR.........   The person (the "REMIC Administrator")
                               responsible for the various tax-related
                               administration duties for a series of
                               Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certain Matters
                               Regarding the Master Servicer, the Special
                               Servicer, the REMIC Administrator and the Depositor."

THE MORTGAGE ASSETS.........   The Mortgage Assets will be the primary assets
                               of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties (each, a "Multifamily Property") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties
                               (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and
                               Multifamily Properties will represent security for a material concentration of the Mortgage
                               Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.
                               The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans."

                               If any Mortgage Loan, or group of related
                               Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements."

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively,
                               "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS."

THE CERTIFICATES............   Each series of Certificates will be issued in
                               one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                               (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distribu-tions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                               If so specified in the related Prospectus
                               Supplement, a series of Certificates may include one or more "Controlled Amortization Classes," which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates."

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               If so specified in the related Prospectus
                               Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk
                               Factors--Limited Assets."

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES...........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of REMIC
                               Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related
                               Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual
                               Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus
                               Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus
                               Supplement. See "Risk Factors--Effect of
                               Prepayments on Average Life of Certificates" and
                               "--Effect of Prepayments on Yield of
                               Certificates," "Yield and Maturity
                               Considerations--Certain Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the
                               Certificates."


DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES...........   Each class of Certificates of each series
                               (other than certain classes of Stripped Interest
                               Certificates and certain classes of REMIC
                               Residual Certificates) will have a Certificate
                               Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate
                               Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related
                               Mortgage Assets as of a specified date (the
                               "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution
                               Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero.
                               Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related
                               Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus
                               Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the
                               Certificates."

CREDIT SUPPORT AND CASH FLOW
 AGREEMENTS.................   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related
                               Prospectus Supplement, a Trust Fund may include:
                               (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement").
                               Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations,"
                               "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of
                               Credit Support."

ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, the Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular
                               Mortgage Loan will be reimbursable from
                               subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus
                               Supplement. See "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies." If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See
                               "Description of the Certificates--Advances in
                               Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling
                               Agreement, or of a party to the related MBS
                               Agreement, will be described in the related
                               Prospectus Supplement.

OPTIONAL TERMINATION........   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related
                               Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage
                               Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                               Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The Certificates of each series will constitute
                               or evidence ownership of either (i) "regular interests" ("REMIC Regular Certificates") and
                               "residual interests" ("REMIC Residual
                               Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

                               Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA or
                               Section 4975 of the Code. See "ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement.

LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY OF OFFERED CERTIFICATES

     General. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

     Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled

Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations."

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating."

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     General. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans."

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation."

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking ownership of a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower's facility, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies."

     Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General."

TERMINATION

     If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets by a specified percentage, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets, together with interest thereon, sold and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of

Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination."

RISKS ASSOCIATED WITH MULTIFAMILY PROPERTIES

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or in increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale of refinancing or the related Mortgaged Property.

RISKS ASSOCIATED WITH RETAIL PROPERTIES

     The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Retail Properties that are not "anchored" have traditionally been perceived to be more risky than "anchored" Retail Properties. See "Mortgage Loans -- Mortgage Loans Secured by Retail Properties" herein. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (each, a "Mortgaged Property") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. However, neither restaurants nor health care-related facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdic-tions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments."

     Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related

Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

     Mortgage Loans Secured by Multifamily Properties. Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosures of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statues for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Retail Properties. Significant factors determining the value of Retail Properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a Retail Property is "anchored" or "unanchored" is also an important distinction. Retail Properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel Properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) either (i) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, may be derived from the Depositor's (or an affiliate's) unsold allotments from the Depositor (or an affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements," and (x) the characteristics of any cash flow agreements that relate to the MBS.

     The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account."

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement

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

for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an

ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The Depositor is not an affiliate of Deutsche Bank AG. The principal executive offices of the Depositor are located at One International Place, Room 520, Boston, Massachusetts 02110. Its telephone number is (617) 951-7690. The Depositor's capitalization is nominal. All of the shares of capital stock of the Depositor are held by The Deutsche Mortgage & Asset Receiving Trust, a Massachusetts charitable lead trust (the "DMARC Trust") formed by J H Management Corporation and J H Holdings Corporation, both of which are Massachusetts corporations. J H Holdings Corporation is the trustee of the DMARC Trust, which holds no assets other than the stock of the Depositor. All of the stock of J H Holdings Corporation and of J H Management Corporation is held by the 1960 Trust, an independent charitable organization qualified under Section 501(c)(3) of the Code, and operated for the benefit of a Massachusetts charitable institution.

     None of the Depositor, J H Management Corporation, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the Certificates of any series.

                                DEUTSCHE BANK AG

     It is anticipated that the assets conveyed to the Trust Fund by the Depositor will have been acquired by the Depositor from Deutsche Bank AG or an affiliate thereof. Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the "Deutsche Bank Group") consisting of commercial banks, investment banking and fund management companies, mortgage banks and property finance companies, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group employs over 74,000 staff members at more than 2,400 branches and offices around the world.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to

Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk

Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support."

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

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

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

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

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

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

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or

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

substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

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

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in

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

the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other investment grade obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Such Permitted Investments include federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements, certain United States dollar-denominated commercial paper, units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each Rating Agency. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the

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

Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts received on or in respect of the Mortgage Loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

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

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause
(iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--
REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master

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

Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related

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

Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master

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

Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good

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

faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related

Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to

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

the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,
(iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

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LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the Trust Fund or investors in the Certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds--Mortgage Loans." If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges

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personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the

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property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate

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of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for

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accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender

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seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections offered by the Act are subject to terms and conditions that have not been clarified by the courts.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of

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the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 General

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Latham & Watkins, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

 Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans... secured by an interest in real property which is... residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment

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trust will constitute "real estate assets" within the meaning of Code Section
856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans... secured by an interest in real property which is... residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

 Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof)

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is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect

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to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

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

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

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

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent

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with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods

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

qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum

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of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to REMIC Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as

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adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a

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deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation

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

of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

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     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

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

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions

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("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

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

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity) and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically

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

had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently proposed Treasury regulations would add a third condition for the transferor to be presumed to lack such knowledge. The third condition would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest corporate rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this third condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable. If adopted, the proposed regulations would apply to the transfer of a noneconomic residual interest made on or after February 4, 2000. Prospective investors should consult their own tax advisors as to the applicability and effect of the proposal regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or

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

organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

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

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the

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REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual
Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual

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Certificates. Unless otherwise indicated in the applicable Prospectus
Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. Current withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal

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income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Latham & Watkins, counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an

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interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

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 Recharacterization of Servicing Fees

     If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of

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such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single

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

issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either

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accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

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

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

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

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

PLAN ASSET REGULATIONS

     Certain transactions involving the Trust Fund, including a Plan's investment in Offered Certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related Trust Fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset

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

Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA, Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the Trust Fund, including the Mortgage Asset Loans and the other assets held in the Trust Fund, may also be deemed to be Plan Assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

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PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34 (the "Exemption"), to Deutsche Bank AG, New York Branch ("DBNY") and Deutsche Morgan Grenfell Inc. ("DMG") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DMG, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DMG and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A)

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

through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Subordinate Certificates, Residual Certificates or any Certificates which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel with respect to Subordinate Certificates, the transferee may provide a certification substantially to the effect that the purchase of Subordinate Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the

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Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied:
(i) the transferee is an insurance company and the source of funds used to purchase such Subordinate Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); (ii) the conditions set forth in PTCE 95-60 Parts I and III have been satisfied; and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Subordinate Certificates.

     The purchaser or any transferee of any interest in a Subordinate Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such Certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Subordinate Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a Certificate (other than a Subordinate Certificate, Residual Certificate or any Certificate which is not rated in one of the three highest generic rating categories by the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption or one of the Class Exemptions would be satisfied and (b) the Certificate constitutes a "certificate" for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the Certificates described herein.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income."

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating

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Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervi-sion (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to any series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft or Latham & Watkins.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

        INDEX OF PRINCIPAL TERMS

1986 Act ............................   74
1998 Policy Statement ...............   106

Accrual Certificates ................   5
Accrued Certificate Interest ........   33
Act .................................   66
ADA .................................   69
ARM Loans ...........................   21
Available Distribution Amount           32

Book-Entry Certificates .............   32

Call Risk ...........................   11
Cash Flow Agreement .................   6
CERCLA ..............................   66
Certificate Account .................   24
Certificate Balance .................   4
Certificate Owner ...................   38
Certificates ........................   Cover
Code ................................   7, 71
Commercial Properties ...............   2, 18
Commission ..........................   iii
Companion Class .....................   34
Condemnation Proceeds ...............   46
Controlled Amortization Class .......   34
Controlled Amortization
   Classes ..........................   4
Cooperatives ........................   18
CPR .................................   27
Credit Support ......................   6
Crime Control Act ...................   70
Cut-off Date ........................   5, 34

DBNY ................................   102
Debt Service Coverage Ratio .........   19
Definitive Certificates .............   32
Depositor ...........................   Cover
Determination Date ..................   25, 32
Deutsche Bank Group .................   31
Disqualified Organization ...........   86
Distribution Date ...................   5
Distribution Date Statement .........   36
DMARC Trust .........................   31
DMG .................................   102
DOL .................................   100
DTC .................................   iv, 38
DTC Participants ....................   38
Due Dates ...........................   20
Due Period ..........................   25

Equity Participation ................   21
ERISA ...............................   8, 100

ERISA Plans .........................   100
Excess Funds ........................   30
Exchange Act ........................   iv
Exemption ...........................   102
Exemption Rating Agencies ...........   102
Extension Risk ......................   11

FAMC ................................   23
FHLMC ...............................   23
Financial Intermediary ..............   38
FNMA ................................   23

Garn Act ............................   68
GNMA ................................   23
Grantor Trust Certificates ..........   7

Insurance Proceeds ..................   46
IRS .................................   49

Letter of Credit Bank ...............   59
Liquidation Proceeds ................   46
Loan-to-Value Ratio .................   20
Lock-out Date .......................   21
Lock-out Period .....................   21

Manager .............................   1
Mark to Market Regulations ..........   88
Master Servicer .....................   1
MBS .................................   Cover, 3, 17
MBS Administrator ...................   1
MBS Agreement .......................   23
MBS Issuer ..........................   23
MBS Servicer ........................   23
MBS Trustee .........................   23
Mortgage Asset Pool .................   Cover
Mortgage Asset Seller ...............   18
Mortgage Assets .....................   Cover, 17
Mortgage Loans ......................   Cover, 2, 17
Mortgage Notes ......................   18
Mortgage Rate .......................   2
Mortgaged Property ..................   18
Mortgages ...........................   18
Multifamily Properties ..............   18
Multifamily Property ................   2

Net Leases ..........................   20
Net Operating Income ................   19
New Regulations .....................   91
Nonrecoverable Advance ..............   35
Non-U.S. Person .....................   91
Notional Amount .....................   4

OCC .................................   105

Offered Certificates ................   Cover
OID Regulations .....................   74
Original Issue Discount .............   79
Originator ..........................   18

Parties in Interest .................   100
Pass-Through Entity .................   85, 86
Pass-Through Rate ...................   4
Percentage Interest .................   33
Permitted Investments ...............   45
Plan Asset Regulations ..............   100
Pooling Agreement ...................   3
Prepayment Assumption ...............   75
Prepayment Interest Shortfall .......   25
Prepayment Premium ..................   21
Prospectus Supplement ...............   Cover
Purchase Price ......................   41

Random Lot Certificates .............   75
Rating Agency .......................   8
Record Date .........................   32
Regular Certificateholder ...........   74
Related Proceeds ....................   35
Relief Act ..........................   70
REMIC ...............................   ii
REMIC Administrator .................   iii, 1
REMIC Certificates ..................   71
REMIC Pool ..........................   71
REMIC Regular Certificates ..........   7
REMIC Regulations ...................   71
REMIC Residual Certificates .........   7
REO Property ........................   43
Residual Certificateholders .........   81
Restricted Group ....................   102
Retail Property .....................   2, 18
RICO ................................   70

SBJPA of 1996 .......................   72
Senior Certificates .................   3
Senior Liens ........................   18
Service .............................   73
SMMEA ...............................   8
SPA .................................   27
Special Servicer ....................   1
Standard Certificateholder ..........   93
Standard Certificates ...............   93
Startup Day .........................   72
Stripped Certificateholder ..........   97
Stripped Certificates ...............   96
Stripped Interest Certificates ......   3
Stripped Principal Certificates .....   3
Subordinate Certificates ............   3
Sub-Servicer ........................   45
Sub-Servicing Agreement .............   45

Tax Exempt Investor .................   104
Tax Favored Plans ...................   100
Title V .............................   69
Treasury ............................   71
Trust Assets ........................   iii
Trust Fund ..........................   Cover
Trustee .............................   1

UBTI ................................   104
UCC .................................   61
Underwriter .........................   102
U.S. Person .........................   87

Value ...............................   20
Voting Rights .......................   37

Warranting Party ....................   42

     This diskette relates to the Prospectus Supplement in regard to the COMM 2000-C1, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire Prospectus Supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the Prospectus Supplement. Any information contained on this diskette will be more fully described elsewhere in the Prospectus Supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the Prospectus Supplement.

     "Annex A_2000C1.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Appendix A, as well as certain Mortgage Loan and Mortgaged Property information shown in Appendix A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

     NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
* Microsoft is a registered trademark of Microsoft Corporation.

================================================================================

      NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                         -------------------------------

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT
                                                                            PAGE
                                                                            ----
Executive Summary ....................................................       S-4
Summary of the Prospectus Supplement .................................       S-8
Risk Factors .........................................................      S-25
Description of the Mortgage Pool .....................................      S-48
Description of the Offered Certificates ..............................      S-83
Yield and Maturity Considerations ....................................    S-102
The Pooling and Servicing Agreement ..................................    S-112
Certain Legal Aspects of the Mortgage Loans ..........................    S-143
Use of Proceeds ......................................................    S-144
Certain Federal Income Tax Consequences ..............................    S-145
ERISA Considerations .................................................    S-147
Legal Investment .....................................................    S-150
Method of Distribution ...............................................    S-150
Legal Matters ........................................................    S-151
Ratings ..............................................................    S-152
Index of Principal Terms .............................................    S-153
Annex A-Certain Characteristics of the Mortgage Loans ................      A-1
Annex B-Form of Bond Administrator Reports ...........................      B-1
Annex C-Structural and Collateral Term Sheet .........................      C-1
Annex D-Global Clearance Settlement and Tax Documentation Procedures .      D-1

                                   PROSPECTUS

Prospectus Supplement ................................................       iii
Available Information ................................................       iii
Incorporation of Certain Information by Reference ....................        iv
Summary of Prospectus ................................................         1
Risk Factors .........................................................         9
Description of the Trust Funds .......................................        17
Yield and Maturity Considerations ....................................        25
The Depositor ........................................................        31
Deutsche Bank AG .....................................................        31
Description of the Certificates ......................................        31
Description of the Pooling Agreements ................................        40
Description of Credit Support ........................................        58
Certain Legal Aspects of Mortgage Loans ..............................        60
Certain Federal Income Tax Consequences ..............................        71
Federal Income Tax Consequences for Certificates as to Which no
  REMIC Election is Made .............................................        93
State and Other Tax Consequences .....................................       100
Certain ERISA Considerations .........................................       100
Legal Investment .....................................................       104
Use of Proceeds ......................................................       106
Method of Distribution ...............................................       106
Legal Matters ........................................................       108
Financial Information ................................................       108
Rating ...............................................................       108
Index of Principal Terms .............................................       109

      Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================
                                  $808,143,000
                                  (APPROXIMATE)

                            DEUTSCHE BANC ALEX. BROWN
                                J.P. MORGAN & CO.
                              CHASE SECURITIES INC.

                                  COMM 2000-C1

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                                  CERTIFICATES

                        ---------------------------------
                              PROSPECTUS SUPPLEMENT
                        ---------------------------------

                               SEPTEMBER 11, 2000
================================================================================